Exhibit 2.1

SECURITIES PURCHASE AGREEMENT

by and among

each Seller party hereto,

as Sellers,

each Subject Company party hereto,

as the Subject Companies,

Ovintiv USA Inc.,

as Purchaser,

Ovintiv Inc.,

as Parent,

and

NMB Seller Representative, LLC,

solely in its capacity as Sellers’ Representative

Dated as of April 3, 2023

i

(continued)

(continued)

(continued)

(continued)

v

EXHIBITS:

Exhibit A	Assets
Exhibit A-1	Leases
Annex I	Black Swan Leases
Annex II	PetroLegacy Leases
Annex III	Piedra III Leases
Annex IV	Piedra IV Leases
Exhibit A-2	Wells
Annex I	Black Swan Wells
Annex II	PetroLegacy Wells
Annex III	Piedra III Wells
Annex IV	Piedra IV Wells
Exhibit A-3	DSUs
Annex I	Black Swan DSUs
Annex II	PetroLegacy DSUs
Annex III	Piedra III DSUs
Annex IV	Piedra IV DSUs
Exhibit A-4	Surface Rights and Rights of Way
Annex I	Black Swan Surface Rights and Rights of Way
Annex II	PetroLegacy Surface Rights and Rights of Way
Annex III	Piedra III Surface Rights and Rights of Way
Annex IV	Piedra IV Surface Rights and Rights of Way
Exhibit A-5	Water Midstream Systems
Annex I	Black Swan Water Midstream Systems
Annex II	PetroLegacy Water Midstream Systems
Annex III	Piedra III Water Midstream Systems
Annex IV	Piedra IV Water Midstream Systems
Exhibit B	Form of Assignment of Subject Securities
Exhibit C	Form of Excluded Asset Assignment
Exhibit D	R&W Conditional Binder
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Resignation and Release
Exhibit G	Form of Standstill Agreement

SCHEDULES:

Schedule CD	Credit Documents
Annex I	Black Swan Credit Documents
Annex II	PetroLegacy Credit Documents
Annex III	Piedra III Credit Documents
Annex IV	Piedra IV Credit Documents
Schedule PE	Permitted Encumbrances
Annex I	Black Swan Permitted Encumbrances
Annex II	PetroLegacy Permitted Encumbrances
Annex III	Piedra III Permitted Encumbrances
Annex IV	Piedra IV Permitted Encumbrances

Schedule 1.1	Existing Hedges
Annex I	Black Swan Existing Hedges
Annex II	PetroLegacy Existing Hedges
Annex III	Piedra III Existing Hedges
Annex IV	Piedra IV Existing Hedges
Schedule 1.2	Certain Excluded Assets
Annex I	Black Swan Certain Excluded Assets
Annex II	PetroLegacy Certain Excluded Assets
Annex III	Piedra III Certain Excluded Assets
Annex IV	Piedra IV Certain Excluded Assets
Schedule 1.3	Knowledge
Part A	Seller Knowledge Persons
Part A Annex I	Black Swan Knowledge Persons
Part A Annex II	PetroLegacy Knowledge Persons
Part A Annex III	Piedra III Knowledge Persons
Part A Annex IV	Piedra IV Knowledge Persons
Part B	Purchaser Knowledge Persons
Schedule 2.8	Allocated Values
Annex I	Black Swan Allocated Values
Annex II	PetroLegacy Allocated Values
Annex III	Piedra III Allocated Values
Annex IV	Piedra IV Allocated Values
Schedule 4.4	Seller Conflicts
Annex I	Black Swan Seller Conflicts
Annex II	PetroLegacy Seller Conflicts
Annex III	Piedra III Seller Conflicts
Annex IV	Piedra IV Seller Conflicts
Schedule 4.5	Seller Litigation
Annex I	Black Swan Seller Litigation
Annex II	PetroLegacy Seller Litigation
Annex III	Piedra III Seller Litigation
Annex IV	Piedra IV Seller Litigation
Schedule 4.10	Brokerage Arrangements
Annex I	Black Swan Brokerage Arrangements
Annex II	PetroLegacy Brokerage Arrangements
Annex III	Piedra III Brokerage Arrangements
Annex IV	Piedra IV Brokerage Arrangements
Schedule 5.4	Subject Company Groups Conflicts
Annex I	Black Swan Conflicts
Annex II	PetroLegacy Conflicts
Annex III	Piedra III Conflicts
Annex IV	Piedra IV Conflicts
Schedule 5.5	Capitalization
Part A Annex I	Black Swan Capitalization
Part A Annex II	PetroLegacy Capitalization
Part A Annex III	Piedra III Capitalization

Part A Annex IV	Piedra IV Capitalization
Part B Annex I	Black Swan Other Investments
Part B Annex II	PetroLegacy Other Investments
Part B Annex III	Piedra III Other Investments
Part B Annex IV	Piedra IV Other Investments
Schedule 5.6	Financial Statements
Annex I	Black Swan Financial Statements
Annex II	PetroLegacy Financial Statements
Annex III	Piedra III Financial Statements
Annex IV	Piedra IV Financial Statements
Schedule 5.7	No Undisclosed Liabilities
Annex I	Black Swan Undisclosed Liabilities
Annex II	PetroLegacy Undisclosed Liabilities
Annex III	Piedra III Undisclosed Liabilities
Annex IV	Piedra IV Undisclosed Liabilities
Schedule 5.8	Litigation
Annex I	Black Swan Litigation
Annex II	PetroLegacy Litigation
Annex III	Piedra III Litigation
Annex IV	Piedra IV Litigation
Schedule 5.10	Taxes
Annex I	Black Swan Taxes
Annex II	PetroLegacy Taxes
Annex III	Piedra III Taxes
Annex IV	Piedra IV Taxes
Schedule 5.11(f)	Labor and Employee Benefits
Annex I	Black Swan Labor and Employee Benefits
Annex II	PetroLegacy Labor and Employee Benefits
Annex III	Piedra III Labor and Employee Benefits
Annex IV	Piedra IV Labor and Employee Benefits
Schedule 5.12	Compliance with Laws
Annex I	Black Swan Compliance with Laws
Annex II	PetroLegacy Compliance with Laws
Annex III	Piedra III Compliance with Laws
Annex IV	Piedra IV Compliance with Laws
Schedule 5.13(a)	Material Contracts
Annex I	Black Swan Material Contracts
Annex II	PetroLegacy Material Contracts
Annex III	Piedra III Material Contracts
Annex IV	Piedra IV Material Contracts
Schedule 5.13(b)	Certain Material Contract Matters
Annex I	Black Swan Material Contract Matters
Annex II	PetroLegacy Material Contract Matters
Annex III	Piedra III Material Contract Matters
Annex IV	Piedra IV Material Contract Matters

Schedule 5.14	Outstanding Capital Commitments
Annex I	Black Swan Outstanding Capital Commitments
Annex II	PetroLegacy Outstanding Capital Commitments
Annex III	Piedra III Outstanding Capital Commitments
Annex IV	Piedra IV Outstanding Capital Commitments
Schedule 5.15	Consents; Preferential Rights
Annex I	Black Swan Consents; Preferential Rights
Annex II	PetroLegacy Consents; Preferential Rights
Annex III	Piedra III Consents; Preferential Rights
Annex IV	Piedra IV Consents; Preferential Rights
Schedule 5.16	Wells
Annex I	Black Swan Wells
Annex II	PetroLegacy Wells
Annex III	Piedra III Wells
Annex IV	Piedra IV Wells
Schedule 5.17	Environmental Matters
Annex I	Black Swan Environmental Matters
Annex II	PetroLegacy Environmental Matters
Annex III	Piedra III Environmental Matters
Annex IV	Piedra IV Environmental Matters
Schedule 5.18	Royalties
Annex I	Black Swan Royalties
Annex II	PetroLegacy Royalties
Annex III	Piedra III Royalties
Annex IV	Piedra IV Royalties
Schedule 5.19	Imbalances
Annex I	Black Swan Imbalances
Annex II	PetroLegacy Imbalances
Annex III	Piedra III Imbalances
Annex IV	Piedra IV Imbalances
Schedule 5.20	Advance Payments
Annex I	Black Swan Advance Payments
Annex II	PetroLegacy Advance Payments
Annex III	Piedra III Advance Payments
Annex IV	Piedra IV Advance Payments
Schedule 5.21(a)	Owned Real Property
Annex I	Black Swan Owned Real Property
Annex II	PetroLegacy Owned Real Property
Annex III	Piedra III Owned Real Property
Annex IV	Piedra IV Owned Real Property
Schedule 5.21(b)	Leased Real Property
Annex I	Black Swan Leased Real Property
Annex II	PetroLegacy Leased Real Property
Annex III	Piedra III Leased Real Property
Annex IV	Piedra IV Leased Real Property

Schedule 5.22	Casualty Loss and Condemnation
Annex I	Black Swan Casualty Loss and Condemnation
Annex II	PetroLegacy Casualty Loss and Condemnation
Annex III	Piedra III Casualty Loss and Condemnation
Annex IV	Piedra IV Casualty Loss and Condemnation
Schedule 5.23	Insurance
Annex I	Black Swan Insurance
Annex II	PetroLegacy Insurance
Annex III	Piedra III Insurance
Annex IV	Piedra IV Insurance
Schedule 5.24	Bank Accounts; Officers; Powers of Attorney
Annex I	Black Swan Bank Accounts; Officers; Powers of Attorney
Annex II	PetroLegacy Bank Accounts; Officers; Powers of Attorney
Annex III	Piedra III Bank Accounts; Officers; Powers of Attorney
Annex IV	Piedra IV Bank Accounts; Officers; Powers of Attorney
Schedule 5.26	Suspense Funds
Part A Annex I	Black Swan Suspense Funds
Part A Annex II	PetroLegacy Suspense Funds
Part A Annex III	Piedra III Suspense Funds
Part A Annex IV	Piedra IV Suspense Funds
Part B Annex I	Black Swan Suspense Funds Matters
Part B Annex II	PetroLegacy Suspense Funds Matters
Part B Annex III	Piedra III Suspense Funds Matters
Part B Annex IV	Piedra IV Suspense Funds Matters
Schedule 5.27	Absence of Certain Changes
Annex I	Black Swan Absence of Certain Changes
Annex II	PetroLegacy Absence of Certain Changes
Annex III	Piedra III Absence of Certain Changes
Annex IV	Piedra IV Absence of Certain Changes
Schedule 5.28	Permits
Annex I	Black Swan Permits
Annex II	PetroLegacy Permits
Annex III	Piedra III Permits
Annex IV	Piedra IV Permits
Schedule 5.30	Payout Balances
Annex I	Black Swan Payout Balances
Annex II	PetroLegacy Payout Balances
Annex III	Piedra III Payout Balances
Annex IV	Piedra IV Payout Balances
Schedule 5.31	Non-Consent Operations
Annex I	Black Swan Non-Consent Operations
Annex II	PetroLegacy Non-Consent Operations
Annex III	Piedra III Non-Consent Operations
Annex IV	Piedra IV Non-Consent Operations
Schedule 5.34	Surface Use
Annex I	Black Swan Surface Use
Annex II	PetroLegacy Surface Use
Annex III	Piedra III Surface Use
Annex IV	Piedra IV Surface Use

x

Schedule 5.35	Lease Status
Annex I	Black Swan Lease Status
Annex II	PetroLegacy Lease Status
Annex III	Piedra III Lease Status
Annex IV	Piedra IV Lease Status
Schedule 5.39	Lease Operating Statements
Annex I	Black Swan Lease Operating Statements
Annex II	PetroLegacy Lease Operating Statements
Annex III	Piedra III Lease Operating Statements
Annex IV	Piedra IV Lease Operating Statements
Schedule 5.40	No Other Business or Assets
Annex I	Black Swan No Other Business or Assets
Annex II	PetroLegacy No Other Business or Assets
Annex III	Piedra III No Other Business or Assets
Annex IV	Piedra IV No Other Business or Assets
Schedule 5.43	Affiliate Arrangements
Annex I	Black Swan Affiliate Arrangements
Annex II	PetroLegacy Affiliate Arrangements
Annex III	Piedra III Affiliate Arrangements
Annex IV	Piedra IV Affiliate Arrangements
Schedule 5.45	Specified Matters
Annex I	Black Swan Specified Matters
Annex II	PetroLegacy Specified Matters
Annex III	Piedra III Specified Matters
Annex IV	Piedra IV Specified Matters
Schedule 6.12(e)	Securities Registration Contracts
Schedule 8.1(a)	Senior Management
Annex I	Black Swan Senior Management
Annex II	PetroLegacy Senior Management
Annex III	Piedra III Senior Management
Annex IV	Piedra IV Senior Management
Schedule 8.2(b)	Interim Operations of the Subject Company Groups
Annex I	Black Swan Interim Operations
Annex II	PetroLegacy Interim Operations
Annex III	Piedra III Interim Operations
Annex IV	Piedra IV Interim Operations
Schedule 8.12(e)	Restricted Persons
Annex I	Black Swan Restricted Persons
Annex II	PetroLegacy Restricted Persons
Annex III	Piedra III Restricted Persons
Annex IV	Piedra IV Restricted Persons
Schedule 8.12(f)	Seller Management Persons
Annex I	Black Swan Management Persons
Annex II	PetroLegacy Management Persons
Annex III	Piedra III Management Persons
Annex IV	Piedra IV Management Persons

Schedule 8.13	Credit Support
Annex I	Black Swan Credit Support
Annex II	PetroLegacy Credit Support
Annex III	Piedra III Credit Support
Annex IV	Piedra IV Credit Support
Schedule 8.15	Seismic Licenses
Part A Annex I	Black Swan Retained Seismic Licenses
Part A Annex II	PetroLegacy Retained Seismic Licenses
Part A Annex III	Piedra III Retained Seismic Licenses
Part A Annex IV	Piedra IV Retained Seismic Licenses
Part B Annex I	Black Swan Terminated Seismic Licenses
Part B Annex II	PetroLegacy Terminated Seismic Licenses
Part B Annex III	Piedra III Terminated Seismic Licenses
Part B Annex IV	Piedra IV Terminated Seismic Licenses
Schedule 8.19	Affiliate Arrangements
Annex I	Black Swan Affiliate Arrangements
Annex II	PetroLegacy Affiliate Arrangements
Annex III	Piedra III Affiliate Arrangements
Annex IV	Piedra IV Affiliate Arrangements
Schedule 8.20	Additional Leases Acquisition Area
Part A	Additional Lease Acquisition Areas
Annex I	Black Swan Acquisition Areas
Annex II	PetroLegacy Acquisition Areas
Annex III	Piedra III Acquisition Areas
Annex IV	Piedra IV Acquisition Areas
Part B	Certain Accepted Additional Leases
Annex I	Certain Black Swan Accepted Additional Leases
Annex II	Certain PetroLegacy Accepted Additional Leases
Annex III	Certain Piedra III Accepted Additional Leases
Annex IV	Certain Piedra IV Accepted Additional Leases
Schedule 10.2(l)	Standstill Persons
Annex I	Black Swan Standstill Persons
Annex II	PetroLegacy Standstill Persons
Annex III	Piedra III Standstill Persons
Annex IV	Piedra IV Standstill Persons

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of April 3, 2023 (the “Execution Date”), by and among Black Swan Oil & Gas, LLC, a Delaware limited liability company (“Black Swan Seller”), PetroLegacy II Holdings, LLC, a Delaware limited liability company (“PetroLegacy Seller”), Piedra Energy III Holdings, LLC, a Delaware limited liability company (the “Piedra III Seller”), and Piedra Energy IV Holdings, LLC, a Delaware limited liability company (the “Piedra IV Seller”, and together with the Black Swan Seller, PetroLegacy Seller and Piedra III Seller, each a “Seller” and collectively the “Sellers”), Black Swan Permian, LLC, a Delaware limited liability company (“BSP”), Black Swan Operating, LLC, a Delaware limited liability company (“BSO”, together with BSP, each a “Black Swan Subject Company” and collectively the “Black Swan Subject Companies”), PetroLegacy Energy II, LLC, a Delaware limited liability company (“PetroLegacy Energy”), and PearlSnap Midstream, LLC, a Texas limited liability company (“PearlSnap”, together with PetroLegacy Energy, each a “PetroLegacy Subject Company” and collectively the “PetroLegacy Subject Companies”), Piedra Energy III, LLC, a Delaware limited liability company (the “Piedra III Subject Company”) and Piedra Energy IV, LLC, a Delaware limited liability company (the “Piedra IV Subject Company”, and together with Piedra III Subject Company, each a “Piedra Subject Company” and collectively the “Piedra Subject Companies”, and together with the Black Swan Subject Companies, the PetroLegacy Subject Companies, and Piedra III Subject Company, each individually a “Subject Company” and collectively the “Subject Companies”); Ovintiv USA Inc., a Delaware corporation (“Purchaser”), Ovintiv Inc., a Delaware corporation (“Parent”, and together with Purchaser, each individually a “Purchaser Party” and collectively the “Purchaser Parties”), and solely in its capacity as “Sellers’ Representative” under Section 14.14, NMB Seller Representative, LLC, a Delaware limited liability company (“Sellers’ Representative”). Each of the Sellers, Subject Companies, Sellers’ Representative and Purchaser Parties are sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Black Swan Seller holds (directly or indirectly) and desires to sell, and Purchaser desires to purchase and acquire (directly or indirectly), one hundred percent (100%) of the issued and outstanding Securities of each of the Black Swan Subject Companies (the “Black Swan Subject Securities”), with such Black Swan Subject Securities more fully described on Schedule 5.5;

WHEREAS, PetroLegacy Seller holds (directly or indirectly) and desires to sell, and Purchaser desires to purchase and acquire (directly or indirectly), one hundred percent (100%) of the issued and outstanding Securities of each of the PetroLegacy Subject Companies (the “PetroLegacy Subject Securities”), with such PetroLegacy Subject Securities more fully described on Schedule 5.5;

WHEREAS, Piedra III Seller holds (directly or indirectly) and desires to sell, and Purchaser desires to purchase and acquire (directly or indirectly), one hundred percent (100%) of the issued and outstanding Securities of the Piedra III Subject Company (the “Piedra III Subject Securities”), with such Piedra III Subject Securities more fully described on Schedule 5.5; and

WHEREAS, Piedra IV Seller holds (directly or indirectly) and desires to sell, and Purchaser desires to purchase and acquire (directly or indirectly), one hundred percent (100%) of the issued and outstanding Securities of the Piedra IV Subject Company (the “Piedra IV Subject Securities”, and together with the Black Swan Subject Securities, the PetroLegacy Subject Securities and the Piedra III Subject Securities, the “Subject Securities”), with such Piedra IV Subject Securities more fully described on Schedule 5.5.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Definitions. As used herein:

“1031 Assets” is defined in Section 2.10.

“280G Stockholder Approval” is defined in Section 11.7.

“AAA” means the American Arbitration Association.

“Accepted Additional Lease” is defined in Section 8.20(b).

“Accounting Principles” is defined in Section 2.5(a).

“Accounting Referee” is defined in Section 2.7(b).

“Accounting Transition Period” is defined in Section 8.19(a).

“Action” means any action, claim, investigation, audit, arbitration, suit, litigation or similar legal proceeding (including any civil, criminal, administrative or appellate proceeding), arbitral action or criminal prosecution, or any appeal thereof.

“Additional Hedges” means any Hedges that any Subject Company enters into on or after June 30, 2023 in accordance with Section 8.14(b).

“Additional Lease” is defined in Section 8.20(a).

“Additional Lease Acquisition Costs” means the actual and documented out-of-pocket costs and expenses incurred by any Subject Company to a Third Party to acquire an Additional Lease including, but not limited to, any brokers fees, due diligence costs, title examination costs and any other similar costs and expenses related thereto.

“Additional Lease Acquisition Deadline” is defined in Section 8.20(a).

“Additional Lease Deposit” means an amount in cash equal to the aggregate amount of all Additional Lease Purchase Prices attributable to all Accepted Additional Leases asserted by any Seller pursuant to one or more valid Additional Lease Notices prior to the Additional Lease Acquisition Deadline that Sellers’ Representative and Purchaser have not agreed upon prior to Closing.

“Additional Lease Notice” is defined in Section 8.20(b).

“Additional Lease Purchase Price” means, with respect to any Additional Lease that is the subject of an Additional Lease acquisition pursuant to Section 8.20, an amount equal to the lesser of (a) difference between (i) the product of (A) the applicable Net Leasehold Mineral Acre Price, multiplied by (B) the number of Net Leasehold Mineral Acres as to the applicable Subject Formation to which the applicable Subject Company is entitled in such Additional Lease, minus (ii) the Additional Lease Acquisition Costs actually paid or payable by the applicable member of the applicable Subject Company Group for such Additional Lease; and (b) the product of (i) Five Thousand Dollars ($5,000), multiplied by (ii) the number of Net Leasehold Mineral Acres as to the applicable Subject Formation to which the applicable Subject Company is entitled in such Additional Lease; provided, however, if items (a)(i)(A), (a)(i)(B) or (b)(ii) of this definition vary as to different areas within any tracts or parcels constituting such Additional Lease or different Subject Formations as to such Additional Lease, a separate calculation shall be performed with respect to each such area and/or Subject Formation.

“Adjusted Cash Purchase Price” is defined in Section 2.2(a)(i)(D).

“Adjusted Equity Purchase Price” is defined in Section 2.2(a)(ii)(D).

“Adjusted Purchase Price” is defined in Section 2.2(b).

“Adjustment Deposit” means an amount in cash equal to Thirty-Five Million Dollars ($35,000,000).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person; provided, however, (a) each Subject Company shall be deemed to be an Affiliate of the applicable Seller for all periods prior to the Closing, (b) each Subject Company shall be deemed to be an Affiliate of Purchaser for all periods after the Closing and (c) with respect to each Seller and its respective Subject Companies, “Affiliates” shall not include any private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by EnCap Investments, L.P., in each case, other than such Seller and each of its respective direct and indirect Subsidiaries.

“Affiliate Arrangements” means (a) any and all Contracts between (i) any member of a Subject Company Group or any of its directors, managers, officers, employees or consultants, or any members of their immediate families, or that is otherwise binding on the Assets, on the one hand, and (ii) any Seller, any Person owning (directly or indirectly) any Securities in such Seller or any of their respective Affiliates (which, for the avoidance of doubt, does not include the Subject Company Groups for purposes of this definition) or any of their respective directors, managers, officers, employees or consultants, or any members of their immediate families, on the other hand, (b) any arrangement whereby any Seller, any Person owning (directly or indirectly) any Securities in such Seller or any of their respective Affiliates (which, for the avoidance of doubt, does not include the Subject Company Groups for purposes of this definition) or any of their respective directors, managers, officers, employees or consultants, or any members of their immediate families owns any interest in any of the Assets, (c) any arrangement whereby any member of a Subject Company Group is obligated to pay currently or in the future any amounts to any Seller, any Person owning (directly or indirectly) any Securities in such Seller or any of their respective Affiliates (which, for the avoidance of doubt, does not include the Subject Company Groups for purposes of this definition) or any of their respective directors, managers, officers, employees or consultants or any members of their immediate families or (d) any arrangement whereby any Seller, any Person owning (directly or indirectly) any Securities in such Seller or any of their respective Affiliates (which, for the avoidance of doubt, does not include the Subject Company Groups for purposes of this definition) or any of their respective directors, managers, officers, employees or consultants or any members of their immediate families is obligated to pay currently or in the future any amounts to any Subject Company; provided, however, for the avoidance of doubt, an oil and gas lease (including any of the Leases), pooling agreement, joint operating agreement, division order, production sharing agreement or other substantially similar written agreement or written instrument on customary and arms’ length terms that otherwise falls within the scope of clauses (a), (b), (c) or (d) above (each, a “Permitted Affiliate Arrangement”) shall not constitute an “Affiliate Arrangement” for purposes of this Agreement.

“Agreement” is defined in the introductory paragraph hereof.

“AICPA” means the American Institute of Certified Public Accountants.

“Allocated Value” means, with respect to the applicable Subject Formation as to each DSU and Well, the portion of the Unadjusted Purchase Price allocated on Schedule 2.8 as to each such DSU and Well.

“Allocation” is defined in Section 2.8.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) UK Bribery Act of 2010, as amended, (c) anti-bribery legislation promulgated by the European Union and implemented by its member states, (d) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and (e) similar anti-corruption Law binding on any member of any Subject Company Group.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, any state antitrust or unfair competition Laws and all other national, federal, state, foreign or multinational Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, attempted monopolization, restraint of trade, lessening of competition or abusing or maintaining a dominant position. Antitrust Laws also includes any Law that requires one or more parties to a transaction to submit a notification to a Governmental Authority with the authority to review certain transactions to determine if such transactions violate any Antitrust Law.

“Arbitration Notice” is defined in Section 12.1(f).

“Assets” means, with respect to each Subject Company Group, such Subject Company Group’s individual or collective right, title and interest in and to the following:

(a) all Hydrocarbon leases, mineral interests, fee mineral interests, overriding royalties, reversionary interests, non-participating royalty interests, net profit interests, production payments, and any other mineral, royalty other similar interests in or payable out of production of Hydrocarbons from or allocated to the Hydrocarbon leases or other interests described herein, including those interests set forth on the applicable Annex to Exhibit A-1 for such Subject Company Group or, at Closing, that constitute Accepted Additional Leases pursuant to Section 8.20 (collectively, the “Leases”), together with all pooled, communitized or unitized acreage, which includes all or part of any Leases or any Wells (including the DSUs set forth on the applicable Annex to Exhibit A-3, the “Units”), together with the lands covered by any such Leases or Units, and all tenements, hereditaments and appurtenances arising out of or derived from any of the Leases or the Units (collectively, the “Lands”);

(b) any and all Hydrocarbon, water, CO2, injection, disposal or other wells located on, under, within or producing from or allocated to the Lands, including those described on the applicable Annex to Exhibit A-2 (the “Wells”, and together with the Leases, the Units and the Lands, the “Oil and Gas Properties”), in each case whether producing, non-producing, permanently or temporarily Plugged and Abandoned;

(c) all surface fee interests, easements, permits, licenses, servitudes, rights of way, surface leases and other rights to use the surface, in each case to the extent appurtenant to, and used or held for use in connection with, the ownership or operation of the Oil and Gas Properties, the Water Midstream Systems, the Equipment and any power generation, provision or delivery with respect to the Oil and Gas Properties, the Water Midstream Systems and the Equipment, or otherwise used in connection with the Business, including the property described on the applicable Annex to Exhibit A-4 (the “Surface Rights and Rights of Way”);

(d) the Water Midstream Systems;

(e) all Contracts;

(f) all wellhead equipment, flowlines, pipelines, compression equipment, injection facilities, platforms, compressors, meters, tanks, tank batteries, tools, utility lines, facilities and other equipment, fixtures or machinery of any kind or character that are used or held for use in connection with the ownership or operation of the Oil and Gas Properties, the Water Midstream Systems or otherwise in connection with the Business (the “Equipment”); and

(g) all other assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, all of such Subject Company Group’s Permits, all of such Subject Company Group’s bank accounts, receivables and Cash and Cash Equivalents, as well as all credits, rebates and refunds;

provided, however, “Assets”, “Leases”, “Units”, “Wells”, “Surface Rights and Rights of Way”, “Water Midstream Systems”, “Contracts”, “Equipment” and “Oil and Gas Properties” shall not include any Excluded Assets.

“Assignment” is defined in Section 10.2(c).

“Balance Sheet Date” is defined in Section 5.6.

“Bankruptcy Code” means Title 11 of the United States Code, Sections 101 et seq.

“Barrel” means forty-two (42) United States standard gallons of two hundred thirty one (231) cubic inches per gallon at sixty degrees (60°) Fahrenheit.

“Black Swan Adjusted Cash Purchase Price” is defined in Section 2.2(a)(i)(A).

“Black Swan Adjusted Equity Purchase Price” is defined in Section 2.2(a)(ii)(A).

“Black Swan Cash Purchase Price” is defined in Section 2.2(a)(i)(A).

“Black Swan Equity Purchase Price” is defined in Section 2.2(a)(ii)(A).

“Black Swan ORRI” is defined in the definition of Financing Information.

“Black Swan Seller” is defined in the introductory paragraph hereof.

“Black Swan Subject Company” is defined in the introductory paragraph hereof.

“Black Swan Subject Company Group” means the Black Swan Subject Companies and each of their Subsidiaries, if any.

“Black Swan Subject Securities” is defined in the recitals hereof.

“BSO” is defined in the introductory paragraph hereof.

“BSP” is defined in the introductory paragraph hereof.

“BTU” means a British Thermal Unit, which is the amount of energy required to raise the temperature of one pound avoirdupois of water from fifty-nine degrees (59°) Fahrenheit to sixty degrees (60°) Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

“Business” means the ownership and operation by each Subject Company Group of the Assets and other activities conducted by such Subject Company Group that are incidental thereto.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks are closed for business in Houston, Texas or Denver, Colorado.

“Business Employee” means each individual who, as of the Execution Date or at any time between the Execution Date and the Closing, is employed by an Affiliate of Sellers and whose primary job duties are to provide services to a Subject Company, but, in each case, excluding the Seller Management Persons.

“Business Employee List” is defined in Section 8.12(a).

“Cash and Cash Equivalents” means (a) money, currency or a credit balance in a deposit account at a financial institution, net of checks outstanding as of the time of determination, (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (d) commercial paper issued by any bank or any bank holding company owning any bank and (e) certificates of deposit or bankers’ acceptances issued by any commercial bank organized under the applicable Laws of the United States of America, in each case, only to the extent constituting cash equivalents in accordance with GAAP; provided that, Cash and Cash Equivalents shall be calculated net of (x) restricted balances and any other amounts that are not freely and immediately usable, distributable or transferable (including security deposits, bond guarantees, collateral reserve accounts and amounts held in escrow or held by the applicable Subject Company Group on behalf of Third Parties, and (y) outstanding outbound checks, drafts, draws, ACH debits and wire transfers.

“Cash Percentage” means 73.099%.

“Cash Purchase Price” is defined in Section 2.2(a)(i).

“Casualty Event” is defined in Section 8.3.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

“Claim Notice” is defined in Section 13.5(b).

“Closing” is defined in Section 10.1.

“Closing Adjusted Purchase Price” is defined in Section 2.7(a).

“Closing Certificate” means the certificate delivered by each Seller and its applicable Subject Companies at the Closing pursuant to Section 10.2(e).

“Closing Date” is defined in Section 10.1.

“Closing Distribution” means a distribution to be made by each Subject Company Group at or immediately prior to Closing to or for the benefit of Sellers in an amount equal to all or substantially all of the Cash and Cash Equivalents of such Subject Company Group as of the close of business six (6) Business Days prior to the Closing Date, excluding any reserves, as reasonably determined by the applicable Seller, to be retained by such Subject Company Group, which will include at least an amount of Cash and Cash Equivalents that is needed to satisfy obligations of the Subject Company Group reasonably expected to be paid (to avoid incurring any additional interest, expense, penalty or other loss to the Subject Company Group) prior to the Closing.

“Closing Payment” means the amount of cash consideration payable by Purchaser to Sellers at the Closing, which shall be an amount equal to the remainder of (a) the estimate of the Adjusted Cash Purchase Price as determined pursuant to Section 2.7(a) minus (b) the Performance Deposit, minus (c) the Adjustment Deposit, minus (d) the cash portion of the Defect Deposit (if any) minus (e) the Additional Lease Deposit (if any).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combined Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including with respect to state and local income, franchise, margin and gross receipts Taxes.

“Compliant” means, with respect to the Financing Information, that (a) such Financing Information, taken as a whole, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make such Financing Information, in the light of the circumstances in which it is provided to the Purchaser Parties, not misleading, (b) such Financing Information complies in all material respects with the requirements of Item 9.01(a) of Form 8-K (other than any requirements thereof that are based in whole or in part on any requisite analysis of the nature of the registrant filing such 8-K, the “significance” level of the acquisition to such registrant or the deadline by which any such 8-K would be required to be filed by such registrant), (c) such Financing Information has been prepared from the books and records of the applicable Subject Company Group and presents fairly in all material respects the financial position, results of operations, equity and cash flows or the revenues and operating expenses, as applicable, of the business represented thereby as of the date and for the period indicated therein, in each case, in accordance with GAAP and without modification of the accounting principles used in the preparation thereof throughout the periods presented, (d) no audit opinion or authorization letter with respect to any financial statements (or any portion thereof) contained in the Financing Information shall have been withdrawn, (e) the financial statements, reserve reports and other financial information included in the Financing Information are, and remain throughout the Marketing Period, sufficient to permit the Financing Sources to receive customary comfort letters from the Subject Company Groups’ independent accountants and reserve engineers with respect to such Financing Information (including customary negative assurance comfort with respect to periods following the end of the latest fiscal year and fiscal quarter for which historical financial statements are included) on any date during the Marketing Period, (f) the Subject Company Groups’ independent accountants that have reviewed or audited such financial statements and financial information have confirmed they are prepared to issue (subject to completion of customary procedures) customary comfort letters to the Financing Sources, including customary negative assurance comfort and change period comfort, upon any notes pricing date, occurring during the Marketing Period, and upon the related closing, (g) the Subject Company Groups’ reserve engineers that have reviewed such reserve reports have confirmed they are prepared to issue customary reserve engineer comfort letters to the Financing Sources, upon any notes pricing date, occurring during the Marketing Period, and upon the related closing and (h) the Subject Company Group shall not have indicated its intent to restate any historical financial statement (or any portion thereof) contained in the Financing Information, unless (i) such restatement has been completed, audited with respect to annual financial statements or reviewed with respect to interim financial statements, and delivered to Parent and a new unqualified audit opinion or SAS 100 (or comparable AICPA interim review standard) review report, as applicable, has been delivered with respect to any such Financing Information by a nationally recognized independent public accounting firm, or (ii) such Subject Company Group has determined and confirmed in writing to Parent that no restatement shall be required in accordance with GAAP.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of January 3, 2023, by and among EnCap Investments, L.P., on behalf of itself and on behalf of Black Swan Oil & Gas LLC, PetroLegacy Energy II, LLC, Piedra Energy III, LLC, Piedra Energy IV, LLC, and Purchaser, as amended from time to time.

“Consent” means any consent, approval, authorizations, or permit of, or filing with, or notification to, any Governmental Authorities or any other Person which are required to be obtained, made or complied with for or in connection with the sale, assignment and transfer of the Subject Securities and the other transactions contemplated by this Agreement and the other Transaction Documents.

“Continuing Employee” is defined in Section 8.12(e).

“Contracts” means all contracts, agreements, loans, debentures, notes, bonds, mortgages, indentures, deeds of trust, licenses, leases and any other instruments, obligations or arrangements (written or oral) (including any amendments, supplements or modifications thereto) that are binding on the Subject Companies, the Assets (including the Oil and Gas Properties) or the Business or that relate to the ownership or operation of the Assets (including the Oil and Gas Properties) or the Business, including operating agreements, unitization, pooling and communitization agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, purchase and sale agreements, and other contracts and arrangements (including any amendments, supplements or modifications thereto) pursuant to which any Subject Company acquired interests in any Assets, transportation agreements, agreements for the sale and purchase of Hydrocarbons, and processing agreements; provided, however, without limiting the instruments included in the Assets, the defined term “Contracts” shall not include the Leases, Surface Rights and Rights of Way and other instruments creating any interest in real property or constituting any Subject Company’s chain of title to the Oil and Gas Properties or Surface Rights and Rights of Way.

“Control” (including its derivatives and similar terms) means the ability, directly or indirectly, to direct or cause the direction of the management and policies of any such relevant Person through ownership or voting interest, by contract or otherwise.

“Controlled Group Liability” means any and all liabilities of each Seller or any of its ERISA Affiliates (a) under Title IV or ERISA, (b) under Sections 206(g), 302 or 303 of ERISA, (c) under Sections 412, 430, 431, 436 or 4971 of the Code, (d) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code and (e) under corresponding or similar provisions of any foreign Laws.

“COPAS” means the COPAS 2005 Accounting Procedure recommended by the Council of Petroleum Accountants Societies, as interpreted by the Council of Petroleum Accountants Societies of North America under MFI-51 2005 COPAS Accounting Procedure.

“Credit Document Indebtedness” all Pre-Effective Time Credit Document Indebtedness and Post-Effective Time Credit Document Indebtedness.

“Credit Documents” means those agreements and other documents identified on Schedule CD, and any amendments, extensions, supplements and/or replacements of any of the Credit Documents or substitute facilities thereof.

“Credit Support” means any cash deposits, guarantees, letters of credit, treasury securities, surety bonds and other forms of credit assurances or credit support.

“Cure Deadline” means (a) with respect to any Title Defects, the date that is ninety (90) days after the Closing Date, and (b) with respect to any Environmental Defects, the Closing Date.

“Cut-Off Date” means the date of the final settlement and determination of the Adjusted Purchase Price in accordance with Section 2.7(b).

“D&O Insurance” means a directors’ and officers’ insurance and indemnification policy.

“Damages” means the amount of any actual loss, cost, costs of settlement, damage, fine, penalty, obligation, expense, claim, award or judgment incurred or suffered by a Person arising out of or resulting from a given matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to such matters, and the costs of investigation or monitoring of such matters, and the costs of enforcement.

“Debt Commitment Letter” is defined in the definition of Debt Commitment Papers.

“Debt Commitment Papers” means that certain debt commitment letter in respect of a 364-day bridge facility, dated as of the date hereof, by and among Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and Parent (the “Debt Commitment Letter”) and the related fee letter(s) (collectively, the “Fee Letter”) (provided that the Fee Letter has been redacted in a customary manner with respect to fees, economic terms, “market flex” provisions and other customary terms), as may be amended, modified, supplemented or replaced in compliance with Section 8.22 of this Agreement, pursuant to which the Financing Sources party thereto have agreed, subject to the terms and conditions set forth therein, to provide the debt financing described therein in an aggregate amount and on the terms and conditions set forth therein for the purposes of, among other things, financing the transactions contemplated thereby.

“Defect” means any Environmental Defect or Title Defect.

“Defect Amount” is defined in Section 3.2(d).

“Defect Deadline” is defined in Section 3.2(a).

“Defect Deposit” means an amount equal to the positive sum (if any) of the following:

(a) the positive difference, if any, of (i) the aggregate Defect Amounts for all Title Defects (excluding Special Warranty Defects) that exceed the applicable Individual Threshold with respect to all alleged Title Defects asserted by Purchaser pursuant to one or more valid Defect Notices prior to the Defect Deadline (net of any Title Benefit Amounts for all valid Title Benefits as asserted by Sellers pursuant to one or more valid Title Benefit Notices prior to the Defect

Deadline, as agreed to by the Parties as of the Closing Date), minus (ii) the aggregate amount of all Defect Amounts with respect to any and all Title Defects (excluding Special Warranty Defects) that Sellers’ Representative and Purchaser have agreed upon prior to Closing and/or that Sellers’ Representative and Purchaser have agreed that Sellers have cured prior to Closing minus (iii) Title Defect Deductible; plus

(b) the aggregate Defect Amounts for all Special Warranty Defects asserted by Purchaser pursuant to one or more valid Defect Notices prior to the Defect Deadline that remain uncured as of, or for which Sellers’ Representative and Purchaser have not agreed upon prior to, Closing (net of any remaining Title Benefit Amounts for all valid Title Benefits as asserted by Sellers pursuant to one or more valid Title Benefit Notices prior to the Defect Deadline, as agreed to by the Parties as of the Closing Date, and which have not been applied as an offset to any Defect Amounts for Title Defects pursuant to clause (a) above); plus

(c) the positive difference, if any, of (i) the aggregate Defect Amounts for all Environmental Defects that exceed the applicable Individual Threshold with respect to all alleged Environmental Defects asserted by Purchaser pursuant to one or more valid Defect Notices prior to the Defect Deadline, minus (ii) the aggregate amount of all Defect Amounts with respect to any and all Environmental Defects that Sellers’ Representative and Purchaser have agreed upon prior to Closing and/or that Sellers’ Representative and Purchaser have agreed that Sellers have cured prior to Closing minus (iii) the Environmental Defect Deductible.

provided, however, (A) if the sum of (a), (b) and (c) above is equal to or less than Zero Dollars ($0.00), then the Defect Deposit shall be Zero Dollars ($0.00), (B) the initial Two Hundred Million Dollars ($200,000,000) of the Defect Deposit shall be in cash and (C) if the amount of the Defect Deposit exceeds Two Hundred Million Dollars ($200,000,000), then the portion of the Defect Deposit in excess of such amount shall be funded in (x) an amount of cash equal to fifty percent (50%) of such excess and (y) a number of shares of Parent Common Equity equal to fifty percent (50%) of such excess (based on the Share Price).

“Defect Deposit Equity Amount” is defined in Section 10.3(e).

“Defect Equity Escrow Agent” means AST Trust Company or, if AST Trust Company is not available to serve as the Defect Equity Escrow Agent, such other escrow agent as may be mutually agreed by the Parties in good faith.

“Defect Equity Escrow Agreement” means, if and to the extent applicable pursuant to this Agreement, that certain Escrow Agreement to be entered into among each Sellers’ Representative, Purchaser and/or Parent and the Defect Equity Escrow Agent, as such may be amended, supplemented or replaced from time to time.

“Defect Notice” is defined in Section 3.2(a).

“Defect Referee” means the Title Referee or the Environmental Referee, as applicable.

“Defensible Title” means the aggregate title of the applicable Subject Company Group in and to the Subject Formation of the DSUs and Wells that, as of the Effective Time and Closing Date and except for and subject to Permitted Encumbrances, is (a) deducible of record, or (b) beneficial title evidenced by unrecorded instruments or elections, in each case, made or delivered pursuant to joint operating agreements, pooling agreements, production sharing agreements, unitization agreements or similar agreements, and:

(a) as to the applicable Subject Formations, entitles such Subject Company Group to receive a Net Revenue Interest as to Hydrocarbons (i) in the case of any DSU, not less than the Net Revenue Interest percentage shown with respect to such Subject Formation as to such DSU in the applicable Annex to Exhibit A-3 for such Subject Company Group; (ii) in the case of any Well, not less than the Net Revenue Interest percentage shown with respect to such Subject Formation as to such Well in the applicable Annex to Exhibit A-2 for such Subject Company Group; except, in each case of subsections (i) and (ii) of this subsection (a), (A) any decreases in connection with those operations in which such Subject Company Group may elect after the Execution Date to be a non-consenting co-owner in accordance with the terms hereof, (B) any decreases resulting from reversion of interest to co-owners with respect to operations in which such co-owners elect, after the Execution Date, not to consent, (C) any decreases resulting from the establishment or amendment, after the Execution Date, of production sharing agreements, pools or units in accordance with the terms hereof, (D) any decreases required to allow other Working Interest owners to make up or settle Imbalances or (E) as otherwise stated in Exhibit A-2 or Exhibit A-3;

(b) as to the applicable Subject Formation, obligates such Subject Company Group to bear a Working Interest no greater than the Working Interest shown for such Well or DSU in the applicable Annex to Exhibit A-2 or Exhibit A-3 for such Subject Company Group, as applicable, except (i) as stated in the applicable Annex to Exhibit A-2 or Exhibit A-3 for such Subject Company Group, as applicable, (ii) any increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or applicable Law or (iii) increases that are accompanied by at least a proportionate increase in such Subject Company Group’s Net Revenue Interest in such Subject Formation; and

(c) is free and clear of Liens.

“Development Cost Cap” is defined in Section 8.2(b)(vi).

“Development Plan” is defined in Section 8.2(b).

“Disclosure Schedules” means the aggregate of all schedules that set forth exceptions, disclosures or otherwise relate to or are referenced in any of the representations or warranties of each Seller set forth in Article 4 or Article 5.

“Dispute” is defined in Section 14.3(a).

“Dispute Notice” is defined in Section 2.7(b).

“Dispute Period” is defined in Section 2.7(b).

“Disputed Defect Matters” is defined in Section 3.2(i)(ii).

“Disqualified Individual” is defined in Section 11.7.

“DOJ” is defined in Section 8.4(c).

“DSU” means each designated spacing unit described on the applicable Annex to Exhibit A-3 for such Subject Company Group, including the Leases (or undeveloped portion thereof) included in or constituting such undeveloped designated spacing unit but, in each case, (a) only as to the Subject Formation for each designated spacing unit on the applicable Annex to Exhibit A-3 for such Subject Company Group and (b) excluding any interests in any Wells identified on the applicable Annex to Exhibit A-2.

“EAT” is defined in Section 2.10.

“Effective Time” means 12:01 a.m. Central Time on January 1, 2023.

“Effective Time Working Capital” means the positive or negative amount of (a) the Working Capital Assets minus (b) the Working Capital Liabilities.

“Emergency” is defined in Section 8.2(c).

“Environmental Defect” means any violation of or liability under any Environmental Laws with respect to the Assets or any condition (including any Release of Hazardous Substances) that presently requires (or if known, would presently require) Remediation under applicable Environmental Laws and the costs thereof are chargeable to such Subject Company Group’s Working Interest in an Asset; provided, however, the following conditions, matters, Releases and Environmental Liabilities shall be excluded from and in no event constitute an “Environmental Defect”: (a) the presence or absence of NORM (except to the extent constituting a current violation of Environmental Law), (b) Plugging and Abandonment obligations or liabilities as may be required by any Governmental Authority (except to the extent constituting a current violation of Environmental Law), (c) the flaring of natural gas or other gaseous hydrocarbons (except to the extent constituting a current violation of Environmental Law) or (d) the physical condition of any surface or subsurface production equipment (including water or oil tanks, separators or other ancillary equipment) except with respect to equipment (i) that causes or has caused any environmental pollution, contamination or degradation where Remediation is presently required (or if known or disclosed, would be presently required) under Environmental Laws or (ii) the use or condition of which is a violation of Environmental Law.

“Environmental Defect Deductible” means an amount equal to one and one-half percent (1.5%) of the Unadjusted Purchase Price.

“Environmental Disputed Matter” is defined in Section 3.2(i)(ii).

“Environmental Laws” means the following: CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j, and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it relates to exposure to Hazardous Substances), in each case as amended in effect as of or prior to the

Closing Date, and all similar Laws in effect as of the Execution Date of any Governmental Authority addressing (i) pollution or pollution control; (ii) public and worker health and safety (to the extent it relates to exposure to Hazardous Substances) and protection of natural resources, the environment or biological resources; or (iii) the disposal or Release or threat of Release of Hazardous Substances.

“Environmental Liabilities” means any and all Damages, Remediation obligations, liabilities, environmental response costs, costs to cure, costs to investigate or monitor, restoration costs, costs of Remediation or removal, settlements, penalties and fines arising out of or related to any violations or non-compliance with any Environmental Laws, including any contribution obligation under CERCLA or any other Environmental Law or responsibilities or obligations incurred or imposed pursuant to any claim or cause of action by a Governmental Authority or other Person, attributable to any Environmental Defects, any failure to comply with Environmental Laws, any Release of Hazardous Substances or any other environmental condition with respect to the ownership or operation of the Assets.

“Environmental Referee” is defined in Section 3.2(i)(ii).

“Equipment” is defined in subsection (f) of the definition of “Assets”.

“Equity Percentage” means 26.901%.

“Equity Purchase Price” is defined in Section 2.2(a)(ii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, is (or at any relevant time has been or would be) treated as a single employer pursuant to Section 414 of the Code.

“Escrow Agent” means JPMorgan Chase Bank, N.A. or, if applicable, the Defect Equity Escrow Agent, as the context requires.

“Escrow Agreement” means that certain Escrow Agreement dated as of the Execution Date among Sellers’ Representative, Purchaser and the Escrow Agent, as such may be amended, supplemented or replaced from time to time; provided that, should the any portion of the Defect Deposit under this Agreement require the issuance of the Defect Deposit Equity Amount, then the Parties shall cooperate in good faith to enter into the Defect Equity Escrow Agreement in a form reasonably acceptable to Sellers’ Representative and Purchaser (which shall be deemed to be the Escrow Agreement for purposes of the Defect Deposit Equity Amount only).

“Ex-Im Laws” means all applicable trade Laws relating to export, re-export, transfer or import controls (including the U.S. Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import laws administered by U.S. Customs and Border Protection).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means, with respect to each Subject Company Group, the following: (a) the assets and properties, if any, set forth on Schedule 1.2 for such Subject Company Group, (b) the Excluded Records, (c) any Assets excluded pursuant to Section 3.2(g)(iii), (d) any and all claims for refunds of, credits attributable to, loss carryforwards with respect to, or similar Tax assets related to Flow-Through Income Taxes for any Tax period ending on or before the Closing Date for such Subject Company Group, (e) to the extent not covered in subclause (d) of this definition, any and all claims for refunds or credits owed to any such Subject Company from any Governmental Authority or Third Party to the extent related or attributable to the period prior to the Effective Time, (f) any proceeds or earning with respect to any other Excluded Assets, (g) any and all computer servers, networks and data storage hardware, including any and all Excluded Records on any such servers and networks and (h) the Subject Marks.

“Excluded Assets Assignment” means, if applicable, an assignment and conveyance of the Excluded Assets from any Subject Company to one or more Sellers or their respective designees in the form attached hereto as Exhibit C.

“Excluded Records” means: (a) any and all data, correspondence, materials, descriptions and records relating to the auction, marketing, sales negotiation or sale of the Subject Securities or the Assets, including the existence or identities of any prospective inquirers, bidders or prospective purchasers of any of the Assets, any bids received from and records of negotiations with any such prospective purchasers and any analyses of such bids by any Person; (b) corporate, financial, Tax, and legal data and Records (or portions thereof) to the extent relating primarily to the businesses of any Affiliate of any Seller generally other than any member of any Subject Company Group, the Assets or the Business; (c) subject to Section 8.23, legal records and legal files of any member of any Subject Company Group with respect to or that relate to this Agreement, any Transaction Document or any of their communications prior to the Closing with respect to the transactions contemplated thereby or hereby, including all work product of and attorney-client communications with any Seller’s or member of any Subject Company Group’s legal counsel (other than title opinions); (d) records to the extent related to any assets of Third Parties that have been the subject of evaluation by any Seller or member of any Subject Company Group prior to the Execution Date; (e) except as otherwise required by Section 8.22(b) and the definition of “Financing Information,” any reserve reports, valuations, and estimates of any quantities of the Subject Securities, any Subject Company or member of any Subject Company Group, any Assets, and any pricing assumptions, forward pricing estimates, price decks, or pricing studies related thereto, in each case whether prepared by any Subject Company, any Seller, or any of their respective Affiliates, or any Third Parties; (f) subject to Section 8.23, (i) except for any Contracts that exist or are memorialized or stored only in e-mail format (which Contracts shall not be Excluded Records), all e-mails on any member of any Subject Company Group’s servers and networks relating to the Assets or the Excluded Assets and (ii) all other electronic files on any member of any Subject Company Group’s servers and networks insofar as, and only to the extent constituting any other type of Excluded Records, and (g) personnel files, medical files, and other employment records related to any Business Employee or Seller Management Person (excepting only any such records related to a Continuing Employee in connection with such individual’s period of employment with a Subject Company).

“Excluded Subsidiary” means each of Black Swan Intermediate, LLC, Black Knight Midstream, LLC, 1025 Investments, LLC, Black Swan EmployerCo, LLC and Peacemaker Royalties, LP.

“Execution Date” is defined in the introductory paragraph hereof.

“Existing Credit Support” is defined in Section 8.13.

“Existing Hedges” means any Hedges that are binding upon or applicable to the Subject Companies or their respective Assets (or for which any Subject Company has liability) at any time as of the Effective Time or from the Effective Time until immediately prior to Closing, including those Hedges described on Schedule 1.1.

“Extended Affiliate Arrangement” is defined in Section 8.19(a).

“Financial Statements” is defined in Section 5.6.

“Financing” means the debt financing contemplated by the Debt Commitment Letter and any issuance of senior notes or debt or equity securities or incurrence of other Indebtedness in lieu of all or any portion of such debt financing.

“Financing Conditions” means the conditions precedent set forth in Exhibit C of the Debt Commitment Letter.

“Financing Documents” means the agreements, documents, schedules and certificates contemplated by the Financing, including: (a) all credit agreements, loan documents, purchase agreements, underwriting agreements, agency agreements, placement agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the Financing will be governed (including the Debt Commitment Papers); (b) officer, secretary, perfection certificates, legal opinions, Governing Documents, good standing certificates, lien searches, other customary closing certificates and resolutions contemplated by the Debt Commitment Papers or requested by Parent or the Financing Sources; and (c) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Financing (including original copies of all certificated securities with transfer powers executed in blank).

“Financing Information” means:

(a) with respect to the Black Swan Subject Companies, (i)the audited “carve-out” financial statements of the Black Swan Subject Companies, which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of operations, changes in members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, accompanied by a report thereon of the Black Swan Subject Companies’ independent auditor, (ii)the audited statements of revenues and direct operating expenses of certain overriding royalty interests to be contributed to the Black Swan Subject Companies concurrently with or prior to the Execution Date (the “Black Swan ORRI”) for the fiscal years ended December 31, 2022 and 2021, accompanied by a report thereon of the Black Swan Subject Companies’ independent auditor, (iii)the unaudited “carve-out” financial statements of the Black Swan Subject Companies, which comprise the combined balance sheets as of March 31, 2023 and December 31, 2022, and the related combined statements of operations, changes in members’ equity and cash flows for the three (3) months ended March 31, 2023 and 2022, and, to the extent the Marketing Period shall not have been completed on or prior to August 8, 2023, as of June 30, 2023 and December 31, 2022 and for the six (6) months ended June 30, 2023 and 2022, each of which shall have been reviewed under SAS 100 (or comparable AICPA interim review standard) and (iv)the unaudited statements of revenues and direct operating expenses of the Black Swan ORRI for the three (3) months ended March 31, 2023 and 2022, and, to the extent the Marketing Period shall not have been completed on or prior to August 8, 2023, for the six (6) months ended June 30, 2023 and 2022, each of which shall have been reviewed under SAS 100 (or comparable AICPA interim review standard);

(b) with respect to the PetroLegacy Subject Companies, (i)the audited combined financial statements of PetroLegacy Energy, including certain interests previously held by Peacemaker Royalties, LP (the “PetroLegacy Interests”), which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of operations, changes in members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, accompanied by a report thereon of PetroLegacy Energy’s independent auditor, (ii)the audited financial statements of PearlSnap, which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, accompanied by a report thereon of PearlSnap’s independent auditor, (iii)the unaudited combined financial statements of PetroLegacy Energy, including the PetroLegacy Interests, which comprise the combined balance sheets as of March 31, 2023 and December 31, 2022, and the related combined statements of operations, changes in members’ equity and cash flows for the three (3) months ended March 31, 2023 and 2022, and, to the extent the Marketing Period shall not have been completed on or prior to August 8, 2023, as of June 30, 2023 and December 31, 2022 and for the six (6) months ended June 30, 2023 and 2022, each of which shall have been reviewed under SAS 100 (or comparable AICPA interim review standard) and (iv)the unaudited financial statements of PearlSnap, which comprise the balance sheets as of March 31, 2023 and December 31, 2022, and the related statements of operations, changes in members’ equity and cash flows for the three (3) months ended March 31, 2023 and 2022, and, to the extent the Marketing Period shall not have been completed on or prior to August 8, 2023, as of June 30, 2023 and December 31, 2022 and for the six (6) months ended June 30, 2023 and 2022, each of which shall have been reviewed under SAS 100 (or comparable AICPA interim review standard);

(c) with respect to the Piedra Subject Companies, (i)the audited consolidated financial statements of Piedra III, which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, accompanied by a report thereon of Piedra III’s independent auditor, (ii)the audited financial statements of Piedra IV, which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, accompanied by a report thereon of Piedra IV’s independent auditor, (iii)the unaudited consolidated financial statements of Piedra III, which comprise the consolidated balance sheets as of March 31, 2023 and December 31, 2022, and the related consolidated statements of operations, members’ equity and cash flows for the three (3) months ended March 31, 2023 and 2022, and, to the extent the Marketing Period shall not have been completed on or prior to August 8, 2023, as of June 30, 2023 and December 31, 2022 and for the six (6) months ended June 30, 2023 and 2022, each of which shall have been reviewed under SAS 100 (or comparable AICPA interim review standard) and (iv)the unaudited financial statements of Piedra IV, which comprise the balance sheets as of March 31, 2023 and December 31, 2022, and the related statements of operations, members’ equity and cash flows for the three (3) months ended March 31, 2023 and 2022, and, to the extent the Marketing Period shall not have been completed on or prior to August 8, 2023, as of June 30, 2023 and December 31, 2022 and for the six (6) months ended June 30, 2023 and 2022, each of which shall have been reviewed under SAS 100 (or comparable AICPA interim review standard); and

(d) reserve reports of (i)the Black Swan Subject Companies and the Black Swan ORRI, each prepared by LaRoche Petroleum Consultants, (ii)PetroLegacy Energy and the PetroLegacy Interests, prepared by Cawley Gillespie & Associates and (iii)the Piedra Subject Companies, prepared by Russell K. Hall, in each case as of December 31, 2022.

“Financing Sources” means the lenders, arrangers, bookrunners and agents party from time to time to the Debt Commitment Papers, including any such Persons becoming party thereto pursuant to any joinder agreement, and shall also include each other Person that has committed to provide, or that is otherwise acting as a lender, investor, financing source, arranger, bookrunner, underwriter, initial purchaser, placement agent, administrative agent, trustee or representative in respect of, all or any part of the Financing.

“Financing Sources Action” is defined in Section 14.18(a).

“Financing Sources Related Parties” means the Financing Sources, their Affiliates and their and their Affiliates’ respective former, current and future directors, officers, managers, members, stockholders, partners, employees, advisors, agents and representatives.

“Flow-Through Income Taxes” means U.S. federal Income Taxes and any similar Income Taxes imposed by any state or local Laws on the direct or indirect owners of any entity on a flow-through basis by allocating or attributing to such owners all of such entity’s items of income, gain, loss, deduction and other relevant tax attributes.

“Fraud” means, with respect to any Party, any actual and intentional fraud with respect to the making of the representations and warranties of such Seller and/or each Subject Company of such Seller set forth in Article 4 or Article 5 or any certificate delivered pursuant to this Agreement; provided, that such actual and intentional fraud of such Party shall only be deemed to exist if such Party had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made in Article 4 or Article 5 (or any certificate delivered pursuant to this Agreement) were actually breached when made, with the express intention that the Purchaser rely thereon to Purchaser’s detriment. For the avoidance of doubt, “Fraud” does not include (a) constructive fraud, equitable fraud or promissory fraud or (b) any fraud based on constructive knowledge, negligent misrepresentation, recklessness or any similar theory.

“FTC” is defined in Section 8.4(c).

“Fundamental Representations” means (a) the representations and warranties of each Seller set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4(a), Section 4.6, Section 4.7, Section 4.10, (b) the representations and warranties of each Seller set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.4(a), Section 5.5, and Section 5.9, and (c) the representations and warranties of the Purchaser Parties set forth in Section 6.1, Section 6.2, Section 6.3, Section 6.4(a), Section 6.12, Section 6.13 and Section 6.20 (in each case, including the corresponding representations and warranties given in the Closing Certificates delivered at Closing by each Seller and Purchaser pursuant to Section 10.2(e) and Section 10.3(i), respectively).

“GAAP” means generally accepted accounting principles in the U.S.

“Governing Documents” means, with respect to any Person that is not a natural person, the articles of incorporation or organization, by-laws, the limited partnership agreement, the partnership agreement or the limited liability company agreement or such other organizational documents of such Person which establish the legal personality of such Person.

“Governmental Authority” means any court, tribunal, arbitral body (public or private), authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, tribe, quasi-governmental entity or other political subdivision or authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power.

“Governmental Authorizations” means any Consent, certification, approval, exemption or variance of, to, by or with, any Governmental Authority pertaining to the consummation of the transactions contemplated by this Agreement.

“Hazardous Substances” means any pollutant, contaminant, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, or any other material, substance or waste defined as “solid waste”, “hazardous waste”, “hazardous substance”, “hazardous material” or “toxic substance” under applicable Environmental Laws, including chemicals, pollutants, contaminants, wastes or toxic substances, which are classified as hazardous, toxic, radioactive or otherwise are regulated by, or form the basis for Damage or liability under, any applicable Environmental Law, including hazardous substances under CERCLA, and petroleum and petroleum byproducts, asbestos and asbestos containing material, polychlorinated biphenyls, lead, toxic mold and per- and polyfluoroalkyl substances.

“Hedge” means any future hedge, derivative, swap, collar, put, call, cap, option, or other contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including Hydrocarbons or securities.

“Hedge Gains” means, with respect to the Existing Hedges or Additional Hedges, the amount to which any Subject Company is entitled to receive under the terms of any and all such Existing Hedges or Additional Hedges (without offset or netting of amounts under any other hedge transaction with the counterparty that is a party to such Existing Hedges or Additional Hedges), including any liquidation and/or termination fees or payments made upon the liquidation or termination of the same.

“Hedge Losses” means, with respect to the Existing Hedges or Additional Hedges, the amount any Subject Company is obligated to pay to the applicable counterparty (under the terms of such Existing Hedges or Additional Hedges), without offset or netting of amounts under any other Hedge transaction with the counterparty that is a party to any such Existing Hedges or Additional Hedges, including any liquidation and/or termination fees or payments payable upon the liquidation or termination of the same.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Clearance” means the expiration or termination of all applicable waiting periods under the HSR Act with respect to this Agreement and the transactions contemplated hereby.

“HSR Clearance Date” means the date that HSR Clearance occurs.

“Hydrocarbons” means oil and gas and other hydrocarbons produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals (whether in liquid or gaseous form) produced in association therewith, including all crude oil, gas, casinghead gas, condensate, natural gas liquids and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline and scrubber liquids) of any type and chemical composition.

“Imbalance” means any over-production, under-production, over-delivery, under delivery or similar imbalance of Hydrocarbons produced from or allocated to the Assets, regardless of whether such over-production, under-production, over-delivery, under-delivery or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, processing agreements and gathering or transportation agreements.

“Inactive Business Employee” is defined in Section 8.12(d).

“Income Taxes” means(a) all Taxes based upon, measured by or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes), (b) Taxes based upon, measured by or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by or calculated with respect to is included in clause (a) above or (c) withholding Taxes measured with reference to or as a substitute for any Tax included in clause (a) or (b) above.

“Indebtedness” means, with respect to any Person, at any date, in each case without duplication, (a) all indebtedness or obligations of such Person for borrowed money (or issued or incurred in substitution or exchange for borrowed money), including all principal, interest, premiums, fees (including arranging, administrative, late and default fees), expenses, overdrafts, costs of collection and penalties with respect thereto, whether short-term or long-term, and whether secured or unsecured, or with respect to deposits or advances of any kind (other than deposits and advances of any Person relating to the purchase of products or services from any Subject Company in the ordinary course of business), (b) all obligations of such Person evidenced by debentures, notes, bonds, loans or other debt securities, (c) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instruments, including bankers’ acceptance, bank guarantees, surety bonds and performance bonds, whether or not matured, (d) all liabilities or obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations under any capital lease which are recorded as (or should be, in accordance with the Accounting Principles, recorded as) a capital lease on the Financial Statements, (f) all amounts owing by such Person as deferred purchase price for property or services, including “earn-out” payments, (g) all guarantees of any obligations of a Person that is not a member of such Subject Company Group, whether direct or indirect, contingent or otherwise, by such Person or for which such Person may be liable or for which any assets of such Person may be subject to a Lien and (h) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with the Accounting Principles. To the extent any Indebtedness will be retired or discharged at the Closing, Indebtedness shall also include any and all amounts necessary and sufficient to retire such Indebtedness, including principal, scheduled payments, accrued interest and finance charges, and other fees, penalties or payments (prepayment, make-whole or otherwise) necessary and sufficient to retire such Indebtedness at the Closing.

“Indemnified Person” is defined in Section 13.5(a).

“Indemnifying Party” is defined in Section 13.5(a).

“Individual Threshold” means One Hundred Fifty Thousand Dollars ($150,000.00).

“Initial Outside Date” is defined in Section 12.1(b).

“Intellectual Property” means the following intellectual property rights, both statutory and under common law: (a) works of authorship and copyrights, registrations and applications for registration thereof and all associated renewals; (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress, and registrations and applications for registrations thereof; (c) inventions and patents, as well as any reissued and reexamined patents and extensions corresponding to the patents, and any patent applications and disclosures, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom; (d) trade secrets, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable; (e) mask works and registrations and applications therefor; (f) rights in industrial and other protected designs and any registrations and applications therefor; and (g) goodwill associated with any of the foregoing.

“Interest Reduction” is defined in subsection (b) of the definition of “Permitted Encumbrances.”

“Knowledge” means (a) as to any Seller, the actual knowledge, without any duty or obligation of investigation or inquiry, of only those Persons named on Part A of Schedule 1.3 and (b) as to Purchaser, the actual knowledge, without any duty or obligation of investigation or inquiry, of only those Persons named on Part B of Schedule 1.3.

“Labor Agreement” is defined in subsection (q) of the definition of “Material Contract.”

“Lands” is defined in subsection (a) of the definition of “Assets”.

“Laws” means all laws, statutes, rules, acts, regulations, ordinances, Orders, decrees, requirements, judgments and codes of Governmental Authorities, including common law.

“Leakage” means, without duplication, any of the following to the extent incurred, occurring or paid during the period after the Effective Time and on or prior to the Closing with respect to each applicable Subject Company Group: (a) any dividend, interest on capital, advance or distribution (whether in cash or in kind) declared, paid or made (whether actual or deemed), or any return of capital (whether by reduction of capital or redemption, amortization or purchase of Securities or quotas) or other payment made on any Securities of such Subject Company Group, by such Subject Company Group to or on behalf of or for the benefit of, the applicable Seller or any other Affiliate of any such Seller (other than a member of its Subject Company Group), including the Closing Distribution, but excluding any dividends or distributions of any Excluded Assets; (b) any liabilities assumed, indemnified, guaranteed, incurred or paid by any member of such Subject Company Group for the benefit of or on behalf of the applicable Seller or any other Affiliate of any Seller (other than a member of its Subject Company Group); (c) any waiver, forgiveness, release, deferral or discount by any member of such Subject Company Group of any amount owed to it by (or any right or any claim against) any Seller or any other Affiliate of such Seller (other than a member of its Subject Company Group); (d) (i) any acquisition costs (including any brokers fees, due diligence costs and other similar costs and expenses) incurred after the Effective Time and paid or payable to any Person (other than a member of the applicable Subject Company Group) in connection with the acquisition of any of the Oil and Gas Properties described on Exhibit A-1 through Exhibit A-3 and (ii) any Additional Lease Acquisition Costs incurred and paid or payable to any Seller or to any Affiliate of a Seller (including, without limitation, to any Excluded Subsidiary); (e) the costs and expenses incurred after the Effective Time by such Subject Company attributable to curing and/or Remediating any Defects asserted by Purchaser pursuant to this Agreement (or Defects existing at or after the Effective Time that are cured by the Subject Company prior to such assertion by Purchaser pursuant to this Agreement); (f) payments made or costs or expenses incurred in connection with the cure or attempt to cure any breach of this Agreement or any other Transaction Document; (g) any amount of general or administrative costs, overhead costs, management costs, fees or expenses or similar amounts that are paid or payable to a Seller or any Affiliate of a Seller (other than a member of its Subject Company Group) or charged or chargeable by a Seller or any Affiliate of a Seller (other than any a member of its Subject Company Group) for a particular calendar month (or partial calendar month); (h) any costs, expenses or fees with respect to any sale, transfer, or surrender of any assets or rights from a Seller or any Affiliate of a Seller (other than a member of its Subject Company group) to any member of the applicable Subject Company Group; (i) any payments made or agreed to be made by such Subject Company Group to such Seller or any of its Affiliates in respect of any share capital, loan capital or other Securities of such Subject Company Group being issued, redeemed, purchased or repaid, or any other return of capital, or otherwise; and (j) any agreement or arrangement entered into by a member of such Subject Company Group to give effect to any matter referred to in subparts (a) through (i) above; provided, however, notwithstanding anything to the contrary herein and for the avoidance of doubt, the following shall not constitute Leakage hereunder (the amounts and reimbursements described in the following clauses (i) through (iii), collectively “Permitted Leakage”): (i) any amounts or liabilities taken into account or included in the calculation of Working Capital Liabilities; (ii) any amounts constituting Royalties or Working Interest amounts in the ordinary course of business, in each case, pursuant to Permitted Affiliate Arrangements; (iii) any amounts constituting payments made in the ordinary course of business pursuant to the Contracts specified on Schedule 8.19; and (iv) except to the extent reflected in the calculation of Working Capital Assets, reimbursements of Property Costs paid by a Seller or an Affiliate of a Seller, to the extent that such amounts are incurred and paid by such Person on behalf of a member of a Subject Company Group to a Third Party pursuant to applicable written Contracts, or to any Person pursuant to a Permitted Affiliate Arrangement (but excluding any Transaction Costs).

“Leased Real Property” means as to each Subject Company Group, all of such Subject Company Group’s right, title and interest in and to the leasehold or subleasehold estates and other similar rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by such Subject Company Group, in each case, other than any Oil and Gas Properties and/or Surface Rights and Rights of Way.

“Leases” is defined in subsection (a) of the definition of “Assets”.

“Lien” means any lien, mortgage, pledge, charge, collateral assignment, encumbrances or security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement), and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Like-Kind Exchange” is defined in Section 2.10.

“Litigation Support Group” is defined in Section 8.23.

“Marketing Material” means bank books, bank information memoranda, offering memoranda, offering circulars, road show presentations, prospectuses, registration statements and other information packages, similar materials and marketing materials (including, to the extent necessary, an additional bank information memorandum that does not include material non-public information), in each case, prepared in connection with the Financing and reasonably requested by Parent or the Financing Sources.

“Marketing Period” means the twenty (20)- Business Day period beginning on the day Parent receives the Financing Information from the Subject Company Group; provided that (a) May 29, 2023, July 3, 2023 and July 4, 2023 shall not count as calendar days for purposes of calculating the Marketing Period, (b) if the Marketing Period shall not have been completed on or prior to August 18, 2023, then it shall not commence prior to September 5, 2023 and (c) in no event shall the Marketing Period commence prior to May 10, 2023. If the Financing Information fails to be Compliant at any time during the Marketing Period , the Marketing Period will be deemed not to have commenced, and the Marketing Period will commence when the Financing Information is again Compliant. If the Subject Company Group in good faith reasonably believes that it has delivered the Financing Information as of a specified date and that the Financing Information is as of such date, and has remained, since such date, Compliant, it may deliver to Parent written notice to that effect, stating when it believes it completed the applicable delivery, in which case the Financing Information shall be deemed to have been delivered as of such date and the Financing Information shall be deemed to be Compliant unless Parent in good faith reasonably believes that the Subject Company Group has not completed delivery of the Financing

Information or the Financing Information is not Compliant and, within two (2) Business Days after receipt of such notice from the Subject Company Group, Parent provides written notice to the Subject Company Group to that effect (stating with specificity which Financing Information Parent reasonably believes the Subject Company Group has not delivered or the reason for which the Financing Information is not Compliant), following which the Financing Information shall be deemed to have been received by Parent as soon as the Subject Company Group delivers to Parent such specified portion of the Financing Information. Notwithstanding anything in this definition to the contrary, the Marketing Period shall end on any date earlier than the date indicated in the definition above if the Financing has been consummated in an amount sufficient, together with cash on hand, to enable Purchaser and/or Parent to pay the Closing Payment on the Closing Date to or on behalf of Sellers and the proceeds thereof have been received by Parent on such earlier date.

“Material Contract” means as to each Subject Company Group, to the extent binding on any member of such Subject Company Group or the Assets, any Contract (including any amendment, exhibit, schedule, annex, supplement or appendix thereto) that is one or more of the following types:

(a) any Contract (other than joint operating agreements, unit operating agreements, or pooling agreements) that can reasonably be expected to result in aggregate payments by the members of such Subject Company Group of more than Two Hundred Fifty Thousand Dollars ($250,000) during the current or any subsequent calendar year or Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate over the term of the Contract (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(b) any Contract (other than joint operating agreements, unit operating agreements, or pooling agreements) that can reasonably be expected to result in aggregate revenues to the members of such Subject Company Group of more than Two Hundred Fifty Thousand Dollars ($250,000) during the current or any subsequent calendar year or Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate over the term of the Contract (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(c) any Hydrocarbon or produced or fresh water purchase and sale, marketing, transportation, gathering, processing, treating, disposal, blending, supply, storage or similar Contract that is not terminable without penalty upon sixty (60) days’ or less notice;

(d) any (i) Credit Document or (ii) Contract creating or evidencing any Indebtedness of such Subject Company Group;

(e) any Contract (other than (i) customary joint operating agreements entered into in the ordinary course of business on the standard form promulgated by the A.A.P.L. without material modification, (ii) unit operating agreements or (iii) pooling agreements) constituting a farmout or farm-in agreement, partnership agreement, joint venture agreement, production sharing agreement, carried interest agreement, participation agreement, exploration agreement, development agreement or similar Contract;

(f) any Contract that constitutes a lease (other than any Lease) under which any member of such Subject Company Group is the lessor or the lessee of real or personal property, which lease (i) cannot be terminated by a Subject Company without penalty upon ninety (90) days’ or less notice and (ii) involves an annual base rental of more than Two Hundred Fifty Thousand Dollars ($250,000) (net to such Subject Company Group);

(g) any Contract that is a drilling contract or that requires any Subject Company to drill any well, including any Contracts with any remaining drilling or development obligations or unexpired acreage or wellbore earning rights;

(h) any (i) Contract that contains or constitutes an existing area of mutual agreement or any drag-along right, tag-along right, right of first offer or refusal or similar right in favor of a Third Party with respect to any Assets, or (ii) Contract that purports to prohibit, limit or restrict the manner in which, or the locations in which a member of such Subject Company Group may conduct its business or compete in any jurisdiction, including any Contract that includes non-competition restrictions or that otherwise restricts, limits or prohibits the manner in which, or the locations in which, a Subject Company Group conducts the business relating to the Assets that will be binding on the Assets or a Subject Company Group after the Closing, or purports to restrict, limit or prohibit the location, timing or manner of conducting operations or business, or any agreement that includes such provisions; provided that a Contract shall not constitute a Material Contract pursuant to this subsection (h) solely because such Contract (A) contains provisions providing for maintenance of uniform interests, preferential purchase agreements or similar preferential agreements, in each case, contained in A.A.P.L. form joint operating agreements customary to the oil and gas industry, (B) is a surface use agreement or similar Contract containing setback provisions or (C) is a confidentiality or similar agreements entered into in the ordinary course of business;

(i) any Contract that constitutes a pipeline interconnect, transportation or facility operating agreement;

(j) any Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which any Subject Company or, with respect to the Assets, Sellers or their respective Affiliates, will have any material outstanding obligation after the Effective Time;

(k) any Contract (i) for which the primary purpose is to indemnify another Person or (excluding for purposes of this clause (k), any master services agreements) (ii) guaranteeing any payment or performance obligation of any Third Party for which the guaranteed obligations have not been fully paid or performed;

(l) any Contract that provides for an irrevocable power of attorney that will be binding on any member of such Subject Company Group after the Closing;

(m) any Contract containing call upon, option to purchase, take-or-pay provisions, minimum volume commitments or similar rights or obligations, affecting any Asset or the production of Hydrocarbons, and any Contract containing a dedication of production of Hydrocarbons;

(n) any Contract that relates to the prior acquisition or disposition of any material Oil and Gas Properties, Securities or any other material Assets, with respect to which any Subject Company has any material outstanding rights or obligations (other than indemnity rights or obligations that customarily survive closing and for which there is no pending or threatened unresolved claim);

(o) any Contract that requires any member of such Subject Company Group to transfer, sell, lease, assign, trade, exchange or otherwise dispose of, or to acquire any interest in, any Oil and Gas Properties, Securities or any other material Assets or properties (other than a Contract for the sale of Hydrocarbons), or that involves any pending or contemplated merger, consolidation or similar business combination transaction;

(p) any Affiliate Arrangements that will not be terminated prior to Closing;

(q) any collective bargaining agreement or other Contract with any labor union, labor organization or works council (each a “Labor Agreement”);

(r) any Contract for the employment or engagement of any Business Employee, officer, director or other individual service provider of any Subject Company on a full-time, part-time, individual consulting or other basis that provides for (i) annual base compensation to such individual in excess of Two Hundred Fifty Thousand Dollars ($250,000) or (ii) severance, equity or equity-based, retention, change in control, deferred compensation or similar benefits;

(s) the Seismic Licenses;

(t) the Existing Hedges; and

(u) any partnership agreement, limited liability company agreement or any other substantially similar Contract (other than the Governing Documents of any Subject Company) that govern or pursuant to which any Subject Company hold any Securities.

“MMBtu” means one million (1,000,000) BTU.

“Multiemployer Plan” means any “multiemployer plan,” as defined in Section 3(37) of ERISA.

“Net Leasehold Mineral Acre” means, as to each parcel or tract burdened by an Additional Lease, the product of (a) the number of surface acres of land that are described in such parcel or tract (i.e., gross acres), multiplied by (b) the Undivided Interests in the fee Hydrocarbon interests, non-executive interests in Hydrocarbons and other Hydrocarbon interests in the lands covered by such parcel or tract burdened by the applicable Additional Lease, multiplied by (c) the applicable Subject Company Group’s Working Interest in such Additional Lease (provided, however, if items (a) and (b) of this definition vary as to different areas within any tracts or parcels constituting such Additional Lease or different Subject Formations as to such Additional Lease, a separate calculation shall be performed with respect to each such area and/or Subject Formation).

“Net Leasehold Mineral Acre Price” means, with respect to each Additional Lease, the value set forth in Part A of Schedule 8.20 for each Net Leasehold Mineral Acre included in such Additional Lease.

“Net Revenue Interest” means, with respect to any Oil and Gas Property or DSU, the percentage interest in and to all production of Hydrocarbons saved, produced and sold from or allocated to such Oil and Gas Property or DSU, after giving effect to all Royalties.

“Non-Recourse Person” is defined in Section 14.13.

“NORM” means naturally occurring radioactive material, radon gas and asbestos.

“Notice” is defined in Section 14.1.

“NYSE” means the New York Stock Exchange.

“Oil and Gas Properties” is defined in subsection (b) of the definition of “Assets”.

“Optional Business Employee” is defined in Section 8.12(a).

“Optional Employee Offer” is defined in Section 8.12(b).

“Order” means any order, award, decision, injunction, judgment, ruling, decree, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or arbitrator.

“ordinary course of business” means with respect to any Person, the ordinary course of such Person’s business consistent with past custom and practice, including with respect to timing, frequency and magnitude.

“Other Party” means (a) as it relates to any Seller (and any Subject Company prior to Closing), the Purchaser Parties (and any Subject Company after Closing), and (b) as it relates to each Purchaser Party (and any Subject Company after Closing), any Seller (and any Subject Company prior to Closing).

“Owned Real Property” means with respect to each Subject Company Group, all of such Subject Company Group’s right, title and interest in and to all real property, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, in each case, other than any Oil and Gas Properties and/or Surface Rights and Rights of Way.

“Parent” is defined in the introductory paragraph hereof.

“Parent Common Equity” means the common stock of Parent, par value one Cent ($0.01) per share.

“Parent Equity Plan” means collectively, all equity or equity-based incentive plans and employee stock purchase plans of Parent or its Subsidiaries, in each case, including all applicable award agreements thereunder.

“Parent Filings” is defined in Section 8.24(b).

“Parent Financial Statements” is defined in Section 6.14(a).

“Parent Material Adverse Effect” means any event, effect, occurrence, change or circumstance that (a) has had, or is reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Parent and its Subsidiaries, taken as a whole, or (b) prevents or materially delays the consummation of the transactions hereunder or the performance of any Purchaser Party’s obligations and covenants hereunder that are to be performed at Closing; provided, however, that, the following shall not be considered in determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur: (i) general changes in Hydrocarbon or other commodity prices; (ii) changes in condition or developments generally applicable to the oil and gas industry in the United States or any area or areas where the assets of the Parent and its Subsidiaries are located; (iii) economic, financial, credit, or political conditions and general changes in markets, including changes generally in supply, demand, price levels or interest or exchange rates; (iv) acts of God, hurricanes, tornados, meteorological events, storms, pandemics (including COVID 19) and other force majeure events; (v) Orders, acts or failures to act of Governmental Authorities (except as a direct result of any action or inaction that was taken or required to be taken by or on behalf of Purchaser or its Affiliates); (vi) labor unrest, strikes, civil unrest or similar disorder, terrorist acts, embargo, sanctions or interruption of trade; (vii) any reclassification or recalculation of reserves in the ordinary course of business; (viii) changes in Laws or the Accounting Principles or the interpretation thereof after the Execution Date; (ix) effects or changes that are cured in full at the sole cost of the Purchaser Parties or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to Article 12; (x) any effect resulting from any action taken by Seller or any Affiliate of Seller, other than those expressly permitted in accordance with the terms of this Agreement; (xi) action or inaction taken by a Purchaser Party or any Affiliate of a Purchaser Party with Sellers or the Sellers’ Representative’s written consent; (xii) any Casualty Event; (xiii) natural declines in well performance; (xiv) failure of Parent to achieve any periodic earnings, revenue, expense, sales or other estimated projection, forecast or budget prior to the Closing (provided that the foregoing exclusion set forth in this clause (xiv) shall not preclude the underlying cause thereof being Parent Material Adverse Effect); (xv) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; or (xvi) entering into this Agreement or any Transaction Document or the announcement of the transactions contemplated hereby or the performance of the covenants set forth in this Agreement or the Transaction Documents, except to the extent and then only to the extent any of the events, changes or circumstances referred to in clauses (i) through (viii) and (xv) above materially and disproportionately affect the Parent and its Subsidiaries, taken as a whole, as compared to other participants of similar size in the industries in which Parent and its Subsidiaries operate.

“Parent SEC Documents” is defined in Section 6.14(a).

“Party” or “Parties” is defined in the introductory paragraph hereof.

“Payoff Letters” is defined in Section 10.2(f).

“PearlSnap” is defined in the introductory paragraph hereof.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (a) that Seller or any of its ERISA Affiliates maintains sponsors, administers, contributes to or is required to contribute to, or, within the six (6) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which any such entity may incur any liability and (b) that covers or has covered any employee or former employee of Seller or any of its ERISA Affiliates (with respect to their relationship with such entities) or for which Seller may be responsible.

“Performance Deposit” is defined in Section 2.3(a).

“Permian Basin” means Andrews, Bailey, Borden, Brewster, Cochran, Cottle, Crane County, Crosby, Culberson, Dawson, Dickens, Ector, Floyd, Gaines, Garza, Glasscock, Hale, Hockley, Howard, Hudspeth, Jeff Davis, Kent, King, Lamb, Loving, Lubbock, Lynn, Martin, Midland, Mitchell, Motley, Pecos, Presidio, Reeves, Scurry, Sterling, Terry, Ward, Winkler, and Yoakum Counties, Texas and Chaves, Eddy, Lea, and Roosevelt Counties, New Mexico.

“Permits” is defined in Section 5.28.

“Permitted Affiliate Arrangement” is defined in the definition of Affiliate Arrangements.

“Permitted Encumbrances” means any or all of the following:

(a) all Royalties if the net cumulative effect of such burdens do not, individually or in the aggregate, reduce the applicable Subject Company Group’s Net Revenue Interest in the applicable Subject Formations as to each DSU or Well below that shown in the applicable Annex to Exhibit A-2 or Exhibit A-3 for such Subject Company Group, as applicable, for such DSU or Well;

(b) the terms of any Contract described on Schedule 5.13(a), Lease, or Surface Rights and Rights of Way, including provisions for penalties, suspensions, or forfeitures contained therein, in each case to the extent the effect thereof does not, individually or in the aggregate, operate: (i) in the case of any DSU, to reduce the Net Revenue Interest percentage shown with respect to such Subject Formation as to such DSU in the applicable Annex to Exhibit A-3 for such Subject Company Group; (ii) in the case of any Well, to reduce the Net Revenue Interest percentage shown with respect to such Subject Formation as to such Well in the applicable Annex to Exhibit A-2 for such Subject Company Group; (iii) in the case of any DSU, to increase the Working Interest percentage shown with respect to such Subject Formation as to such DSU in the applicable Annex to Exhibit A-3 for such Subject Company Group; (iv) in the case of any Well, to increase the Working Interest percentage shown with respect to such Subject Formation as to such Well in the applicable Annex to Exhibit A-2 for such Subject Company Group, (each of clauses (i) through (iv), an “Interest Reduction”), or otherwise materially detract from (A) the use or operation of the Wells as currently used and operated by such Subject Company Group as of the Effective Time, or (B) the use or operation of the DSUs for the exploration and production of Hydrocarbons;

(c) all (i) rights of first refusal, preferential purchase rights and similar rights with respect to the Assets and (ii) Consents, notice requirements and similar restrictions, in each case, that are either (A) set forth on Schedule 5.15, or (B) that are not applicable to the transactions contemplated by this Agreement (whether or not set forth on Schedule 5.15) or any other transactions executed or effected after the Execution Date in accordance with Section 8.2, except, in each case of subparts (A) and (B)), to the extent pertaining to a prior breach of, or failure to comply with, the terms thereof by a Subject Company or its predecessor in title, if such prior breach or failure has resulted in an Interest Reduction;

(d) Liens created under the terms of the Leases, Surface Rights and Rights of Way or the Contracts, Liens for Taxes, materialman’s Liens, warehouseman’s Liens, workman’s Liens, carrier’s Liens, mechanic’s Liens, vendor’s Liens, repairman’s Liens, employee’s Liens, contractor’s Liens, operator’s Liens, construction Liens, Liens pursuant to any applicable federal or state securities Law, and other similar Liens arising in the ordinary course of business that, in each case, secure amounts or obligations (i) owed by Persons other than any Subject Company or its Subsidiaries or any predecessor in interest of any Subject Company or its Subsidiaries or (ii) not yet delinquent (including any amounts being withheld as provided by Law), or, if delinquent, being contested in good faith by appropriate actions, and if so contested, are set forth on Schedule 5.10;

(e) to the extent not triggered prior to the Closing Date, conventional rights of reassignment arising upon the expiration or final intention to abandon or release any of the Assets;

(f) any easement, right-of-way, covenant, servitude, permit, surface lease, condition, restriction and other rights included in or burdening the Assets for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, in each case, to the extent recorded in the applicable Governmental Authority recording office as of the Effective Time that does not (i) materially detract from the use or operation of the Assets subject thereto or affected thereby or (ii) result in an Interest Reduction;

(g) all applicable Laws and rights reserved to or vested in any Governmental Authorities (i) to control or regulate any of the Assets in any manner, (ii) to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, (iii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license, or permit or to purchase, condemn, expropriate or recapture, or to designate a purchaser, of any of the Assets, (iv) to use any property in a manner which does not, individually or in the aggregate, materially impair the use of such property for the purposes for which it is currently owned and operated as of the Effective Time, or (v) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license or permit;

(h) rights of any (i) owner or lessee of any oil and gas interests in formations, strata, horizons or depths other than the Subject Formation for a Well or DSU or (ii) common owner of any interest in Assets currently held by any Subject Company and such common owner as tenants in common or through common ownership or by contract;

(i) except to the extent such delay or failure could reasonably be expected to result in a Third Party’s superior claim of title to the affected Well or DSU, any (i) failure of the records of any Governmental Authority (including any state, the BLM and BIA) to reflect any Subject Company as the owner of any Asset; provided that the instruments evidencing the conveyance of such title to any Subject Company from its immediate predecessor in title are recorded in the real property, conveyance, or other Records of the applicable county; (ii) failure to record Leases, Surface Rights and Rights of Way issued by any Governmental Authority in the real property, conveyance, or other records of the county in which such Leases, Surface Rights and Rights of Way are located; provided that the instruments evidencing the conveyance of such title to any Subject Company from its immediate predecessor in title are recorded with the Governmental Authority that issued any such Lease, Surface Rights and Rights of Way; or (iii) delay or failure of any Governmental Authority to approve the assignment of any Oil and Gas Property to any Subject Company or any predecessor in title to any Subject Company (unless such approval has been expressly denied or rejected in writing by such Governmental Authority);

(j) Liens, defects, burdens or irregularities which are based solely on (i) a lack of information in any Subject Company’s files or of record, (ii) references to any document if a copy of such document is not in any Subject Company’s files or of record if such document is dated earlier than January 1, 1990, or (iii) the inability to locate an unrecorded instrument of which Purchaser has constructive or inquiry notice by virtue of a reference to such unrecorded instrument in a recorded instrument (or a reference to a further unrecorded instrument in such unrecorded instrument), if no claim has been made under such unrecorded instruments within the last ten (10) years, in each case, solely to the extent (1) that Sellers or the Subject Company Group is not relying on such information, documents or instruments to vest title to the applicable Oil and Gas Properties in Seller the Subject Company Group or any of the Subject Company Group’s predecessors in title, and (2) any such Liens, defects, burdens or irregularities do not, individually or in the aggregate, result in an Interest Reduction;

(k) lack of (i) Contracts or rights for transportation or processing of Hydrocarbons produced from the Assets, (ii) any rights of way for gathering or transportation pipeline or facilities that do not constitute any of the Assets or (iii) in the case of any Well or other operation that has not been commenced as of the Closing Date, any permits, easements, rights of way, unit designations, production sharing agreement, pooling, proration or production or drilling units not yet obtained, formed or created;

(l) any Liens, defects, irregularities, or other matters (i) set forth or described on any Annex to Exhibit A-2 or Exhibit A-3, or in Schedule PE, or (ii) that are expressly waived by Purchaser in writing (or that have been fully and finally discharged at no cost to Purchaser or any Subject Company) at or prior to Closing;

(m) the terms and conditions of this Agreement, or any other Transaction Document;

(n) defects based on or arising out of the failure of a Lease to hold after the Closing Date a specified number of net mineral acres after the primary term of such Lease has expired based on any provision in the Lease providing that the Lease holds only acreage within the proration units as to wells producing in paying quantities (or that are held payments in lieu of such production);

(o) Liens created under deeds of trust, mortgages and similar instruments by the lessor or mineral owners under a Lease covering the lessor’s or mineral owner’s surface and mineral interests in the land covered thereby to the extent (i) such Liens or obligations secured thereby have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation or (ii) (A) such Liens do not contain express language that prohibits the lessors from entering into an oil and gas lease or otherwise invalidates an oil and gas lease and (B) no mortgagee or lienholder of any such Lien has, prior to the Defect Deadline, initiated or threatened in writing foreclosure or similar proceedings against the interest of lessor in such Lease, nor has any Subject Company received any written notice of lessor default under any such Lien;

(p) (i) lack of a division order or an operating agreement covering any Asset (including portions of an Asset that were formerly within a unit but which have been excluded from the unit as a result of a contraction of the unit) or (ii) failure to obtain waivers of maintenance of uniform interest, restriction on zone transfer or similar provisions in operating agreements with respect to assignments in any Subject Company’s chain of title to the Asset unless there is an outstanding and pending, unresolved claim from a Third Party with respect to the failure to obtain such waiver;

(q) defects based on or arising out of the failure of any Subject Company to enter into, be party to, or be bound by, pooling provisions, a pooling agreement, production sharing agreement, production handling agreement or other similar agreement with respect to any horizontal Well that crosses more than one Lease or tract, to the extent such Well (i) has been properly permitted by the applicable Governmental Authority or (ii) the allocation of Hydrocarbons produced from such Well among such Lease or tracts based upon the length of the “as drilled” horizontal wellbore open for production, the total length of the horizontal wellbore, or other methodology that is intended to reasonably attribute to each such Lease or leasehold tract its share of such production;

(r) any assignments of Assets earned, acquired or otherwise due to or owed to any Subject Company by a Third Party, but not yet received and/or filed of record, and any assignments of record title or operating rights in any federal Lease or state Lease earned or acquired by any Subject Company, but not yet approved by the applicable Governmental Authorities;

(s) any Liens, defects, irregularities or other matters which have been fully and finally terminated, released, waived, extinguished or otherwise cured under Sections 105(a), 363(b), and 363(f) of the Bankruptcy Code as a result of any final Order within the meaning of 28 U.S.C. § 158(a); or

(t) the expiration of any Leases by their terms on or after the Closing Date.

“Permitted Leakage” is defined in the definition of Leakage.

“Permitted Securities Lien” means Liens or restrictions on transfer: (a) arising under any applicable federal and state securities Laws, (b) arising pursuant to, or as otherwise set forth in, the Governing Documents of any Subject Company, as made available to Purchaser prior to the Execution Date, (c) with respect to pre-Closing periods only (and only to the extent fully and finally released as of the Closing), arising in connection with the Credit Documents or (d) that are fully released from the Subject Securities as of Closing without cost, expense or penalty to Purchaser or any of its Affiliates (including any of the Subject Companies).

“Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

“PetroLegacy Adjusted Cash Purchase Price” is defined in Section 2.2(a)(i)(B).

“PetroLegacy Adjusted Equity Purchase Price” is defined in Section 2.2(a)(ii)(B).

“PetroLegacy Cash Purchase Price” is defined in Section 2.2(a)(i)(B).

“PetroLegacy Energy” is defined in the introductory paragraph hereof.

“PetroLegacy Equity Purchase Price” is defined in Section 2.2(a)(ii)(B).

“PetroLegacy Interests” is defined in the definition of Financing Information.

“PetroLegacy Seller” is defined in the introductory paragraph hereof.

“PetroLegacy Subject Company” is defined in the introductory paragraph hereof.

“PetroLegacy Subject Company Group” means the PetroLegacy Subject Companies and each of their Subsidiaries, if any.

“PetroLegacy Subject Securities” is defined in the recitals hereof.

“Phase I” is defined in Section 8.1(a).

“Phase II” is defined in Section 8.1(a).

“Piedra III Adjusted Cash Purchase Price” is defined in Section 2.2(a)(i)(C).

“Piedra III Adjusted Equity Purchase Price” is defined in Section 2.2(a)(ii)(C).

“Piedra III Cash Purchase Price” is defined in Section 2.2(a)(i)(C).

“Piedra III Equity Purchase Price” is defined in Section 2.2(a)(ii)(C).

“Piedra III Seller” is defined in the introductory paragraph hereof.

“Piedra III Subject Company” is defined in the introductory paragraph hereof.

“Piedra III Subject Company Group” means Piedra III Subject Company and each of its Subsidiaries, if any.

“Piedra III Subject Securities” is defined in the recitals hereof.

“Piedra IV Adjusted Cash Purchase Price” is defined in Section 2.2(a)(i)(D).

“Piedra IV Adjusted Equity Purchase Price” is defined in Section 2.2(a)(ii)(D).

“Piedra IV Cash Purchase Price” is defined in Section 2.2(a)(i)(D).

“Piedra IV Equity Purchase Price” is defined in Section 2.2(a)(ii)(D).

“Piedra IV Seller” is defined in the introductory paragraph hereof.

“Piedra IV Subject Company” is defined in the introductory paragraph hereof.

“Piedra IV Subject Company Group” means Piedra IV Subject Company and each of its Subsidiaries, if any.

“Piedra IV Subject Securities” is defined in the recitals hereof.

“Piedra Subject Company” is defined in the introductory paragraph hereof.

“Plan” shall mean: (a) each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (whether or not subject thereto); and (b) each personnel policy, equity option, equity appreciation rights, restricted equity, phantom equity, other equity or equity-based, profit sharing, pension, retirement, bonus, incentive, commission, vacation, sick pay or paid time off, severance, termination, separation, deferred compensation, individual consulting, employment, retention, change of control and each other compensation or benefit plan, agreement, arrangement, program, practice or understanding.

“Plugging and Abandonment,” and “Plugged and Abandoned” and “Plug and Abandon” and its derivatives mean all plugging, replugging, abandonment and re-abandonment, equipment removal, disposal or restoration associated with the properties and assets included in or burdened by the Assets, including all plugging and abandonment, dismantling, decommissioning, Remediation, removal, surface and subsurface restoration, site clearance and disposal of the Wells, well cellars, fixtures, flowlines, pipelines, structures and personal property located on or associated with assets and properties included in the Assets and the lands burdened thereby, the removal and capping of all associated flowlines, field connections, transmission, and gathering lines, pit closures, the restoration of the surface, site clearance, any disposal of related waste materials, excluding NORM and asbestos, and obligations to obtain plugging exceptions for any Well with a current plugging exception, all in accordance with all applicable Laws and the requirements of Governmental Authorities, the terms and conditions of the Leases, Surface Rights and Rights of Way and Contracts.

“Post-Effective Time Credit Document Indebtedness” means any Indebtedness of a Subject Company Group incurred pursuant to the Credit Documents of such Subject Company Group after the Effective Time, together with any interest accrued thereon after the Effective Time, but excluding, for the avoidance of doubt, any Existing Hedges and Additional Hedges; provided, however, to the extent any Indebtedness of such Subject Company Group incurred pursuant to the Credit Documents after the Effective Time is used to pay off or replace any Pre-Effective Time Credit Document Indebtedness of such Subject Company Group, then such Indebtedness, together with any interest accrued thereon after the Effective Time, shall constitute Pre-Effective Time Credit Document Indebtedness of such Subject Company Group.

“Post-Effective Time Period” means any Tax period beginning at or after the Effective Time.

“Post-Effective Time Subject Company Group Taxes” means all Subject Company Group Taxes for a Subject Company Group attributable to any Post-Effective Time Period and the portion of any Straddle Period beginning at the Effective Time determined in accordance with Section 11.1.

“Pre-Effective Time Credit Document Indebtedness” means the Indebtedness of a Subject Company Group (a) incurred and outstanding pursuant to the Credit Documents as of the Effective Time, together with any interest accrued thereon after the Effective Time, and (b) any Indebtedness of the Subject Company Group incurred pursuant to any replacement Credit Documents after the Effective Time, together with any interest accrued thereon, to the extent the proceeds thereof are used to pay off or replace any Pre-Effective Time Credit Document Indebtedness, but excluding in each case of (a) and (b), for the avoidance of doubt, any Existing Hedges.

“Pre-Effective Time Period” means any Tax period ending before the Effective Time.

“Pre-Effective Time Subject Company Group Taxes” means as to each Subject Company Group, all Subject Company Group Taxes attributable to any Pre-Effective Time Period and the portion of any Straddle Period ending immediately prior to the Effective Time determined in accordance with Section 11.1.

“Preferential Right” means any right or agreement that enables any Person to purchase or acquire any Assets or Subject Securities or portion thereof as a result of or in connection with (a) the transfer of the Subject Securities or direct or indirect change of control of any Subject Company or its Subsidiaries, (b) the indirect transfer of any Oil and Gas Properties or (c) the execution of this Agreement or the consummation of the transactions contemplated herein.

“Preliminary Settlement Statement” is defined in Section 2.7(a).

“Property Costs” means all operating expenses (including costs of insurance, overhead, employees, rentals, shut-in payments, and title examination and curative actions and capital expenditures, and costs of drilling and completing wells, and costs of acquiring equipment) incurred in the ownership and operation of the Assets and overhead costs charged to the Assets under any applicable Contracts, but excluding (without limitation) liabilities, losses, costs and expenses attributable to Taxes; provided, however, solely for the purposes of Section 2.4(g)(ii), all references in this definition to “Assets” or the “Business” shall be deemed to be references to the “Excluded Assets”.

“Public Transaction Statement” is defined in Section 8.7.

“Purchaser” is defined in the introductory paragraph hereof.

“Purchaser Arrangements” is defined in Section 11.7.

“Purchaser Certificate” means the certificate delivered by the Purchaser Parties at the Closing pursuant to Section 10.3(i).

“Purchaser Entities” means Parent, Purchaser and their respective Subsidiaries.

“Purchaser Group” means Parent, Purchaser, their respective Affiliates (including the members of each Subject Company Group following the Closing) and each of their respective shareholders, members, officers, directors, employees, agents, advisors, representatives, accountants, attorneys and consultants.

“Purchaser Party” is defined in the introductory paragraph hereof.

“Purchaser Prepared Returns” is defined in Section 11.3.

“Purchaser’s Representatives” is defined in Section 8.1(a).

“QI” is defined in Section 2.10.

“R&W Conditional Binder” means an executed conditional binder in the form attached hereto as Exhibit D.

“R&W Insurance Policy” means an insurance policy to be issued by the R&W Insurer and to be bound for the benefit of Purchaser in accordance with the R&W Conditional Binder.

“R&W Insurer” means the insurer(s) issuing the R&W Insurance Policy.

“RCAs” is defined in Section 8.12(f).

“Reasonable Documentation” means, with respect to any Defect asserted by Purchaser, as applicable and to the extent reasonably necessary for Sellers to identify the existence of the Defect:

(a) a copy of any available title opinion or landman’s title report describing the asserted Title Defect;

(b) a copy of the relevant document to the extent the alleged Defect is a document;

(c) the assignment preceding and following a gap in the chain of title or a title opinion describing the gap in reasonable detail, to the extent the basis of the alleged Defect is a gap in any Subject Company’s chain of title;

(d) a copy of the document creating or evidencing the Lien or encumbrance, to the extent the basis of the alleged Defect is a Lien or encumbrance;

(e) a copy of the reasonable documentation relied upon by Purchaser describing in reasonable detail the Environmental Defect, to the extent the alleged Defect is an Environmental Defect; or

(f) any other documents reasonably necessary for Sellers and the Defect Referee (as well as any title attorney, examiner or environmental consultant hired by such Persons) and relied upon by Purchaser to identify the existence of such alleged Defect.

“Reasonably Prudent Owner Standard” means conducting the ownership and operation of the Assets consistent with the standard of care (including the applicable limitations) under the A.A.P.L. Form 610 -1989 Model Form Operating Agreement.

“Records” means all books, records, files, data, information, drawings and maps to the extent (and only to the extent) related to the Subject Securities, any Subject Company or the Assets, including electronic copies of all computer records where available, contract files, easement files, well logs, division order files, title opinions and other title information (including abstracts, evidences of rental payments, maps, surveys, and data sheets), hazard data, and surveys, production records, engineering files and environmental records, but excluding, however, in each case, the Excluded Records and those Seismic Licenses described on Part B of Schedule 8.15.

“Registration Rights Agreement” means the Equityholders’ and Registration Rights Agreement in the form attached hereto as Exhibit E to be executed and delivered by Sellers (and/or their designees) and Parent at the Closing.

“Related Party” means the Parties and each of their respective Affiliates and their and their respective Affiliates’ stockholders, shareholders, partners, members, officers, directors, employees, controlling Persons, agents and Representatives.

“Release” means any releasing, discharge, emission, spilling, leaking, pumping, pouring, placing, depositing, injecting, dumping, burying, leaching, migrating, abandoning or disposing into or through the environment of any Hazardous Substance, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

“Remediate” (and its derivatives) means any remedial, removal, response, investigation, monitoring, cure, construction, closure, disposal, testing, integrity testing or other corrective actions required or allowed under applicable Environmental Laws to cure or remove a Release or a violation of or liability under Environmental Law in the lowest cost manner reasonably available, in each case taking into account permanent or non-permanent remedies or actions, including mechanisms to contain or stabilize Hazardous Substances, including monitoring site conditions, natural attenuation, risk based corrective action, institutional controls or other appropriate restrictions on the Oil and Gas Properties, including caps, dikes, encapsulation or leachate collection systems to the extent permitted by Environmental Laws; provided, however, “Remediate” shall not include any obligations with respect to Plugging and Abandonment. The term “Remediation” shall have correlative meaning.

“Representatives” means, with respect to any Person, (a) partners, employees, officers, directors, managers, members, equity owners and counsel of such Person or any of its Affiliates or any prospective purchaser of such Person or an interest in such Person (and for the avoidance of doubt, with respect to the Sellers, including the Sellers’ Representative); (b) any consultant, attorney, accountant or agent retained by such Person or the parties listed in subsection (a) above.

“Required Parent SEC Documents” is defined in Section 6.14(a).

“Restricted Persons” is defined in Section 8.12(e).

“Right” means any option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any Security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

“Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, back-in interests, non-participating royalty interests, reversionary interests and other royalty burdens and other interests payable out of production of Hydrocarbons from or allocated to the Oil and Gas Properties or the proceeds thereof.

“Sanctioned Country” means at any time a country or territory that is the subject or target of comprehensive Sanctions (as of the Execution Date, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk and Luhansk regions of Ukraine).

“Sanctioned Person” means at any time any Person: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identifications List and any other Sanctions-related list of designated or blocked persons; (b) Person that is organized, operating or resident in a Sanctioned Country; or (c) majority-owned or Controlled by any of the foregoing, such that such Person is subject to the same prohibitions or restrictions as set forth in clause (a) or (b).

“Sanctions” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (a) the United States (including the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations or (d) His Majesty’s Treasury.

“SEC” means the United States Securities and Exchange Commission.

“Section 280G Payments” is defined in Section 11.7.

“Securities” means any equity interests or other equity security of any class, any option, warrant, convertible or exchangeable security (including any membership interest, equity unit, partnership interest, trust interest) or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other equity security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency; provided, however, “Securities” expressly exclude any real property interests or interests in any Hydrocarbon leases, fee minerals, reversionary interests, non-participating royalty interests, executive rights, non-executive rights, royalties and any other similar interests in minerals, overriding royalties, reversionary interests, net profit interests, production payments, and other royalty burdens and other interests payable out of production of Hydrocarbons, including any Oil and Gas Properties.

“Securities Act” means the Securities Act of 1933, as amended.

“Seismic License” is defined in Section 8.15(a).

“Seller” and “Sellers” are defined in the introductory paragraph hereof.

“Seller Combined Group” means any Combined Group with respect to Texas franchise Taxes of which each of (a) one or more Subject Company and (b) any Seller or an Affiliate of a Seller (other than the applicable Subject Company Group), is or was a member on or prior to the Closing Date.

“Seller Combined Return” means any Tax Return of a Seller Combined Group.

“Seller Group” means, for each Seller, such Seller and its respective Affiliates, and each of such Person’s respective shareholders, members, officers, directors, employees, agents, advisors, representatives, accountants, attorneys and consultants.

“Seller Management Persons” means those individuals identified on Schedule 8.12(f).

“Seller Material Adverse Effect” means any event, effect, occurrence, change or circumstance that (a) has had, or is reasonably expected to have, individually or in the aggregate, a material adverse effect on the ownership, operation, financial condition or results of operation of the Subject Securities, Subject Company Groups, the Business and/or the Assets or liabilities, as currently owned and operated or (b) prevents or materially delays the consummation of the transactions hereunder or the performance of any Seller’s or any Subject Company’s obligations and covenants hereunder that are to be performed at Closing; provided, however, that the following shall not be considered in determining whether a “Seller Material Adverse Effect” has occurred or is reasonably expected to occur: (i) general changes in Hydrocarbon or other commodity prices; (ii) changes in condition or developments generally applicable to the oil and gas industry in the United States or any area or areas where the Assets are located; (iii) economic, financial, credit or political conditions and general changes in markets, including changes generally in supply, demand, price levels or interest or exchange rates; (iv) acts of God, hurricanes, tornados, meteorological events, storms, pandemics (including COVID 19) and other force majeure events; (v) Orders, acts or failures to act of Governmental Authorities (except as a direct result of any action or inaction that was taken or required to be taken by or on behalf of a Seller or its Affiliates); (vi) labor unrest, strikes, civil unrest or similar disorder, terrorist acts, embargo, sanctions or interruption of trade; (vii) any reclassification or recalculation of reserves in the ordinary course of business; (viii) changes in Laws or the Accounting Principles or the interpretation thereof after the Execution Date; (ix) effects or changes that are cured in full at the sole cost of the Sellers or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to Article 12; (x) any effect resulting from any action taken by Purchaser or any Affiliate of Purchaser, other than those expressly permitted in accordance with the terms of this Agreement; (xi) action or inaction taken by a Seller or any Affiliate of a Seller (including any Subject Company) with Purchaser’s written consent; (xii) any Casualty Event; (xiii) natural declines in well performance; (xiv) failure of any Subject Company or any Subsidiary of a Subject Company to achieve any periodic earnings, revenue, expense, sales or other estimated projection, forecast or budget prior to the Closing (provided that the foregoing exclusion set forth in this clause (xiv) shall not preclude the underlying cause thereof being Seller Material Adverse Effect); (xv) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; or (xvi) entering into this Agreement or any Transaction Document or the announcement of the transactions contemplated hereby or the performance of the covenants set forth in this Agreement or the Transaction Documents, except to the extent and then only to the extent any of the events, changes or circumstances referred to in clauses (i) through (viii) and (xv) above materially and disproportionately affect any Subject Company Group as compared to other participants of similar size in the industries in which such Subject Company Group operates.

“Seller Plan” means each Plan (a) that is sponsored, maintained, contributed to or required to be maintained or contributed to by any Seller or any of its ERISA Affiliates (including the Subject Company Group), in which any Business Employee is eligible to participate or under which any Business Employee is (or may become) entitled to any benefit or (b) under which any member of the Subject Company Group has or could reasonably be expected to have any current or contingent liability or obligation.

“Seller Releasing Group” is defined in Section 13.3(a).

“Seller Reorganization” means that certain internal reorganization of the Sellers and certain of its Affiliates and/or Affiliates of EnCap Investments L.P., as memorialized in the transactions and agreements set forth in the file titled 5.1.3 EnCap NMB—Closing Binder.pdf posted to the VDR on April 1, 2023 at 10:01 a.m. Central Time, together with any and all agreements, amendments, supplements, transactions or arrangements that are entered into in connection with or otherwise required to effectuate such reorganization.

“Sellers’ Representative” is defined in the introductory paragraph hereof.

“Settlement Price” means, with respect volumes of Hydrocarbons: (a) if such volumes are actually sold on or prior to the date of determination of the Settlement Price, the actual sale price for such Hydrocarbons; (b) if such volumes have not been sold on or prior to the date of determination, but are subject to Contracts setting forth pricing terms for the sale of such Hydrocarbons, the Contract price for such volumes as of the Effective Time; or (c) if neither clause (a) or (b) applies to such Hydrocarbons, then the Settlement Price shall be (x) in the case of gaseous Hydrocarbons, $5.12/MMBtu, (y) in the case of crude oil, $82.66 /Barrel and (z) in the case of condensate, scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline Hydrocarbons, $28.96/Barrel, as applicable.

“Share Price” means $35.2264.

“Solvent” with respect to any Person, means, that, as of any date of determination, (a) the fair saleable value of the assets of such Person on a consolidated basis, as of such date, exceeds the sum of all liabilities of such Person, including contingent and other liabilities, as of such date, (b) the fair saleable value of the assets of such Person on a consolidated basis, as of such date, exceeds the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured and (c) such Person on a consolidated basis will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or will be engaged following such date.

“Specified 1025 Royalties” means the full amount of any and all Royalties owed or payable to 1025 Investments LLC that are being held by or for the account of the Black Swan Subject Company Group, as described on Annex II of Schedule 5.18.

“Specified Financing Information” is defined in Section 8.24(a).

“Special Warranty Defect” means any Title Defect with respect to any Oil and Gas Property that is asserted by Purchaser pursuant to one or more valid Defect Notices prior to the Defect Deadline if such Title Defect would also constitute a breach of Sellers’ representations and warranties in Section 5.37(a), and expressly including any Title Defect arising from (a) any conveyances, lease amendments or similar documentation delivered pursuant to or in connection with the Seller Reorganization, or (b) any Lien, defect, or loss of title directly resulting from any Seller’s or any member of such Subject Company Group’s breach after the Execution Date of its obligations under Section 8.2(b); provided, however, “Special Warranty Defect” shall expressly exclude any alleged defect, encumbrance, Lien or matter that constitutes a Permitted Encumbrance or is expressly excluded as a “Title Defects” pursuant to the definition thereof.

“Specified Hydrocarbon Deductions” means, with respect to Hydrocarbons, and without duplication, (a) any amounts previously deducted by the applicable payor from the proceeds paid for such Hydrocarbons (if such proceeds have actually been paid to the applicable Subject Company as of the date of determination) and (b) any express deductions included in determining the applicable Contract price (if any) for such Hydrocarbons as of the date of determination, insofar as such amounts have not been deducted in calculating the Settlement Price, including (but not limited to) the amount of all (i) Royalties applicable to such Hydrocarbons, (ii) marketing, transportation fees and other post-production costs charged by Third Parties (other than Taxes) in respect of such Hydrocarbons and (iii) gravity adjustments for which there is no payment to such Subject Company in connection with the sale of such Hydrocarbons.

“Specified Peacemaker Royalties” means the full amount of any and all Royalties owed or payable to Peacemaker Royalties, LP that are being held by or for the account of the PetroLegacy Subject Company Group, as described on Annex II of Schedule 5.18.

“Straddle Period” means any Tax period beginning before and ending after the Effective Time.

“Subject Company” is defined in the introductory paragraph hereof.

“Subject Company Group” means (a) as to Black Swan Seller and the Black Swan Subject Companies, the Black Swan Subject Company Group, (b) as to PetroLegacy Seller and the PetroLegacy Subject Companies, the PetroLegacy Subject Company Group, (c) as to Piedra III Seller and the Piedra III Subject Company, the Piedra III Subject Company Group and (d) as to Piedra IV Seller and the Piedra IV Subject Company, the Piedra IV Subject Company Group.

“Subject Company Group Taxes” means as to each Subject Company Group (a) any Taxes imposed on or with respect to any member of such Subject Company Group or its Assets and (b) the portion of any Taxes imposed on the applicable Seller Combined Group for any taxable period that is attributable to any member of such Subject Company Group, determined as though each member of such Seller Combined Group were members of a Combined Group that only included such Subject Company Group, but excluding any such Taxes attributable to the sale of any Subject Company in connection with the Transactions; provided, however, that Subject Company Group Taxes shall not include (i) Flow-Through Income Taxes or (ii) Transfer Taxes.

“Subject Company Groups Indemnified Parties” is defined in Section 8.11(a).

“Subject Company Releasing Group” is defined in Section 13.3(b).

“Subject Formation” means, subject to any exceptions or exclusions as noted on Exhibit A-2 or Exhibit A-3 as to any applicable Well or DSU:

(a) for each producing (or capable of producing) Well with a positive Allocated Value, the depths from which such Well is producing;

(b) for each Well with a positive Allocated Value that has been drilled but has not been completed, the formation identified for such Well on the applicable Annex to Exhibit A-2 for such Subject Company Group; and

(c) for each DSU with a positive Allocated Value, the formation identified for such DSU on the applicable Annex to Exhibit A-3 for such Subject Company Group.

“Subject Marks” is defined in Section 8.10.

“Subject Representation” is defined in Section 14.16.

“Subject Securities” is defined in the recitals hereof.

“Subsequent Outside Date” is defined in Section 12.1(b).

“Subsidiary” means, with respect to a specified Person as of the date the determination is being made, any other Person that (a) is Controlled (directly or indirectly) by such Person and (b) the equity entitled to vote to elect the board of directors, board of managers or other governing authority of which is more than fifty percent (50%) owned (directly or indirectly) by the relevant Person. Notwithstanding anything to the contrary in this Agreement, prior to the Closing, each Subject Company shall be considered a Subsidiary of its respective Seller, and after the Closing, each Subject Company shall be considered a Subsidiary of Purchaser.

“Surface Rights and Rights of Way” is defined in subsection (c) of the definition of “Assets”.

“Suspense Funds” means any and all Royalties and other amounts held in suspense by any Subject Company as of the Closing, and any interest accrued in escrow accounts for such suspended funds.

“Takeover Laws” is defined in Section 8.18.

“Target Closing Date” is defined in Section 10.1.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Taxes” means any taxes, assessments and other governmental charges in the nature of a tax imposed by any Governmental Authority, including income, profits, gross receipts, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, property, transfer, value added, sales, use, gross receipts, customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, windfall profit, severance, production, estimated or other tax, including any interest, penalty or addition thereto.

“Termination Date” is defined in Section 12.1.

“Third Party” means any Person other than a Seller, a Purchaser Party, any Subject Company or any of its or their respective Affiliates as of the applicable date of determination.

“Third Party Claim” is defined in Section 13.5(c).

“Title Benefit” means the aggregate beneficial or record title of the applicable Subject Company Group which, as of the Closing Date:

(a) as to the applicable Subject Formation, entitles such Subject Company Group to receive a Net Revenue Interest in the case of any Well or DSU, greater than the Net Revenue Interest shown in the applicable Annex to Exhibit A-2 for such Subject Company Group for such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group for such DSU, as applicable, except, in each case, as otherwise stated in Exhibit A-2 or Exhibit A-3; or

(b) as to the applicable Subject Formation, obligates such Subject Company Group to bear a Working Interest, in the case of any Well or DSU, less than the Working Interest percentage shown in the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Well or Exhibit A-3 with respect to such DSU, as applicable, except (i) as stated in Exhibit A-2 or Exhibit A-3 and (ii) decreases that are accompanied by no or a less than proportionate decrease in such Subject Company Group’s Net Revenue Interest.

“Title Benefit Amount” is defined in Section 3.2(e).

“Title Benefit Notice” is defined in Section 3.2(b).

“Title Defect” means any individual Lien, obligation, burden, defect or other matter, including a discrepancy in Net Revenue Interest or Working Interest that results in the failure of the applicable Subject Company Group to collectively have Defensible Title to any individual Well or DSU; provided, however, in no event shall any of the following be considered or constitute a “Title Defect”: (a) the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any leasehold interest, royalty interest, or mineral interest, and the failure of any Annex to Exhibit A-1 to reflect any lease or any unleased mineral interest where the owner thereof was validly treated as a non-participating co-tenant during the drilling of any well; (b) any defect arising out of a lack of survey or lack of metes and bounds descriptions, unless a survey is expressly required by applicable Law; (c) any defect in the chain of the title consisting of the failure to recite marital status in a document, lack of spousal joinder or omissions of succession or heirship proceedings, unless affirmative evidence shows that such failure or omission results in, or is reasonably likely to result in, another Person’s actual and superior claim of title to the Assets; (d) any defect arising out of lack of corporate or entity authorization, unless affirmative evidence shows that such corporate or entity action was not authorized and results in, or is reasonably likely to result in, another party’s actual and superior claim of title to the Assets; (e) any defect that is cured, released or waived by any Law of limitation or prescription, including adverse possession and the doctrine of laches; (f) any defects or irregularities resulting from, arising out of or related to probate proceedings or lack thereof, which defects or irregularities have existed for more than five (5) years and no affirmative evidence shows that another Person has asserted (or is reasonably likely to assert) a superior claim of title to the Assets; (g) any gap in the chain of title in the applicable county records, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman’s chain or run sheet which documents shall be included in a Defect Notice; (h) any burden, or defect arising from prior leases relating to the Lands that are terminated but are not surrendered or released of record unless affirmative evidence shows that such failure or omission results in, or is reasonably likely to result in, another Person’s actual and superior claim of title to the Assets; (i) any Lien, obligation, burden, defect, or loss of title (A) resulting from any Seller’s or any member of such Subject Company Group’s conduct of business in compliance with this Agreement between the Execution Date and Closing, except with respect to any action or inaction that, individually or in the aggregate, results in an Interest Reduction or (B) that results in an Interest Reduction, to the extent such Interest Reduction results from Purchaser’s failure to consent to Seller or any Subject Company performing or electing to participate in any operation pursuant to Section 8.2(b)(v) or Section 8.2(b)(vi); (j) any defect arising from any change in applicable Law after the Execution Date, including changes that would raise the minimum landowner royalty; (k) to the extent not resulting in any Interest Reduction, any Lien, obligation, burden, or defect that affects only which Person has the right to receive Royalty payments (rather than the amount of such Royalty) and that does not affect the validity of the underlying Asset; (l) the a consequence of cessation of production, insufficient production, or failure to conduct operations on any of the Oil and Gas Properties held by production, or lands pooled, communitized, or unitized therewith, in each case to the extent such period of alleged cessation or insufficient production occurred more than four (4) years prior to the Execution Date, and, in each case, except to the extent the cessation of production, insufficient production or failure to conduct operations is affirmatively shown to exist or would give or has given rise to a right to terminate or resulted in the termination or expiration of the Oil and Gas Properties in question; (m) any defects or irregularities in acknowledgements unless affirmative evidence shows that such failure or omission results in, or is reasonably likely to result in, another Person’s actual and superior claim of title to the Assets; (n) any defects arising from lack of an affidavit of identity or the need for one if the relevant Person’s name is readily apparent unless affirmative evidence shows that such failure or omission results in, or is reasonably likely to result in, another Person’s actual and superior claim of title to the Assets; or (o) any defects arising from a lack of power of attorney unless affirmative evidence shows that such failure or omission results in, or is reasonably likely to result in, another Person’s actual and superior claim of title to the Assets.

“Title Defect Deductible” means an amount equal to one and one-half percent (1.5%) of the Unadjusted Purchase Price.

“Title Disputed Matter” is defined in Section 3.2(i)(ii).

“Title Referee” is defined in Section 3.2(i)(ii).

“Transaction Costs” means (a) all investment banking fees, legal fees, accounting fees and other advisory fees, costs and expenses, in each case, incurred by a Subject Company Group prior to the Closing, in connection with the preparation for, negotiating or consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and the general sales process of the Subject Companies, including the Seller Reorganization (including any fees, costs or expense incurred in connection with the marketing of the Subject Companies for sale and any sales process with any Person other than Purchaser and its Affiliates); (b) all transaction, change in control, retention or stay bonuses, severance, incentive, phantom equity or deferred compensation payments or other similar payments or obligations to any current or former Business Employee, officer, director or other individual service provider of any Subject Company payable as a result of or in connection with the execution, delivery and performance of this Agreement or any other Transaction Document (including in combination with any other event), or the consummation of the transactions contemplated by this Agreement or any other Transaction Document (including in combination with any other event), in each case, together with the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments (calculated as if all such amounts were paid on the Closing Date) contemplated hereby or thereby (but excluding, for purposes of this clause (b), any payments arising due to any actions taken by or at the written direction of Purchaser), (c) any assignment or change in control payments or prepayment premiums, penalties, charges or similar fees or expenses that are required to be paid at the time of, or the payment of which would become due and payable as a result of the execution and delivery of this Agreement or any other Transaction Document and the consummation of the transactions contemplated hereby or thereby at the Closing (but not any transactions contemplated thereafter, and excluding all obligations in respect of the Existing Hedges or the Seismic Licenses that Purchaser has elected to assume or retain under Section 8.15), or that are paid or required to be paid by any Subject Company in connection with the Seller Reorganization (excluding any amount or payments that are included or taken into account of the calculation of Working Capital Liabilities), (d) the portion, if any, of any filing fees in connection with the HSR Act, and the fees, costs and expenses (including policy premiums) to obtain the R&W Insurance Policy, in each case, allocated to any Seller under Section 8.4(c) of this Agreement and (e) to the extent incurred prior to the Closing, any outstanding and unpaid severance, retention, deferred compensation, bonus, commission or incentive obligations, whether or not accrued, in respect of any current or former Business Employee, officer, director or other individual service provider of any Subject Company, in each case, together with the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments (calculated as if all such amounts were paid on the Closing Date).

“Transaction Documents” means (a) this Agreement, (b) the Assignment, (c) the Excluded Asset Assignments, (d) the Confidentiality Agreement, (e) the Escrow Agreement and (f) each other agreement, document, certificate or other instrument that is contemplated to be executed by and between the Parties (or their Affiliates) pursuant to or in connection with any of the foregoing. When Transaction Documents is used with respect to a specific Person, it means only those Transaction Documents to which such Person is a party.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC.

“Transfer Legend” means a restrictive legend to be placed on the Parent Common Equity in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

“Transfer Taxes” is defined in Section 11.2.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“TSX” means the Toronto Stock Exchange.

“Unadjusted Purchase Price” is defined in Section 2.2(a).

“Undivided Interest” means the specified percentage undivided interest (on an eight-eighth’s basis) in and to the Subject Formation with respect to the applicable properties and assets (whether tangible or intangible, real or personal).

“Units” is defined in subsection (a) of the definition of “Assets”.

“VDR” means that certain virtual data room maintained by or on behalf of the Sellers and the Subject Companies at https://secure.smartroom.com/app/main/#/DealCloud1473322.

“Waived Benefits” is defined in Section 11.7.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar applicable Law.

“Water Midstream Systems” means all fresh and produced water pipelines, recycling, delivery, storage and gathering systems, including salt water disposal pipelines, storage pits and recycling facilities held by the applicable Subject Company Group, in each case, to the extent used in connection with the ownership, operation, production, gathering, treatment, processing, storing, delivery, sale or disposal of fresh or produced water from the other Oil and Gas Properties, including to the extent depicted or otherwise described on the Annexes to Exhibit A-5.

“Wells” is defined in subsection (b) of the definition of “Assets”.

“Working Capital Assets” means as to each Subject Company Group, the current assets of such Subject Company Group as of the Effective Time (including all Cash and Cash Equivalents), each determined in accordance with Accounting Principles but (a) including oil country tubular goods, spare parts, backup tangible inventory and other inventory that are booked under GAAP as property, plant and equipment, materials and supplies, other assets and current assets associated with discontinued operations, and (b) excluding any (i) Tax assets, (ii) current assets constituting Excluded Assets, (iii) the Existing Hedge assets and/or (iv) any amounts attributable to the Specified Peacemaker Royalties or Specified 1025 Royalties.

“Working Capital Liabilities” means as to each Subject Company Group, the current liabilities of such Subject Company Group as of the Effective Time (including any Indebtedness), each determined in accordance with Accounting Principles but excluding any (a) Tax liabilities, (b) Plugging and Abandonment obligations, (c) Environmental Liabilities, (d) Transaction Costs, (e) any Credit Document Indebtedness (including, for the avoidance of doubt, any accrued fees or interest (in kind or in cash) thereon), (f) any liabilities related to Existing Hedges and/or (g) any liabilities or repayment obligations attributable to the Specified Peacemaker Royalties or Specified 1025 Royalties to the extent the same are fully and finally discharged or extinguished (at no cost to any member of a Subject Company Group) in connection with the Seller Reorganization.

“Working Interest” means, with respect to any Oil and Gas Property or DSU, the percentage of costs and expenses associated with the exploration, drilling, development, operation, maintenance and abandonment on or in connection with such Oil and Gas Property or DSU required to be borne with respect thereto, but without regard to the effect of any Royalties.

Section 1.2 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular form includes the plural form and vice versa; (b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document, or instrument means, unless specifically provided otherwise, such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any Law means, unless specifically provided otherwise, such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means, unless specifically provided otherwise, that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision; (f) reference in this Agreement to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section hereof or Appendix, Schedule or Exhibit hereto; (g) “hereunder”, “hereof”, “hereto”, and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section, or other provision thereof; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is not exclusive; (j) relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (k) the Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein; provided that in the event a word or phrase defined in this Agreement is expressly given a different meaning in any Schedule or Exhibit, such different definition shall apply only to such Schedule or Exhibit defining such word or phrase independently, and the meaning given such word or phrase in this Agreement shall control for purposes of this Agreement, and such alternative meaning shall have no bearing or effect on the interpretation of this Agreement; (l) all references to “Dollars” means United States Dollars; (m) references to “days” shall mean calendar days, unless the term “Business Days” is used; (n) except as otherwise provided herein, all actions which any Person may take and all determinations which any Person may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Person; (o) any references to a “member of a Subject Company Group” shall be deemed to refer to the applicable Subject Company and/or each of its Subsidiaries and not to any of the holders of any Securities of the applicable Subject Company or Subject Companies with respect to such Subject Company Group; (p) each representation and warranty in this Agreement is given independent effect so that if a particular representation and warranty proves to be incorrect or is breached, the fact that another representation and warranty concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty; and (q) any reference in this Agreement to “made available” to Purchaser or its Representatives means a document or other item of information that was provided or made available to Purchaser or its Representatives in the VDR prior to execution of this Agreement.

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Purchase and Sale. Subject to the terms and conditions contained in this Agreement, (a) Black Swan Seller agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase, accept and pay for, Black Swan Seller’s interest in and to the Black Swan Subject Securities, (b) PetroLegacy Seller agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase, accept and pay for, PetroLegacy Seller’s interest in and to the PetroLegacy Subject Securities, (c) Piedra III Seller agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase, accept and pay for, Piedra III Seller’s interest in and to the Piedra III Subject Securities and (d) Piedra IV Seller agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase, accept and pay for, Piedra IV Seller’s interest in and to the Piedra IV Subject Securities, in each case, free and clear of all Liens, except for Permitted Securities Liens.

Section 2.2 Purchase Price.

(a) The aggregate consideration payable by the Purchaser Parties for the Subject Securities shall be Four Billion, Two Hundred Seventy-Five Million and 0/100 Dollars ($4,275,000,000.00) (the “Unadjusted Purchase Price”), which amount shall consist of:

(i) Three Billion, One Hundred Twenty-Five Million and 0/100 Dollars ($3,125,000,000.00) (the “Cash Purchase Price”); provided that the Cash Purchase Price shall be allocated to each Seller as follows:

(A) One Billion, Two Hundred Ninety-Six Million, Eight Hundred Seventy-Five Thousand and 0/100 Dollars ($1,296,875,000.00) (the “Black Swan Cash Purchase Price”) as part of the consideration for the Black Swan Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “Black Swan Adjusted Cash Purchase Price”);

(B) Nine Hundred Ninety Million, Six Hundred Twenty-Five Thousand and 0/100 Dollars ($990,625,000.00) (the “PetroLegacy Cash Purchase Price”) as part of the consideration for the PetroLegacy Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “PetroLegacy Adjusted Cash Purchase Price”);

(C) Six Hundred Forty-Three Million, Seven Hundred Fifty Thousand and 0/100 Dollars ($643,750,000.00) (the “Piedra III Cash Purchase Price”) as part of the consideration for the Piedra III Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “Piedra III Adjusted Cash Purchase Price”); and

(D) One Hundred Ninety-Three Million, Seven Hundred Fifty Thousand and 0/100 Dollars ($193,750,000.00) (the “Piedra IV Cash Purchase Price”) as part of the consideration for the Piedra IV Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “Piedra IV Adjusted Cash Purchase Price” and as adjusted as provided in Section 2.4 as to all Sellers and all Subject Company Groups, the “Adjusted Cash Purchase Price”).

(ii) 32,645,970 shares of Parent Common Equity (such Parent Common Equity, the “Equity Purchase Price”); provided that the Equity Purchase Price shall be allocated to each Seller as follows:

(A) Thirteen Million, Five Hundred Forty-Eight Thousand and Seventy-Eight (13,548,078) shares of Parent Common Equity (the “Black Swan Equity Purchase Price”) as part of the consideration for the Black Swan Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “Black Swan Adjusted Equity Purchase Price”);

(B) Ten Million, Three Hundred Forty-Eight Thousand, Seven Hundred Seventy-Two (10,348,772) shares of Parent Common Equity (the “PetroLegacy Equity Purchase Price”) as part of the consideration for the PetroLegacy Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “PetroLegacy Adjusted Equity Purchase Price”);

(C) Six Million, Seven Hundred Twenty-Five Thousand and Seventy (6,725,070) shares of Parent Common Equity (the “Piedra III Equity Purchase Price”) as part of the consideration for the Piedra III Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “Piedra III Adjusted Equity Purchase Price”); and

(D) Two Million, Twenty-Four Thousand and Fifty (2,024,050) shares of Parent Common Equity (the “Piedra IV Equity Purchase Price”) as part of the consideration for the Piedra IV Subject Securities, adjusted as provided in Section 2.4 (as adjusted, the “Piedra IV Adjusted Equity Purchase Price” and as adjusted as provided in Section 2.4 as to all Sellers and all Subject Company Groups, the “Adjusted Equity Purchase Price”).

(b) The Unadjusted Purchase Price shall be adjusted as provided in this Article 2 (as adjusted, the “Adjusted Purchase Price”).

(c) Notwithstanding anything to the contrary contained herein, if, at any time on or after the Execution Date and prior to the Closing, (i) Parent makes (A) any Parent Common Equity dividend or distribution, (B) subdivision or split of any Parent Common Equity, (C) combination or reclassification of Parent Common Equity into a smaller number of shares of Parent Common Equity or (D) issuance of any Securities by reclassification of Parent Common Equity (including any reclassification in connection with a merger, consolidation or business combination in which Parent or any acquiror, as applicable, is the surviving Person) or (ii) any merger, consolidation, combination or other transaction is consummated pursuant to which Parent Common Equity is converted to cash or other Securities, then the Share Price and the number of shares of Parent Common Equity to be issued to Sellers pursuant to this Agreement shall be equitably and proportionately adjusted to reflect such change to provide the same economic effect as contemplated by this Agreement prior to such action, including, for the avoidance of doubt, in the cases of clauses 2.2(c)(i)(C) and (ii) to provide for the receipt by Sellers, in lieu of any Parent Common Equity, the same number Securities and/or the amount of cash received in exchange for each share of Parent Common Equity in connection with any such transaction described in clauses 2.2(c)(i)(C) and (ii) hereof. An adjustment made pursuant to the foregoing shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Equity shall be issued as part of the Equity Purchase Price, no dividend or distribution with respect to the Parent Common Equity shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Purchaser Parties at Closing shall pay to such Seller an amount in cash determined by multiplying (x) the Share Price by (y) the fraction of a share (rounded to the nearest hundredth when expressed in decimal form) of Parent Common Equity to which such Seller or such Seller’s designees would otherwise be entitled to receive pursuant hereto.

Section 2.3 Performance Deposit.

(a) On the Execution Date, Purchaser has deposited with the Escrow Agent an amount in cash equal to five percent (5.0%) of the Unadjusted Purchase Price (such amount, together with any and all interest and earnings accrued thereon under the Escrow Agreement after the Execution Date, the “Performance Deposit”) via wire transfer of immediately available funds to the account or accounts designated by the Escrow Agreement, such Performance Deposit to be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.

(b) In the event that Closing occurs, then on the Closing Date, the entirety of the Performance Deposit shall be applied as a credit toward the Adjusted Purchase Price and shall be disbursed as provided in Section 10.2(b) and Section 10.3(c).

(c) If for any reason this Agreement is terminated in accordance with Section 12.1, then the Performance Deposit shall be disbursed as provided in Section 12.2.

Section 2.4 Adjustments to the Unadjusted Purchase Price. The Unadjusted Purchase Price shall be adjusted with respect to each Subject Company Group, without duplication, as follows (it being understood that the adjustments with respect to each Seller and its Subject Company Group shall be made and allocated separately to the portion of the Unadjusted Purchase Price allocated to such Seller and its Subject Company Group as set forth in Section 2.2(a), as applicable):

(a) increased or decreased with respect to the Effective Time Working Capital of such Subject Company Group as follows:

(i) increased, by an amount equal to the Effective Time Working Capital of such Subject Company Group in the event the Effective Time Working Capital is a positive amount;

(ii) decreased, by an amount equal to the absolute value of the Effective Time Working Capital of such Subject Company Group in the event the Effective Time Working Capital is a negative amount;

(b) increased, by an amount equal to the aggregate amount, if any, of all Cash and Cash Equivalent capital contributions made after the Effective Time to such Subject Company Group by the applicable Seller(s) or any Person(s) who, directly or indirectly, owns a Security in such Subject Company Group;

(c) increased or decreased with respect to certain Hedge Losses and/or Hedge Gains and other costs, fees and expenses associated with Existing Hedges and Additional Hedges as to such Subject Company Group as follows (without duplication):

(i) decreased, by an amount equal to the aggregate amount of all Hedge Losses and any other costs, fees or expenses attributable to the Existing Hedges, or in respect of any Hedge Losses attributable to Additional Hedges that are allocated to Sellers in accordance with Section 8.14(b), in each case, paid or payable by any member of such Subject Company Group on or after the Effective Time, excluding any payments made at the Closing from the proceeds of the Closing Payments;

(ii) increased, by an amount equal to the aggregate amount of Hedge Gains attributable to the Existing Hedges actually paid to or actually received by any member of such Subject Company Group on or after the Effective Time;

(iii) increased, by an amount equal to fifty percent (50%) of the aggregate amount of all Hedge Losses and any other costs, fees or expenses attributable to the Additional Hedges paid or payable by such Seller or Affiliate of such Seller (other than any member of such Subject Company Group) on or after June 30, 2023;

(iv) decreased, by an amount equal to fifty percent (50%) of the aggregate amount of Hedge Gains attributable to the Additional Hedges actually paid to or actually received by such Seller or Affiliate of such Seller (other than any member of such Subject Company Group) on or after June 30, 2023; and

(v) increased, by an amount of any Hedge Losses attributable to the Purchaser Parties’ fifty percent (50%) share of Additional Hedges of such Subject Company Group that are paid or satisfied out of the proceeds of the Closing Payment or Closing Distribution under Section 2.6;

(d) increased or decreased with respect to certain Credit Document Indebtedness of such Subject Company Group as follows:

(i) decreased by an amount, if any, equal to (x) any Pre-Effective Time Credit Document Indebtedness (expressly including any interest payments or any other fees, charges or penalties associated with the retirement of such Credit Document Indebtedness) and (y) any interest payment on any Post-Effective Time Credit Document Indebtedness or other fees, charges or penalties associated with the retirement of such Post-Effective Time Credit Document Indebtedness, in each case, to the extent that such amount is paid or satisfied by such Subject Company Group during the period after the Effective Time and prior to the Closing, excluding any payments made at the Closing from the proceeds of the Closing Payment or the Closing Distribution;

(ii) increased by an amount, if any, equal to the principal amount of any Post-Effective Time Credit Document Indebtedness of such Subject Company Group, but only to the extent that such principal amount is paid or satisfied out of the proceeds of the Closing Payment or Closing Distribution under Section 2.6;

(iii) decreased by an amount, if any, equal to any Credit Document Indebtedness (including any interest accrued thereon or any other fees, charges or penalties associated with the retirement of such Credit Document Indebtedness) that is outstanding immediately prior to the Closing, that is not retired and satisfied in full at the Closing from the proceeds of the Closing Payment or the Closing Distribution;

(e) decreased by the amount, if any, of all Leakage, other than Permitted Leakage, of such Subject Company Group occurring after the Effective Time and prior to or at the Closing (including, without duplication, the Closing Distribution);

(f) decreased with respect to Defects in accordance with Section 3.2(g) and/or any Assets of such Subject Company Group excluded from the transactions contemplated by this Agreement pursuant to Section 3.2(g)(iii);

(g) increased or decreased with respect to Excluded Assets of such Subject Company Group as follows:

(i) increased, by an amount equal to the aggregate amounts of Cash and Cash Equivalents actually received by such Subject Company Group during any period from and after the Effective Time attributable to or earned from any Excluded Assets;

(ii) decreased, by the amount of all Property Costs or other costs and expenses, including all prepaid costs and expenses, incurred or paid by such Subject Company Group after the Effective Time, in each case, that are incurred in connection with the ownership or operation of the Excluded Assets, including any other costs, fees, expense or liability incurred or paid in connection with the disposition, transfer, dividend or distribution of the Excluded Asset after the Effective Time;

(h) decreased, by an amount equal to the Transaction Costs (x) paid by such Subject Company Group after the Effective Time and prior to Closing or (y) that remain outstanding and the obligation of such Subject Company Group as of the Closing (to the extent not satisfied in full out of the proceeds of the Closing Payment or Closing Distribution under Section 2.6);

(i) increased or decreased with respect to Taxes as follows:

(i) increased, by (A) the amount of all Post-Effective Time Subject Company Group Taxes of such Subject Company Group that are paid or otherwise economically borne by any Seller, its Affiliates (other than such Subject Company Group) or any Seller’s direct or indirect owners, and (B) the amount of all Post-Effective Time Subject Company Group Taxes of such Subject Company Group that are paid or otherwise economically borne by such Subject Company Group prior to the Effective Time;

(ii) decreased, by (A) the amount of all Pre-Effective Time Subject Company Group Taxes of such Subject Company Group that are paid or otherwise economically borne by Purchaser or any of its Affiliates (other than such Subject Company Group), and (B) the amount of all Pre-Effective Time Subject Company Group Taxes of such Subject Company Group that are (I) paid or otherwise economically borne by such Subject Company Group after the Effective Time but prior to the Closing Date or (II) unpaid as of the Closing Date (other than Pre-Effective Time Subject Company Group Taxes required to be paid (or caused to be paid) by Sellers pursuant to Section 11.3);

(j) increased by the aggregate amount of all Additional Lease Purchase Prices attributable to Accepted Additional Leases as to such Subject Company Group in accordance with Section 8.20; and

(k) increased by an amount equal to, (i) with respect to the Black Swan Subject Company Group, $175,000 per month, (ii) with respect to the PetroLegacy Subject Company Group, $225,000 per month and (iii) as to the Piedra Subject Company Group, $210,000 per month, in each case, pro-rated for partial months, for the period between the Effective Time and Closing;

(l) increased, or decreased, as applicable, by any other amounts provided for elsewhere in this Agreement as expressly increasing or decreasing the Unadjusted Purchase Price or otherwise agreed upon in writing by Sellers and Purchaser.

Section 2.5 Adjustment Procedures.

(a) All adjustments to the Unadjusted Purchase Price shall be made (i) in accordance with the terms of this Agreement and, to the extent not inconsistent with this Agreement and otherwise applicable, in accordance with GAAP and COPAS (provided, however, in the event of any conflict between GAAP and COPAS, GAAP shall control), as consistently applied by the applicable Subject Company Group prior to Closing (the “Accounting Principles”) except that the Accounting Principles shall not apply to any adjustments to the extent inconsistent with the provisions of Section 11.1 and (ii) without duplication. For the avoidance of doubt, no item that is included in or taken into account in the determination of the calculation of Effective Time Working Capital of any Subject Company Group shall be subject to any other adjustment to the Unadjusted Purchase Price. When available, actual figures will be used for the adjustments to the Unadjusted Purchase Price at Closing. To the extent actual figures are unavailable at Closing, Sellers’ Representative’s good faith estimates will be used at Closing subject to final adjustments in accordance with the terms hereof.

(b) Notwithstanding anything to the contrary in this Agreement:

(i) all adjustments to the Unadjusted Purchase Price made at Closing (as reflected in the Preliminary Settlement Statement), other than the Adjustment Deposit or, if applicable, the Defect Deposit and Additional Lease Deposit, shall be made pro rata such that the Cash Percentage of such adjustments shall be made in cash and the Equity Percentage of such adjustments shall be made in Parent Common Equity (based on the Share Price); provided, however:

(A) all upward adjustments under Section 2.4(b) and Section 2.4(d)(ii) shall be made only in cash (and not shares of Parent Common Equity) up to an amount equal to Two Hundred Million Dollars ($200,000,000) in the aggregate for all of the Subject Company Groups, following which all upward adjustments under Section 2.4(b) and Section 2.4(d)(ii) shall be made pro rata such that the Cash Percentage of such adjustments shall be made in cash and the Equity Percentage of such adjustments shall be made in Parent Common Equity (based on the Share Price); and

(B) the number of shares of Parent Common Equity comprising the Equity Purchase Price at Closing, including any shares of Parent Common Equity comprising the Defect Deposit Equity Amount (if any) shall not exceed nineteen and ninety-nine hundredths percent (19.99%) of all issued and outstanding shares of Parent Common Equity as of immediately prior to Closing, and with respect to all net upward adjustments made in shares of Parent Common Equity based on the Share Price, such aggregate adjustments as to all Sellers shall be made until such maximum percentage is reached, after which point any additional upward adjustment to the Unadjusted Purchase Price made at Closing shall be made in cash to the Cash Purchase Price only; and

(ii) any adjustments to the Unadjusted Purchase Price made after Closing (including any amount included in the final settlement statement delivered under Section 2.7(b)) shall be settled in cash only.

(c) Notwithstanding anything to the contrary in this Agreement, in determining the adjustments contemplated under Section 2.4(a), the following shall be taken into account to the extent not in express conflict with the definitions of Effective Time Working Capital, Working Capital Assets and Working Capital Liabilities; provided that the following shall in no way be construed as a limitation to the definition of any of Effective Time Working Capital, Working Capital Assets and Working Capital Liabilities:

(i) the following shall be deemed to constitute Working Capital Assets of a Subject Company Group (without duplication or limitation):

(A) all Cash and Cash Equivalents of such Subject Company Group at the Effective Time, and all unpaid refunds on deposits, prepayments or similar items and all insurance proceeds receivable by any Subject Company Group attributable to periods prior to the Effective Time;

(B) the amount of all pre-paid or deposited Property Costs paid by or on behalf of such Subject Company Group prior to the Effective Time that are attributable to the ownership of the Assets after the Effective Time that are not reimbursed or repaid to such Subject Company Group prior to the Effective Time, including (1) bond and insurance premiums and deductibles paid or borne by or on behalf of such Subject Company Group with respect to any period after the Effective Time (prorated as applicable, and, with respect to any insurance premiums pertaining to insurance policies that will not be retained by a Subject Company after Closing, limited only to prepayments for the period between the Effective Time and Closing), (2) Royalties, (3) cash calls to Third Party operators, (4) bonus, lease extensions, rentals and other lease maintenance payments not due or payable until after the Effective Time and (5) annual registration fees and/or well registration fees not due and payable until after the Effective Time (prorated as applicable), but in any event excluding (x) any Transaction Costs and (y) any amounts that would constitute “Leakage”;

(C) such Subject Company Group’s entitlement of any merchantable Hydrocarbons in tanks or storage facilities produced from or credited to the Assets, to the extent above the load line, produced from or attributable to the Assets at the Effective Time based upon the quantities in tanks or storage facilities that are (x) upstream of the pipeline connection or (y) upstream of the sales meter, as applicable, as of the Effective Time multiplied by the applicable Settlement Price, in each case, net of any Specified Hydrocarbon Deductions;

(D) all unpaid proceeds, receivables and amounts earned as of the Effective Time from the sale of Hydrocarbons produced from or attributable to the Oil and Gas Properties, in each case, net of any Specified Hydrocarbon Deductions, together with any other unpaid amounts receivables earned by or owed to such Subject Company Group, in each case during any period before the Effective Time to the extent reasonably likely to be received by the Subject Company Group within the one hundred twenty (120)-day period after the Closing Date;

(E) if any Subject Company thereof is the operator under an operating agreement covering any of the Assets or assets then owned by such Subject Company Group, an amount equal to the Property Costs and other costs and expenses paid before the Effective Time by such Subject Company Group, such Seller or any of its or their Affiliates on behalf of the other joint interest owners without reimbursement prior to the Effective Time (including through netting of revenues paid to such joint interest owners) that are attributable to periods after the Effective Time, in each case, only to the extent that such costs and expenses are (1) permitted to be charged to such joint interest owners under the applicable joint operating agreement, production sharing agreement or similar Contract and (2) reasonably likely to be received by the Subject Company Group within the one hundred twenty (120)-day period after the Closing Date; and

(F) with respect to any Imbalances where such Subject Company Group is underproduced as to Hydrocarbons or has overdelivered Hydrocarbons, an amount equal to the aggregate cash amount owed by Third Parties to such Subject Company Group for such Imbalances as of the Effective Time if the applicable Contract governing such Imbalance requires monthly cash balancing or, if monthly cash balancing is not required under such applicable Contract, on the basis of the applicable Settlement Price.

(ii) the following shall be deemed to constitute Working Capital Liabilities of a Subject Company Group (without duplication or limitation):

(A) the amount of all Property Costs payable by such Subject Company Group that are unpaid as of the Effective Time with respect to operations on or relating to the Assets that are attributable to periods prior to the Effective Time; and

(B) with respect to any Imbalances where such Subject Company Group is overproduced as to Hydrocarbons or has underdelivered Hydrocarbons, an amount equal to the aggregate cash amount owed by such Subject Company Group to Third Parties for such Imbalances as of the Effective Time if the applicable Contract governing such Imbalance requires monthly cash balancing or, if monthly cash balancing is not required under such applicable Contract, on the basis of the applicable Settlement Price;

(d) All adjustments and payments made pursuant to this Article 2 shall be without duplication of any other amounts paid or received under this Agreement.

(e) For purposes of allocating Hydrocarbon production (and accounts receivable with respect thereto), (i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Oil and Gas Properties when they are produced into the tank batteries related to each Well and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Oil and Gas Properties when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported. The Parties shall use reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings, gauging or strapping data are not available.

(f) Surface use or damage fees and other Property Costs that are paid periodically (including deficiency or shortfall payments pertaining to minimum volume commitments or similar requirements that accrue on a periodic basis (e.g., quarterly, semi-annually or annually)) shall be prorated based on the number of days in the applicable period falling on or before, or after, the Effective Time.

(g) In determining the amount of the Working Capital Assets of a Subject Company Group, oil country tubular goods, spare parts, backup tangible inventory and other inventory that are booked under GAAP as property, plant and equipment, materials and supplies, other assets and current assets associated with discontinued operations shall be valued, in each case, based on the applicable fair market value of such assets and property as of the Effective Time.

(h) “earned” and “incurred,” as used in Section 2.4 and this Section 2.5, shall be interpreted in accordance with accounting recognition guidance under the Accounting Principles.

Section 2.6 Closing Date Flow of Funds. Contemporaneously with Closing:

(a) The Closing Payment shall be disbursed at the Closing as follows:

(i) first, to the amount of any Credit Document Indebtedness of any Subject Company Group or any Seller (including any Post-Effective Time Credit Document Indebtedness) outstanding as of the Closing Date, to the applicable holders of such Credit Document Indebtedness (including any such amounts required to obtain at Closing the releases, terminations and instruments referenced in Section 10.2(g) that constitute or create any Liens binding on the Assets or the Subject Securities, or that secure any Credit Document Indebtedness of a Seller or an Affiliate of such Seller), as specified in the Payoff Letters;

(ii) second, to the extent any Hedge Losses amounts are owed by any Subject Company Group at Closing in connection with any (A) Existing Hedge liquidations or (B) Additional Hedge liquidations in accordance with Section 8.14(b), to the Persons owed any amounts in connection therewith, as set forth in the Preliminary Settlement Statement;

(iii) third, to the extent any Transaction Costs are due and payable or outstanding as of Closing, to the Persons owed any such Transaction Costs, as set forth in the Preliminary Settlement Statement; and

(iv) fourth, the remainder to the Person(s) and account(s) designated by Sellers’ Representative as set forth in the Preliminary Settlement Statement.

(b) Each applicable Seller shall cause the members of such Seller’s Subject Company Group to make the Closing Distribution to the Person(s) and account(s) designated by Sellers’ Representative in the Preliminary Settlement Statement.

Section 2.7 Closing Payment and Post-Closing Adjustments.

(a) Not later than five (5) Business Days prior to the Closing Date, the Sellers’ Representative shall prepare and deliver, or cause to be prepared and delivered, to Purchaser, a draft preliminary settlement statement (the “Preliminary Settlement Statement”) setting forth, for each Seller and its respective Subject Company Group, (i) each Seller’s good faith estimate of the portion of the Adjusted Purchase Price allocated to such Seller as of the Closing Date (but excluding any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing cure (which amounts shall be included in the Defect Deposit, if applicable), and any disputes with respect to alleged Title Benefits and Additional Leases for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i)) after giving effect to all adjustments set forth in Section 2.4 and subject to the procedures specified in Section 2.5, (ii) the Persons, accounts and amounts of disbursements that are required to receive such amounts in accordance with Section 2.6 (including the amounts Sellers’ Representative designates and nominates to receive the portions of the Closing Payment, the Closing Distribution under Section 2.6(a)(iv) and Section 2.6(b) and the Adjusted Equity Purchase Price) and (iii) the wiring and other applicable instructions for all such payments and disbursements, in each case, in accordance with this Agreement. Each Seller shall supply to Purchaser reasonable documentation in the possession of Sellers’ Representative, Sellers and their respective Subject Company Groups to support the items for which adjustments are proposed or made in any such Preliminary Settlement Statement and a brief explanation of any such adjustments and the reasons therefor. Within three (3) Business Days after receipt of the draft Preliminary Settlement Statement, Purchaser may deliver to Sellers’ Representative a written report containing all changes that Purchaser proposes to be made to the Preliminary Settlement Statement, if any, together with a brief explanation of any such changes, and Sellers’ Representative shall consider such proposed changes in good faith. Sellers’ Representative and Purchaser shall in good faith attempt to agree on the Preliminary Settlement Statement as soon as possible after Sellers’ Representative’s receipt of Purchaser’s written report. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Unadjusted Purchase Price at Closing; provided that if the Parties cannot agree on all adjustments set forth in the Preliminary Settlement Statement prior to the Closing, then any such unagreed adjustments as set forth in the Preliminary Settlement Statement as presented by the Sellers’ Representative will be used to adjust the Unadjusted Purchase Price at Closing (such estimated Adjusted Purchase Price, the “Closing Adjusted Purchase Price”); provided that any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing cure (which amounts shall be included in the Defect Deposit, if applicable), and any disputes with respect to alleged Title Benefits or any disputed Additional Leases shall be exclusively addressed and resolved exclusively under Section 3.2(i).

(b) As soon as reasonably practicable after the Closing, but not later than one hundred (120) days following the Closing Date, Purchaser shall prepare and deliver to Sellers’ Representative a draft final settlement statement setting forth the final calculation of the Adjusted Purchase Price allocated and attributable to each Seller (but excluding any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing cure (which amounts shall be included in the Defect Deposit and any disputes with respect to alleged Title Benefits and Additional Leases for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i))) and showing the calculation of each adjustment under Section 2.4, based on the most recent actual figures for each adjustment. Purchaser shall make reasonable documentation in the possession of Purchaser’s Representatives, Purchaser or its Affiliates available to support the final figures. As soon as reasonably practicable, but not later than the thirtieth (30th) day following receipt of Purchaser’s statement hereunder (the “Dispute Period”), Sellers’ Representative may deliver to Purchaser a written report containing any changes that Sellers’ Representative proposes be made in such statement, if any, together with a brief explanation of any such changes (the “Dispute Notice”). Any changes not so specified in such Dispute Notice shall be deemed waived and Purchaser’s determinations with respect to all such elements of a final settlement statement that are not addressed specifically in such Dispute Notice shall prevail (but excluding any adjustments with respect to disputed alleged Defects), any Title Defects subject to post-Closing cure or dispute (which amounts shall be included in the Defect Deposit and any disputes with respect to alleged Title Benefits and Additional Leases for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i)). If Sellers’ Representative fails to timely deliver a Dispute Notice to Purchaser containing changes Sellers’ Representative proposes to be made to a final settlement statement, such final settlement statement as delivered by Purchaser will be deemed to be correct and mutually agreed upon by the Parties and will be final and binding on the Parties (excluding any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing cure (which amounts shall be included in the Defect Deposit, if applicable), and any disputes with respect to alleged Title Benefits and Additional Leases for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i)) and not subject to further audit or arbitration. The Parties shall undertake to agree on the final statement of the Adjusted Purchase Price attributable to each Seller no later than ten (10) days following Purchaser’s receipt of Sellers’ Representative’s Dispute Notice (if any) delivered hereunder. In the event that the Parties cannot reach agreement as to any final settlement statement of the Adjusted Purchase Price or portion thereof (but excluding any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing cure (which amounts shall be included in the Defect Deposit, if applicable), and any disputes with respect to alleged Title Benefits and Additional Leases for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i)) within such period of time, then either Party may (upon not less than one (1) Business Day’s prior written notice to the other Party) refer the items of adjustment which are in dispute or the interpretation or effect of this Section 2.7(b) to a nationally recognized independent accounting firm or consulting firm mutually acceptable to both Sellers’ Representative and Purchaser (the “Accounting Referee”) for review and final determination by arbitration. The

Accounting Referee shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this Section 2.7(b). If the Parties are unable to mutually agree upon an Accounting Referee, then the Houston office of the AAA shall choose such Accounting Referee. The Accounting Referee, once appointed, shall have no ex parte communications with the Parties concerning the expert determination or the items of adjustment which are in dispute. All communications between any Party and the Accounting Referee shall be conducted in writing, with copies sent simultaneously to the other Party in the same manner, or at a meeting to which all Parties have been invited and of which such Parties have been provided at least five (5) Business Days’ notice. The Accounting Referee’s determination shall be made, based on the materials submitted to the Accounting Referee as described above and not by independent review, within fifteen (15) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal, and shall constitute an arbitral award upon which a judgement may be entered in any court having jurisdiction thereof. In determining the amount of any adjustment to the Adjusted Purchase Price (but excluding any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing cure (which amounts shall be included in the Defect Deposit, if applicable), and any disputes with respect to alleged Title Benefits and Additional Leases for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i)), the Accounting Referee shall be bound by the terms of this Agreement (including Section 2.4 and Section 2.5) and may not increase the Adjusted Purchase Price more than the increase proposed by Sellers’ Representative nor decrease the Adjusted Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Referee shall act as an expert for the limited purpose of determining the specific disputed aspects of Adjusted Purchase Price adjustments submitted by any Party and may not award damages, interest (except to the extent expressly provided for in this Section 2.7), or penalties to any Party with respect to any matter. Each Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Sellers shall collectively bear one-half and Purchaser shall bear one-half of the fees, costs and expenses of the Accounting Referee.

(c) Sellers’ Representative and each Seller shall promptly assist Purchaser in preparation of the final settlement statement of the Adjusted Purchase Price under Section 2.7(b) by furnishing invoices, receipts, reasonable access to personnel and such other assistance as may be reasonably requested by Purchaser to facilitate such process post-Closing. Following the Closing and until the Adjusted Purchase Price is finalized, Purchaser and the Subject Companies shall promptly (i) make available to Sellers’ Representative and each Seller all reasonably requested Records, including all invoices and receipts, and (ii) provide reasonable access to Purchaser and its Affiliate’s personnel during normal business hours, in each case, to the extent reasonably necessary for Sellers’ Representative and each Seller to review, audit and provide comments to the proposed final settlement statement(s) proposed by Purchaser.

(d) Within five (5) Business Days after the earlier of (x) the expiration of the Dispute Period without delivery of any written report or objections by Sellers’ Representative or (y) if Sellers’ Representative delivers any such report or objection, the date on which the Parties or the Accounting Referee finally determine in writing the Adjusted Purchase Price (but excluding any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing cure (which amounts shall be included in the Defect Deposit, if applicable), and disputed alleged Title Benefits and Additional Leases for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i)):

(i) if the Adjusted Purchase Price, as finally determined pursuant to this Section 2.7, equals or exceeds the Closing Adjusted Purchase Price (in each case excluding any adjustments with respect to alleged Defects subject to dispute at Closing for which amounts are included in the Defect Deposit and alleged Title Benefits and Additional Leases subject to dispute at Closing for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i)) then (A) Purchaser shall pay to the Persons as directed by Sellers’ Representative by wire transfer of immediately available funds to an account(s) designated by Sellers’ Representative in writing an amount in cash equal to such excess, if any, and (B) Sellers’ Representative and Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the entirety of the Adjustment Deposit to the Person(s) and to the accounts designated by Sellers’ Representative; or

(ii) if the Adjusted Purchase Price as finally determined pursuant to this Section 2.7 is less than the Closing Adjusted Purchase Price (in each case, disregarding any adjustments with respect to disputed alleged Defects, any Title Defects subject to post-Closing for which amounts shall be included in the Defect Deposit, if applicable), and any disputes with respect to alleged Title Benefits and Additional Leases subject to dispute at Closing for which amounts are included in the Additional Lease Deposit, each of which shall be exclusively addressed and resolved exclusively under Section 3.2(i), then promptly (and in any event within three (3) Business Days following the final determination of the Adjusted Purchase Price), Sellers’ Representative and Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse from the Adjustment Deposit (A) to Purchaser an amount in cash equal to the amount of such excess and (B) to the Person(s) and to the accounts designated by Sellers’ Representative, the remainder of the Adjustment Deposit (if any) after such payment to the Purchaser. For the avoidance of doubt, any amounts payable to the Purchaser pursuant to the foregoing sentence shall be satisfied exclusively out of the Adjustment Deposit.

(e) All cash payments made or to be made under this Agreement to or at the direction of any Seller shall be made by electronic transfer of immediately available funds to such bank and account as may be specified by Sellers’ Representative in writing in accordance with this Agreement.

(f) All adjustments and payments made pursuant to this Article 2 shall be without duplication of any other amounts paid, credited, debited, or received under this Agreement.

Section 2.8 Tax Treatment; Allocation of Purchase Price for Tax Purposes. The Parties agree that the sale of the Subject Securities pursuant to Section 2.1 will be treated for U.S. federal and applicable state and local income tax purposes as a taxable sale of all of the Assets by the Sellers to Purchaser. No Party or any Affiliate thereof shall take a position inconsistent with the preceding sentence for any purpose unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or corresponding provision of applicable U.S. state or local Law. Each of Sellers’ Representative and Purchaser shall use commercially reasonable efforts to agree upon an allocation of the Adjusted Purchase Price and any other items properly treated as consideration for U.S. federal income tax purposes with respect to the Assets sold by each Seller among the six categories of assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) in accordance with Section 1060 of the Code and the Treasury Regulations promulgated (and in a manner consistent with the Allocated Values and the applicable Seller’s respective percentage of the Adjusted Purchase Price) thereunder within thirty (30) days after the Cut-Off Date (collectively, the “Allocation”). If Sellers’ Representative and Purchaser reach an agreement with respect to the Allocation, (a) Sellers’ Representative and Purchaser shall use commercially reasonable efforts to update the Allocation in a manner consistent with Section 1060 of the Code following any adjustment to the purchase consideration for Tax purposes pursuant to this Agreement, and (b) Sellers and Purchaser Parties shall, and shall cause their Affiliates to, report consistently with the Allocation, as adjusted, on all Tax Returns, including IRS Form 8594, which Sellers and Purchaser Parties shall timely file with the IRS, as applicable, and neither Sellers nor Purchaser shall take any position on any Tax Return that is inconsistent with the Allocation, as adjusted, unless otherwise required by applicable Law; provided, however, that (i) to the extent Sellers’ Representative and Purchaser Parties cannot mutually agree on the Allocation, each Party shall be entitled to determine its own allocation and file its IRS Form 8594 consistent therewith and (ii) neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such allocation.

Section 2.9 Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the Sellers such amounts as are required to be withheld and paid over to the applicable Governmental Authority under the Code, or any applicable provision of Tax Law; provided, that other than with respect to withholding Taxes owed as a result of the failure of any Seller to deliver one of the forms described in Section 10.2(d), Purchaser will, prior to any deduction or withholding, use commercially reasonable efforts to notify the applicable Seller of any anticipated withholding, and reasonably cooperate with such Seller to minimize the amount of any applicable withholding to such Seller. To the extent that amounts are so withheld and paid over to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller in respect of which such deduction or withholding was made.

Section 2.10 1031 Exchange. The Sellers reserve the right, at or prior to Closing, to assign their rights under this Agreement with respect to all or a portion of the consideration payable pursuant to this Agreement, and that portion of the Assets associated therewith (the “1031 Assets”), to a Qualified Intermediary (as that term is defined in Section 1.1031(k)-1(g)(4) of the Treasury Regulations) (the “QI”) or to an Exchange Accommodation Titleholder (as that term is defined in Internal Revenue Service Revenue Procedure 2000-37) (the “EAT”) to accomplish this Transaction, in whole or in part, as a like-kind exchange in compliance with Section 1031 of the Code (a “Like-Kind Exchange”). The Purchaser Parties hereby (a) consent to any Seller’s assignment of its rights in this Agreement with respect to the 1031 Assets; provided that any such assignment will not result in a distribution of any Parent Common Equity to a Canadian resident or a person otherwise domiciled in Canada, and (b) if such an assignment is made, Purchaser shall pay all or a portion of the consideration payable pursuant to this Agreement into a qualified trust or escrow account at Closing as directed in writing by Sellers’ Representative and the QI or EAT, as applicable. Purchaser likewise reserves the right, at or prior to Closing, to assign all or a portion of its rights in this Agreement to a QI or to an EAT in connection with effecting any Like-Kind Exchange. The Sellers hereby consent to Purchaser’s assignment of all or a portion of its rights in this Agreement to an EAT or QI, as applicable, at Closing, as directed in writing by Purchaser and the EAT or QI, as applicable. The Purchaser Parties and the Sellers acknowledge and agree that (i) the Closing shall not be delayed or affected by reason of a Like-Kind Exchange, (ii) a whole or partial assignment of this Agreement to a QI or EAT shall not release any Party from, or modify, any of their respective liabilities and obligations (including indemnity obligations to each other) under this Agreement, (iii) no Party makes any representations as to any particular Tax treatment that may be afforded to any other Party by reason of such assignment or any other actions taken in connection with any Like-Kind Exchange and (iv) in the event either Party assigns its rights under this Agreement pursuant to this Section 2.10, then such Party agrees to notify the other Party in writing of such assignment at or before the Closing. No Party shall be obligated to pay any additional costs or incur any additional obligations as a result of any Like-Kind Exchange effected by the other Party, and each Party electing to treat the Transaction as a Like-Kind Exchange shall be obligated to defend, hold harmless, and indemnify the other Party from and against all Damages, if any, resulting from such Like-Kind Exchange. No Party, by its consent to a Like-Kind Exchange, shall be responsible in any way for another Party’s compliance with such Like-Kind Exchange.

ARTICLE 3

TITLE AND ENVIRONMENTAL MATTERS

Section 3.1 Title and Environmental Matters. Purchaser hereby acknowledges and agrees that, without limitation of Sellers’ representations and warranties set forth in Article 4 or in Article 5, prior to Closing, this Article 3, the conditions to Closing set forth in Article 11 and the rights and remedies set forth in Article 12 set forth Purchaser’s sole and exclusive remedy against any member of the Seller Group with respect to (a) any Defect, (b) the failure of any Subject Company Group, Subject Company or any other Person to have title to any of the Assets (whether Defensible Title or otherwise), and (c) the existence of any Environmental Defect, Environmental Liabilities, Release of Hazardous Substances or any other environmental condition or obligation with respect to any Subject Company Group, Subject Company and/or the Assets.

Section 3.2 Defects; Adjustments.

(a) Notice of Defects. As a condition to Purchaser asserting any claim with respect to any alleged Defect pursuant to this Article 3, Purchaser must deliver to Sellers’ Representative a valid Notice or Notices (each a “Defect Notice”) with respect to such alleged Defect on or before 5:00 p.m. Central Time on the date that is fifty-five (55) days after the Execution Date (the “Defect Deadline”); provided that Purchaser shall use commercially reasonable efforts to provide to Sellers’ Representative weekly written updates no later than 5:00 p.m. Central Time on each Friday between the Execution Date and the Defect Deadline (which notices may be preliminary in nature and may be amended or supplemented by a Defect Notice) that describe any alleged Defects identified by or on behalf of Purchaser or Purchaser’s Representatives during the prior calendar week; provided, further, that Purchaser’s failure to provide such preliminary notice with respect to any Defect shall not prejudice or restrict in any respect Purchaser’s right to subsequently assert such Defect in a Defect Notice on or before the Defect Deadline, nor shall such failure be deemed a breach of this Agreement. In order to be a valid Defect Notice as to an alleged Defect, each such Notice shall be in writing and must include the following:

(i) a description of the alleged Defect;

(ii) a description of the Asset subject to such alleged Defect;

(iii) the Allocated Value of each Asset subject to the alleged Defect (if applicable);

(iv) Purchaser’s good faith estimate of the Defect Amount attributable to such alleged Defect and the computations and information upon which Purchaser’s estimate is based;

(v) all Reasonable Documentation in Purchaser’s or Purchaser’s Representatives’ possession or reasonable control and relied upon by Purchaser in supporting Purchaser’s assertion and claim of such Defect; and

(vi) with respect to any alleged Environmental Defect, if applicable, reference to the applicable Environmental Laws, if known, that have been violated or that require Remediation with respect to the applicable Assets as of the Effective Time.

SUBJECT TO, AND WITHOUT LIMITATION OF, PURCHASER’S RIGHTS UNDER THE R&W INSURANCE POLICY (AND WITHOUT LIMITATION OF SELLERS’ REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 4 OR IN ARTICLE 5, THE CONDITIONS TO CLOSING SET FORTH IN ARTICLE 11 AND THE RIGHTS AND REMEDIES SET FORTH IN SET FORTH IN ARTICLE 12), AND ABSENT FRAUD, EACH PURCHASER PARTY SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL DEFECTS (AND ANY ADJUSTMENTS TO THE UNADJUSTED PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLERS’ REPRESENTATIVE HAS NOT RECEIVED ON OR BEFORE THE DEFECT DEADLINE A DEFECT NOTICE THAT SATISFIES EACH OF THE CONDITIONS AND REQUIREMENTS SET FORTH IN THIS SECTION 3.2(a) (OR WITH RESPECT TO SECTION 3.2(A)(I), SECTION 3.2(A)(V) AND SECTION 3.2(A)(VI), IN ALL MATERIAL RESPECTS).

(b) Notice of Title Benefits. As a condition to Sellers asserting any claim with respect to any alleged Title Benefit, should Sellers discover any Title Benefit at any time on or prior to the Defect Deadline, Sellers shall have the right, but not the obligation, but in no event later than the Defect Deadline, to deliver to Purchaser a written notice (each a “Title Benefit Notice”), which Title Benefit Notice shall include:

(i) a description of the alleged Title Benefit;

(ii) a description of the DSU or Well subject to such alleged Title Benefit;

(iii) the Allocated Value of each DSU or Well subject to the alleged Title Benefit;

(iv) Sellers’ good faith estimate of the Title Benefit Amount attributable to such Title Benefit and the computations and information upon which such Party’s estimate is based; and

(v) supporting documents reasonably necessary for Purchaser and the Defect Referee (as well as any title attorney or examiner hired by any such Persons) to verify or investigate the existence of the alleged Title Benefit.

SELLERS SHALL BE DEEMED TO HAVE WAIVED AND RELEASED, AND COVENANTS THAT IT SHALL WAIVE AND RELEASE, ANY AND ALL TITLE BENEFITS (AND ANY ADJUSTMENTS TO THE UNADJUSTED PURCHASE PRICE ATTRIBUTABLE THERETO) FOR WHICH SELLERS’ REPRESENTATIVE HAS NOT SENT TO PURCHASER ON OR BEFORE THE DEFECT DEADLINE A VALID NOTICE THAT SATISFIES EACH OF THE CONDITIONS AND REQUIREMENTS SET FORTH IN THIS SECTION 3.2(b) (OR WITH RESPECT TO SECTION 3.2(B)(I) AND SECTION 3.2(B)(V), IN ALL MATERIAL RESPECTS).

(c) Option to Cure Defects. Sellers shall have the right, but not the obligation to attempt, at Sellers’ sole cost, to cure or remove, on or prior to the applicable Cure Deadline, any Defects asserted in a valid Defect Notice; provided that, if Sellers elect to cure any Title Defects after Closing, then Sellers shall notify Purchaser of its election prior to Closing. Alleged Defects shall be deemed to have been cured or removed if Sellers’ Representative and Purchaser agree that, or if there has been a final determination pursuant to Section 3.2(i) that, (i) with respect to Title Defects, the DSUs or Wells affected by such alleged Defect are free of such Defect as of the applicable Cure Deadline, or (ii) with respect to Environmental Defects, such Environmental Defect has been Remediated. If any asserted Defect is not cured, Remediated or removed, or if Sellers’ Representative and Purchaser cannot agree as to whether such Defect has been cured, Remediated or removed, and it is finally determined by the applicable Defect Referee in accordance with Section 3.2(i) that such Defect is not cured, Remediated or removed by the Cure Deadline, the Unadjusted Purchase Price shall be adjusted by the Defect Amount attributable to such Defect. Any Seller’s attempt to cure or remove a Defect shall not constitute an obligation to cure or attempt to cure such Defect or a waiver of such Seller’s right to dispute the validity, nature or value of, or cost to cure, such Defect.

(d) Defect Amounts. The diminution of value of the Assets attributable to any valid Defect that actually burdens, encumbers or affects a DSU or Well (the “Defect Amount”) shall be determined as follows:

(i) if Purchaser and Sellers’ Representative agree on the Defect Amount, that amount shall be the Defect Amount;

(ii) if a Title Defect is a Lien that is liquidated in amount, then the Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Subject Company Group’s interest in the affected DSU or Well;

(iii) if a Title Defect as to the applicable Subject Formation affecting any Well or DSU represents a negative discrepancy between (A) the actual Net Revenue Interest for the applicable Subject Formation as to such Well or DSU and (B) the Net Revenue Interest percentage stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation for such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation for such DSU, as applicable, and in such case there is a proportionate decrease in the actual Working Interest with respect to the applicable Subject Formation as to such Well or DSU, as applicable, from the Working Interest stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation for such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation for such DSU, as applicable, then the Defect Amount shall be equal to the product of (1) the Allocated Value of such Subject Formation as to such Well or DSU, as applicable multiplied by (2) a fraction, the numerator of which is (x) the remainder of (I) the “Net Revenue Interest” percentage stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation for such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation for such DSU, as applicable, minus (II) the actual Net Revenue Interest for such Subject Company Group with respect to such Subject Formation as to such Well or DSU, as applicable, and the denominator of which is (y) the “Net Revenue Interest” percentage stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation for such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation for such DSU, as applicable; provided that if the Title Defect does not affect the “Net Revenue Interest” percentage stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation for such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation for such DSU, as applicable, throughout its entire productive life, the Defect Amount determined under this Section 3.2(d)(iii) shall be reduced to take into account the applicable time period only;

(iv) if the Title Defect represents an obligation, encumbrance, burden, or charge upon or other defect in title to the applicable Subject Formation as to a DSU or Well of a type not described in Section 3.2(d)(i) through Section 3.2(d)(iii), the Defect Amount shall be determined by taking into account the Allocated Value of the Subject Formation for the DSU or Well so affected, the portion of the Subject Company Group’s interest in the applicable Subject Formation as to such DSU or Well affected by the Title Defect, the legal effect of the Title Defect, the potential present value economic effect of the Title Defect over the life of the applicable Subject Formation as to such DSU or Well, the values placed upon the Title Defect by Purchaser, the estimated capital and operational costs and expenses (or reduction or increases thereof) attributable to the Subject Company Group’s Working Interest, and such other reasonable factors as are necessary to make a proper evaluation and determination of such value;

(v) if a Defect is an Environmental Defect, the Defect Amount shall be equal to the estimated cost to Remediate the Asset subject to such Environmental Defect in the lowest-cost manner reasonably available, consistent with applicable Environmental Laws, taking into account that non-permanent remedies (including mechanisms to contain or stabilize Hazardous Substances, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls or other appropriate restrictions on the industrial use of the property, caps, dikes, encapsulation, leachate collection systems, and the like), if such responses are allowed under Environmental Laws, may be the lowest-cost manner reasonably available and, where applicable, to the extent required by applicable Governmental Authorities; provided, however, such Defect Amount shall expressly exclude (A) the costs, fees and expenses of Purchaser’s and/or its Affiliate’s employees or attorneys, (B) costs, fees and expenses for matters that are ordinary costs of doing business regardless of the presence of an Environmental Defect (e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets or in connection with permit renewal/amendment activities), (C) overhead costs of Purchaser or its Affiliates and (D) any Remediation costs, fees or expenses charged or chargeable solely to any other Working Interest owner or co-tenant or joint owner of the underlying Assets burdened by such Environmental Defect;

(vi) the Defect Amount with respect to a Defect shall be determined without duplication of any costs or losses included in another Defect Amount hereunder, or for which Purchaser otherwise receives credit in the calculation of the Adjusted Purchase Price; and

(vii) notwithstanding anything to the contrary in this Agreement, with respect only to Title Defects, the aggregate adjustment to the Unadjusted Purchase Price for all Defect Amounts attributable to all Title Defects affecting a single Asset shall not exceed the Allocated Value of such Asset (after giving effect to any applicable adjustments due to prior Defects), except with respect to Liens that are liquidated in amount with recourse to a Subject Company Group member or the Assets.

(e) Title Benefit Amounts. The “Title Benefit Amount” for any Title Benefit shall be determined as follows:

(i) if a Title Benefit applicable to any Subject Formation as to any Well or DSU represents a positive discrepancy between (A) the actual Net Revenue Interest for such Subject Company Group with respect to such Subject Formation as to such Well or DSU and (B) the Net Revenue Interest percentage stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation as to such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group for such DSU, and in such case there is a proportionate increase in the actual Working Interest with respect to the applicable Subject Formation as to such Well or DSU, as applicable, from the Working Interest stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation for such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation for such DSU, as applicable, then the Title Benefit Amount shall be equal to (1) the product of the Allocated Value of such Subject Formation as to such Well or DSU multiplied by (2) a fraction, the numerator of which is (x) the remainder of (I) the actual Net Revenue Interest for such Subject Company Group with respect to such Subject Formation as to such Well or DSU minus (II) the Net Revenue Interest percentage stated

on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation as to such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation as to such DSU, and the denominator of which is (y) the Net Revenue Interest percentage stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation as to such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation for such DSU; provided that if the Title Benefit does not affect the Net Revenue Interest percentage stated on the applicable Annex to Exhibit A-2 for such Subject Company Group with respect to such Subject Formation as to such Well or the applicable Annex to Exhibit A-3 for such Subject Company Group with respect to such Subject Formation as to such DSU throughout its entire productive life, the Title Benefit Amount determined under this Section 3.2(e)(i) shall be reduced to take into account the applicable time period only; and

(ii) if the Title Benefit represents a benefit of a type not described in Section 3.2(e)(i), the Title Benefit Amount shall be determined by taking into account the Allocated Value of the Subject Formation of the DSU or Well so affected, the portion of the Subject Company Group’s interest in the DSU or Well affected by the Title Benefit, the legal effect of the Title Benefit, the potential positive economic effect of the Title Benefit over the life of the affected DSU or Well, the values placed upon the Title Benefit by Purchaser and such other reasonable factors as are necessary to make a proper evaluation and determination of such value.

(f) Individual Threshold and Defect Deductibles; Title Benefit Amounts. Notwithstanding anything to the contrary in this Agreement:

(i) except as otherwise provided in this Section 3.2(f), there shall be no adjustments to the Unadjusted Purchase Price under Section 3.2(g) for any Defect or Defects to the extent the Defect Amount for any valid individual Defect is less than the applicable Individual Threshold (it being agreed that the Individual Threshold represents a threshold and not a deductible);

(ii) with respect to all valid Title Defects where the Defect Amount thereof exceeds the applicable Individual Threshold, there shall be no adjustment to the Unadjusted Purchase Price under Section 3.2(g) with respect to any and all such Title Defects unless and until the aggregate Defect Amounts thereof that exceeds the applicable Individual Threshold also exceeds the Title Defect Deductible and then only to the extent such aggregate amount exceeds the Title Defect Deductible (it being the intention of the Parties that the Title Defect Deductible represents a deductible and not a threshold);

(iii) except as provided in Section 3.2(f)(vi), with respect to all valid Environmental Defects where the Defect Amount thereof exceeds the applicable Individual Threshold, there shall be no adjustment to the Unadjusted Purchase Price under Section 3.2(g) with respect to any and all such Environmental Defects unless and until the aggregate Defect Amounts thereof that exceeds the applicable Individual Threshold also exceeds the Environmental Defect Deductible and then only to the extent such aggregate amount exceeds the Environmental Defect Deductible (it being the intention of the Parties that the Environmental Defect Deductible represents a deductible and not a threshold);

(iv) notwithstanding anything herein to the contrary, if a single Title Defect affects multiple Wells or DSUs, then the Defect Amounts with respect to such Title Defect as to all such Wells or DSUs shall be aggregated for purposes of calculating whether the Defect Amount associated with such Title Defect exceeds the applicable Individual Threshold;

(v) notwithstanding anything herein to the contrary, with respect to any Defect that is a Title Defect, the applicable Individual Threshold and the Title Defect Deductible shall not apply to any recourse under this Agreement (including any adjustments to the Unadjusted Purchase Price) in respect of a Special Warranty Defect; and

(vi) the Parties agree that for purposes of calculating the Individual Threshold pursuant to this Section 3.2(f), if an Environmental Defect which is not a physical condition affects multiple properties or Assets (e.g., the failure to obtain the same type of permit required under applicable Environmental Laws or prepare and file the same type of plan (including spill, prevention, control, and countermeasure plans) or report), then the Defect Amounts associated with such Environmental Defect that is common across multiple Assets may be aggregated for purposes of meeting the Individual Threshold; provided, however, aggregation of Defect Amounts associated with Environmental Defects relating to any other conditions or liabilities arising under or relating to Environmental Laws may not be aggregated for purposes of meeting the Individual Threshold.

(g) Remedies for Defects. Subject to each Seller’s right to cure, Remediate, or dispute the existence of, a Defect and the Defect Amount asserted with respect thereto, in the event that any valid Defect is not waived in writing by Purchaser or is not cured or Remediated (subject to Purchaser’s right to dispute the validity of such cure or Remediation) on or prior to the applicable Cure Deadline, then:

(i) subject to Section 3.2(f) and each Seller’s rights under Section 3.2(g)(iii), with respect to all uncured Title Defects for which the Defect Amount with respect thereto exceeds the applicable Individual Threshold, the Unadjusted Purchase Price shall be decreased by the sum of the aggregate Defect Amounts attributable to all such Title Defects, but only to the extent such aggregate sum with respect to Title Defects as to all Subject Company Groups exceeds the Title Defect Deductible (it being the intention of the Parties that the Title Defect Deductible constitutes a deductible and not a threshold);

(ii) subject to Section 3.2(f), with respect to all Environmental Defects that have not been Remediated and for which the Defect Amount with respect thereto exceeds the applicable Individual Threshold, the Unadjusted Purchase Price shall be decreased by the sum of the aggregate Defect Amounts attributable to all such Environmental Defects, but only to the extent such aggregate sum with respect to Environmental Defects as to all Subject Company Groups exceeds the Environmental Defect Deductible (it being the intention of the Parties that the Environmental Defect Deductible constitutes a deductible and not a threshold);

(iii) notwithstanding anything herein to the contrary, in lieu of the remedy for Title Defects set forth in Section 3.2(g)(i), if and only if the Defect Amount for a given Title Defect equals or exceeds one hundred percent (100%) of the Allocated Value of the applicable Well or DSU, Sellers’ Representative shall have the right, but not the obligation, to elect in writing delivered to Purchaser not later than two (2) Business Days prior to the Closing Date, to cause the applicable Subject Company Group to exclude any Oil and Gas Property subject to any alleged Title Defect (along with any other Assets reasonably necessary for the ownership or operation of such Assets) from the transactions contemplated hereunder and, in such event, (A) the Unadjusted Purchase Price with respect to the Subject Company Group shall be decreased by the Allocated Value of such Excluded Assets, (B) all such Assets shall be deemed to be excluded from the definition of Assets and from the applicable Annex to Exhibit A, (C) such Assets shall be deemed to constitute Excluded Assets and (D) at Closing, the applicable members of the Subject Company Group shall execute and deliver an assignment of such Excluded Assets in accordance with Section 10.2(j); and

(iv) for the avoidance of doubt, Sellers’ Representative shall be responsible for allocating any adjustments to the Unadjusted Purchase Price in respect of Defects pursuant to this Section 3.2 among the Subject Company Groups and/or the Seller Groups.

(h) Remedies for Title Benefits. Subject to Purchaser’s right to dispute the existence of a Title Benefit and the Title Benefit Amount asserted with respect thereto, the amount of any decrease to the Unadjusted Purchase Price under Section 3.2(g) with respect to a given Subject Company Group shall be offset by the sum of the aggregate Title Benefit Amounts attributable to all such Title Benefits with respect to such Subject Company Group; provided that for the avoidance of doubt, that a Title Benefit may only offset a Defect, and may not result in any standalone increase to the Unadjusted Purchase Price. For avoidance of doubt, the aggregate Title Benefit Amounts attributable to the effects of all Title Benefits of an affected Well or DSU shall not exceed the Allocated Value of the affected Well or DSU.

(i) Disputed Defects; Defect Escrow.

(i) Sellers’ Representative and Purchaser shall use good faith efforts to agree prior to Closing (and if applicable for any Title Defects that Sellers have elected to attempt to cure after Closing, prior to the Cure Deadline) on the interpretation and effect of this Article 3 and the validity and determination of all Title Benefits, Title Benefit Amounts, Defects and Defect Amounts (or the cure or Remediation thereof). If Sellers’ Representative and Purchaser are unable to agree on (A) the scope, interpretation and effect of this Article 3, the existence, cure or amount of any Title Benefits, Title Benefit Amounts, Defects or Defect Amounts by the Closing Date, or if Seller elects to attempt to cure any Title Defect following the Closing Date, or (B) any Additional Lease or Additional Lease Purchase Price, then, (1) no adjustments shall be made to the Unadjusted Purchase Price at Closing with respect to such disputed Title Benefits, Title Benefit Amounts, Defects, Defect Amounts, Additional Leases or Additional Lease Purchase Price, or with respect to any Title Defects which Seller has elected to cure following the Closing Date, and (2) with respect to any such disputed (I) Defects or Defect Amounts or Defect Amounts associated with Title Defects which Seller has elected to cure following the Closing Date or (II)

Additional Leases or Additional Lease Purchase Price, at Closing, Purchaser shall deposit with the Escrow Agent a portion of the (y) Adjusted Cash Purchase Price equal to the cash portion of the Defect Deposit and/or the Additional Lease Deposit, as applicable, in accordance with Section 10.3(d) and (z) Adjusted Equity Purchase Price equal to number of shares of Parent Common Equity as to the Defect Deposit Equity Amount (if any), which shall be held by the Escrow Agent and released to the appropriate Party as provided in this Section 3.2(i) and the terms of the Escrow Agreement.

(ii) If Sellers’ Representative and Purchaser are unable to agree on the interpretation and effect of this Article 3, the existence, cure, Remediation or amount of (A) any disputed Title Benefits, Title Benefit Amounts, Title Defects, or Defect Amounts associated with Title Defects, or (if applicable) any disputed Additional Lease Purchase Price for any Additional Leases as provided in Section 8.20 (each, a “Title Disputed Matter”) by the date one hundred (100) days after the Closing Date, or (B) any disputed Environmental Defects or Defect Amounts associated with Environmental Defects (each, an “Environmental Disputed Matter”, and together with the Title Disputed Matters, the “Disputed Defect Matters”) by the Closing Date, then, subject to Section 3.2(f) and Section 3.2(g), all such Disputed Defect Matters shall be exclusively and finally resolved pursuant to this Section 3.2(i). During the ten (10) Business Day period following (1) the date that is one hundred (100) days after the Closing Date, each of Sellers and Purchasers shall submit in writing its proposed resolution of each Title Disputed Matter to a title attorney that has at least ten (10) years’ experience in oil and gas titles in the State of Texas as selected by mutual agreement of Purchaser and Sellers’ Representative, or absent such agreement during such ten (10) Business Day period, by the Houston, Texas office of the AAA (the “Title Referee”) and (2) the Closing Date, each of Sellers and Purchasers shall submit in writing its proposed resolution of each Environmental Disputed Matter to a nationally recognized independent environmental consulting firm or environmental attorney experienced in resolving Environmental Liabilities mutually acceptable to Sellers’ Representative and Purchaser or, absent such agreement during such ten (10) Business Day period, by the Houston office of the AAA (the “Environmental Referee” and collectively with the Title Referee, each a “Defect Referee”). The Defect Referee shall not have worked as an employee, outside counsel or consultant, or in any other capacity, for any Party or any Affiliate of any Party during the ten (10) year period preceding the arbitration or have any financial interest in the dispute.

(iii) There shall be a single arbitration proceeding for all Title Disputed Matters properly submitted to the Title Referee and a single arbitration proceeding for all Environmental Disputed Matters properly submitted to the Environmental Referee. Each arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with, but not under the auspices or jurisdiction of, the Commercial Arbitration Rules of the AAA, to the extent such rules do not conflict with the terms of this Section 3.2(i)(iii). The applicable Defect Referee’s determination shall be made within sixty (60) days after submission of the matters in dispute and shall be final and binding upon the Parties, without a right of appeal, and shall constitute an arbitral award upon which a judgement may be entered in any court having jurisdiction thereof. Neither Sellers nor Purchaser may have any ex parte communications with the applicable Defect Referee concerning the applicable Defect Referee’s determination of the applicable Disputed

Defect Matters. In making a determination, the applicable Defect Referee shall be bound by the rules set forth in this Article 3 or, if applicable, Section 8.20, and may consider such other matters as in the opinion of the applicable Defect Referee are necessary or helpful to make a determination; provided, however, in determining the existence or amount of any Defect or Defect Amount, neither Purchaser nor Seller may submit any evidence, records, materials, data or information that was not included either in a valid Defect Notice delivered to Sellers’ Representative by the Defect Deadline or in Sellers’ or Purchaser’s initial written submission to the applicable Defect Referee. Additionally, the applicable Defect Referee may consult with and engage any disinterested Third Party to advise the Defect Referee, including title attorneys, petroleum engineers and environmental consultants.

(iv) In no event shall the Defect Referee’s determination of (A) any Defect Amount with respect to any Defect be any lower than the amount asserted by Sellers’ Representative for such Defect or any greater than the amount asserted by Purchaser for such Defect or (B) any Title Benefit Amount with respect to any Title Benefit be any lower than the amount asserted by Purchaser for such Title Benefit or any greater than the amount asserted by Sellers’ Representative for such Title Benefit. Notwithstanding anything herein to the contrary, the Defect Referee shall have exclusive, final and binding authority with respect to the scope of the Defect Referee’s authority regarding any Title Disputed Matter (with respect to the Title Referee) or Environmental Disputed Matter (with respect to the Environmental Referee), as applicable, and in no event shall any dispute as to the authority of the Defect Referee to determine any such disputes be subject to resolution or the provisions of Section 14.3. The applicable Defect Referee shall act as an expert for the limited purpose of determining the Disputed Defect Matters property submitted to such Defect Referee by any Party and may not award any damages, interest or penalties to any Party with respect to any matter. Sellers and Purchaser shall each bear their own respective legal fees and other costs of presenting its case. The fees, costs and expenses of the applicable Defect Referee shall be borne by Sellers, on the one hand, and by Purchaser, on the other hand, based upon the percentage that the amount not ultimately awarded to such Party by the applicable Defect Referee bears to the amount actually contested by such Party with respect to all applicable disputed matters.

(v) Promptly, and in any event within three (3) Business Days following the final determination by the applicable Defect Referee as to any Disputed Defect Matters, or within three (3) Business Days following the Cure Deadline (to the extent that Purchaser and Sellers’ Representative have agreed that Sellers have cured a Title Defect after Closing and on or before the Cure Deadline), Purchaser and Sellers’ Representative shall execute joint written instructions to the Escrow Agent to release from the Defect Deposit and/or the Additional Lease Deposit the applicable amount(s) in dispute to the Party or Parties that the Defect Referee has determined are entitled to such amount(s), or as agreed by the Parties, as applicable, in each case, (A) first, in cash, until all cash constituting the Defect Deposit and Additional Lease Deposit is distributed and (B) second, in shares of Parent Common Equity, based on the Share Price.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Subject to the provisions of this Article 4 and the exceptions and matters set forth on the Disclosure Schedules, each Seller, severally and not jointly, represents and warrants to the Purchaser Parties as of the Execution Date the matters set out in this Article 4.

Section 4.1 Organization, Existence and Qualification. Such Seller is duly formed or organized, validly existing and in good standing under the Laws of the state where it is formed (as set forth in the introductory paragraph) and, except where the failure to do so does not result in a Seller Material Adverse Effect, is duly qualified to carry on its business in the states where it is required to do so.

Section 4.2 Power. Such Seller has the requisite limited liability company power, authority and capacity to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party at Closing and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is or will be a party at Closing.

Section 4.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party at Closing, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement has been duly and validly executed and delivered by such Seller (and all Transaction Documents required to be executed and delivered by such Seller prior to or at Closing shall be duly and validly executed and delivered by such Seller) and this Agreement constitutes, and at the Closing such Transaction Documents shall constitute, the valid and binding obligations of such Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of public policy and/or equity (regardless of whether such enforceability is considered in an Action in equity or at law).

Section 4.4 No Conflicts. Except as set forth on Schedule 4.4 and/or as required by the HSR Act, the execution, delivery and performance of this Agreement and the other Transaction Documents by such Seller, and the consummation of the transactions contemplated by this Agreement and any other Transaction Documents, do not (a) violate or result in a breach under any provision of the Governing Documents of such Seller, (b) result in (with or without the giving of notice, or passage of time or both) the creation of any Lien (other than any Permitted Securities Liens) on the Subject Securities, (c) violate any Order, regulation or decree applicable to such Seller as a party in interest, (d) violate any Law applicable to such Seller or by which any of the Assets owned by such Seller’s Subject Company Group are bound or affected, (e) require that any Consents be obtained, made or complied with or (f) violate or conflict with, or permit the cancellation, termination or acceleration by a Third Party of, or constitute a default, result in the termination or acceleration of the maturity of, or result in the loss of a benefit or increase in any fee, liability or obligation under, any Contract to which such Seller is a party or which affects any of the Assets owned by such Seller’s Subject Company Group or the Subject Securities, except in each case of the foregoing clauses (c) through (f) for any matters that would not, or would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by this Agreement and any other Transaction Documents to which such Seller is, or will be, a party or to materially impair such Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is, or will be, a party.

Section 4.5 Litigation. Except as set forth on Schedule 4.5 and except with respect to any Action filed or threatened by any Governmental Authority after the Execution Date related to or arising out of Antitrust Laws, the execution or delivery of this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereunder or thereunder, there are no Actions currently pending or, to such Seller’s Knowledge, threatened in writing by any Third Party or Governmental Authority against such Seller or its Affiliates (other than any member of a Subject Company Group) (a) with respect to the Subject Securities owned by such Seller or the Assets owned by such Seller’s Subject Company Group; (b) that challenges the validity or enforceability of the obligations of such Seller under this Agreement or the obligations of such Seller under the other Transaction Documents to which it is or will be a party; or (c) that seeks to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by such Seller of the transactions contemplated hereby or thereby.

Section 4.6 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership Actions pending against, being contemplated by or, to such Seller’s Knowledge, threatened in writing against, such Seller or any Excluded Subsidiary directly or indirectly Controlled by such Seller. Such Seller is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors.

Section 4.7 Ownership of Subject Securities. Such Seller is the record and beneficial owner of all of the Subject Securities described on Schedule 5.5 as being owned by such Seller, free and clear of all Liens (other than Permitted Securities Liens). At the Closing, the delivery by such Seller to Purchaser of the Assignment will vest Purchaser with good title to all of the Subject Securities held by such Seller (as set forth on Schedule 5.5), free and clear of all Liens (other than Permitted Securities Liens and Liens and other matters arising by, through or under Purchaser or its Affiliates). The Subject Securities owned by such Seller will constitute all of the issued and outstanding Securities in the applicable Subject Company described on Schedule 5.5.

Section 4.8 Investment Intent; Accredited Investor. Such Seller is acquiring the Parent Common Equity, if any, issued to it at Closing comprising part of the Equity Purchase Price for its own account and not with a view to its sale or distribution in violation of the Securities Act, any applicable state blue sky Laws or any other applicable securities Laws. Such Seller has made, independently and without reliance on Purchaser Parties or any of their Affiliates or Representatives (except to the extent that such Seller has relied on the representations and warranties in this Agreement), its own analysis of the Parent Common Equity comprising part of the Equity Purchase Price and such Seller has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Such Seller acknowledges that the Parent Common Equity comprising part of the Equity Purchase Price is not registered pursuant to the Securities Act and that none of the Parent Common Equity comprising part of the Equity Purchase Price may be transferred, except pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act. Such Seller is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act. Such Seller does not own or control, directly or indirectly, including through any affiliates, any shares of Parent Common Equity.

Section 4.9 Independent Evaluation. Such Seller is a sophisticated, experienced and knowledgeable investor. In entering into this Agreement, such Seller has relied solely upon such Seller’s own expertise in legal, tax and other professional counsel concerning this transaction, the Parent Common Equity, if any, issued to such Seller at Closing and the value thereof. Such Seller acknowledges and affirms that (a) it has completed such independent investigation, verification, analysis and evaluation of the Parent Common Equity, if any, issued to such Seller at Closing as it has deemed necessary or appropriate to enter into this Agreement, and (b) at Closing, such Seller shall have completed, or caused to be completed, its independent investigation, verification, analysis and evaluation of the Parent Common Equity, if any, issued to such Seller at Closing as such Seller has deemed necessary or appropriate to consummate the transaction.

Section 4.10 Brokers’ Fees. Except as set forth on Schedule 4.10, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of such Seller or any member of its Subject Company Group for which Purchaser or any of its Affiliates (including, following the Closing, such Subject Company) shall have any responsibility.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES REGARDING EACH SUBJECT COMPANY

Subject to the provisions of this Article 5 and the exceptions and matters set forth on the Disclosure Schedules, each Seller, severally and not jointly, represents and warrants (and only with respect to the Subject Company Group applicable to such Seller, and not to any other Subject Company Group (or any other Subject Company Group’s interest in the Assets)) to the Purchaser Parties as of the Execution Date (or, with respect to any representation or warranty made as of a specified date other than the Execution Date, as of such date) the matters set out in this Article 5.

Section 5.1 Existence and Qualification. Such Subject Company and each of its Subsidiaries (if any) is a limited liability company duly formed, validly existing and in good standing under the Laws of the state where it is formed and, except where the failure to be so duly qualified would not have, individually or in the aggregate, a Seller Material Adverse Effect, is duly qualified to carry on its business in the states where it is required to do so.

Section 5.2 Power. Such Subject Company has the requisite limited liability company power and authority to own, lease and operate its properties, rights or assets, carry on its businesses as now conducted, to enter into, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.3 Authorization and Enforceability. The execution, delivery and performance by such Subject Company of this Agreement and the other Transaction Documents to which it is or will be a party at Closing, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Subject Company. This Agreement has been duly and validly executed and delivered by such Subject Company (and all Transaction Documents required to be executed and delivered by such Subject Company at the Closing shall be duly and validly executed and delivered by such Subject Company) and, assuming that this Agreement and each other Transaction Document has been (or shall be, as applicable) duly and validly executed and delivered by the other parties hereto and thereto, this Agreement constitutes, and at the Closing such Transaction Documents shall constitute, the valid and binding obligations of such Subject Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of public policy (including the power of a court to deny enforcement of remedies generally based on public policy) and/or equity (regardless of whether such enforceability is considered in an Action in equity or at law).

Section 5.4 No Conflicts. Subject to compliance with or waiver of the Preferential Rights set forth on Section 5.15 and receipt of all Consents set forth on Schedule 5.15, except as set forth on Schedule 5.4 and/or as required by the HSR Act, the execution, delivery and performance by such Subject Company of this Agreement and the other Transaction Documents to which it is or will be a party at Closing, and the consummation of the transactions contemplated by this Agreement and any other Transaction Documents and performance of the terms and conditions hereof and thereof by such Subject Company, do not (a) result in a violation or breach under any provision of the Governing Documents of such Subject Company or its Subsidiaries (if any), (b) result in (with or without the giving of notice, or passage of time or both) or require the creation or imposition of any Lien upon or with respect to such Subject Company or its Subsidiaries (if any) or any of their respective Assets (including the Subject Securities), other than (i) with respect to any Assets other than the Subject Securities, any Permitted Encumbrances or (ii) with respect to the Subject Securities, any Permitted Securities Lien, (c) violate or conflict with, or permit the cancellation, termination or acceleration by a Third Party of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, result in the termination or acceleration of the maturity of, or result in the loss of a benefit or increase in any fee, liability or obligation under, any Contract to which such Subject Company or its Subsidiaries (if any) is a party or which affects any of the Assets or the Subject Securities, (d) violate any Order, regulation or decree applicable to such Subject Company or its Subsidiaries (if any) as a party in interest or (e) violate or conflict with any Laws applicable to such Subject Company, its Subsidiaries (if any) or its Assets or the applicable Subject Securities, except in each case of clauses (b) through (d) above, where such creation, imposition, violation, conflict, cancellation, termination, acceleration or default would not result in a Seller Material Adverse Effect.

Section 5.5 Capitalization.

(a) Schedule 5.5 sets forth the ownership structure of such Subject Company including all of the issued and outstanding Securities of such Subject Company and the record and beneficial ownership thereof. Such Subject Securities constitute all of the issued and outstanding Securities in such Subject Company. The Subject Securities have been duly authorized and validly issued, and are fully paid and nonassessable (except as otherwise provided under applicable Law).

(b) Such Subject Company does not have any Subsidiaries or own, directly or indirectly, any Securities in any Person, except as disclosed in Part A of Schedule 5.5. The authorized Securities of each such Subsidiary (if any) consist solely of the Securities held beneficially and of record by such Subject Company, either directly or through a member of such Subject Company Group, such Securities of such Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable (except as otherwise provided under applicable Law). Other than its Subsidiaries which are set forth on Part A of Schedule 5.5 (if any) and any Excluded Subsidiary and except as set forth on Part B of Schedule 5.5 such Subject Company does not own, and has never owned, of record or beneficially, any direct or indirect (through a Subsidiary or otherwise) Securities or interests in, or have, and has not had, any investments in, any Person. Other than any Credit Document Indebtedness or Indebtedness taken into account in the calculation of Effective Time Working Capital, there are no obligations, contingent or otherwise, for such Subject Company or its Subsidiaries (if any) to loan or make any investment (in either case, in the form of a loan, capital contribution, purchase of any Securities (whether from the issuer or another Person) or otherwise) in any Person. There will be as of the Closing, and except to the extent set forth in the Governing Documents of the Seller, there are no outstanding or authorized equity appreciation, phantom equity, profit participation, equity equivalent or based award or similar rights affecting such Subject Company or its Subsidiaries (if any). There are no bonds, debentures, notes or other indebtedness of such Subject Company having the right to vote or consent (or, convertible into, or exchangeable for, Securities having the right to vote or consent) on any matters on which holders of Securities of such Subject Company or its Subsidiaries (if any) may vote.

(c) Except as expressly set forth in the Governing Documents of such Subject Company or its Subsidiaries (if any), as applicable, there will be as of Closing, and except as expressly set forth in the Governing Documents of such Subject Company, its Seller or its Subsidiaries (if any), as applicable, there are no (i) outstanding preemptive or other outstanding Rights with respect to the Securities of such Subject Company or its Subsidiaries (if any), (ii) appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights or commitments or other rights or Contracts of any kind or character relating to or entitling any Person to purchase or otherwise acquire any Securities of such Subject Company or its Subsidiaries (if any) or requiring such Subject Company or its Subsidiaries (if any) to (A) issue, transfer, convey, assign, redeem or otherwise acquire or sell any Securities or (B) grant, extend or enter into any subscription, option, warrant, call, right, commitment, understanding or other rights or Contracts, (iii) member agreements, irrevocable proxies, voting trusts, voting agreements, member or partnership agreements or other rights or Contracts relating to the voting of any Securities of such Subject Company or its Subsidiaries (if any) and (iv) agreements or Rights granted by such Subject Company to any Person, or any right or privilege capable of becoming an agreement or Right, for the purchase, subscription, allotment or issue of any unissued Securities (including convertible Securities, warrants or convertible obligations of any nature) of such Subject Company.

(d) No Securities of such Subject Company or its Subsidiaries (if any) have been offered, issued, sold or transferred in violation of (i) any applicable Law or (ii) any preemptive, purchase or call options, subscription rights, rights of first refusal, Rights or other similar rights. Prior to the Execution Date, such Subject Company has made available to Purchaser (or its representatives) true and complete copies of each Governing Document of such Subject Company and its Subsidiaries (if any) and all amendments or modifications thereto. Neither such Subject Company nor any of its Subsidiaries (if any) are in breach of any such Governing Documents in any material respect. None of the Securities of such Subject Company or its Subsidiaries (if any) have been certificated.

(e) Such Subject Company has, either directly or indirectly through a member of such Subject Company Group, good and valid title to the Securities of its Subsidiaries, free and clear of any and all Liens, other than Permitted Securities Liens.

Section 5.6 Financial Statements.

(a) Such Subject Company has delivered to Purchaser true and complete copies of (i)with respect to the Black Swan Subject Companies, (A) the unaudited “carve-out” financial statements of the Black Swan Subject Companies, which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of operations, changes in members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, and (B) the unaudited statements of revenues and direct operating expenses of the Black Swan ORRI for the fiscal years ended December 31, 2022 and 2021; (ii) with respect to the PetroLegacy Subject Companies, (A) the unaudited combined financial statements of PetroLegacy Energy, including the PetroLegacy Interests, which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of operations, changes in members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, (B) the unaudited financial statements of PearlSnap, which comprise the balance sheet as of December 31, 2022, and the related statements of operations, changes in members’ equity and cash flows for the fiscal year ended December 31, 2022, and (C) the audited financial statements of PearlSnap, which comprise the balance sheet as of December 31, 2021, and the related statements of operations, changes in members’ equity and cash flows for the fiscal year ended December 31, 2021, accompanied by a report thereon of PearlSnap’s independent auditor; and (iii) with respect to the Piedra Subject Companies, (A) the audited consolidated financial statements of Piedra III, which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, accompanied by a report thereon of Piedra III’s independent auditor, and (B) the audited financial statements of Piedra IV, which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, members’ equity and cash flows for the fiscal years ended December 31, 2022 and 2021, accompanied by reports thereon of Piedra IV’s independent auditor; (clauses (i) through (iii), collectively, the “Financial Statements”), each of which is set forth on Schedule 5.6. Except as set forth in Schedule 5.6, each of the Financial Statements has been, and when delivered the Financing Information will have been, prepared from the books and records of such Subject Company Group and presents, and will present, fairly in all material respects, the financial position, results of operations, equity and cash flows or the revenues and operating expenses, as applicable, of the business represented thereby as of the date and for the period indicated therein, in each case, in accordance with GAAP and without modification of the accounting principles used in the preparation thereof throughout the periods presented, except that the unaudited Financial Statements do not contain footnote disclosures and other presentation items required by Accounting Principles (which, if presented, would not differ materially from those presented in the corresponding audited Financing Information).

(b) Such Subject Company has established and adheres to a system of internal accounting controls appropriate in all material respects for a private company of the size of such Subject Company Group and the industry in which such Subject Company Group operates which are designed to provide assurance regarding the reliability of financial reporting and the preparation of financial statements of such Subject Company in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and (iii) access to assets and properties of such Subject Company and its Subsidiaries (if any) is permitted only in accordance with management’s general or specific authorizations. To such Seller’s Knowledge, there is not, and during the period from January 1, 2021 through the Execution Date there has not been, (A) any material deficiency or weakness in the system of internal accounting controls used by such Subject Company and its Subsidiaries (if any), (B) any fraud, corporate misappropriation or similar wrongdoing that involves any of the management of such Subject Company Group or other employees who have a role in the preparation of financial statements or in the internal accounting controls used by such Subject Company Group or (C) any notice of any claim received by such Subject Company or its Subsidiaries (if any) regarding any of the foregoing.

Section 5.7 No Undisclosed Liabilities. There are no liabilities or obligations, or any claim or judgment, of or with respect to such Subject Company Group that would be required by GAAP to be reserved, reflected or otherwise disclosed on a balance sheet of such Subject Company, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) as set forth on Schedule 5.7, (b) liabilities reserved, reflected or otherwise expressly disclosed in the balance sheet of such Subject Company as of the Balance Sheet Date included in the Financial Statements in accordance with GAAP, (c) liabilities incurred in the ordinary course of business since the Balance Sheet Date (none of which results from or arises in connection with any breach, violation or default under any Law, Contracts, Permit or any tort, fraud or infringement), (d) Transaction Costs, (e) liabilities included in Effective Time Working Capital, (f) Excluded Assets, (g) Existing Hedges and/or Additional Hedges, (h) any Credit Document Indebtedness and (i) liabilities that would not, individually or in the aggregate, be material to such Subject Company Group, taken as a whole.

Section 5.8 Litigation. Except (a) as set forth on Schedule 5.8 or (b) for any Action filed or threatened by any Governmental Authority after the Execution Date related to or arising out of Antitrust Laws, the execution or delivery of this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereunder or thereunder, (i) there are no Actions pending before any Governmental Authority (A) against such Subject Company or its Subsidiaries or any of their respective officers, directors, equityholders, managers or members (in their capacities as such), (B) against any Affiliate of such Subject Company or its Subsidiaries (if any) or any of their respective officers, directors, equityholders, managers or members (in their capacities as such) or (C) to such Seller’s Knowledge, against any Third Party (including any Third

Party operator of the Assets), in each case of (B) or (C), which Action (1) relates to the Assets, the Business, or the Subject Securities of such Subject Company or its Subsidiaries (if any) or (2) seeks to prevent the consummation of the transactions contemplated hereby; and (ii) to such Seller’s Knowledge, no such Action has been threatened in writing. Neither such Seller, such Subject Company or its Subsidiaries (if any), nor any of their respective Affiliates is in default under any (nor is there any unsatisfied) order, writ, injunction, judgement or decree of a Governmental Authority related to any of the Assets, the Business, or the Subject Securities of such Subject Company or its Subsidiaries (if any). There are no unsatisfied orders, writs, injunctions, judgements or decrees issued by a Governmental Authority outstanding against such Seller, such Subject Company or its Subsidiaries (if any) or any of their respective Affiliates, or any of their respective officers, directors, equityholders, managers or members (in their capacities as such) related to any of the Assets or the Subject Securities of such Subject Company or its Subsidiaries (if any).

Section 5.9 Bankruptcy. There are no bankruptcy, insolvency reorganization or receivership Actions pending against, being contemplated by or, to such Seller’s Knowledge threatened, against any member of such Subject Company’s Subject Company Group. Each member of the Subject Company Group is now Solvent and will not fail to remain Solvent as a result of any of the transactions contemplated by this Agreement or any other Transaction Document.

Section 5.10 Taxes. Except, in each case, as set forth on Schedule 5.10:

(a) all material Tax Returns required to be filed by or with respect to such Subject Company’s Subject Company Group have been duly and timely filed (taking into account any extension of the due date for filing), and all such Tax Returns are true, correct and complete in all material respects;

(b) all material Taxes owed by such Subject Company’s Subject Company Group that have become due and payable have been timely paid in full;

(c) there are no Liens (other than Liens described in clause (d) of the definition of “Permitted Encumbrances”) on any of the assets of such Subject Company’s Subject Company Group that arose in connection with any failure (or alleged failure) to pay any Taxes;

(d) no material Tax audits or administrative or judicial Actions are being conducted, pending or, to such Seller’s Knowledge, threatened with respect to such Subject Company’s Subject Company Group;

(e) other than pursuant to the limited liability company agreements of such Subject Company, none of the Assets are subject to any tax partnership agreement or are otherwise treated as held in an arrangement requiring a partnership Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code;

(f) each member of any Subject Company Group is (and since its formation has been) classified for U.S. federal income tax purposes as a partnership or an entity disregarded as separate from its regarded direct owner;

(g) all withholding Tax and deposit requirements imposed on such Subject Company’s Subject Company Group or with respect to Taxes imposed on the Assets have been satisfied in all material respects;

(h) there is not in force any waiver or agreement for any extension of time for the assessment or payment of any material Tax of such Subject Company’s Subject Company Group or material Tax imposed on the Assets;

(i) no member of such Subject Company’s Subject Company Group is a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements (excluding, for the avoidance of doubt, any commercial agreements or contracts containing customary provisions entered into in the ordinary course of business that are not primarily related to Taxes);

(j) no power of attorney, that is currently in force, has been granted with respect to any matter relating to Taxes of such Subject Company’s Subject Company Group or Taxes imposed on the Assets;

(k) within the last three years, no written claim has been made by any Governmental Authority in a jurisdiction where any member of such Subject Company’s Subject Company Group does not file Tax Returns with respect to such member or Taxes imposed on the Assets that such member or such Assets is or may be subject to taxation in that jurisdiction;

(l) no member of such Subject Company’s Subject Company Group has any liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law) or (ii) as a transferee or successor, by contract or otherwise, in each case, other than (A) any Combined Group all of the members of which are members of the applicable Subject Company Group, and (B) with respect to any commercial agreements or contracts containing customary provisions entered into in the ordinary course of business that are not primarily related to Taxes;

(m) no member of such Subject Company’s Subject Company Group has participated in or is participating in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2);

(n) no member of such Subject Company’s Subject Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion of any taxable period) ending after the Effective Time as a result of: (i) an adjustment under either Section 481(a) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) by reason of a change in method of accounting occurring on or prior to the Closing Date for a taxable period ending on or prior to the Closing Date, (ii) a “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) the cash method of accounting or long-term contract method of accounting utilized on or prior to the Closing Date or (v) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date;

(o) each member of such Subject Company’s Subject Company Group is in material compliance with all applicable Laws relating to escheat or unclaimed or abandoned property and no member of such Subject Company Group is subject to, nor has received notice of, any audit or proceeding relating to any escheat or unclaimed or abandoned property obligations; and

(p) no member of such Subject Company’s Subject Company Group is subject to income or franchise tax in any state other than Texas, and other than with respect to Texas franchise taxes, no member of such Subject Company’s Subject Company Group is a member of a Combined Group.

Section 5.11 Labor and Employee Benefits.

(a) Such Subject Company and its Subsidiaries (if any) are neither a party to, nor bound by, any Labor Agreement. No such Labor Agreement is being negotiated by or on behalf of such Subject Company or its Subsidiaries (if any). No Business Employees are represented by any labor union, works council, or other labor organization with respect to their employment with the applicable Subject Company or its Subsidiaries (if any). There are not pending nor, to such Seller’s Knowledge, threatened against such Subject Company or its Subsidiaries (if any) any strikes, unfair labor practice charges, material labor grievances, material labor arbitrations, lockouts, slowdowns, picketing, handbilling, material work stoppages, or other material labor disputes, nor have there been any such disputes in the past three (3) years. In the past three (3) years, no labor union, works council, other labor organization, or group of Business Employees has made a demand for recognition or certification to such Subject Company and its Subsidiaries (if any), and there are no representation or certification proceedings presently pending or, to such Seller’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To such Seller’s Knowledge, in the past three (3) years there have been no labor organizing activities with respect to any employees of such Subject Company Group.

(b) As of the Execution Date, no Black Swan Subject Company (or any Subsidiary thereof) is the W-2 issuing employer of any employees, and as of the Closing Date, none of the Subject Companies is the W-2 issuing employer of any employees. Such Subject Company and its Subsidiaries (if any) are, and for the past three years have been, in compliance in all material respects, with all applicable Laws regarding labor, employment, and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance.

(c) Except as would not result in material liability for such Subject Company and its Subsidiaries (if any), such Subject Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Law or Contract.

(d) In the past three (3) years, such Subject Company and its Subsidiaries (if any) have promptly, thoroughly and impartially investigated all material sexual harassment, discrimination, or retaliation allegations of which any of them is aware. With respect to each such allegation determined by such Subject Company and its Subsidiaries (if any) to have potential merit, such Subject Company and its Subsidiaries (if any) have taken prompt corrective action that is reasonably calculated to prevent further improper action. Such Subject Company and its Subsidiaries (if any) do not reasonably expect any material liabilities with respect to any such allegations.

(e) As of the Closing, no member of the Subject Company Group sponsors, maintains or contributes to any Plan. None of the Seller Plans is a Multiemployer Plan or a Pension Plan that is subject to either Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

(f) Except as set forth on Schedule 5.11(f), neither the execution, delivery or performance of this Agreement or the other Transaction Documents nor the consummation of the transaction hereunder (either alone or in connection with any other event) will (i) result in any payment becoming due on or after the Closing Date to any Business Employee under any Seller Plan, (ii) increase any benefits otherwise payable under any Seller Plan, (iii) result in any acceleration of the time of payment or vesting of any benefits under any Seller Plan or (iv) give rise to the payment of any amount that could reasonably be expected to not be deductible by reason of 280G of the Code or subject to an excise tax under Section 4999 of the Code.

(g) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability of any Seller or any of their respective ERISA Affiliates that would be, or could reasonably be expected to become, a liability of any member of the Subject Company Group or, following the Closing, of Purchaser or any of its Affiliates.

(h) Each Seller Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all Internal Revenue Service guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.

(i) No Seller or any Subject Company or its Subsidiaries has any current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).

Section 5.12 Compliance with Laws. Except as set forth on Schedule 5.12, (a) such Subject Company’s and its Subsidiaries’ (if any) ownership and operation of the Business and the Assets is, and has been for the last two (2) years, in compliance with all applicable Laws or Orders in all material respects, and (b) neither such Subject Company nor its Subsidiaries (if any), nor any of their respective Affiliates (other than such Subject Company and its Subsidiaries) have received any written notice from any Governmental Authority regarding any unresolved material violation or failure to comply with any Law or that it is under investigation by any Governmental Authority for potential material non-compliance with any applicable Laws.

Section 5.13 Material Contracts.

(a) Schedule 5.13(a) lists a complete and accurate list of all Material Contracts of such Subject Company and/or its Subsidiaries (if any). Prior to the Execution Date, such Subject Company has made available to Purchaser (or its Representatives) true and complete copies of each such Material Contract to which such Subject Company and/or its Subsidiaries (if any) is a party as of the Execution Date, and all amendments or modifications thereto.

(b) Except as disclosed on Schedule 5.13(b), (i) each Material Contract of such Subject Company and/or its Subsidiaries (if any) is in full force and effect and constitutes a legal, valid and binding obligation of such Subject Company and/or its Subsidiaries (if any) that are a party to such Material Contracts and to the Knowledge of such Seller, each other party thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of public policy (including the power of a court to deny enforcement of remedies generally based upon public policy) and/or equity (regardless of whether enforceability is considered in an Action at law or in equity), (ii) neither such Subject Company or its Subsidiaries (if any), nor, to the Knowledge of such Seller, any other Person, is in material breach or material default under any Material Contract, in each case, that would allow for the termination or modification of, or enforcement of any rights under, such Contract or subject the Subject Company and/or its Subsidiaries (if any) to any material losses, (iii) no written notice to terminate, cancel, breach, amend the terms of, renegotiate, modify, or accelerate or delay the maturity or performance of any Material Contract (in whole or in part) has been received or delivered by such Subject Company or its Subsidiaries (if any) under any such Material Contract, the final resolution of which is outstanding and (iv) no event has occurred that, with the giving of notice or the passage of time or both, would constitute a breach or default in any material respect by such Subject Company or its Subsidiaries under any Material Contract or, to the Knowledge of such Seller, any other party to such Material Contract.

(c) Except for termination of any applicable Material Contract at or prior to the Closing pursuant to the express terms of this Agreement or any such Material Contract expires at the end of its term (or renewal period) in accordance with its terms, each Material Contract of such Subject Company and/or its Subsidiaries (if any) is a valid and binding obligation of such Subject Company or its Subsidiaries, and is in full force and effect in all material respects and enforceable in accordance with its terms against such Subject Company or its Subsidiaries and, to such Seller’s Knowledge, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of public policy (including the power of a court to deny enforcement of remedies generally based upon public policy) and/or equity (regardless of whether enforceability is considered in an Action at law or in equity).

Section 5.14 Outstanding Capital Commitments. Except as set forth on Schedule 5.14, as of the Execution Date, there are no outstanding authorizations for expenditure or similar requests or invoices for funding or participation under any Contract that are binding on such Subject Company or its Subsidiaries (if any) or its or their Assets and that will individually require expenditures by the Subject Company or its Subsidiaries (if any) attributable to periods on or after the Effective Time in excess of Five Hundred Thousand Dollars ($500,000) (net to such Subject Company’s and its Subsidiaries’ interest in such Assets).

Section 5.15 Consents; Preferential Rights. Except for filings required under the HSR Act, for Consents that are customarily obtained from and after the Closing, and as set forth on Schedule 5.15, (a) no Consent, approval, authorization, or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement or any of the Transaction Documents or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby or thereby and (b) there are no Preferential Rights applicable to or triggered by the sale or transfer (directly or indirectly) of the Assets or Subject Securities of such Subject Company or its Subsidiaries (if any) contemplated by this Agreement.

Section 5.16 Wells. Except as set forth on Schedule 5.16:

(a) there are no Wells operated by such Subject Company or its Subsidiaries (if any), or, to the Knowledge of such Seller, any other Well, (i) with respect to which there is an unresolved Order or such Subject Company or its Subsidiaries (if any) has received unresolved notice from any Governmental Authority requiring that such well be Plugged and Abandoned, or (ii) that is neither in use for purposes of production or injection, nor suspended or temporarily abandoned in accordance with applicable Law, Contract and the Leases, that has not been plugged and abandoned in accordance with such applicable Contracts, Laws, and Leases;

(b) all Wells operated by such Subject Company or its Subsidiaries (or, to the Knowledge of such Seller, any other Well) in each case, have been drilled and completed, or are being drilled and completed, in a manner that is within the limits permitted by applicable Leases, Contracts and Laws;

(c) there are no Assets that have been plugged, dismantled or abandoned by such Subject Company or its Subsidiaries (or, to the Knowledge of such Seller, any other Third Party operator), in each case, in a manner that does not comply in all material respects with applicable Leases, Contracts and Laws; and

(d) no Well operated by such Subject Company or its Subsidiaries (or, to the Knowledge of such Seller, any other Well) is subject to penalties after the Effective Time on allowables under applicable Laws because of any overproduction occurring prior to the Effective Time.

Section 5.17 Environmental. Except as set forth in Schedule 5.17:

(a) there are no Actions pending or, to the Knowledge of such Seller, threatened before any Governmental Authority against any such Subject Company or its Subsidiaries (if any) relating to any violation or breach of, or material liability under, any Environmental Laws with respect to such Subject Company’s or its Subsidiaries’ ownership or operation of any Asset;

(b) neither such Seller nor such Subject Company or its Subsidiaries (if any) has entered into any agreements, consents, Orders, decrees or judgments with any Governmental Authorities based on any prior violations of Environmental Laws by such Subject Company or its Subsidiaries, in each case, that relate to the use of the Assets and that require any material Remediation;

(c) neither such Seller nor such Subject Company or its Subsidiaries (if any) has received any written notice, reports, order or directive from any Governmental Authority or other Person relating to a material violation of, or material liability under, Environmental Laws, including any of the foregoing asserting that any of the Assets owned or operated by such Subject Company or its Subsidiaries is the subject of any material Remediation, removal, clean-up, response action, enforcement action or Order regarding any material actual or alleged presence or Release of Hazardous Substances that has not been finally resolved.

(d) each Subject Company and its Subsidiaries (if any) is, and for the last five (5) years has been, in compliance in all material respects with Environmental Laws, which compliance includes and for the last five (5) years has included obtaining, maintaining and complying in all material respects with all permits, licenses, approvals and other authorizations required under Environmental Law;

(e) to the Knowledge of such Seller, there has been no Release, treatment, storage, disposal or arrangement for the disposal, transportation or handling of, exposure to, or ownership or operation of any property or facility contaminated by, any Hazardous Substances that has or would give rise to a material liability of any Subject Company or its Subsidiaries (if any) under Environmental Laws;

(f) the Subject Companies and their Subsidiaries have not assumed, undertaken, provided an indemnity with respect to or otherwise become subject to the material liability of any other Person under Environmental Laws or relating to Hazardous Substances; and

(g) as of Closing, such Seller and such Subject Companies have made available to Purchaser copies of all material environmental reports, audits and assessments related to current or former properties, facilities or operations of the Subject Companies or their Subsidiaries and the Assets.

Section 5.18 Royalties and Working Interest Payments. Except as set forth on Schedule 5.18 or reflected in the Financial Statements, all material Royalties and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons produced from or attributable to the Oil and Gas Properties payable by such Subject Company and its Subsidiaries (if any) have been properly and timely paid in all material respects, or are being held by such Subject Company (or its applicable Subsidiary) as Suspense Funds, in each case, in material compliance with applicable Laws and the terms of the Leases and to the extent and only to the extent related to periods in which such Subject Company and its Subsidiaries (if any) owned such Oil and Gas Properties prior to the Effective Time.

Section 5.19 Imbalances. Except as set forth on Schedule 5.19, there are no material Imbalances with respect to such Subject Company and/or its Subsidiaries (if any) as of the later of the Effective Time and the date(s) set forth on Schedule 5.19.

Section 5.20 Advance Payments. Except as set forth in Schedule 5.20, and except for any throughput deficiencies attributable to or arising out of any Imbalances described on Schedule 5.19, (a) with respect to any of the Assets operated by such Subject Company or its Subsidiaries, none of such Subject Company or its Subsidiaries (if any), or (b) with respect to any of the Assets not operated by such Subject Company or its Subsidiaries, to the Knowledge of such Seller, none of such Subject Companies or its Subsidiaries (if any), in either case, is obligated by virtue of any take or pay payment, advance payment or other similar payment (other than as established by the terms of the Leases) or under any gathering, transmission or any other similar contract or agreement, to gather, deliver, process or transport Hydrocarbons, or deliver proceeds from the sale thereof, at some future time without receiving full payment therefor at or after the time of delivery.

Section 5.21 Certain Real Property Interests.

(a) Schedule 5.21(a) identifies each Owned Real Property held by such Subject Company and/or its Subsidiaries (if any). Such Subject Company and/or its Subsidiaries has good title to all of its Owned Real Property. As used in this Section 5.21(a), “good title” means record title or interest that is free and clear of any Lien or defect in title (other than a Permitted Encumbrance) as is sufficient to enable the applicable Subject Company or its Subsidiary to own, operate and maintain such Owned Real Property and conduct the Business with respect thereto in all material respects in the ordinary course of business and consistent with past business practices, and in compliance with applicable Laws.

(b) Schedule 5.21(b) identifies each Leased Real Property held by such Subject Company and/or its Subsidiaries (if any), including a complete list of all leases for such Leased Real Property, (i) all leases under which the applicable Subject Company and/or its Subsidiaries is the lessor or lessee of Leased Real Property are, in each case, enforceable against such Subject Company or any such Subsidiary and, to such Seller’s Knowledge, the counterparties thereto, in accordance with their respective terms, and (ii) there is not, under any of such leases, any existing default by the applicable such Subject Company or any such Subsidiary, to such Seller’s Knowledge, any counterparties thereto, or any event which, with notice or lapse of time or both, would reasonably be executed to become a default by such Subject Company or any such Subsidiary, or, to such Seller’s Knowledge, the counterparties thereto.

Section 5.22 Casualty Loss and Condemnation. As of the Execution Date, there are no pending or, to such Seller’s Knowledge, threatened Casualty Events with respect to any Assets of such Subject Company or its Subsidiaries (if any) with damages estimated to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate for all such Casualty Events, net to the interest of the applicable Subject Company. There is no actual or threatened taking (whether permanent, temporary, whole or partial) of any of the Assets, or any part of the Assets, of such Subject Company or its Subsidiaries (if any) by reason of condemnation or eminent domain. Except as set forth in Schedule 5.22, to such Seller’s Knowledge, there has been no damage to any material assets or properties of such Subject Company not covered by insurance since the Effective Time.

Section 5.23 Insurance. Set forth on Schedule 5.23 is, as of the Execution Date, a complete and accurate list of all material risk property, general liability, Third Party offsite pollution liability, automobile liability, workers’ compensation and employers’ liability, umbrella/excess liability and directors’ and officers’ liability insurance and other insurance policies and contracts of insurance held by, or maintained for the benefit of, such Subject Company and its Subsidiaries (if any) and the Assets maintained by such Subject Company and its Subsidiaries (if any) or their respective Affiliates on behalf of such Subject Company and its Subsidiaries (if any), including any amendments thereto (other than such policies or contracts relating to a Plan). A copy of each such policy has been made available to Purchaser prior to execution of this Agreement. All of such policies (including any extensions or renewals thereof) are in full force and effect and there is no claim pending under any such policies or contracts of insurance as to which coverage has been denied or disputed by the insurer other than customary indications as to reservation of rights by insurers listed on Schedule 5.23. None of such Subject Company or its Subsidiaries (if any) or their respective Affiliates is in material default under any provisions of any such insurance policy, nor has such Subject Company, its Subsidiaries (if any), or their respective Affiliates (a) failed to timely report any material claim or reportable incident under such insurance policies or contracts of insurance, or (b) received, as of the Execution Date, any written notice (i) of cancellation of any insurance policy or (ii) that would reasonably be expected to be followed by a written notice of cancellation, premium increase, alteration of coverage or non-renewal of any insurance policy listed on Schedule 5.23. As of the Execution Date, such Subject Company and its Subsidiaries (if any) maintain, and have maintained at all times in the past three (3) years, insurance against liabilities, claims, and risks of a nature and in such amounts as are normal and customary in its industry, subject to deductibles or self-insured retention amounts that are commercially reasonable.

Section 5.24 Bank Accounts; Officers; Powers of Attorney. Schedule 5.24 sets forth (a) a complete and accurate list of all deposit, demand, time, savings, passbook, security or similar accounts maintained by such Subject Company and its Subsidiaries (if any) with any bank or financial institution, the names and addresses of the banks or financial institutions maintaining each such account and the authorized signatories on each such account, and (b) an accurate and complete list of all officers, directors and managers of such Subject Company and its Subsidiaries and a complete list of all Persons holding powers of attorney issued by such Subject Company and its Subsidiaries and a summary statement of the terms thereof that will remain in effect as of the Closing Date.

Section 5.25 Books and Records. Such Subject Company and its Subsidiaries (if any) maintain all books of account and other business records required by applicable Law and as necessary to conduct the business of such Subject Company and its Subsidiaries (if any) in accordance with its past practices, consistently applied.

Section 5.26 Suspense Funds. Schedule 5.26, Part A lists all Suspense Funds held by such Subject Company or its Subsidiaries as of the date specified in the applicable Annex to such Schedule. To such Seller’s Knowledge, (a) except as set forth on Schedule 5.26, Part B, all proceeds from the sale of Hydrocarbons produced from the Assets owned by such Subject Company or its Subsidiaries are being received by such Subject Company or its Subsidiaries in a timely manner consistent with historical practices and are not being held in suspense and (b) with respect to operations conducted by such Subject Company or its Subsidiaries after the Effective Time, no Property Costs payable to such Subject Company or its Subsidiaries (in its capacity as operator) are currently being held in suspense by any Third Party working interest owners.

Section 5.27 Absence of Certain Changes. Except as set forth on Schedule 5.27, since the Effective Time, (a) the business of such Subject Company and its Subsidiaries has been conducted in the ordinary course of business; (b) there has not been any event, occurrence or development which, if taken, omitted to be taken, occurred or developed after the Execution Date, would require the Purchaser’s consent in accordance with Section 8.2; and (c) there has not been any event, occurrence or development which has had, or would reasonably be expected to result in, a Seller Material Adverse Effect.

Section 5.28 Permits. As of the Execution Date, except as set forth on Schedule 5.28, such Subject Company and its Subsidiaries have, in all material respects, all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Authorities (“Permits”) as are necessary (a) to own and operate the Assets of such Subject Company and its Subsidiaries, and (b) to otherwise conduct the business of such Subject Company and its Subsidiaries in the manner currently conducted. Except as set forth on Schedule 5.28, each such Permit is in full force in effect, and such Subject Company and its Subsidiaries are in material compliance with all obligations under such Permits.

Section 5.29 Credit Support. Schedule 8.13 sets forth a complete and accurate list of all Credit Support posted or entered into by or on behalf of such Subject Company and its Subsidiaries with Governmental Authorities or any other Person.

Section 5.30 Payout Balances. Schedule 5.30 sets forth all of the Wells of such Subject Company and its Subsidiaries that are subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms), and to such Seller’s Knowledge, Schedule 5.30 sets forth the status of any “payout” balance as of the applicable dates set forth therein.

Section 5.31 Non-Consent Operations. As of the Execution Date, except as set forth on Schedule 5.31, or as reflected in the before- and after-payout Working Interest and Net Revenue Interest set forth in Exhibit A-2, neither such Subject Company nor its Subsidiaries has declined to participate in any current operation proposed with respect to the Assets of such Subject Company and its Subsidiaries that would result in forfeiture of any of the Assets of such Subject Company and its Subsidiaries or the incurrence of a penalty as a result of such election not to participate in such operation.

Section 5.32 Personal Property. All of the personal property included in the Assets of such Subject Company and its Subsidiaries, including the Equipment, is in an operable state of repair adequate to maintain normal operations as currently operated and used by or on behalf of such Subject Company and its Subsidiaries, in all material respects, ordinary wear and tear excepted.

Section 5.33 Intellectual Property. Such Subject Company and its Subsidiaries own, or have valid licenses or other rights to use, all Intellectual Property necessary for the operation of the business of such Subject Company and its Subsidiaries, subject to any limitations contained in the agreements governing the use of the same, free and clear of all Liens (other than Permitted Encumbrances). As of the Execution Date, neither such Subject Company, any Subsidiary thereof nor the applicable Seller has received any written notice (a) challenging the use of any such

Intellectual Property, (b) that the conduct of the business of such Subject Company and its Subsidiaries is infringing, misappropriating or otherwise violating the Intellectual Property of any other Person, nor is any Third Party infringing on any Intellectual Property owned by such Subject Company and its Subsidiaries and (c) of any default or any event that with notice or lapse of time, or both, would constitute a default under any Intellectual Property license to which such Subject Company or its Subsidiaries is a party.

Section 5.34 Surface Use. Except as set forth on Schedule 5.34, none of the Leases, Contracts or Surface Rights and Rights of Way of such Subject Company or its Subsidiaries are subject to or contain any restrictions on the use by such Subject Company or its Subsidiaries of the surface, in connection with Hydrocarbon operations, that would materially and adversely affect the operation of the Assets of such Subject Company and its Subsidiaries as currently owned and operated.

Section 5.35 Lease Status. Except as set forth on Schedule 5.35 of the Disclosure Schedule:

(a) all bonuses, rentals and other similar payments due under the Leases operated by such Subject Company or its Subsidiaries or its applicable Seller have been properly and timely paid in accordance with the terms of such Leases;

(b) (i) as of the Execution Date, neither the applicable Subject Company nor its Subsidiaries has received any unresolved written notices alleging any material default or breach under any Lease by such Subject Company or its Subsidiaries or, to such Seller’s Knowledge, their predecessors in interest, and (ii) neither such Subject Company nor its Subsidiaries are and, to such Seller’s Knowledge as of the Execution Date, no other party to any Lease, is in material default or breach of the terms, provisions or conditions of the Leases;

(c) as of the Execution Date, neither such Subject Company nor its Subsidiaries has received written notice from a lessor of any requirements or demands to drill additional wells on any of the Leases, as applicable, which requirements or demands have not been resolved;

(d) as of the Execution Date, neither such Subject Company nor its Subsidiaries has received any unresolved written notice seeking to terminate any of the Leases;

(e) none of the Leases contain express provisions obligating such Subject Company or its Subsidiaries to drill any well on the Assets (other than provisions requiring optional drilling as a condition of maintaining or earning all or a portion of a presently non-producing Lease, and other than customary offset drilling provisions);

(f) none of the Leases set forth in Exhibit A-1 has a primary term that will expire on or before the twelve (12) month anniversary of the Execution Date; and

(g) (i) no Lease operated by such Subject Company or its Subsidiaries is being maintained in full force and effect by the payment of shut-in royalties or other payments in lieu of operations or production, and (ii) to such Seller’s Knowledge as of the Execution Date, no Lease in which such Subject Company or its Subsidiaries owns an interest, and which is operated by a Third Party operator, is being maintained in full force and effect by the payment of shut-in royalties or other payments in lieu of operations or production.

Section 5.36 Regulatory. Neither such Subject Company nor any of its Subsidiaries (a) is engaged in the transportation of natural gas in interstate commerce under the Natural Gas Act of 1938, as amended, or uses any of the Assets owned by any member of such Subject Company Group in a manner that subjects it, any Third Party operator of the Assets owned by any member of such Subject Company Group or any future owner of the Assets owned by it to the jurisdiction of, or regulation by, the Federal Energy Regulatory Commission (i) as a natural gas company under the Natural Gas Act of 1938 (other than pursuant to the blanket certificate described below), or (ii) as a common carrier pipeline under the Interstate Commerce Act; or (b) holds any general or limited jurisdiction certificate of public convenience and necessity issued by the Federal Energy Regulatory Commission other than a blanket sale for resale certificate issued by operation of Law or a blanket certificate issued to permit participation in capacity release transactions. Neither such Subject Company nor any of its Subsidiaries has acquired any of the Assets owned by any member of such Subject Company Group through the use of eminent domain or condemnation.

Section 5.37 Special Warranty of Title. Such Subject Company represents and warrants (a) Defensible Title to each of the Wells and DSUs and (b) good and defensible title to the Surface Rights and Rights of Way, in each case, unto Purchaser against every Person whomsoever lawfully claims the same or any part thereof by, through or under such Subject Company or its Subsidiaries or the applicable Seller thereof (or any of such Seller’s respective Affiliates), but not otherwise, subject, however, to the Permitted Encumbrances.

Section 5.38 No Transfer. With respect to any lands included in or burdened by the Oil and Gas Properties listed on Exhibit A for which such Subject Company or any of its Subsidiaries owned any depths other than the Subject Formation(s), during the twelve (12) month-period prior to the Execution Date, except for (i) any fee mineral interests that were subsequently leased back to such Subject Company or one of its Subsidiaries pursuant to a Lease set forth on Exhibit A, (ii) any overriding royalties, royalty interests, non-participating royalty interests, or other similar non-cost bearing interests as also correspondingly burden the Subject Formations included in the Oil and Gas Properties and (iii) Permitted Encumbrances, neither such Subject Company nor any of its Subsidiaries has intentionally transferred or sold any material interests in such Oil and Gas Properties as to such depths or formations not included in the Subject Formation(s).

Section 5.39 Lease Operating Statements. The information set forth in the lease operating statements with respect to the Oil and Gas Properties owned by such Subject Company Group set forth in Schedule 5.39 is true and accurate in all material respects for the time periods covered thereby, subject to ordinary course reconciliations.

Section 5.40 No Other Business or Assets. Except as set forth in Schedule 5.40 and the Excluded Assets, (a) no real property, right or interest material to the continued ownership and operation of the Business of such Subject Company and its Subsidiaries (if any) or the Assets owned by them as owned and conducted prior to the Execution Date is being retained by Seller or any Affiliate of Seller (other than the Subject Company Groups) and (b) the Assets constitute and include all of the rights, assets and properties necessary for the conduct of such Subject Company Group’s business, as currently conducted, with respect to the ownership and operation of the

Assets owned by such Subject Company Group. No entity comprising such Subject Company Group is engaged in or has engaged in any material respect, in any business other than the oil and gas business conducted with respect to the Assets (consistent with past practices), and no entity comprising such Subject Company Group owns any material assets other than the Assets set forth in the Exhibits to this Agreement.

Section 5.41 Water Midstream Systems.

(a) No part of the assets comprising the Water Midstream Systems is located on lands that are not subject to an agreement, easement or other surface right held by a member of the Subject Company Groups permitting the location of such assets on the lands covered by such agreement, easement or surface right, in each case, except as would not reasonably be expected to be material to the ownership, use or operation of the Water Midstream Systems. The assets and properties of the Subject Company Groups, taken as a whole, include all of the assets necessary to access, own and operate the Water Midstream Systems as currently accessed, owned and operated by the Subject Company Groups. The Water Midstream Systems are in an operable state of repair adequate to maintain normal operations as currently conducted by the Subject Company Group, in all material respects, ordinary wear and tear excepted. No member of the Subject Company Groups has received from any counterparty to any agreement, easement or other surface right used or held for use in connection with the Water Midstream Systems any unresolved written notice regarding a grantor of any such agreement, easement or other surface right seeking to terminate or materially amend any such agreement, easement or other surface right.

(b) Such Subject Company Group collectively has all assets that are reasonably necessary to access, own and operate the Water Midstream Systems as currently operated.

Section 5.42 Anti-Money Laundering Laws. Neither any member of such Subject Company Group nor, to such Seller’s Knowledge, any Representative of any member of such Subject Company Group:

(a) has directly or indirectly (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any official or employee of a Governmental Authority or (iii) violated or is in violation of any applicable Anti-Corruption Law;

(b) has been, or is, a Sanctioned Person;

(c) has transacted any business with or for the benefit of any Sanctioned Person or violated applicable Sanctions; nor

(d) has violated applicable Ex-Im Laws.

Section 5.43 Affiliate Arrangements. Except as set forth on Schedule 5.43, there are no Affiliate Arrangements with respect to such Subject Company or its Subsidiaries (if any).

Section 5.44 Cyber Security and Privacy. Each member of such Subject Company Group (a) has maintained a reasonable cybersecurity and privacy program that complies in all material respects with applicable cybersecurity and privacy Laws and (b) since December 31, 2021, has implemented and maintained reasonable measures to maintain cybersecurity and protect privacy with respect to such Subject Company Group. Since December 31, 2021, no member of such Subject Company Group has experienced a security breach of its information technology systems or has breached its cybersecurity or privacy programs, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to such Subject Company Group, taken as a whole. Since December 31, 2021, there are no claims, assertions or investigations pending or to such Seller’s Knowledge, threatened in writing by or against any member of such Subject Company Group regarding cybersecurity or privacy matters.

Section 5.45 Specified Matters. Except as set forth on Schedule 5.45, there are no losses or liabilities incurred by, suffered by or owing by such Subject Company or its Subsidiaries as of the Closing caused by, arising out of, or resulting from the following matters to the extent attributable to the ownership, use or operation of the Assets owned by any member of such Subject Company Group:

(a) except with respect to any Casualty Events, any Third Party injury or death or damage of Third Party properties (excluding any such property damage that is related to or caused by any Environmental Defect or properly charged or chargeable to the joint account by the operator under the applicable operating or unit agreement) occurring on or with respect to the ownership or operation of any Assets of such Subject Company or its Subsidiaries prior to the Closing Date;

(b) any material civil fines or penalties or criminal sanctions imposed on such Subject Company or its Subsidiaries, to the extent resulting from any pre-Closing violation of Law (including any Environmental Law);

(c) any transportation or disposal of Hazardous Substances (other than Hydrocarbons) from any Asset of such Subject Company or its Subsidiaries to a site that is not an Asset prior to Closing that is (or if known, would be) in violation of applicable Environmental Law or that has given or would give rise to a material liability under applicable Environmental Law; and

(d) the Excluded Assets.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Subject to the provisions of this Article 6, the Purchaser Parties jointly and severally represent and warrant to each Seller and each Subject Company as of the Execution Date and the Closing Date (or, with respect to any representation or warranty made as of a specified date other than the Execution Date, as of such date) the following:

Section 6.1 Existence and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its organization (as set forth in the introductory paragraph) and except where failure to do so would not result in a Parent Material Adverse Effect, is duly qualified to carry on its business in the states where it is required to do so.

(b) Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the state of its organization (as set forth in the introductory paragraph) and except where failure to do so would not result in a Parent Material Adverse Effect, is duly qualified to carry on its business in the states where it is required to do so.

Section 6.2 Power. Purchaser has the requisite corporate power, and Parent has the corporate power, to enter into and perform their respective obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which they are or will be a party at Closing.

Section 6.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the other Transaction Documents, to which Parent and/or Purchaser, as applicable, is or will be a party at Closing, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Purchaser and Parent, as applicable. This Agreement has been duly and validly executed and delivered by Purchaser and/or Parent (and all documents required to be executed and delivered by Purchaser and/or Parent at the Closing shall be duly and validly executed and delivered by Purchaser and/or Parent), as applicable and this Agreement constitutes, and at the Closing such Transaction Documents shall constitute, the valid and binding obligations of Purchaser and/or Parent, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of public policy and/or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.4 No Conflicts. Except for (a) filings that will be made pursuant to the rules and regulations of the NYSE and the TSX, (b)as required by the HSR Act or (c) such other declarations, filings, registrations, notices, authorizations, consents or approvals that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Purchaser or Parent is, or will be, a party or to materially impair Purchaser’s or Parent’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party, the execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser or Parent, and the consummation of the transactions contemplated hereby and thereby, do not (A) violate any provision of any Governing Documents of any of the Purchaser Entities or any agreement or instrument to which any Purchaser Entity is bound, (B) result in a material default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other financing instrument to which any of the Purchaser Entities is a party or by which it is bound, (C) violate any Order or regulation applicable to any of the Purchaser Entities as a party in interest or (D) violate any Law applicable to any of the Purchaser Entities.

Section 6.5 Consents, Approvals or Waivers. The execution, delivery and performance of this Agreement and the other Transaction Documents by any Purchaser Party shall not be subject to any consent, approval, notice or waiver from any Governmental Authority or other Third Party, other than (a) filings that will be made pursuant to the rules and regulations of the NYSE and the TSX, (b) filings and expirations or terminations of the applicable waiting periods under the HSR Act, and (c) such other declarations, filings, registrations, notices, authorizations, consents or approvals that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Purchaser or Parent is, or will be, a party or to materially impair Purchaser’s or Parent’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.

Section 6.6 Foreign Person; Defense Production Act. No Purchaser Party is a foreign person and the transactions contemplated by this Agreement are not a covered transaction as those terms are defined in Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. App. 2170 and the regulations promulgated thereunder, 31 C.F.R. Part 800.

Section 6.7 Litigation. Except for any Action filed or threatened by any Governmental Authority after the Execution Date related to or arising out of Antitrust Laws, the execution or delivery of this Agreement, or the consummation of the transactions contemplated hereunder, there are no Actions (a) pending before any Governmental Authority against any Purchaser Party seeking to prevent the consummation of the transactions contemplated hereby or (b) to Purchaser’s knowledge, threatened in writing with reasonable specificity by any Third Party or Governmental Authority against any Purchaser Party seeking to prevent the consummation of the transactions contemplated hereby.

Section 6.8 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership Actions pending against, being contemplated by or, to Purchaser’s Knowledge, threatened against Purchaser or any Affiliate thereof (whether by Purchaser or any Third Party).

Section 6.9 Financing. Purchaser and/or Parent (a) will at Closing have sufficient cash on hand (in United States Dollars) to enable Purchaser and/or Parent to fund the Performance Deposit on the Execution Date, and (b) will at Closing have, when taken together with the aggregate proceeds from the Financing, sufficient cash on hand (in United States Dollars) to enable Purchaser and/or Parent to pay the Closing Payment on the Closing Date to or on behalf of Sellers. Parent has, and at Closing shall have, sufficient duly authorized shares of Parent Common Equity to enable it to issue the portion of the Equity Purchase Price as determined pursuant to Section 10.3(f) on the Closing Date and, to the extent applicable, issue the portion of the Defect Deposit constituting Parent Common Equity on the Closing Date.

Section 6.10 Investment Intent. Purchaser is acquiring the Subject Securities for its own account and not with a view to their sale or distribution in violation of the Securities Act, any applicable state blue sky Laws or any other applicable securities Laws. Each Purchaser Party has made, independently and without reliance on Seller or any Subject Company (except to the extent that a Purchaser Party has relied on the representations and warranties in this Agreement), its own analysis of the Subject Securities, each Subject Company and the Assets for the purpose of acquiring the Subject Securities, and Purchaser has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Each Purchaser Party acknowledges that the Subject Securities are not registered pursuant to the Securities Act and that none of the Subject Securities may be transferred, except pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act. Purchaser is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 6.11 Independent Evaluation.

(a) Each of the Purchaser Parties is a sophisticated, experienced and knowledgeable investor in the oil and gas business. In entering into this Agreement, each of the Purchaser Parties has relied solely upon expertise of each of the Purchaser Parties in legal, tax and other professional counsel concerning this transaction, the Subject Securities, each Subject Company and the Assets and the value thereof. Purchaser acknowledges and affirms that (i) each Purchaser Party has completed such independent investigation, verification, analysis and evaluation of the Subject Securities, each Subject Company and the Assets and has made all such reviews and inspections of the Subject Securities, each Subject Company and the Assets as it has deemed necessary or appropriate to enter into this Agreement and (ii) at Closing (and assuming material compliance by Sellers and the Subject Companies with their respective obligations under this Agreement), each Purchaser Party shall have completed, or caused to be completed, its independent investigation, verification, analysis and evaluation of the Subject Securities, each Subject Company and the Assets and made all such reviews and inspections of the Subject Securities, each Subject Company and the Assets as each Purchaser Party has deemed necessary or appropriate to consummate the transaction.

(b) Each Purchaser Party understands and acknowledges that neither the SEC nor any federal, state, or foreign agency has passed upon the Subject Securities, any Subject Company and the Assets or made any finding or determination as to the fairness of an investment in the Subject Securities, any Subject Company and the Assets or the accuracy or adequacy of the disclosures made to any Purchaser Party.

Section 6.12 Capitalization.

(a) As of the Execution Date, the authorized capital of Parent consists solely of (i) seven hundred fifty million (750,000,000) shares of Parent Common Equity and (ii) twenty-five million (25,000,000) shares of preferred stock of Parent, $0.01 par value per share. As of the Execution Date, the only issued and outstanding Securities of Parent are two hundred forty-four million, five hundred twenty-three thousand, nine-hundred and forty (244,523,940) shares of Parent Common Equity. Parent has, and at the Closing will have, sufficient authorized shares of Parent Common Equity to enable it to issue the portion of the Equity Purchase Price as determined pursuant to Section 10.3(f), the Adjustment Deposit, and, to the extent applicable, the Defect Deposit, in each case, at the Closing. Parent is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Governing Document of Parent.

(b) All of the issued and outstanding shares of Parent Common Equity are duly authorized and validly issued in accordance with the Governing Documents of Parent, are fully paid and non-assessable and were not issued in violation of any Right.

(c) Except as disclosed on the Parent SEC Documents, (i) there are no outstanding preemptive or other outstanding Rights with respect to the Securities of Parent, (ii) there are no appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, or commitments or other rights or Contracts of any kind or character relating to or entitling any Person to purchase or otherwise acquire any Securities of Parent or requiring Parent to issue, transfer, convey, assign, redeem or otherwise acquire or sell any Securities, (iii) there are no equity holder agreements, voting agreements, irrevocable proxies, voting trusts, partnership agreements or other rights or Contracts relating to the voting of any of the Securities of Parent and (iv) no Securities of Parent are reserved for issuance.

(d) As of the Execution Date, Parent does not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for Securities having the right to vote) with the holders of Securities of Parent on any matter pursuant to such outstanding bonds, debentures, notes or other obligations.

(e) Except as set forth on Schedule 6.12(e) or as disclosed on the Parent SEC Documents, as of the Execution Date, Parent is not party to any Contract that obligates it to (and does not otherwise have any obligation to) register for resale any debt or equity Securities of Parent.

Section 6.13 Valid Issuance. The shares of Parent Common Equity comprising the Equity Purchase Price, and, to the extent applicable, the Defect Deposit, when and if issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in Parent’s Governing Documents, will be free of any Liens, other than restrictions on transfer pursuant to applicable federal and state securities Laws and the Registration Rights Agreement and will not be issued in violation of any Rights or applicable Law.

Section 6.14 SEC Documents; Financial Statements; No Liabilities.

(a) Parent has timely filed or furnished with the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2022. All such documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Parent Financial Statements”) and that Parent may file after the Execution Date and prior to the Closing Date, are referred to herein as the “Required Parent SEC Documents,” and such Required Parent SEC Documents, together with any voluntarily filed forms, reports or other document filed by Parent with the SEC on or since January 1, 2022 (excluding, in each case, information explicitly deemed “furnished” rather than “filed”), are referred to herein as the “Parent SEC Documents.” Parent is not aware as of the Execution Date of any information that would require the filing of a Current Report on Form 8-K as a Parent SEC Document in the four (4) Business Days following the Execution Date that has not been so filed as of the Execution Date. The Required Parent SEC Documents, at the time filed or furnished, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and (ii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Parent SEC Documents, at the time filed or furnished (except to the extent corrected or superseded by a subsequent Parent SEC Document filed prior to the Execution Date), did not (A) in the case of any registration statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the case of Parent SEC Documents other than registration statements, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Parent Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K promulgated under the Securities Act or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and, in the case of interim financial statements, subject to normal year-end adjustments, and in the case of the Parent Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of Parent as of the dates and for the periods indicated therein.

(b) There are no liabilities of or with respect to Parent that would be required by GAAP to be reserved, reflected or otherwise disclosed on a consolidated balance sheet of Parent other than (i) liabilities reserved, reflected or otherwise disclosed in the consolidated balance sheet of Parent as of December 31, 2022 (including the notes thereto) included in the Parent Financial Statements, (ii) liabilities incurred in the ordinary course of business since December 31, 2022, (iii) fees and expenses incurred in connection with the transactions contemplated by this Agreement and the Transaction Documents or (iv) liabilities that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 6.15 Investment Company. Parent is not now, and immediately after consummation of the Transactions, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Section 6.16 Internal Controls; Listing Exchange.

(a) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act and including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure) as required by Rule 13a-15 of the Exchange Act, which such disclosure controls and procedures are designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and Parent has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of Parent’s most recently completed fiscal quarter. Parent has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) designed by, or under the supervision of, Parent’s principal executive and principal financial officers, or persons performing similar functions, and effected by Parent’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on Parent’s financial statements.

(b) Since January 1, 2022, Parent has not been become aware of, or been advised by its independent auditors of, any significant deficiency or material weakness in the design or operation of internal controls that has been required to be disclosed in Parent’s filings with the SEC that has not been so disclosed. Since December 31, 2022, (i) Parent has not been advised by its independent auditors of any significant deficiency or material weakness in the design or operation of internal controls that could adversely affect Parent’s internal controls, (ii) Purchaser has no Knowledge of any fraud that involves management or other employees who have a significant role in Parent’s internal controls and (iii) there have been no changes in internal controls or, to the Knowledge of Purchaser, in other factors that could reasonably be expected to materially affect internal controls, including any corrective actions with regard to any significant deficiency or material weakness.

(c) The Parent Common Equity is registered under Section 12(b) of the Exchange Act and is listed on the NYSE, and Parent has not received any notice of delisting. No judgment, Order, ruling, regulation, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in any Securities of Parent has been issued, and no proceedings for such purpose are, to the Knowledge of Purchaser, pending, contemplated or threatened.

Section 6.17 Form S-3. Subject to the Registration Rights Agreement, Parent is eligible to register all of the Parent Common Equity issued to Sellers pursuant to the terms of this Agreement for resale by Sellers under a Registration Statement on Form S-3 promulgated under the Securities Act.

Section 6.18 Absence of Changes. Since December 31, 2022, no Parent Material Adverse Effect has occurred.

Section 6.19 Compliance with Laws. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (a) the Purchaser Parties hold all Governmental Authorizations necessary for the ownership and operation of the assets of the Purchaser Entities as currently conducted, (b) each of the Purchaser Parties is in compliance with all applicable Laws and (c) no Purchaser Party has received written notice that it is under investigation by any Governmental Authority for potential non-compliance with any Law.

Section 6.20 No Stockholder Approval. The transactions contemplated hereby, taken together with any transactions consummated by Parent as permitted by Section 8.18, do not require any vote of the equityholders of Parent under applicable Law, the rules and regulations of the NYSE or the TSX (or other national securities exchange on which the Parent Common Equity is then listed) or the Governing Documents of Parent.

Section 6.21 Takeover Laws. The transactions contemplated hereby are not subject to any applicable anti-takeover provisions related to business combinations under applicable Law, or any other similar Takeover Laws or any similar provision in the Parent’s Governing Documents.

ARTICLE 7

DISCLAIMERS AND ACKNOWLEDGEMENTS

Section 7.1 General Disclaimers. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 4, ARTICLE 5 AND THE CERTIFICATES OF EACH SELLER AND ITS APPLICABLE SUBJECT COMPANIES TO BE DELIVERED AT THE CLOSING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND ABSENT FRAUD, (A) NO MEMBER OF THE SELLER GROUP NOR ANY SUBJECT COMPANY MAKES, EACH SELLER AND EACH SUBJECT COMPANY EXPRESSLY DISCLAIM, AND EACH PURCHASER PARTY WAIVES AND REPRESENTS AND WARRANTS THAT NO PURCHASER PARTY HAS RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN THIS AGREEMENT OR ANY OTHER INSTRUMENT, AGREEMENT OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, INCLUDING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (i) ANY MEMBER OF THE SELLER GROUP, (ii) ANY TITLE TO ANY OF THE ASSETS OR THE EXISTENCE OR NON-EXISTENCE OF ANY TITLE DEFECTS OR OTHER ENCUMBRANCES OR BURDENS ON THE ASSETS, (iii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT OR ANY GEOLOGICAL, SEISMIC DATA, RESERVE DATA, RESERVE REPORTS OR RESERVE INFORMATION (ANY ANALYSIS OR INTERPRETATION THEREOF) RELATING TO THE ASSETS, (iv) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (v) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, OR STEP-OUT DRILLING OPPORTUNITIES, (vi) ANY ESTIMATES OF THE VALUE OF THE SUBJECT SECURITIES OR THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (vii) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (viii) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (ix) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (x) ANY BULK SALES LAWS OR SIMILAR LAWS AND/OR ANY OTHER RECORD, FILES, MATERIALS OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS OR CONTENTS OF THE RECORDS) THAT MAY HAVE BEEN PROVIDED OR COMMUNICATED TO PURCHASER GROUP OR THEIR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR

PRESENTATION RELATING THERETO, AND (B) EACH SELLER AND EACH SUBJECT COMPANY FURTHER DISCLAIMS, AND EACH PURCHASER PARTY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT EXCEPT AS SET FORTH ABOVE, THE SUBJECT SECURITIES AND THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT EACH PURCHASER PARTY HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS EACH PURCHASER PARTY DEEMS APPROPRIATE. EACH PURCHASER PARTY SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY ANY SELLER, ANY SUBJECT COMPANY OR ANY MEMBER OF THE SELLER GROUP TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND, ABSENT FRAUD, EACH PURCHASER PARTY EXPRESSLY ACKNOWLEDGES AND COVENANTS THAT NO PURCHASER PARTY HAS AND WILL NOT HAVE AND WILL NOT ASSERT ANY CLAIM, DAMAGES OR EQUITABLE REMEDIES WHATSOEVER AGAINST ANY MEMBER OF THE SELLER GROUP EXCEPT FOR CLAIMS, DAMAGES AND EQUITABLE REMEDIES AGAINST ANY SELLER OR ANY SUBJECT COMPANY FOR BREACH OF AN EXPRESS REPRESENTATION, WARRANTY OR COVENANT OF ANY SELLER UNDER THIS AGREEMENT AND TO THE EXTENT PROVIDED HEREIN.

Section 7.2 Environmental Disclaimers. Each Purchaser Party acknowledges that (a) the Assets have been used for exploration, development, production, gathering and transportation of oil and gas and other Hydrocarbons and there may be petroleum, produced water, wastes, asbestos-containing materials, scale, NORM, Hazardous Substances or other substances or materials located in, on or under the Assets or associated with the Assets; (b) the sites included in the Assets may contain asbestos, NORM or other Hazardous Substances; (c) NORM may affix or attach itself to the inside of wells, pipelines, materials and equipment as scale, or in other forms; (d) the wells, materials and equipment located on the Assets or included in the Assets may contain NORM, asbestos and other wastes or Hazardous Substances; (e) NORM containing material or other wastes or Hazardous Substances may have come in contact with various environmental media, including water, soils or sediment; and (f) special procedures may be required for the assessment, Remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets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

IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE ASSETS ARE LOCATED, (II) AS OF CLOSING, EACH PURCHASER PARTY SHALL HAVE INSPECTED AND WAIVED ITS RIGHT TO INSPECT THE ASSETS FOR ALL PURPOSES, AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NORM. EACH PURCHASER PARTY IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE ASSETS, AND (III) AS OF CLOSING, EACH PURCHASER PARTY HAS MADE ALL SUCH REVIEWS AND INSPECTIONS OF THE ASSETS AND THE RECORDS AS SUCH PURCHASER PARTY HAS DEEMED NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTION.

Section 7.3 Limited Duties. ANY AND ALL DUTIES AND OBLIGATIONS WHICH EITHER PARTY MAY HAVE TO THE OTHER PARTY WITH RESPECT TO OR IN CONNECTION WITH THE SUBJECT SECURITIES, THE ASSETS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. ABSENT FRAUD, THE PARTIES DO NOT INTEND (A) THAT THE DUTIES OR OBLIGATIONS OF EITHER PARTY, OR THE RIGHTS OF EITHER PARTY, SHALL BE EXPANDED BEYOND THE TERMS OF THIS AGREEMENT ON THE BASIS OF ANY LEGAL OR EQUITABLE PRINCIPLE OR ON ANY OTHER BASIS WHATSOEVER OR (B) THAT ANY EQUITABLE OR LEGAL PRINCIPLE OR ANY IMPLIED OBLIGATION OF GOOD FAITH OR FAIR DEALING OR ANY OTHER MATTER REQUIRES EITHER PARTY TO INCUR, SUFFER OR PERFORM ANY ACT, CONDITION OR OBLIGATION CONTRARY TO THE TERMS OF THIS AGREEMENT AND THAT WOULD BE UNFAIR, AND THAT THEY DO NOT INTEND TO INCREASE ANY OF THE OBLIGATIONS OF ANY PARTY UNDER THIS AGREEMENT ON THE BASIS OF ANY IMPLIED OBLIGATION OR OTHERWISE.

Section 7.4 Certain Information. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE 4 OR ARTICLE 5 AND THE CERTIFICATES OF EACH SELLER AND ITS APPLICABLE SUBJECT COMPANIES TO BE DELIVERED AT THE CLOSING, AND ABSENT FRAUD, (I) NO SELLER MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) EACH SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO EACH PURCHASER PARTY OR ANY OF ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, CONSULTANTS, ADVISORS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ANY PURCHASER PARTY BY ANY MEMBER OF THE SELLER GROUP).

Section 7.5 Conspicuousness. EACH SELLER, EACH SUBJECT COMPANY AND EACH PURCHASER PARTY AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 7 AND THE REST OF THIS AGREEMENT ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE 8

COVENANTS OF THE PARTIES

Section 8.1 Access.

(a) Upon execution of this Agreement until the Closing Date, each Subject Company shall give Purchaser, its Affiliates, and each of their respective officers, agents, accountants, attorneys, investment bankers, financing sources, environmental consultants and other authorized representatives (“Purchaser’s Representatives”) reasonable access to electronic copies of the Records in such Subject Company’s or any of it Affiliates’ possession (including prompt access to all title Records, including any such Records tying out or otherwise illustrating Sellers’ internal methodology for allocating Leases and tracts (or portions thereof) to specific DSUs), the personnel of such Subject Company and its Subsidiaries (if any) set forth on Schedule 8.1(a), and any Assets of such Subject Company or its Subsidiaries, in each case, during the normal business hours of such Subject Company, solely for the purpose of conducting a due diligence review of such Assets and Records, in each case to the extent that such Subject Company may provide such access without (i) violating applicable Laws, (ii) waiving any legal privilege (as reasonably determined by Sellers’ counsel) of any Seller or any Subject Company or any of their respective Affiliates (other than disclosure of title opinions) or (iii) violating any contractual obligations, including confidentiality obligations, of any Seller or any Subject Company to any Third Party; provided that Sellers shall, if requested by Purchaser, use commercially reasonable efforts (without an obligation to pay money) to seek a consent or waiver to permit disclosure of confidential information without breach of any applicable confidentiality obligation. Such access shall be granted to Purchaser (x) with respect to the Records, in the VDR or in the physical offices of such Subject Company, as applicable and (y) otherwise on the premises of the applicable Assets, as applicable; provided, however, in no event shall any Seller or any Subject Company be obligated to provide, and Purchaser and Purchaser’s Representatives shall have no right to receive or review (A) any personnel records of, or relating to, any individual that is employed by any Subject Company (other than information required to be disclosed pursuant to Section 8.9), (B) prior to Closing, any Excluded Records or (C) prior to Closing, any email correspondence of any Subject Company, except to the extent that any Contracts or amendments thereto are memorialized only in such format. To the extent that any Third Parties operate the Assets, each Subject Company’s obligations to provide Purchaser with access to such Assets shall be limited to requesting that the applicable Third Party operator provide Purchaser’s Representatives with access to such Assets. All investigations and due diligence conducted by Purchaser or any of Purchaser’s Representatives with respect to the Assets shall be conducted at Purchaser’s sole cost and expense. Each Seller or its designee shall have the right to accompany Purchaser and Purchaser’s Representatives whenever they are on site on the Assets and are permitted to collect split test samples if any are collected pursuant to approved invasive activities under this Section 8.1(a). Purchaser’s investigation and review shall be conducted in a manner that minimizes interference with the ownership or operation of the Assets or the Business, and Purchaser’s inspection right with respect to the environmental condition of the Assets shall be limited to conducting a Phase I Environmental Site Assessment in accordance with the ASTM International Standard Practice Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527 or E2247) or a similar visual assessment that does not include sampling or testing of any environmental media (“Phase I”). No Purchaser Representative shall be entitled to conduct any sampling or testing of any environmental media in a manner similar to ASTM International Practice Environmental Site Assessments: Phase II Environmental Site Assessment Process (Publication Designation: E1903), or any other invasive or intrusive testing, or sampling on or relating to the Assets (“Phase II”), without submitting a justification and proposed work plan for the proposed Phase II and obtaining the prior written consent of the applicable Subject Company, which consent may be granted, conditioned or withheld in such Subject Company’s sole discretion; provided that, if after conducting a Phase I, a Phase II or other invasive or subsurface activities are reasonably recommended or reasonably necessary to determine the existence or scope of any potential Environmental Defect, or to determine any Defect Amount, and Seller, any Subject Company (or its Subsidiaries, if any) or any Third Party, as applicable, withholds its consent to conduct a Phase II, Purchaser may still deliver a Defect Notice with respect to such Assets based on information available to Purchaser pursuant to Section 3.2 and the failure to perform a Phase II for the reasons set forth in this paragraph shall not be a basis for invalidating or otherwise prejudice such Defect Notice.

(b) Purchaser shall promptly furnish to each Seller and applicable Subject Company, but in no event after Purchaser submits the applicable Defect Notice as to any Defect, free of costs, a copy of all final reports and test results prepared by or for any Purchaser Entity to the extent relied upon by Purchaser in connection with any Defect asserted by Purchaser. Purchaser shall obtain from any applicable Governmental Authorities and Third Parties all permits necessary or required to conduct any approved invasive activities permitted by any Subject Company; provided that, upon request, the applicable Subject Company shall provide Purchaser with assistance (at no cost or liability to any Seller or any Subject Company) as reasonably requested by Purchaser that may be necessary to secure such permits. Each Seller and Subject Company shall have the right, at its option, to split with Purchaser any samples collected pursuant to approved invasive activities. If the Closing does not occur, the Purchaser Parties shall keep, and shall cause each of Purchaser’s Representatives to keep, any and all information obtained by or on behalf of Purchaser confidential in accordance with the terms of the Confidentiality Agreement.

(c) Prior to the Closing, no Purchaser Party shall (and the Purchaser Parties shall cause their respective Subsidiaries not to) contact contractual counterparties, customers or potential customers of any Subject Company regarding this Agreement or the transactions contemplated hereby, any right of access to the Assets permitted hereunder, or the Business of a Subject Company (but excluding, for the avoidance of doubt, any contacts or communications in connection with the operation of any Purchaser Party’s business in the ordinary course) without the prior written consent of Sellers’ Representative, which consent may be withheld by Sellers’ Representative in its sole discretion.

(d) Each Purchaser Party jointly and severally agrees to indemnify, defend and hold harmless each member of the Seller Group from and against any and all Damages (including court costs and reasonable attorneys’ fees), including Damages attributable to or arising out of Purchaser’s or Purchaser’s Representative’s access to the Records, any offices of any Seller or Subject Company or the Assets prior to the Closing by Purchaser or any of Purchaser’s Representatives, EVEN IF SUCH CLAIMS, DAMAGES, LIABILITIES, OBLIGATIONS, LOSSES, COSTS AND EXPENSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY MEMBER OF THE SELLER GROUP, BUT EXCLUDING DAMAGES ARISING OUT OF (I) FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY MEMBER OF SELLER GROUP, OR (II) THE MERE DISCOVERY OF ANY ENVIRONMENTAL CONDITION, INCLUDING ANY ENVIRONMENTAL DEFECTS OR ENVIRONMENTAL LIABILITIES (BUT EXCLUDING ANY LIABILITIES TO THE EXTENT ARISING FROM PURCHASER’S OR PURCHASER’S REPRESENTATIVES’ EXACERBATION OF SUCH PRE-EXISTING CONDITIONS).

(e) Upon completion of Purchaser’s due diligence, the Purchaser Parties shall, at its sole cost and expense and without any cost or expense to any Seller, any Subject Company or any of their respective Affiliates, (i) repair all damage done to the Assets in connection with Purchaser’s or Purchaser’s Representative’s due diligence, (ii) restore the Assets to the approximate same condition than they were prior to commencement of Purchaser’s or Purchaser’s Representative’s due diligence and (iii) remove all equipment, tools or other property brought onto the Assets in connection with Purchaser’s or Purchaser’s Representative’s due diligence. Any disturbance to the Assets (including the leasehold associated therewith) resulting from Purchaser’s or Purchaser’s Representative’s due diligence shall be promptly corrected by Purchaser.

(f) During all periods that Purchaser or any of Purchaser’s Representatives are on the Assets or any Subject Company’s premises, Purchaser shall maintain, at its sole expense, policies of insurance of the types and in the amounts sufficient to cover the obligations of Purchaser’s obligations under this Section 8.1. Coverage under all insurance required to be carried by Purchaser hereunder shall (i) be primary insurance, (ii) list each Seller, its Affiliates and (to the extent agreed by Purchaser’s insurance providers as of the date hereof, it being understood that with respect to any self-insurance provided by any Purchaser Party or any Affiliates of a Purchaser Party, such agreement has been automatically granted upon the execution of this Agreement) its and their respective Representatives as additional insureds, (iii) waive subrogation against each Seller and its Affiliates and (to the extent agreed by Purchaser’s insurance providers as of the date hereof, it being understood that with respect to any self-insurance provided by any Purchaser Party or any Affiliates of a Purchaser Party, such agreement has been automatically granted upon the execution of this Agreement) its and their respective Representatives and (iv) provide for five (5) days’ prior notice to Sellers in the event of cancellation or modification of the policy or reduction in coverage. Upon written request by any Seller, Purchaser shall provide evidence of such insurance to Sellers prior to entering the Assets or premises of any Seller, any Subject Company or any of their respective Affiliates.

(g) Purchaser understands that one or more members of the Seller Group (including the Subject Company Groups) have had discussions regarding other bids for the Subject Company Groups and/or the Assets and the preparation and negotiation of this Agreement, the Schedules hereto and the other documents contemplated herein, and that, excluding information related to this Agreement (including the representations and warranties and covenants set forth herein and the Schedules and Exhibits attached hereto), Purchaser and each Subject Company shall not be entitled to use in connection with any disputes against any Seller or any Subject Company (before or after Closing) any Seller’s or any Subject Company’s internal drafts of this Agreement, copies of (or other information regarding) other bids for any Subject Company or emails or other written information (including in electronic form) relating to any of the foregoing or to the sales process (whether or not related to Purchaser’s bid or other bids for any Subject Company).

(h) Sellers shall use commercially reasonable efforts to cooperate in good faith with Purchaser’s efforts, including by responding to Purchaser’s reasonable inquiries and providing access to available information upon request (subject to all express limitations set forth in this Section 8.1), to pursue, negotiate and obtain the R&W Insurance Policy by the Closing Date.

Section 8.2 Operation of Business of the Subject Company Groups.

(a) From the Execution Date until the Closing, except as expressly contemplated by this Agreement or as expressly consented to in writing and in advance by Purchaser, each Seller and Subject Company shall continue to operate its Business in a good and workmanlike manner, in the usual, regular and ordinary course of business and reasonably consistent with past practices. Further, no Seller shall (or shall cause any applicable Subject Company not to):

(i) transfer, issue, pledge, grant, dispose of, encumber (other than with respect to Permitted Securities Liens), deliver, redeem or sell any Subject Securities held by such Seller, or authorize any such action;

(ii) amend or adopt any change to (other than administrative or ministerial amendments or changes that are not material to the Subject Companies), or waive any rights under, any Governing Documents of any Subject Company or any of its Subsidiaries; or

(iii) form a Subsidiary of any Subject Company or any of its Subsidiaries.

(b) From the Execution Date until the Closing, except (v) as required by the terms of applicable Laws, (w) as set forth in the ordinary course development plan and budget for each Subject Company Group attached as the applicable Annex to Schedule 8.2(b) (each, a “Development Plan”), but subject to Section 8.2(b)(vi), (x) for the operations covered by the capital commitments described in Schedule 5.14, but subject to Section 8.2(b)(vi) and/or (y) as expressly contemplated by this Agreement or as expressly consented to in writing and in advance by Purchaser, each Subject Company and its Subsidiaries shall:

(i) conduct the ownership and operation of the Assets and the applicable Development Plan of such Subject Company and its Subsidiaries (if any) in the usual, regular and ordinary course of business and consistent with past practices and in accordance with the Reasonably Prudent Owner Standard;

(ii) not transfer, sell, hypothecate, encumber, novate, swap, trade, exchange, pledge, relinquish, abandon or otherwise dispose of any of the Assets, except (A) for sales and dispositions of Hydrocarbons in the ordinary course of business, (B) for the Plugging and Abandonment of any Assets to the extent required under any applicable Laws or Contracts, (C) sales and dispositions of inventory, equipment and materials in the ordinary course of business that is no longer necessary in the operation of the Assets or for which replacement equipment of equal or greater value has been, or will be on or prior to Closing, obtained, (D) with respect to the Excluded Assets, (E) with respect to relinquishment or abandonment, as required by Law, Permit or any applicable Contract or (F) for the expiration of any Lease in accordance with its terms;

(iii) not acquire properties or assets, including stock or other equity interests of another Person, in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate, whether through asset purchase, merger, consolidation, share exchange, business combination or otherwise, except for (A) acquisitions of Equipment and other inventory (excluding Hydrocarbon inventories) in the ordinary course of business, (B) materials acquired in connection with capital expenditures consistent with Development Plan applicable to such Subject Company Group or (C) acquisitions of Additional Leases in accordance with (and in all cases subject to the limitations in) Section 8.20;

(iv) not enter into, execute, terminate (other than terminations based on the expiration without any affirmative action by any Subject Company), novate, amend, waive, assign or release any material right under or extend any Material Contracts (or Contracts that would be required to be listed on Schedule 5.13(a) had they been entered into as of the Execution Date); provided, however, the Subject Company Group may, upon prior written notice to Purchaser, enter into (A) additional Material Contracts (other than any Material Contract of the type described in clause (h), (j), (k), (l), (o), (p), (q), (r), (s) or (u) of the definition of “Material Contracts” or (B) any amendments, extensions, supplements and/or replacements of any of the Credit Documents and incur such additional Post-Effective Time Credit Document Indebtedness, in each case of clauses (A) and (B), as necessary in order to conduct the Business in the ordinary course and conduct the operations specified in the Development Plan applicable to such Subject Company Group or (C) any Additional Hedges to the extent permitted under Section 8.14(b);

(v) provide notice to (and a copy of the applicable authorization for expenditure), and reasonably consult with Purchaser, prior to proposing, committing to or approving, or electing to be a non-consenting party with respect to, any authorizations for expenditure for capital expenditures proposed by a Third Party, or that is not otherwise contemplated in its respective Development Plan, that individually is reasonably estimated to involve commitments in excess of One Million Five Hundred Thousand Dollars ($1,500,000) (net to the Working Interest of the such Subject Company Group);

(vi) in the event that a Subject Company Group has incurred capital costs and expenses for drilling and completion operations in excess of one hundred ten percent (110%) of the aggregate amount of the budget for the period between the Effective Time and June 30, 2023 set forth in the Development Plan for such Subject Company Group (“Development Cost Cap”), such Subject Company Group shall not propose, conduct, agree to or make any individual election to participate in any individual capital operations, or otherwise commit to any additional capital expenditures for any individual capital operation on the Assets, whether or not set forth in its respective Development Plan or set forth in Schedule 5.14 that is in excess of One Million Five Hundred Thousand Dollars ($1,500,000) per operation (net to the applicable Subject Company Group’s aggregate interests in the applicable Assets), other than as required in any Emergency; provided, however, in the event that this Agreement is not terminated on or before June 30, 2023, then (A) for the purposes of calculating the Development Cost Cap, the aggregate amount of the budget for the period between the Effective Time and June 30, 2023 set forth in the Development Plan for such Subject Company Group shall be deemed to apply to the period between the Effective Time and Closing, and shall also be increased by an amount equal to the product of (1) the quotient of (y) the original annual budget set forth in the Development Plan for such Subject Company Group divided by (z) the number of days between the Execution Date and June 30, 2023, multiplied by (2) the number of days between June 30, 2023, and the applicable date of determination with respect to the Development Cost Cap and (B) subject to the Development Cost Cap, such Subject Company may amend such Development Plan to add any additional operations as reasonably determined by such Subject Company in good faith and consistent with its ordinary course of business;

(vii) not resign as operator of any of the Assets;

(viii) not issue any Securities or split, combine or reclassify any of its outstanding Securities;

(ix) not make any investment in the Securities of any other Person (other than its existing Subsidiaries, if any);

(x) not acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of or otherwise acquire any business of, or acquire any Securities in any Person;

(xi) not change the accounting principles, practices or methods of any Subject Company, except as required by the Accounting Principles or statutory accounting requirements or similar principles in non-U.S. jurisdictions;

(xii) not adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution or wind-up of any Subject Company;

(xiii) not negotiate, modify, extend or enter into any Labor Agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any Business Employees;

(xiv) not, and shall not permit its Subsidiaries (if any) to, hire or engage (in each case other than with respect to Business Employees or other individual service providers of any Subject Company or any its Subsidiaries with annual compensation less than Two Hundred Fifty Thousand Dollars ($250,000)), terminate (other than for cause), furlough or temporarily lay off, any Business Employees or other individual service providers of any Subject Company or any its Subsidiaries (if any);

(xv) not implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that implicate obligations under the WARN Act;

(xvi) not waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

(xvii) not accept the transfer of sponsorship of, or any liabilities relating to, any Seller Plan;

(xviii) except as required pursuant to the terms of any Contract or Seller Plan in effect as of the date of this Agreement, (A) not establish, adopt, amend or terminate any Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Plan if in effect on the date hereof; (B) increase or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits provided to any of the current or former Business Employees, officers, directors or other service providers of any Subject Company or its Subsidiaries (if any), including under any Plan or any other benefit or compensation plan, agreement, contract, program, policy or arrangement; (C) grant or announce any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation or any material increase in the salaries, bonuses or other compensation and benefits payable to any of the current or former Business Employees, officers, directors or other service providers of any Subject Company or its Subsidiaries (or any of their respective dependents or beneficiaries); (D) enter into any employment or consulting agreement or arrangement with, any current or former Business Employees, officers, directors or other service providers of any Subject Company or its Subsidiaries (if any) whose annual base compensation would exceed Two Hundred Fifty Thousand Dollars ($250,000); or (E) loan or advance any money or other property to any current or former Business Employees, officers, directors or other service providers of any Subject Company or its Subsidiaries;

(xix) not (A) incur any Indebtedness, other than Post-Effective Time Credit Document Indebtedness as necessary in order to conduct the Business in the ordinary course and consistent with the Development Plan applicable to such Subject Company Group, (B) become liable or responsible for the obligations of any other Person; (C) make any loans, advances or capital contributions to, or investments in, any other Person (provided that any capital contribution between Subject Companies and Sellers shall be permitted); or (D) mortgage or pledge any of the Assets or create or suffer to exist any Lien thereupon (other than Permitted Encumbrances and prior to Closing, Liens arising under the terms of the Credit Documents), except in each case of clauses (A), (B) and (D), if the same will be discharged, terminated or released at Sellers’ sole cost and expense as of the Closing;

(xx) maintain the books of accounts and Records of such Subject Company Group in the ordinary course of business, in accordance with its usual accounting practices;

(xxi) keep Purchaser reasonably apprised of any drilling, re-drilling, completion or other material field operations proposed or conducted with respect to any Assets of such Subject Company Group, to the extent such operations are not consistent with the Development Plan applicable to such Subject Company Group;

(xxii) promptly notify Purchaser of any (A) material Casualty Events; and (B) material notices received (and to the extent not breaching any applicable Law or any duty of confidentiality, will promptly provide a copy of any such notices) from any Governmental Authority pertaining to the Assets of such Subject Company Group or the Subject Company Group;

(xxiii) use commercially reasonable efforts to maintain or, to the extent expiring, renew in similar amounts and types to the extent then available on commercially reasonable terms and prices, the current insurance policies of such Subject Company Group, including as set forth on Schedule 5.23, and not voluntarily reduce or terminate any existing insurance of such Subject Company Group;

(xxiv) not institute any Action (other than any Action related to Taxes), or enter into, or offer to enter into, any compromise, release or settlement of any Action pertaining to the Assets of such Subject Company Group or any member of such Subject Company Group, or waive or release any material right of any member of such Subject Company Group, for which the amount in controversy is reasonably expected to be in excess of Two Million Dollars ($2,000,000), net to such Subject Company Group’s interest;

(xxv) other than Preferential Rights arising under customary A.A.P.L. form joint operating agreements, not grant or create any Preferential Right or Consent (other than any Consent that cannot, by its express terms, be unreasonably withheld, conditioned or delayed by the owner thereof) with respect to the Assets or Subject Securities of such Subject Company Group;

(xxvi) except to the extent required under applicable Laws or the terms of any Contracts or Leases, not establish or amend production sharing agreements, pools or units other than in the ordinary course of business to allocate production based upon the length of the “as drilled” horizontal wellbore open for production, the total length of the horizontal wellbore, or other methodology that is intended to reasonably attribute to each Lease or leasehold tract affected thereby its share of such production;

(xxvii) not (A) make, change or revoke any material election relating to Taxes in a manner that is inconsistent with past practice, (B) settle or compromise any material Tax liability of any Subject Company Group (other than the payment of Taxes or collection of refunds in the ordinary course of business), (C) file any amended Tax Return, (D) consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, (E) change any method of accounting with respect to Taxes or (F) surrender any right to claim a refund of material Taxes, in each case, except with respect to Flow-Through Income Taxes for any tax period beginning on or prior to the Closing Date; and

(xxviii) not agree or commit to take (or not to take, as applicable) any of the actions described above.

(c) Purchaser’s approval of any action restricted by this Section 8.2 shall be considered granted within five (5) Business Days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in a Seller’s or Subject Company’s Notice) of a Seller’s or Subject Company’s Notice to Purchaser requesting such consent unless Purchaser notifies a Seller to the contrary during that period. Notwithstanding the foregoing provisions of this Section 8.2, neither Sellers nor any Subject Company shall be in breach of this Section 8.2 in the event of an emergency or risk of loss, damage or injury to any person, property or the environment or as otherwise required by Law (collectively, an “Emergency”). Sellers and any Subject Company may take such actions, and cause any Subject Company to take such actions, without breach of this Section 8.2 as are reasonably necessary to address an Emergency, and shall notify Purchaser of such action promptly thereafter. Requests for approval of any action restricted by this Section 8.2 shall be delivered to each of the following individuals, each of whom shall have full authority to grant or deny such requests for approval on behalf of Purchaser, and any communication between the Parties related to the approval of any action contemplated by this Section 8.2 shall only occur between the individuals listed below and Sellers’ Representative:

Kayce Bartlett

Email: [Omitted]

Phone: [Omitted]

(d) Notwithstanding anything herein to the contrary or otherwise expanding any obligations which a Seller or Subject Company may have to any Purchaser Party, neither Sellers nor any Subject Company shall have any liability, obligation or responsibility to any Purchaser Party or any other Person for any claims, damages, obligations, liabilities, losses, costs and expenses, including claims, damages, obligations, liabilities, losses, costs and expenses attributable to personal injury, death or property damage, relating to, attributable to or resulting from any breach of any covenant of any Subject Company set forth in Section 8.2(b)(i) except to the extent any such claims, damages, obligations, liabilities, losses, costs and expenses, including claims, liabilities, losses, costs and expenses attributable to personal injury, death or property damage, are the direct result of the gross negligence or willful misconduct of any Subject Company or its Subsidiaries. With respect to Assets for which any Subject Company or a Subsidiary of a Subject Company is not designated as the operator under applicable Laws or Contracts, such Subject Company’s obligations under this Section 8.2 with respect to the conduct of development operations of such Assets shall be limited to voting such Subject Company’s Working Interests or other voting interests in a manner consistent with the requirements set forth in Section 8.2(b)(i).

Section 8.3 Casualty and Condemnation. Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Purchaser shall assume all risk of loss with respect to the depreciation of the Assets due to ordinary wear and tear, in each case, with respect to the Assets. If, after the Execution Date but prior to or on the Closing Date, any portion of the Assets are destroyed or damaged by any act of God, fire, explosion, wild well, hurricane, storm, weather event, earthquake, landslide, act of nature, civil unrest or similar disorder, terrorist acts, war or any other hostilities or any other casualty or is expropriated or taken in condemnation or under right of eminent domain (each a “Casualty Event”), (a) each Purchaser Party and Sellers shall, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Section 9.1 and Section 9.2, nevertheless be required to proceed with Closing and (b) the Subject Company Groups shall be entitled to retain and/or receive (or be subrogated to all of Sellers’ (and their Affiliates’, but excluding the Subject Company Groups’ right, title and interest in)) any and all insurance proceeds and proceeds and rights as to any Third Party claims of the Sellers and/or the Subject Company Groups arising out of any and all such Casualty Events.

Section 8.4 Closing Efforts and Further Assurances.

(a) Subject to the terms and conditions of this Agreement, Sellers and each Purchaser Party shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby, including by using reasonable best efforts to (i) cause the conditions precedent of each Seller (in the case of each Purchaser Party) and of each Purchaser Party (in the case of each Seller) set forth in Article 9 to be satisfied, (ii) obtain all necessary Consents, (including the expiration or termination of any waiting periods) from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities (and, in the case of filings required to be made pursuant to the HSR Act, make such filings not later than ten (10) Business Days after the Execution Date) and take all steps as may be necessary to avoid, or to have terminated, if begun, any Action by any Governmental Authority by the Target Closing Date, (iii) defend any investigations or Actions, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to avoid the entry of, or to have reversed, terminated, lifted or vacated, any stay, temporary restraining Order or other injunctive relief or Order entered by any Governmental Authority that could prevent or delay the consummation of the transactions contemplated hereby and (iv) execute and deliver additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes of, this Agreement.

(b) Notwithstanding anything to the contrary in this Section 8.4 or otherwise, no Purchaser Party shall be required to, and shall not be required to cause its Affiliates to (and Sellers shall not, and shall not agree to, without Purchaser’s prior written consent) sell, divest, hold separate, license, relinquish, otherwise dispose of, or agree to any limitation on its freedom of action, ownership, or control with respect to any assets, businesses, properties, or interests in or of any Person, or agree or consent to any of the foregoing.

(c) In furtherance and not in limitation of the foregoing, Sellers, the Subject Company Groups and each Purchaser Party shall (i) furnish to the Other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the Other Party pursuant to any applicable Law in connection with the transactions contemplated hereby, (ii) make an appropriate response as promptly as reasonably practicable to any inquiries requests for additional information or documentation by the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or by any other Governmental Authority in respect of such registrations, declarations and filings or such transactions, (iii) promptly notify the Other Party of any material communication between that Party and the FTC, the DOJ or any other Governmental Authority, (iv) discuss with and permit the Other Party (and its counsel) to review in advance, and consider in good faith the Other Party’s reasonable comments in connection with, any proposed filing or communication to the FTC, the DOJ or any other Governmental Authority or, in connection with any Action by a private party to any other Person, relating to any regulatory Law or any investigation or Action pursuant to any regulatory Law in connection with the transactions contemplated hereby, (v) not participate or agree to participate in any meeting, telephone call or discussion with the FTC, the DOJ or any other Governmental Authority in respect of any filings, investigation or inquiry relating to any regulatory Law or any investigation or other Action pursuant to any regulatory Law in connection with this Agreement or the transactions contemplated hereby unless it consults with the Other Party in advance and, to the extent permitted by such Governmental Authority, gives the Other Party the opportunity to attend and participate in such meeting, telephone call or discussion, (vi) furnish the Other Party promptly with copies of all correspondence and communications relating to any regulatory Law or any investigation or Action pursuant to any regulatory Law between them and their Affiliates and their respective Representatives on the one hand, and the FTC, the DOJ or any other Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated hereby and (vii) cooperate in good faith with the Other Party in connection with any such registrations, declarations and filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under the HSR Act or any other regulatory Law with respect to any such registration, declaration and filing or any such transaction. Anything to the contrary in this Section 8.4(c) notwithstanding, materials provided to the Other Party or its outside counsel may be redacted to remove references concerning the valuation of any (or all) Purchaser Entities or any Subject Company or as necessary to address reasonable privilege or confidentiality concerns. In furtherance and not in limitation of the foregoing, each Seller and each Purchaser Party agree not to extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby, except with the prior consent of the Other Party, not to be unreasonably withheld or delayed. The Purchaser Parties shall bear fifty percent (50%) of, and the Sellers shall bear fifty percent (50%) of, all filing fees in connection with any filings made pursuant to the HSR Act in connection with the transactions contemplated hereunder.

Section 8.5 RESERVED.

Section 8.6 Liability for Brokers’ Fees. Each Party hereby agrees to indemnify, defend and hold harmless the Other Party, any Affiliate of such Other Party, and all such Other Party’s stockholders, members, officers, directors, employees, agents, lenders, advisors, Representatives, accountants, attorneys and consultants from and against any and all claims, obligations, Damages, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) arising as a result of undertakings or agreements of any such indemnifying Party (or any of its Affiliates) prior to Closing, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or document contemplated hereunder.

Section 8.7 Press Releases. The Parties shall consult with each other and shall mutually agree upon any press release or other public statements with respect to the Transaction Documents or the transactions contemplated by this Agreement (a “Public Transaction Statement”) and shall not issue any such Public Transaction Statement without the prior written consent of the Other Party (which consent shall not be unreasonably withheld, conditioned or delayed), other than any Public Transaction Statement consisting solely of information contained in and otherwise consistent with any previously agreed Public Transaction Statement; provided, however, that the foregoing shall not restrict disclosures by any Purchaser Party (a) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over any Purchaser Party and Purchaser (provided that the Purchaser Parties shall, to the extent permitted by applicable Law, provide Sellers’ Representative with a copy of such disclosure at least twenty-four (24) hours prior to such public disclosure and an opportunity to provide comment thereon (which comments shall be considered in good faith by Purchaser)), (b) to Governmental Authorities or any Third Party holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments, or terminations of such rights, or seek such consents or (c) to any Non-Recourse Person or (d) to the extent such disclosure is permitted by Section 8.22(b). Purchaser Parties shall be jointly and severally liable for the compliance of each Purchaser Entity with the terms of this Section 8.7 at all times and for the compliance of each Subject Company Group with the terms of this Section 8.7 from and after Closing. Each Seller shall be liable for the compliance of its respective Subject Company Group with the terms of this Section 8.7 prior to Closing.

Section 8.8 Expenses. Except as otherwise expressly provided in this Agreement, all expenses incurred by Sellers in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including all fees and expenses of counsel, accountants and financial advisers employed by Sellers and their Affiliates (including, prior to Closing, the Subject Companies and their Subsidiaries), shall be borne solely and entirely by Sellers, and all such expenses incurred by any Purchaser Party (excluding, however, any Transaction Costs) shall be borne solely and entirely by the Purchaser Parties.

Section 8.9 Records. Purchaser acknowledges and agrees that Sellers shall be entitled to retain a copy of the Records to the extent relating to the businesses of any Affiliate of any Seller other than any member of any Subject Company Group, but excluding for the avoidance of doubt, any Records that pertain only to the Assets (and not to any of the Excluded Assets or any other assets or properties held by any Seller or any Affiliate of any Seller), subject to the confidentiality restrictions set forth herein. At and after Closing, Purchaser shall, and shall cause each Subject Company to, preserve and keep a copy of all Records in any Subject Company’s and Purchaser’s possession for a period of at least seven (7) years after the Closing Date; provided that Purchaser may destroy books, records or documents from time to time and prior to the end of such period in accordance with its normal document retention policy as long as Purchaser first provides Sellers’ Representative with reasonable prior written Notice and gives the applicable Sellers reasonable opportunity, at such Seller’s sole cost and expense, to remove and retain all or any part of such Records. After such seven (7) year period, before any Purchaser Entity and/or any Subject Company shall dispose of any such Records, the Purchaser Parties and each Subject Company shall give Seller reasonable Notice to such effect, and each Seller shall be given an opportunity, at Seller’s sole cost and expense, to remove and retain all or any part of such Records as such Seller may select. From and after the Closing Date, Purchaser shall, and shall cause each Subject Company to, provide Sellers and their respective Representatives with reasonable access (for the purpose of examining and copying at such Seller’s sole expense), at reasonable times and upon reasonable advance Notice, to the Records pertaining to Taxes with respect to periods prior to the Closing Date.

Section 8.10 Change of Name; Removal of Name. Notwithstanding any other provision of this Agreement to the contrary, from and after Closing, Purchaser agrees, on behalf of the Subject Company Groups and the Purchaser Group, that they (a) shall have no right to use the names “Black Swan”, “PetroLegacy”, “Piedra” or any similar name or any intellectual property rights related thereto or containing or compromising the foregoing, including any name or mark confusingly similar thereto or a derivative thereof (collectively, the “Subject Marks”), and (b) will not at any time hold themselves out as having any affiliation with any Seller or any of its Affiliates (other than any of the Subject Company Groups). In furtherance thereof, Purchaser shall (i) within thirty (30) days after the Closing Date, file all documentation reasonably necessary to change the legal name of each Subject Company with all applicable Governmental Authorities in all applicable jurisdictions and (ii) within sixty (60) days after the Closing Date remove, strike over or otherwise obliterate all Subject Marks from all Assets and materials, including, any Oil and Gas Properties, vehicles, business cards, schedules, stationary, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials. From and after the Closing: (A) no Purchaser Party shall object to (1) the formation by any Seller or its Affiliates of an entity with the words “Black Swan”, “PetroLegacy”, “Piedra” or any of the other Subject Marks in its name or (2) the use by any Seller or its Affiliates of the logo used by any Subject Company prior to the Closing as the logo for any other Person and (3) each Purchaser Party and each Subject Company shall provide such consents as may be reasonably requested in connection with the formation of such new Persons.

Section 8.11 Indemnification of Directors and Officers.

(a) For a period of six (6) years from and after the Closing, each Subject Company shall indemnify and hold harmless (and advance funds in respect of each), in the same manner as (and no broader than) required by the Governing Documents of the Subject Company Groups immediately prior to the Execution Date, each present and former director, manager, officer and employee of each Subject Company (in all of their capacities) (collectively, the “Subject Company Groups Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, Damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such Subject Company Groups Indemnified Party is or was a director, manager, officer or employee of any Subject Company, whether asserted or claimed prior to, at or after the Closing (including with respect to acts or omissions by directors or officers of each Subject Company in their capacities as such arising in connection with the transactions contemplated hereby), and shall, to the fullest extent permitted by Law, provide advancement of expenses to the Subject Company Groups Indemnified Parties, in all such cases to the same extent that such Persons are indemnified or have the right to advancement of expenses as of the Execution Date by the Subject Company Groups pursuant to the Governing Documents of any Subject Company and indemnification agreements, if any, in existence on the Execution Date.

(b) Purchaser and each Subject Company agree that, until the six (6) year anniversary date of the Closing Date, the Purchaser Parties shall not (and shall cause the Subject Companies not to) amend, repeal or otherwise modify the Governing Documents of any Subject Company in any manner that would adversely affect the rights to indemnification and advancement of expenses thereunder of individuals who at, and at any time prior to, the Closing were Subject Company Group Indemnified Parties.

(c) At or prior to Closing, Sellers shall cause the Subject Companies to obtain (and shall fully prepay, subject to reimbursement by Purchaser at Closing of fifty percent (50%) of the premium thereof) a “tail” policy from an insurer with substantially the same or better credit rating as the current carrier for the existing D&O Insurance of the Subject Company Groups (to the extent reasonably available at the applicable time), which (i) has a claims period of at least six (6) years from the Closing Date with respect to claims arising from facts or events that occurred on or before the Closing, and (ii) covers each Person covered by the D&O Insurance of the Subject Company Groups on terms with respect to coverage and in amounts no less favorable in the aggregate than the D&O Insurance of the Subject Company Groups, in each case, in effect on the Execution Date; provided, however, that Purchaser and/or any Subject Company shall not be required to pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the annual premium currently paid by the Subject Company Groups for its existing D&O Insurance coverage; and provided, further, however, that if any annual premium for such insurance coverage exceeds three hundred percent (300%) of such existing annual premium, then the Subject Companies shall obtain as much coverage as reasonably practicable for a cost not exceeding such amount. After Closing, Purchaser shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Subject Companies.

(d) The provisions of this Section 8.11 are (i) intended to be for the benefit of, and will be enforceable by, each Subject Company Groups Indemnified Party and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

(e) For a period of six (6) years after the Closing Date, if Purchaser or any Subject Company, or any of its or their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation, limited liability company, partnership or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, to the extent not assumed by operation of law, Purchaser shall require that the successors and assigns of such Person assume the indemnification obligations set forth in this Section 8.11.

Section 8.12 Employee Matters.

(a) Sellers have provided Purchaser a list of Business Employees to whom Purchaser has the right, but not the obligation, to offer employment with Purchaser or a post-Closing Affiliate of Purchaser as of and following the Closing (each, an “Optional Business Employee”). Such list is to include, to the extent permitted by applicable Law, each such Business Employee’s name and job title (such list, as updated in accordance with this Section 8.12(a), the “Business Employee List”). Seller shall update the Business Employee List from time to time after the Execution Date and/or upon request by Purchaser in order to maintain the accuracy thereof through the Closing (including to reflect any hires, termination or other updates to the Business Employee population effected in accordance with Section 8.12 and to correct any accidental or inadvertent errors or omissions). To the extent not already up-to-date, Seller shall update the Business Employee List immediately prior to the Closing Date.

(b) Purchaser may make such offers of employment to the Optional Business Employees (each, an “Optional Employee Offer”) on terms and conditions in its sole discretion, subject to compliance with applicable Law and the timing requirements set forth below. Purchaser shall make all Optional Employee Offers no later than thirty (30) days prior to the Closing Date and shall provide the Optional Business Employee at least seven (7) days to accept the offer of ongoing employment. Within two (2) days of extending any Optional Employee Offer, Purchaser shall notify Sellers of such offers. Within two (2) days of any Optional Business Employee’s acceptance or rejection of an Optional Employee Offer, Purchaser shall notify Sellers of such acceptance or rejection. With respect to any Business Employee who accepts an Optional Employee Offer, Purchaser shall, or shall cause its post-Closing Affiliate to, hire such Optional Business Employee (each such individual who commences employment with Purchaser or its post-Closing Affiliate, a “Continuing Employee”) effective as of the Closing. Purchaser shall retain, and indemnify and hold Sellers harmless from, all liabilities with respect to Purchaser’s selection, offer and retention process with respect to the Optional Business Employees, which liabilities, for the avoidance of doubt, shall not include any severance obligations from or related to Purchaser’s selection, offer and retention process with respect to the Optional Business Employees.

(c) Purchaser shall not, and shall cause its Affiliate not to, take any action in the ninety (90) days following the Closing that, to Purchaser’s Knowledge, would result in WARN Act liability for Sellers or their Affiliates.

(d) Notwithstanding anything herein to the contrary, each Business Employees who, as of the Closing Date, is (i) receiving or in an exclusion or elimination period for purposes of receiving short- or long-term disability benefits or (ii) not actively working as a result of an approved leave of absence (each, an “Inactive Business Employee”), shall remain an employee of a Seller or one of its Affiliates (other than the Subject Company Group). Sellers shall be solely responsible for the provision of benefits and compensation to, and all costs or other liabilities incurred with respect to, each Inactive Business Employee until and unless the employee presents himself or herself to Purchaser for active employment following the employee’s return to active employment with such Seller or Affiliate within ninety (90) days following the Closing Date (or such longer period as may be required by Law) and provides Purchaser with medical certification that he or she is able to perform the essential functions of his or her job with or without a reasonable accommodation within such time period. Each Optional Employee Offer to an Inactive Business Employee, if any, shall provide for employment with Purchaser effective as of the date such Inactive Business Employee is able to return to active work with or without a reasonable accommodation.

(e) Following the Closing and for a period of twelve (12) months, Purchaser shall not, and shall cause its Affiliates not to, directly or indirectly, solicit, induce, employ or engage any Seller Management Person or any Person listed on Schedule 8.12(e) (collectively, the “Restricted Persons”) to terminate his or her employment or engagement with Sellers or their Affiliates, or to otherwise alter such individual’s relationship with Sellers or their Affiliates; provided that, (i) a general solicitation not directed at any Restricted Persons shall not, on its own, be deemed a breach of this Section 8.12(e), so long as neither Purchaser nor any of its Affiliates hire any Restricted Person who responds to such solicitation and (ii) nothing herein shall prohibit Purchaser or its Affiliates from soliciting, hiring or engaging any Restricted Person whose employment with the Sellers or their Affiliates, as applicable, ended more than six (6) months prior to Purchaser taking such action. Purchaser acknowledges and agrees that the restrictions contained in this Section 8.12(e) are reasonable and necessary to protect the legitimate interests of Sellers and constitute a material inducement to Sellers to enter into this Agreement. The Parties agree that, if any court of competent jurisdiction finally determines that a specified time period, limitation or any other relevant feature of this Section 8.12(e) is unreasonable, arbitrary, against public policy or otherwise unenforceable under the circumstances, then any such provision shall, for purposes of such jurisdiction and circumstances only, be revised by such court to a lesser period of time, limitation or other relevant feature, as the case may be, which is determined by such court to be as close to the original provision as possible and enforceable against the Purchaser and its Affiliates under the circumstances, and such provision shall be enforced accordingly. For the avoidance of doubt, Purchaser shall (or shall cause its Affiliates to) credit each Continuing Employee with all paid time off accrued and unused by such Continuing Employee through the Closing Date; provided that, to the extent required by applicable Law, all paid time off accrued and unused by such Continuing Employee through the Closing Date shall be paid by the Subject Company (or its relevant Affiliate) to the Continuing Employee if applicable Law requires the Subject Company (or its relevant Affiliate) to pay such paid time off accrued and unused by such Continuing Employee through the Closing Date. Nothing in this Section 8.12 shall obligate the Purchaser or its Affiliates to continue the employment of any such Continuing Employee for any specific period.

(f) Seller and its Subsidiaries agree that, notwithstanding the terms of any non-competition, non-solicit, non-disclosure, non-interference, or similar restrictive covenant between Seller or any Affiliate of Seller, including any Subject Companies, or any of its or their Subsidiaries (on the one hand) and any Continuing Employees (on the other hand) (the “RCAs”), such Continuing Employees shall be permitted to provide services to Purchaser and its Affiliates following the Closing, and Seller shall not (and shall cause its Affiliates and Subsidiaries not to) seek to enforce the terms of any such RCA following the Closing.

(g) Sellers and their Affiliates (other than the members of the Subject Company Group) shall assume, retain and shall be solely responsible for any and all liabilities or obligations relating to or at any time arising under or in connection with any Seller Plan and any other compensation or benefit plan, program, agreement, policy or arrangement of any kind at any time maintained, sponsored or contributed to or required to be contributed to by Seller or any of its Affiliates (including the Subject Company Group) or under or with respect to which Seller or any of its Affiliates (including the Subject Company Group) has (or has had) any current or contingent liability or obligation, including the responsibility for satisfying the continuation coverage requirements of Section 4980B of the Code for all “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9.

(h) Sellers and their respective Affiliates (other than any Subject Company or its Subsidiaries) shall assume, retain and shall be solely responsible for (i) any and all liabilities or obligations relating to or at any time arising under or in connection with Sellers’ and their respective Affiliates’ (including, for any period prior to Closing, any Subject Company’s) employment or engagement of any individual who does not become a Continuing Employee and (ii) any and all liabilities or obligations relating to or arising under or in connection with Sellers’ and their respective Affiliates’ (including, for any period prior to Closing, any Subject Company’s) employment or engagement of any Continuing Employee to the extent existing or arising on or prior to the time such individual becomes a Continuing Employee (which shall be “Excluded Assets” for all purposes hereunder).

(i) The provisions of this Section 8.12 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Business Employee, Seller Management Person, or other current or former employee of a member of the Subject Company Group, Sellers or any of their respective Affiliates), other than the Parties and their respective permitted successors and assigns, any third party beneficiary, legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 8.12) under or by reason of any provision of this Section 8.12, including any right to continued employment with Purchaser or any of its Affiliates or to any particular term or condition of employment. Nothing contained herein, express or implied, shall be (i) deemed an amendment, modification, or termination of any benefit or compensation plan, program, policy, agreement or arrangement or (ii) construed to prevent Purchaser or any of its Affiliates from terminating, amending, entering into, or modifying to any extent or in any respect any benefit or compensation plan, program, policy, agreement or arrangement that Purchaser or any of its Affiliates may establish or maintain at any time.

Section 8.13 Credit Support. The Parties agree and acknowledge that neither (a) the Credit Support provided by or on behalf of any Seller or its Affiliates (excluding the Subject Company Groups) in support of the obligations of the Subject Company Groups nor (b) the Credit Support provided by or on behalf of the Subject Company Groups to the extent set forth on Schedule 8.13 (collectively, the “Existing Credit Support”) shall be maintained after Closing. At or prior to Closing, the Purchaser Parties shall post, and provide evidence of, all applicable replacement Credit Support for the Existing Credit Support set forth on Schedule 8.13, with such replacement Credit Support to be in form and substance satisfactory to the applicable Third Party or Governmental Authority and sufficient to permit the prompt cancellation of the Existing Credit Support posted by Sellers or any of their Affiliates (other than the Subject Company Groups). In connection with Closing, the Purchaser Parties shall use commercially reasonable efforts (at no out of pocket cost, expense or liability to any Purchaser Party or its Affiliates, other than costs of obtaining the replacement Credit Support described in the preceding sentence and any fees, costs and expenses associated with such replacement Credit Support) to cooperate with Sellers in obtaining the release or return to Sellers of all Existing Credit Support or the return or reimbursement of the Sellers for any cash deposits constituting Existing Credit Support.

Section 8.14 Hedging Matters.

(a) At Closing,(i) the Subject Company Groups shall cause the termination, liquidation and unwinding of any remaining Existing Hedges, (ii) the Unadjusted Purchase Price shall be adjusted pursuant to Section 2.4(c) with respect to the Existing Hedges and (iii) a portion of the Closing Payment and/or the Closing Distribution shall be disbursed to the applicable Hedge counterparties in an amount equal to the Hedge Losses attributable to such Existing Hedges, if any, payable in connection with such termination, liquidation and unwinding.

(b) In the event that this Agreement is not terminated on or prior to June 30, 2023, from and after June 30, 2023 and prior to Closing, any Subject Company, Seller or any Affiliate of Seller may execute and enter into any Hedges to the extent such Subject Company reasonably determines such Hedges are necessary to satisfy such Subject Company’s, Seller’s or such Affiliate’s obligations under any Credit Documents and any and all such Hedges shall constitute “Additional Hedges”; provided that, Sellers shall consult with Purchaser in good faith prior to entering into any such Additional Hedges, and will use commercially reasonable efforts to limit the terms of any Additional Hedge to the shortest term permissible under the Credit Documents. Subject to the foregoing, at and after Closing, all Additional Hedges held by any Subject Company shall be the assets, right and responsibility of the Purchaser Parties and the Subject Company Groups; provided that the Sellers, on the one hand, and the Purchaser Parties, on the other hand, shall each (a) be responsible for and bear fifty percent (50%) of all Hedge Losses and other costs and expenses attributable to or arising out of such Additional Hedges, (b) be entitled to fifty percent (50%) of all Hedge Gains and all other proceeds attributable to or arising out of such Additional Hedges. To the extent requested by Purchaser prior to Closing, the applicable Subject Company and Purchaser shall take such commercially reasonable efforts as requested by Purchaser to cause the applicable Hedge counterparties with respect to the Additional Hedges, to execute at Closing such novation agreements as requested by Purchaser to novate any Additional Hedges to a Purchaser Entity at Closing, with any novation, assignment or transfer fees and expenses payable to any such Hedge counterparties borne fifty percent (50%) by Sellers, on the one hand, and fifty percent (50%) by Purchaser, on the other hand; provided, however, in the event that such novations are, as of the date three (3) Business Days prior to Closing, not reasonably expected to occur at Closing, then (A) the applicable Subject Company shall use commercially reasonable efforts to obtain and deliver to Purchaser a written estimated quote from the applicable Hedge counterparty for the amount that such counterparty would pay (expressed as a positive number) or require to be paid (expressed as a negative number) in order to terminate, liquidate and unwind such Additional Hedges as of the date such estimated quotation is provided, and Purchaser shall, in its sole discretion, have the right to direct any negotiation and discussion with the applicable Hedge counterparty with respect to the termination, liquidation and unwinding of such Additional Hedges, including making any determination or decision with respect to price or costs to terminate, liquidate or unwind such Additional Hedges, (B) at Closing, (1) the applicable Subject Company shall cause the termination, liquidation and unwinding of such Additional Hedges, (2) the Unadjusted Purchase Price shall be adjusted pursuant to Section 2.4(c) and a portion of the Closing Payment shall be disbursed to the applicable Hedge counterparties in an amount equal to fifty percent (50%) of the Hedge Losses attributable to such Additional Hedges, if any, payable in connection with such termination, liquidation and unwinding.

Section 8.15 Seismic Licenses.

(a) Purchaser acknowledges that one or more Subject Company holds the data and geophysical licenses and permits described on Schedule 8.15 (each a “Seismic License”). Pursuant to the terms of such Seismic Licenses, the consummation of the transactions contemplated hereunder may require the consent of the applicable licensor, or the payment of one or more transfer, assignment or change of control fees or payments unless the applicable Subject Company cancels or terminates such Seismic License.

(b) With respect to those Seismic Licenses described on Part A of Schedule 8.15, Purchaser has elected that at or after Closing (i) the applicable Subject Company shall pay to the applicable Third Party under such Seismic License any and all transfer, assignment or change of control fees or payments required under such Seismic Licenses in connection with the consummation of the transactions contemplated hereunder, (ii) in no event shall such payment of fees or payments result in any downward reduction to the Unadjusted Purchase Price and (iii) Purchaser and the Subject Company Groups shall, after Closing, indemnify, defend and hold harmless each member of the Seller Group from any and all Damages arising out of the payment, mispayment or failure to pay such fees and payments.

(c) With respect to those Seismic Licenses described on Part B of Schedule 8.15, the Subject Company Groups shall cancel and terminate such Seismic Licenses and destroy and/or return to the applicable counterparties under such Seismic Licenses any and all data, information and records required to destroyed or returned under the terms thereof.

(d) Notwithstanding anything herein to the contrary, Purchaser may elect to have the Seismic Licenses listed on Part A of Schedule 8.15 moved to Part B of Schedule 8.15 at any time and for any reason upon written notice to Sellers’ Representative within ten (10) days after the Execution Date.

Section 8.16 Operation of Business of Parent. From the Execution Date until the Closing, except (w) as reasonably necessary or required in order for the Purchaser Parties to perform their respective obligations and covenants set forth herein (x) as expressly contemplated by this Agreement or (y) as expressly consented to by Sellers (which consent shall not be unreasonably delayed, withheld or conditioned), Parent shall not, and shall cause Purchaser Entities not to:

(a) amend or adopt any change to any Governing Documents of Parent;

(b) issue any Securities of any Purchaser Party or Securities convertible into Securities of any Purchaser Party other than (i) under any Parent Equity Plan existing on the date hereof, (ii) issuances by a wholly-owned Subsidiary of Parent of such Subsidiary’s securities to Parent or any other wholly-owned Subsidiary of Parent, (iii) issuances in connection with the Financing or (iv) issuances of Parent Common Equity through any private or public registered offering or other transaction of up to five percent (5%) of the shares of Parent Common Equity issued and outstanding as of the Execution Date, in the aggregate;

(c) declare, issue, pay or make any dividend or distribution to the holders of Securities of the Parent, or set aside any funds for the purpose thereof, except for (i) dividends or distributions by a direct or indirect wholly-owned Subsidiary of Parent to Parent or a direct or indirect wholly-owned Subsidiary of Parent or (ii) dividends in the ordinary course of business consistent with past practice or previously announced capital plans, or previously disclosed to Sellers or Sellers’ Representative (which distribution amount shall be adjusted for any share distribution, subdivision, reorganization, reclassification, combination or exchange of shares, or any similar event per calendar quarter);

(d) change in any material respect the material accounting principles, practices or methods of any Purchaser Party, except as required by the Accounting Principles or statutory accounting requirements or similar principles in non-U.S. jurisdictions;

(e) split, combine or reclassify any of the outstanding Securities of any Purchaser Party;

(f) adopt any plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization or otherwise effect any transaction whereby any Person or group acquires more than a majority of the outstanding equity interests of any Purchaser Party;

(g) directly or indirectly acquire or agree to acquire (i) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof operating primarily in the Permian Basin or (ii) any assets that are otherwise material to Parent in the Permian Basin, in each case, if such acquisition or investment would reasonably be expected to (A) prevent or materially delay or materially impair the ability of Purchaser Parties to secure the HSR Clearance with respect to the transactions contemplated hereby or (B) result in any shareholder consent or approval that would impact the transactions contemplated hereby, including with respect to the issuance of the Equity Purchase Price;

(h) take any action that would or would reasonably be expected to prevent or materially delay the Closing and the consummation of the transactions contemplated by this Agreement or the Transaction Documents; or

(i) agree or commit to do any of the foregoing.

Section 8.17 Listing Application. At the Closing, Parent shall issue the portion of the Equity Purchase Price as determined pursuant to Section 10.3(f) in accordance with all applicable securities Laws and the rules and policies of the NYSE and the TSX. Without limiting the generality of the foregoing, Parent shall use its reasonable best efforts to complete all such filings with the NYSE and the TSX and otherwise use its reasonable best efforts to take all such actions as may be reasonably necessary for such portion of the Equity Purchase Price, to be approved for listing on the NYSE and the TSX from and after the time of Closing, subject to official notice of issuance.

Section 8.18 Takeover Laws. If any Takeover Laws or any anti-takeover provision or restriction on ownership in the Governing Documents of Parent is or may become applicable to the transactions contemplated hereby, Parent shall grant such approvals and take all such actions as are necessary or advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation or provision in Parent’s Governing Documents on such transactions. As used in this Agreement, “Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations, including Section 203 of the General Corporation Law of the State of Delaware.

Section 8.19 Termination of Affiliate Arrangements.

(a) Effective at or prior to the Closing, Sellers and each Subject Company shall take (or cause to be taken) all actions necessary to (i) terminate all Affiliate Arrangements (other than those set forth on Schedule 8.19) in a manner such that no Subject Company nor any of its Subsidiaries has any liability or obligation with respect thereto at or following the Closing and (ii) have the parties to such Affiliate Arrangements (other than those set forth on Schedule 8.19)

release and waive any and all claims that any of them may have under such arrangements as of the termination date; provided that, Purchaser shall have the right, upon written notice to Sellers not less than ten (10) days prior to the Target Closing Date, to notify Sellers that it elects to defer termination of one or more Affiliate Arrangements as are reasonably necessary for the applicable counterparty thereto to continue to provide accounting services for the Subject Companies (the “Extended Affiliate Arrangements”) from the Closing Date through and until the last day of the calendar month following the date that Closing occurs (the “Accounting Transition Period”) on substantially the same terms as are reflected in such Affiliate Arrangements immediately prior to Closing; provided, however, Purchaser shall pay such Affiliate of Seller a fee equal to Two Hundred and Fifty Thousand Dollars ($250,000) per month (pro-rated for any partial months) for such Extended Affiliate Arrangements after the Closing Date (together with any amount of out-of-pocket expenses paid or payable to any Person that is not an Affiliate of the applicable Seller in connection with such Extended Affiliate Arrangements). For the avoidance of doubt, if Purchaser makes such election, then any and all waivers and releases from Damages set forth in this Section 8.19 or in Section 13.3 shall not extend to, and no Party hereto or its Affiliate shall be deemed to have waived or released any Person with respect to, any claims, losses or other Damages arising from or relating to the performance of services arising from or related to the performance of services under any such Extended Affiliate Arrangements to the extent pertaining to the Accounting Transition Period.

(b) Subject to (and except as provided in) Section 8.19(a), and without limiting the Parties’ rights or obligations set forth in Section 2.4 and Section 2.5, as of Closing, except with respect to any obligations or liabilities arising pursuant to the Affiliate Arrangements set forth on Schedule 8.19, Sellers hereby cancel and release from Damages, and shall cause Sellers’ Affiliates (other than the Subject Companies) to cancel and release from Damages, any indebtedness or payables outstanding as of Closing from any Subject Company or its Subsidiaries to Sellers or their respective Affiliates (other than the Subject Companies or their Subsidiaries), in each case, other than (i) claims for unpaid amounts that would, prior to Closing, constitute “Permitted Leakage” (provided that any such claim shall be made on or before one hundred twenty (120) days after the Closing Date) and (ii) any Damages for which Purchaser or any Subject Company is obligated to provide indemnity under Section 13.1.

Section 8.20 Additional Leases.

(a) From and after the Effective Time until 5:00 p.m. Central Time on the date that is one (1) Business Day prior to the Closing Date (the “Additional Lease Acquisition Deadline”), any Subject Company may acquire title to any Additional Lease located within the geographic areas identified on Part A of Schedule 8.20 (each such area, an “Acquisition Area”). For purposes hereof, the term “Additional Lease” means a Hydrocarbon lease that satisfies all of the following criteria: (i) is acquired by a member of the Subject Company Groups from a Third Party after the Effective Time (including any such interests acquired under a recordable lease or agreement but not yet filed of record), (ii) burdens one or more Subject Formations located within the Acquisition Area, (iii) is held by production or has a primary term that does not expire prior to December 31, 2023, (iv) entitles the lessee thereunder to a Net Revenue Interest in the applicable Subject Formation(s) equal to or greater than the product of (x) seventy-five percent (75%) multiplied by (y) the lessee’s Working Interest in such lease as to such Subject Formation(s), (v) does not include a prohibition on pooling or allocation wells and (vi) as of the Closing Date is free and clear of all Liens other than Permitted Encumbrances; provided, however, an “Additional Lease” shall not include any lease (A) described on any Annex to Exhibit A-1 or any renewals or extensions of leases described on Exhibit A-1, or (B) any leases that cure any Title Defects.

(b) If any member of a Subject Company Group acquires an Additional Lease prior to the Additional Lease Acquisition Deadline, the applicable Seller shall deliver to Purchaser no later than the Additional Lease Acquisition Deadline a written notice (“Additional Lease Notice”) which (i) identifies such Additional Lease(s), including a copy of such Additional Lease(s), (ii) sets forth such Seller’s good faith estimate of the number of Net Leasehold Mineral Acres as to each applicable Subject Formation burdened by each such Additional Lease, (iii) sets forth such Subject Company’s (A) good faith estimate of the Additional Lease Purchase Price attributable to such Additional Lease, which such estimate shall include a calculation of the amounts set forth in both clauses (a) and (b) of the definition of “Additional Lease Purchase Price” and (B) the Additional Lease Acquisition Costs with respect to such Additional Lease and (iv) includes copies of title abstracts, title information, and any other supporting documents in such Subject Company’s possession that are reasonably necessary for the Purchaser to verify or confirm such Subject Company’s title to each such Additional Lease. Thereafter, Purchaser shall have until the earlier of the date that is the day before the Closing Date and the date five (5) Business Days after receipt of such Additional Lease Notice to notify such Seller whether it elects to acquire (or to have the applicable Subject Company retain) the Additional Leases subject thereto (each such Additional Lease that Purchaser elects to acquire, or for the Subject Company to retain, being referred to herein as an “Accepted Additional Lease”); provided, however, (x) the Additional Leases identified on Part B of Schedule 8.20 that are located within the boundaries of a DSU that is operated by any Subject Company, in each case, are deemed to be Accepted Additional Leases for all purposes hereunder and (y) the deadline for Purchaser to elect whether to acquire (or to have the applicable Subject Company retain) the remaining Additional Leases identified on Part B of Schedule 8.20 shall be 5:00 PM Central Time on April 7, 2023. The Accepted Additional Leases acquired by the members of the Subject Company Groups after the Effective Time shall be included in and constitute Leases as of the Closing Date and the Unadjusted Purchase Price shall be increased by aggregate Additional Lease Purchase Prices attributable to all such Accepted Additional Leases in accordance with Section 2.4(j); provided that, unless Purchaser otherwise agrees in writing, the Additional Lease Purchase Price with respect to any Additional Leases that cover mineral interests owned by any Affiliate or Subsidiary of a Seller (including each Excluded Subsidiary) shall be deemed to be Zero Dollars ($0.00). With respect to any Additional Lease for which an Additional Lease Notice is properly delivered to Purchaser hereunder, but which is not an Accepted Additional Lease, (1) the applicable Seller shall cause the applicable Subject Company holding such Additional Lease, prior to Closing, to exclude the Additional Lease from the Assets, (2) such Subject Company and the applicable designated assignee thereof shall execute and deliver an Excluded Asset Assignment at Closing with respect to such Additional Lease, and (3) such Additional Lease shall thereafter be deemed to be an “Excluded Asset” for all purposes of this Agreement.

(c) The Sellers and the Purchaser Parties shall use good faith efforts to agree on the interpretation and effect of this Section 8.20 and the validity and determination of all Additional Leases and Additional Lease Purchase Prices with respect thereto prior to Closing. If the Sellers and the Purchaser Parties are unable to agree on the interpretation and effect of this Section 8.20, whether a Hydrocarbon lease constitutes an Additional Lease, the existence or amount of any

Additional Leases and Additional Lease Purchase Prices, or any other matter related to title to any Additional Leases for which the applicable Subject Company has delivered an Additional Lease Notice then all such disputed matters, interpretations and effect of this Section 8.20 shall be exclusively and finally resolved by the Title Referee in accordance with the terms of Section 3.2(i), mutatis mutandis.

Section 8.21 R&W Insurance Policy. The Parties acknowledge and agree that, the Purchaser has or within two (2) Business Days following the Execution Date will procure the R&W Conditional Binder in connection with the R&W Insurance Policy and that, following the Execution Date, the Purchaser expects that the R&W Insurance Policy will become effective as of the Execution Date. The Purchaser Parties shall not amend, modify, supplement, or restate the provisions of Section VIII(B)(i) of the R&W Insurance Policy attached hereto as Exhibit D benefitting the Sellers (or any Affiliate or direct or indirect past or present shareholder, member, partner, stockholder, employee, director or officer (or the functional equivalent of any such position) of Seller) in any manner or respect adverse to such parties without the prior written consent of the Sellers’ Representative. For the avoidance of doubt, the Parties acknowledge and agree that (i) the procurement by the Purchaser of the R&W Insurance Policy is not a condition to Closing, and (ii) all costs, expenses, premiums and fees with respect to obtaining the R&W Insurance Policy will be borne fifty percent (50%) by the Purchaser Parties, and fifty percent (50%) by the Sellers; provided, however, to the extent any such costs, expenses, premiums and fees exceed Eleven Million Dollars ($11,000,000) in the aggregate, Purchaser shall bear and pay one hundred percent (100%) of such excess.

Section 8.22 Financing Cooperation and Efforts.

(a) Each Subject Company Group shall deliver to Parent, at least one (1) Business Day prior to the Closing Date, duly executed Lien releases and other security release and termination documentation in form reasonably satisfactory to Parent, such that all Liens on the equity interests of each Subject Company Group and all Liens on their respective assets and equity securing the Credit Documents shall be released and terminated upon the consummation of the Transactions contemplated by this Agreement, together with an authorization from the lenders under the Credit Documents that, concurrently with Closing, each Subject Company Group or any designee thereof to file any and all termination statements or releases evidencing such release of Liens, together with any applicable documents necessary to evidence the release and termination of all Liens on each Subject Company Group and their respective assets and equity securing, and any guarantees by the Subject Company Groups or any other Person in respect of, such Credit Documents.

(b) Prior to the Closing, the Sellers shall use their reasonable best efforts to and shall use their reasonable best efforts to cause the Subject Company Groups and its and their respective Representatives and other Related Parties to use reasonable best efforts to provide, such timely assistance with Parent’s efforts to arrange and obtain the Financing in connection with the Transactions as is reasonably requested by Parent. Such assistance shall include, but not be limited to: (i) each Subject Company using its reasonable best efforts to provide information with respect to the preparation of the Marketing Material and rating agency presentations and reasonable and customary due diligence and drafting sessions associated therewith, which Marketing Material and presentations and the preparation thereof, for the avoidance of doubt and in spite of any such required participation and assistance from any Subject Company, shall be the sole responsibility of Parent; (ii) delivering to Parent and the Financing Sources such other financial and operational information reasonably requested by Parent or the Financing Sources as promptly as reasonably practicable, and such further information as may be reasonably necessary for the Financing Information to become or remain Compliant; (iii) providing such other customary documents and financial and pertinent information regarding the Subject Company Groups and Affiliates thereof as may be reasonably requested by Parent or necessary for Parent or its Representatives to prepare all pro forma financial statements necessary in connection with the Financing, including revisions to the Financing Information and related presentation that reflects comments, waivers or preclearance provided to Parent by the Staff of the SEC (it being understood that no Subject Company nor any of the Subsidiaries of any Subject Company, or any of their respective officers, directors, employees, accountants, legal counsel, or other Representatives and Related Parties shall be responsible for, and Parent shall be solely responsible for, preparation of pro forma financial statements, other than the provision of “comfort” by the independent auditors of the Subject Company Group solely to the extent reasonable and customary in the case of target company financial statements and related adjustments, and the provision of customary management representation letters to such independent auditors for such purpose); provided that no Subject Company nor any of their respective Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses relating to such debt and equity capitalization, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Financing or (C) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Subject Companies; (iv) delivering customary authorization letters authorizing the distribution of Marketing Material to prospective Financing Sources and other investors; (v) furnishing Parent and the Financing Sources promptly, and, in any event, at least four (4) Business Days prior to the Closing Date, with all documentation and other information in respect of the Subject Company Groups or their Affiliates that Parent or any Financing Source has reasonably requested in writing at least nine (9) Business Days prior to the Closing Date that is required in connection with such financing by any Governmental Authority under applicable “beneficial ownership,” “know your customer” and sanctions or anti-money laundering rules and regulations, including the USA PATRIOT Act (but which shall include, for the avoidance of doubt, a certification of beneficial ownership of each Subject Company Group, as required by 31 C.F.R. §1010.230); (vi) providing reasonable and customary assistance to Parent in connection with the issuance of securities, incurrence of debt and preparation by Parent of the Financing Documents and any cash management agreements or hedging agreements in connection therewith, including preparation of schedules thereto, borrowing of loans and/or granting of a security interest (and perfection thereof) in the assets of each Subject Company Group, in each case by providing such pertinent information as may be reasonably requested by Parent and to the extent reasonably available to each Subject Company Group; (vii) using reasonable best efforts to obtain the consent of and assistance from any of its auditors, reserve engineers or other advisors to the use of any financial or other expert information required to be used in the Marketing Material or rating agency presentations, including participation in due diligence sessions to the extent reasonably requested by Parent and at reasonable times and upon reasonable notice, obtaining customary independent accountants’ comfort letters (including customary “negative assurance” statements), reserve engineers’ comfort letters and consents from the auditor(s) of the audited financial statements provided as part of the

Financing Information, including issuing any customary representation letters in connection therewith to such auditor(s) in connection with any financial statements included in any Marketing Material in respect of the Financing; (viii) subject to Section 8.22(c) below, taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent or any Financing Sources to permit the consummation of the Financing (provided that no such action shall be required by the board or governing body of any Subject Company to be effective prior to the Closing); (ix) making introductions of Parent to each Subject Company Group’s existing lenders and facilitating relevant coordination between Parent and such lenders; (x) procuring consents (and each Subject Company Group member hereby consents) to the reasonable use of all Subject Company Group logos in connection with the Financing (provided that such logos are used solely in a manner that is not intended to and is not reasonably likely to harm or disparage the Subject Company Groups or the reputation or goodwill of the Subject Company Groups); (xi) assisting Parent and its counsel in delivery of customary legal opinions by Parent and its counsel in connection with effectuating the Financing; provided, that, the Subject Company Groups and its Affiliates shall not be required to deliver or cause the delivery of any legal opinions related to the Financing; (xii) assisting with the preparation of any definitive financing documents as may be reasonably requested by Parent, including by providing information for the completion of any schedules thereto, solely to the extent such materials relate to information concerning the Subject Company Groups; and (xiii) cooperating with the due diligence of Financing Sources and their Representatives in connection with the Financing, to the extent customary and reasonable, including the provision of all such information reasonably requested with respect to the property and assets of the Subject Company Groups. Parent shall be permitted to disclose any information to (A) the Financing Sources subject to their confidentiality obligations under the Financing Documents and the definitive documentation evidencing the Financing and (B) otherwise to the extent reasonably necessary and consistent with customary practices in connection with the Financing subject to (other than in connection with any disclosure pursuant to a prospectus, offering memorandum or other marketing materials in connection with an offering of debt or equity securities) customary confidentiality arrangements. Any such cooperation shall be provided at Parent’s expense for reasonable and documented third party fees and expenses. For the avoidance of doubt, any failure of the Subject Companies to fulfill their obligations under this Section 8.22(b) shall not be deemed a breach of this Agreement or excuse performance of the Parent to consummate the Transactions, so long as the Subject Companies are acting reasonably and diligently in good faith to fulfill such obligations.

(c) Notwithstanding anything to the contrary in Section 8.22(b), (i) no Subject Company nor any of their respective Affiliates or any of their respective equityholders or governing bodies shall be required to pass resolutions or consents to approve or authorize the execution of the Financing Documents and execute or deliver any certificate, document, instrument or agreement in connection therewith or the Financing that is effective prior to the Closing (except for the authorization letters, documentation or certifications, comfort letters, representation letters and consents referred to in Section 8.22(b)); (ii) no obligation of any Subject Company or any of its Affiliates or any of their respective equityholders, members or Representatives under any certificate, document, instrument or agreement, entered into pursuant to the foregoing shall, without such Person’s prior express written consent, be effective until Closing (except for the authorization letters, documentation or certifications, comfort letters, representation letters and consents referred to in Section 8.22(b)); (iii) no Subject Company nor any of their respective Affiliates or any of their respective equityholders, members or

Representatives shall be required to pay any commitment or other similar fee, or incur any other cost or expense or liability, in connection with the Financing or any other action taken in connection with Section 8.22(b); (iv) no such cooperation shall be required to the extent that any such action, in the good faith belief of any Subject Company, would (x) unreasonably interfere with the ongoing business or operations of such Subject Company or any of its respective Affiliates or (y) subject any director, manager, officer or employee of any Subject Company or any of their respective Affiliates or Subsidiaries thereof to any actual or potential personal liability; (v) no such cooperation shall be required to the extent it would reasonably be expected to conflict with or violate any Law, or result in the contravention of, or result in a violation or breach of, or default under, any Material Contract in effect on the date hereof; (vi) no such cooperation shall be required to the extent that any Subject Company or any of their respective Subsidiaries determines that such cooperation would result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Subject Companies and their respective Subsidiaries shall use reasonable efforts to allow for cooperation in a manner that does not result in the events set out in this clause (vi)) and (vii) no such cooperation shall be required to the extent that any Subject Company or any of their respective Subsidiaries is required to create, provide, update or have audited or reviewed any financial statements except for the Financing Information and those explicitly contemplated by Section 8.22(b). Parent shall be responsible for all fees and expenses related to the Financing, including the compensation of any contractor or advisor of any Seller or Subject Company to the extent directly related to actions taken pursuant to Section 8.22. Accordingly, notwithstanding anything to the contrary herein, Parent shall promptly, upon written request by a Seller or Subject Company, reimburse such Seller or Subject Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented compensation or other fees of any contractor or advisor) to the extent incurred by such Seller and/or Subject Company and its Subsidiaries and their respective Representatives in connection with the Financing (including related to compliance with Section 8.24), including the cooperation of such Seller and the Subsidiaries thereof contemplated by this Section 8.22, and shall indemnify and hold harmless Sellers, Subject Companies and the respective Subsidiaries thereof and their respective Representatives from and against any and all losses suffered or incurred by any of them in connection with their compliance with this Section 8.22, the arrangement of the Financing or any information (including Financing Information) used in connection therewith, in each case, except to the extent suffered or incurred as a result of the gross negligence, willful misconduct or bad faith by such Seller or Subject Company or such Person’s Subsidiaries thereof or, in each case, such Person’s Representatives.

(d) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things, necessary, proper or advisable to arrange, consummate and obtain the Financing on or prior to the Closing Date in an aggregate amount sufficient, together with cash on hand, to enable Purchaser and/or Parent to pay the Closing Payment on the Closing Date to or on behalf of Sellers. Such actions shall include, but not be limited to, using reasonable best efforts to: (i) maintain in effect the Debt Commitment Papers; provided that Parent may replace or amend, supplement or waive provisions of, the Debt Commitment Papers (including adding new lenders, lead arrangers, bookrunners, syndication agents or similar entities to the Debt Commitment Papers pursuant to the terms thereof, providing for the assignment, novation and reallocation of a portion of the financing commitments contained therein and to grant customary approval rights to such additional entities in connection with their addition or appointment or increase the amount of commitments under the Financing Documents or any other definitive agreements in connection with the Financing) in accordance with this Section 8.22(d) and Section 8.22(e) below; (ii) satisfy on a reasonably timely basis all Financing Conditions (unless such conditions are waived) that are within Parent’s or its Subsidiaries’ control; and (iii) negotiate, execute and deliver Financing Documents on terms which (taken as a whole) are no less favorable to Parent than the terms contained in the Debt Commitment Papers (including any “market flex” provisions of the Fee Letter) with respect to the consummation of the Transactions described herein; provided that, in the case of each of clauses (i), (ii) and (iii), the Debt Commitment Papers may be terminated, and commitments thereunder reduced to the extent and only to the extent that after giving effect to such termination or reduction the Parent shall have sufficient cash on hand, together with any remaining commitments under the Debt Commitment Papers, to enable the Parent and the Purchaser to pay the Closing Payment on the Closing Date and otherwise consummate the Transactions. Parent shall not, without the prior written consent of Sellers’ Representative (not to be unreasonably withheld, conditioned or delayed), permit any amendment, supplement or modification to, or any waiver of any provision or remedy under, or replace, or enter into any other agreements, side letters or arrangements relating to, the Debt Commitment Papers, if such amendment, supplement, modification, waiver, replacement or other agreements, side letters or arrangements (provided that the existence or exercise of “market flex” provisions contained in the Fee Letter shall be deemed not to constitute a modification or amendment of the Debt Commitment Papers) to the Debt Commitment Papers would (A) reasonably be expected to make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, (B) materially and adversely affect the ability of Parent to enforce its rights against any of the other parties to the Debt Commitment Papers as so amended, supplemented, modified, waived or replaced, relative to the ability of Parent to enforce its rights against any of such other parties to the Debt Commitment Papers as in effect on the date hereof or (C) add new or additional conditions, or otherwise expand upon the conditions precedent to the Financing as set forth in the Debt Commitment Papers, or modify the terms of the Financing, in each case in a manner that would reasonably be expected to materially prevent, impede or delay the consummation of the Transactions; provided that, in each case, the Debt Commitment Papers may be terminated, and commitments thereunder reduced to the extent and only to the extent that after giving effect to such termination or reduction the Parent shall have sufficient cash on hand, together with any remaining commitments under the Debt Commitment Papers, to enable the Parent and the Purchaser to pay the Closing Payment on the Closing Date and otherwise consummate the Transactions. Upon any such amendment, supplement, modification, waiver or replacement of the Debt Commitment Papers in accordance with this Section 8.22(d) or Section 8.22(e) below, Parent shall promptly deliver to Sellers’ Representative a true and complete copy thereof (redacted in a customary manner with respect to fee amounts, economic terms, “market flex” provisions and other customary terms), and the terms “Debt Commitment Letter,” “Debt Commitment Papers” and “Financing” shall refer to the Debt Commitment Papers as so amended, supplemented, modified, waived or replaced and the Financing contemplated thereby. Parent shall keep Sellers’ Representative informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange and obtain any Financing upon written request by Sellers’ Representative therefor; provided that, in no event shall Parent be under any obligation to disclose any information that may not be disclosed in accordance with the requirements of applicable Laws.

(e) Parent shall give Sellers’ Representative prompt written notice of (i) any material breach, default, termination or written repudiation by any party to the Debt Commitment Papers of which Parent or any of its Subsidiaries becomes aware; (ii) the receipt by Parent of any written notice or other written communication from any Financing Source with respect to any actual or potential breach, default, termination or written repudiation by such party to the Debt Commitment Papers, or of any provisions thereto; and (iii) the occurrence of any event or development that Parent expects to have a materially adverse impact on the ability of Parent to obtain the timely funding under the Debt Commitment Letter on the Closing Date or to consummate the Transactions, in each case, other than on account of any reductions in the commitments thereunder to the extent and only to the extent that after giving effect to such termination or reduction the Parent shall have sufficient cash on hand, together with any remaining commitments under the Debt Commitment Papers, to enable the Parent and the Purchaser to pay the Closing Payment on the Closing Date and otherwise consummate the Transactions. As soon as reasonably practicable, but in any event within five (5) Business Days of the date Sellers’ Representative delivers to Parent a written request, Parent shall provide any information reasonably requested by Sellers’ Representative relating to any circumstance referred to in the immediately preceding sentence. Without limiting Parent’s obligations hereunder, if any portion of the Financing becomes unavailable (other than as a result of reductions contemplated pursuant to the Debt Commitment Letter or otherwise permitted by Section 8.22) or Parent becomes aware of any event or circumstance that makes any portion of the Financing unavailable, in each case, on the terms and conditions contemplated in the Debt Commitment Papers, Parent shall (A) notify the of the occurrence thereof and the reasons therefor on a reasonably prompt basis; (B) use its reasonable best efforts to obtain, as promptly as practicable after the occurrence of such event, alternative financing from the same or alternative financing sources (1) in an amount at least equal to the amount of the Financing or such unavailable portion thereof and (2) which alternate financing shall not otherwise be on terms (including structure, covenants and pricing) materially less favorable to Parent than the terms and conditions set forth in the Debt Commitment Papers (including any “market flex” provisions contained in the Fee Letter); (C) keep Sellers’ Representative reasonably informed on a current basis of the status of its efforts to consummate such alternative financing; and (D) provide Sellers’ Representative with true and complete fully executed copies of the commitment documentation with respect to any new financing. Notwithstanding the foregoing, in no event shall Parent be under any obligation to disclose any information that may not be disclosed in accordance with the requirements of applicable Laws.

Section 8.23 Litigation Support. Each Seller shall, and shall cause its Affiliates and then-current officers and employees (with respect to each Seller, such Seller’s “Litigation Support Group”) to, reasonably cooperate with the Purchaser Parties and their Subsidiaries (including, after the Closing Date, each of the Subject Companies and their Subsidiaries) in the prosecution, mitigation, defense or settlement of the matters set forth on Schedule 4.5, Schedule 5.8, or that required disclosure on Schedule 4.5 or Schedule 5.8 as of the Execution Date (or that first arose after the Execution Date, but would have require disclosure on such schedules if arising prior to the Execution Date), regardless of whether such matter is listed on Schedule 4.5 or Schedule 5.8), including by providing Purchaser Parties, their Affiliates and their legal counsel, as applicable, reasonable access, to the extent such access is within the control of such Seller, during normal business hours to current officers, directors, employees, agents, records, documents, data and other information as such Purchaser Party or Affiliate thereof may reasonably request, to the extent maintained by or under the possession or control of any such Seller or its Litigation Support Group; provided that such Seller and its Litigation Support Group may restrict the foregoing access or the provision of such information to the extent that, upon advice of counsel, (a) applicable Law or

Contract requires such Person to restrict or prohibit such access or the provision of such information, (b) providing such access or disclosing such information would reasonably be expected to waive the protection of attorney-client privilege or similar legal privilege of such Person (other than any Subject Company Group) or (c) providing such access or disclosing such information would reasonably be expected to breach any duty of confidentiality to a Third Party. If such Seller or its Litigation Support Group restricts access or withholds information on the basis of the foregoing clauses (a) through (c), such Seller shall (or shall cause its Litigation Support Group to), to the extent legally permissible and without waiving any attorney-client privilege or similar legal privilege of such Seller or its Litigation Support Group (other than any Subject Company Group), inform the Purchaser Parties as to the general nature of what is being restricted or withheld and the reason therefor, and use commercially reasonable efforts to make appropriate substitute arrangements to permit access to or disclosure of the relevant information in a manner that does not have such restrictions. The Purchaser Parties shall reimburse such Seller or its Litigation Support Group for their reasonable, documented, out-of-pocket expenses paid to Third Parties in performing their respective obligations under this Section 8.23 (including reasonable fees and expenses of legal counsel, if applicable).

Section 8.24 Financing Information.

(a) Each Subject Company shall (i) deliver to Parent, as promptly as reasonably practicable after the date hereof, the applicable Financing Information as of and for the years ended December 31, 2022 and 2021 and (ii) use reasonable best efforts to deliver to Parent, within forty-five (45) days after the end of any fiscal quarter ending on and after March 31, 2023, or in any event shall deliver to Parent as promptly as reasonably practicable thereafter, the applicable Financing Information as of the end of such quarter and for the period from January 1, 2023 to the end of such quarter, together with the corresponding period of 2022 (such Financing Information for the fiscal quarter ended March 31, 2023, described in this clause (ii), the “Specified Financing Information”).

(b) In connection with filings by Parent with the SEC under securities Laws applicable to Parent (“Parent Filings”), as well as the Financing, each Subject Company shall use its commercially reasonable efforts prior to and after the Closing to (i) cooperate with Parent in connection with Parent’s preparation of pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for Parent Filings and the Financing, including the requirements of Regulation S-X; (ii) in connection therewith, provide and make reasonably available upon reasonable notice and during regular business hours any and all Records in such Subject Company’s or its Affiliates’ possession or control and to which such Subject Company’s or its Affiliates’ personnel have reasonable access, in each case as reasonably required by Parent in order to prepare such pro forma financial statements; provided that Parent shall be solely responsible for any costs or expenses associated therewith, including, for avoidance of doubt, any such costs and expenses associated with the storage, retrieval and maintenance of records for the foregoing purposes; and (iii) cause its accountants, reserve engineers, counsel, agents and other Third Parties to cooperate with Parent and Parent’s Representatives in connection with the preparation of such pro forma financial statements; provided that Parent shall be solely responsible for any costs or expenses associated therewith. The obligations of the Subject Companies, the Sellers, their Affiliates and their accountants, reserve engineers, counsel, agents and other Third Parties under this Section 8.24(b) shall not extend beyond the earlier of (i) the date on which Parent files its Form 10-K with the SEC for the fiscal year ending December 31, 2024, (ii) the date on which Parent is required to make such Form 10-K filing with the SEC and (iii) March 31, 2025.

Section 8.25 Consents. After the Execution Date and prior to the Closing, each Seller shall, or shall cause its respective Subject Company Group to, use commercially reasonable efforts, but excluding (a) making any expenditures or payments or (b) granting any accommodation (financial or otherwise) to any Third Party, to obtain consent, in form and substance reasonably satisfactory to Purchaser, from any party to a Lease or Contract with a member of its respective Subject Company Group that is required to be obtained in connection with the execution, delivery and performance by Sellers or the applicable Subject Company Group of this Agreement and the Transaction Documents.

Section 8.26 Assignment of Certain Assets. At or prior to the Closing (or, with respect to any interests that are identified after Closing or were omitted from any assignment made prior to Closing, as soon as reasonably practicable), Piedra III Seller and Piedra IV Seller, as applicable shall, and shall cause their respective Affiliates to, as applicable, use reasonable best efforts to execute and deliver to the applicable Piedra Subject Company (or its Subsidiaries), as assignees, one or more assignments and bills of sale on a mutually agreed form causing such Person to assign all of its respective interest in and to any Contracts, Surface Rights and Rights of Way, Permits, Equipment or other Assets (but expressly excluding any Oil and Gas Properties, Business Employees, any Plan or any office equipment) that were, prior to the Seller Reorganization, used or held for use primarily in connection with the ownership and operation of the Oil and Gas Properties and are reasonably necessary for the continued operation of the Oil and Gas Properties, but were assigned, conveyed or retained by a Person other than a member of the applicable Piedra Company.

ARTICLE 9

CONDITIONS TO CLOSING

Section 9.1 Conditions of Sellers to Closing. The obligations of each Seller to consummate the transactions contemplated by this Agreement (except for the obligations of such Seller to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of such Seller to consummate the Closing, are subject, at the option of such Seller, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 9.1, unless waived in writing by Sellers’ Representative:

(a) Representations. (i) Each of the Fundamental Representations of the Purchaser Parties in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except, in each case, for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects as of such specific date), without regard to any Parent Material Adverse Effect or other materiality qualifier set forth therein, and (ii) each of the other representations and warranties of the Purchaser Parties in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);

(b) Performance. The Purchaser Parties shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by the Purchaser Parties under this Agreement prior to or on the Closing Date;

(c) No Injunction. On the Closing Date, no Law or Order (whether such Order is temporary, preliminary or permanent) shall be in effect restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(d) Certain Adjustments. In each case subject to the terms of this Agreement relating to the applicable Individual Threshold and offset of Title Benefit Amounts, the aggregate amount of the sum of (i) the aggregate sum of all Defect Amounts relating to Defects in excess of the Title Defect Deductible or the Environmental Defect Deductible, as applicable, and determined under Article 3, plus (ii) the aggregate sum of all Casualty Events, does not in the aggregate exceed an amount equal to fifteen percent (15%) of the Unadjusted Purchase Price;

(e) HSR Clearance. HSR Clearance has occurred; and

(f) Closing Deliverables. The Purchaser Parties shall (i) have delivered to Sellers the Purchaser Certificate and (ii) be ready, willing and able to deliver to Sellers at the Closing the other documents and items required to be delivered by the Purchaser Parties under Section 10.3.

Section 9.2 Conditions of Purchaser to Closing. The obligations of the Purchaser Parties to consummate the transactions contemplated by this Agreement (except for the obligations of the Purchaser Parties to be performed prior to the Closing and obligations that survive termination of this Agreement), including the obligations of the Purchaser Parties to consummate the Closing, are subject, at the option of the Purchaser Parties, to the satisfaction on or prior to Closing of each of the conditions set forth in this Section 9.2, unless waived in writing by the Purchaser Parties:

(a) Representations. (i) Each of the Fundamental Representations of the Sellers set forth in Section 4.7 and Section 5.5 shall be true and correct in all respects as of the Closing, as though made on and as of the Closing (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), (ii) each of the Fundamental Representations of Sellers other than the representations and warranties set forth in Section 4.7 and Section 5.5 shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except, in each case, for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects as of such specific date), without regard to any Seller Material Adverse Effect or other materiality qualifier set forth therein, and (iii) each of the other representations and warranties of each Seller in this Agreement (other than the Fundamental Representations of Seller) shall be true and correct in all respects as of the Closing, as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), without regard to any Seller Material Adverse Effect or other materiality qualifier set forth therein, except, with respect to this clause (iii), to the extent the failure of any such representations or warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect;

(b) Performance. Each Seller and each Subject Company shall have performed and observed, in all material respects, each covenant and agreement to be performed or observed by Sellers and/or the Subject Companies under this Agreement prior to or on the Closing;

(c) No Injunction. On the Closing Date, no Law or Order (whether such Order is temporary, preliminary or permanent) shall be in effect restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(d) Certain Adjustments. In each case subject to the terms of this Agreement relating to the applicable Individual Threshold and offset of Title Benefit Amounts, the aggregate amount of the sum of (i) the aggregate sum of all Defect Amounts relating to Defects in excess of the Title Defect Deductible or the Environmental Defect Deductible, as applicable, and determined under Article 3, plus (ii) the aggregate sum of all Casualty Events, does not in the aggregate exceed an amount equal to fifteen percent (15%) of the Unadjusted Purchase Price;

(e) HSR Clearance. HSR Clearance has occurred; and

(f) Closing Deliverables. Each Seller and/or Subject Company shall (i) have delivered to Purchaser the Closing Certificate and (ii) be ready, willing and able to deliver to Purchaser at the Closing the other documents and items required to be delivered by such Seller and/or Subject Company under Section 10.2.

ARTICLE 10

CLOSING

Section 10.1 Time and Place of Closing. Subject in all cases to the provisions of Article 12, the consummation of the purchase and sale of the Subject Securities contemplated by this Agreement (“Closing”) shall, unless otherwise agreed to in writing by Purchaser and Sellers’ Representative, take place at the offices of Vinson & Elkins LLP located at 845 Texas Avenue, Houston, Texas 77002-2947 at 10:00 a.m., Central Standard Time, on the later to occur of (a) June 12, 2023 (the “Target Closing Date”) or (b) five (5) Business Days after the HSR Clearance Date or (c) if all conditions in Article 9 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived; provided, however, notwithstanding the satisfaction or waiver of the conditions set forth in Article 9, unless otherwise agreed by the Parties, the Parties shall not be required to effect the Closing until 10:00 a.m. Central Time on the earlier of (i) the Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to the Sellers, (ii) the third (3rd) Business Day following the final day of the Marketing Period (subject in each case to the satisfaction of conditions set forth in Article 9 (other than those conditions which, by their terms, are satisfied or waived at the Closing)) and (iii) the later of June 27, 2023 and the Subsequent Outside Date. The date on which Closing occurs is referred to herein as the “Closing Date”. All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered.

Section 10.2 Obligations of Sellers and the Subject Company Groups at Closing. At Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the Purchaser Parties of their obligations pursuant to Section 10.3, each Seller and/or each Subject Company shall deliver or cause to be delivered to Purchaser, among other things, the following:

(a) the Preliminary Settlement Statement, duly and validly executed by Sellers’ Representative;

(b) joint written instructions to the Escrow Agent to pay an amount equal to the Performance Deposit to the Persons designated by Sellers’ Representative, duly and validly executed by Sellers’ Representative;

(c) assignment of the Subject Securities in the form attached hereto as Exhibit B (the “Assignment”), duly and validly executed by each Seller;

(d) a duly completed and executed Internal Revenue Service Form W-9 of each Seller (or, if a Seller is treated as an entity disregarded as separate from its regarded tax owner for U.S. federal income tax purposes, the Person that is treated as its regarded tax owner for such purposes);

(e) a certificate duly and validly executed by an authorized officer of each Seller and each Subject Company, dated as of the Closing, certifying that the conditions set forth in Section 9.2(a) and Section 9.2(b) as it relates to such Seller or such Subject Company Group have been fulfilled;

(f) payoff letters, in each case, in form and substance reasonably satisfactory to Purchaser, addressed to the applicable payees set forth therein that all Credit Document Indebtedness of the Subject Company Groups shall be paid off in full immediately upon Closing by wire transfer of immediately available funds (the “Payoff Letters”);

(g) subject to Section 10.2(f), (i) releases of all Liens securing Credit Document Indebtedness and/or Existing Hedges that are burdening the Subject Securities and/or the Assets, (ii) authorizations to file UCC-3 termination statements, mortgage releases and other applicable terminations or releases, in each case, in form and substance reasonably satisfactory to Purchaser and in all applicable jurisdictions to evidence the release of all Liens securing Credit Document Indebtedness and/or Existing Hedges that are burdening the Subject Securities and/or the Assets and (iii) all instruments and agreements, in each case, in form and substance reasonably satisfactory to Purchaser, reasonably required to effect and file of record the release of all Liens securing Credit Document Indebtedness and/or Existing Hedges or Additional Hedges (if any) that are burdening the Subject Securities and/or the Assets.

(h) the resignations and releases (effective as of Closing) of all of the managers, officers and directors, as applicable, of each Subject Company, in the form attached hereto as Exhibit F;

(i) signatory change cards for each of the accounts of the Subject Company Groups listed on Schedule 5.24, duly and validly executed by each authorized signatory for the applicable account, and all such other documentation reasonably necessary to transfer or replace the signatories of such accounts;

(j) one or more Excluded Asset Assignments from the applicable Subject Company to a Seller or one or more of its designees, duly and validly executed by such Subject Company and Seller (or its designee);

(k) a counterpart to the Registration Rights Agreement, duly and validly executed by Sellers Representative and/or its designees; and

(l) an executed counterpart of the Standstill Agreement from each of the individuals listed on Schedule 10.2(l) in the form attached hereto as Exhibit G; and

(m) all other documents and instruments which are required by the other terms of this Agreement to be executed and/or delivered at Closing by any Seller, any Subject Company or any of their respective Affiliates.

Section 10.3 Obligations of the Purchaser Parties at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Sellers and each Subject Company of their respective obligations pursuant to Section 10.2, Purchaser and Parent, as applicable, shall deliver or cause to be delivered to Sellers, among other things, the following:

(a) the Preliminary Settlement Statement, duly and validly executed by Purchaser;

(b) a wire transfer of the Closing Payment in same-day funds to the account(s) designated in the Preliminary Settlement Statement;

(c) joint written instructions to the Escrow Agent to pay an amount equal to the Performance Deposit, less the Adjustment Deposit, less the cash portion of the Defect Deposit (if any) less the Additional Lease Deposit (if any) to the Persons designated by Sellers’ Representative, duly and validly executed by Purchaser;

(d) to the extent applicable, a wire transfer to the account designated in the Escrow Agreement, of an amount in cash equal to the positive difference (if any) of the Adjustment Deposit, plus the cash portion of the Defect Deposit (if any), plus the Additional Lease Deposit (if any), minus the Performance Deposit;

(e) to the extent applicable, the issuance by Parent to the Escrow Agent in book entry form of the aggregate number of shares of Parent Common Equity equal to the equity portion of the Defect Deposit (if any) (the “Defect Deposit Equity Amount”), which Parent Company Equity shall contain the Transfer Legend on the books and records of the Transfer Agent;

(f) the issuance by Parent to the Persons and in the amounts allocated by Sellers’ Representative of an aggregate number of shares of Parent Common Equity equal to the number of shares of Parent Common Equity included in the estimate of the Adjusted Equity Purchase Price as determined pursuant to Section 2.7(a), less the Defect Deposit Equity Amount (if any) credited to the Person(s) designated by Sellers’ Representative to receive such Parent Common Equity in book entry form, which Parent Common Equity shall contain the Transfer Legend on the books and records of the Transfer Agent;

(g) evidence reasonably satisfactory to the Sellers that the shares of Parent Common Equity comprising the Equity Purchase Price have been approved for listing on the NYSE and the TSX, subject to official notice of issuance;

(h) the Assignment, duly and validly executed by Purchaser;

(i) a certificate, duly and validly executed by authorized officers of Purchaser and Parent, dated as of the Closing, certifying on behalf of Purchaser and Parent that the conditions set forth in Section 9.1(a) and Section 9.1(b) have been fulfilled;

(j) a counterpart to the Registration Rights Agreement, duly and validly executed by Parent; and

(k) all other documents and instruments which are required by the other terms of this Agreement to be executed and/or delivered at the Closing by the Purchaser Parties.

ARTICLE 11

TAX MATTERS

Section 11.1 Company Taxes.

(a) Solely for purposes of determining the amount of any Pre-Effective Time Subject Company Group Taxes and Post-Effective Time Subject Company Group Taxes in connection with the application of Section 2.4, Section 2.5 and Section 2.7, (i) Subject Company Group Taxes that are attributable to the severance or production of Hydrocarbons (other than such Subject Company Group Taxes that are Income Taxes or that are ad valorem, property or similar Subject Company Group Taxes imposed on a periodic basis) shall be allocated to the Tax period (or portion of any Straddle Period) in which the severance or production giving rise to such Subject Company Group Taxes occurred; (ii) Subject Company Group Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Subject Company Group Taxes that are Income Taxes, are ad valorem, property or similar Subject Company Group Taxes imposed on a periodic basis, or described in clause (i)), shall be allocated to the Tax period (or portion of any Straddle Period) in which the transaction giving rise to such Subject Company Group Taxes occurred; (iii) Subject Company Group Taxes that are ad valorem, property or other similar Subject Company Group Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Subject Company Group Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand; and (iv) Subject Company Group Taxes that are Income Taxes payable with respect to any Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by determining (x) the amount of such Subject Company Group Taxes that would be payable if the Straddle Period ended on the date immediately preceding the date on which the Effective Time occurs, which amount shall be a Pre-Effective Time Subject Company Group Tax, and (y) the amount of such Subject Company Group Taxes that would be payable if the Straddle Period began on the date on which the Effective Time occurs, which amount shall be a Post-Effective Time Subject Company Groups Tax.

(b) To the extent the actual amount of a Subject Company Group Tax is not known at the time an adjustment is to be made with respect to such Subject Company Group Tax pursuant to Section 2.4, Section 2.5 or Section 2.7 as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Subject Company Group Tax for purposes of such adjustment.

Section 11.2 Transfer Taxes and Recording Fees. Purchaser shall bear and pay fifty percent (50%) of, and Sellers shall bear and pay fifty percent (50%) of, any sales, use, transfer, stamp, documentary, registration, excise or similar Taxes incurred or imposed with respect to the transactions described in this Agreement (“Transfer Taxes”); provided, however, that Seller shall bear all of the Transfer Taxes (if any) associated with the assignment of any Excluded Assets pursuant to the Excluded Assets Assignment. Purchaser shall bear and pay all required filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey the Subject Securities to Purchaser. Each Seller and Purchaser shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 11.3 Tax Returns. Sellers’ Representative shall prepare and file (or cause to be prepared and filed) all Seller Combined Returns and shall timely pay (or cause to be paid) all Taxes with respect to such Seller Combined Returns. Purchaser shall prepare or cause to be prepared all Tax Returns of any Subject Company Group with respect to Subject Company Group Taxes for all Pre-Effective Time Periods and Straddle Periods, in each case, that are required to be filed after the Closing Date, other than the Seller Combined Returns (“Purchaser Prepared Returns”). With respect to each such Purchaser Prepared Return that is required to be filed (taking into account any applicable extensions) after the Closing Date and before the date on which the Adjusted Purchase Price is finally determined pursuant to Section 2.7(b), (a) such Purchaser Prepared Return shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Laws, (b) Purchaser shall, reasonably in advance of the due date of each Purchaser Prepared Return (taking into account any applicable extensions), deliver a draft of any such Purchaser Prepared Return (together with all supporting documentation and workpapers) to Sellers’ Representative for its review and comment and (c) Purchaser will cause such Purchaser Prepared Return (as revised to incorporate Sellers’ Representative’s reasonable comments) to be timely filed and provide a copy thereof to Sellers’ Representative. Purchaser shall pay or cause to be paid all Taxes shown as due and owing on such Purchaser Prepared Returns to the appropriate Governmental Authority. The Parties agree that (x) this Section 11.3 is intended to solely address the timing and manner in which certain Tax Returns and Subject Company Group Taxes shown thereon are paid to the applicable Governmental Authority, and (y) nothing in this Section 11.3 shall be interpreted as altering the manner in which Subject Company Group Taxes are allocated to and economically borne by the Parties.

Section 11.4 Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the Other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes imposed on or with respect to the assets, operations or activities of any Subject Company. Such cooperation shall include the retention and (upon the Other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Section 11.5 Post-Closing Tax Matters. Until the Adjusted Purchase Price is finally determined pursuant to Section 2.7(b), Purchaser shall not (and shall cause its Affiliates (including, after the Closing, the Subject Companies) not to), with respect to any Subject Company for any Tax period (or portion thereof) beginning prior to the Effective Time, (a) file any amended Tax Return, (b) make, change or revoke any Tax election in a manner that is inconsistent with past practice, (c) change any method of accounting with respect to Taxes, (d) initiate any discussion with any Governmental Authority regarding any voluntary disclosure involving Taxes, (e) settle or compromise any Tax liability or (f) surrender any right to claim a refund for Taxes, in each case, without the prior written consent of Sellers’ Representative (such consent not to be unreasonably withheld, conditioned or delayed) to the extent that such action could increase Taxes which Sellers would economically bear hereunder.

Section 11.6 Tax Refunds. Until the Adjusted Purchase Price is finally determined pursuant to Section 2.7(b), Sellers shall be entitled to any and all refunds and credits attributable to Subject Company Group Taxes allocated to Sellers pursuant to Section 11.1, and Purchaser shall be entitled to any and all refunds and credits attributable to Subject Company Group Taxes allocated to Purchaser pursuant to Section 11.1, in each case unless such refunds or credits were taken into account in the final determination of the Adjusted Purchase Price pursuant to Section 2.7(b). If a Party or its Affiliate receives a refund of Subject Company Group Taxes or receives or realizes a Tax benefit attributable to any credit, in each case, to which another Party is entitled pursuant to the first sentence of this Section 11.6, such recipient Party shall forward to the entitled Party the amount of such refund or Tax benefit within thirty (30) days after such refund is received or such Tax benefit is received or realized, as applicable, net of any reasonable costs or expenses incurred by such recipient Party in procuring such refund or Tax benefit.

Section 11.7 Section 280G. Each Subject Company will use commercially reasonable efforts to secure from each Person who is a “disqualified individual” as defined in Section 280G(c) of the Code (each, a “Disqualified Individual”) to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by this Agreement that could constitute “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) a written agreement waiving such Disqualified Individual’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Disqualified Individual will not be deemed parachute payments, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the equityholders of such Subject Company in a manner that complies with Section 280G(b)(5)(B) of the Code (the “280G Stockholder Approval”). Prior to the Closing, each Subject Company will submit the Waived Benefits of each Disqualified Individual who has executed a waiver in accordance with this Section 11.7 for approval of such Subject Company’s equityholders and such Disqualified Individual’s right to receive the Waived Benefits will be conditioned upon receipt of the requisite approval by such equityholders in a manner that complies with Section 280G(b)(5)(B) of the Code; provided, in no event will this Section 11.7 be construed to require such Subject Company (or any of its Affiliates) to compel any Disqualified Individual to waive any existing rights under any contract or agreement that such Disqualified Individual has with Sellers, such Subject Company or any other Person, and in no event will such Subject Company (or any of its Affiliates) be deemed in breach of this Section 11.7 if any such Disqualified Individual refuses to waive any such rights or if such equityholders fail to approve any Waived Benefits. Within a reasonable time prior to seeking any waiver of the Waived Benefits and the 280G Stockholder Approval, the Subject Company will provide Purchaser’s counsel with a copy of the waiver agreement, the disclosure statement, equityholder consent and calculations prepared in connection with the actions contemplated by this Section 11.7 and such Subject Company will consider in good faith any changes reasonably requested by Purchaser or its counsel. Prior to the Closing, the Subject Company will deliver to Purchaser notification that either (a) the 280G Stockholder Approval was obtained with respect to the Section 280G Payments or (b) the 280G Stockholder Approval was not obtained with respect to the Section 280G Payments and that, as a consequence, no Waived Benefits will be paid. Notwithstanding the foregoing, to the extent that any contract, agreement, or plan is entered into by Purchaser or any of its Affiliates and a Disqualified Individual in connection with the transactions contemplated by this Agreement before the Closing Date (the “Purchaser Arrangements”), Purchaser shall provide a copy of such contract, agreement or plan to the Subject Company before the Closing Date and shall cooperate with such Subject Company in good faith in order to calculate or determine the value (for the purposes of Section 280G of the Code) of any payments or benefits granted or contemplated therein, that may be paid or granted in connection with the transactions contemplated by this Agreement that could constitute a “parachute payment” under Section 280G of the Code; provided that, in any event, such Subject Company’s failure to include the Purchaser Arrangements in the 280G Stockholder Approval materials described herein, for any reason, will not result in a breach of the covenants set forth in this Section 11.7.

Section 11.8 Push-Out Election. If, after the Closing Date, any member of a Subject Company Group is subject to U.S. federal income tax audit or administrative or judicial proceeding for a Tax period beginning on or prior to the Closing Date resulting in an “imputed underpayment” described in Section 6225 of the Code with respect to such member of such Subject Company Group, then, at Purchaser’s request, the applicable Seller shall timely make (or cause to be timely made) a “push-out” election pursuant to Section 6226 of the Code for such member of such Subject Company Group with respect to such Tax period, unless the Parties unanimously consent in writing to forego such election.

ARTICLE 12

TERMINATION

Section 12.1 Termination. This Agreement may be terminated at any time prior to the Closing (the date of any permitted termination of this Agreement under this Section 12.1, the “Termination Date”):

(a) by the mutual prior written consent of Sellers’ Representative and Purchaser;

(b) unless (x) Sellers’ Representative has elected to exercise its rights under Section 12.1(e) or Section 12.2(c) or (y) Purchaser has elected to exercise its rights under Section 12.1(d) or Section 12.2(b) (which election, in each case, shall be made no later than one (1) Business Day following any written Notice of purported termination under this Section 12.1(b)), then by either Sellers’ Representative or Purchaser upon written Notice to the Other Party, if Closing has not occurred on or before June 27, 2023 (the “Initial Outside Date”); provided, however, that if Closing has not occurred on or before such date solely as a result of a failure of the Closing conditions in Section 9.1(e) and Section 9.2(e) to be satisfied, then, without any further action by the Parties, the Initial Outside Date shall be extended to June 30, 2023 for all purposes hereunder; provided, further, that in the event that the Specified Financing Information has not been delivered to Purchaser on or prior to May 15, 2023, the Initial Outside Date shall be automatically extended (but not beyond September 30, 2023) (A) to the fourth (4th) Business Day following the final day of the Marketing Period or (B) by one calendar day for each calendar day from and including May 15, 2023 to, but excluding, the date the Specified Financing Information is delivered, whichever is earlier; provided that if such date as extended in clause (B) is not a Business Day, the Initial Outside Date shall be automatically extended to the next Business Day (the Initial Outside Date, as extended pursuant to the two immediately preceding provisos, the “Subsequent Outside Date”, it being understood that the Subsequent Outside Date may not be a date after September 30, 2023);

(c) by Sellers’ Representative or Purchaser upon Notice to the Other Party, if a final non-appealable Order has been entered restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(d) by Purchaser upon written notice to Sellers’ Representative, if no Purchaser Party is then in breach of any provision of this Agreement that would give rise to the failure of any of the conditions specified in Article 9 and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller or any Subject Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 9 and such breach, inaccuracy or failure cannot be (or has not been) cured by any Seller or Subject Company by the Target Closing Date; or

(e) by Sellers’ Representative upon written notice to Purchaser, if no Seller or Subject Company is then in breach of any provision of this Agreement that would give rise to the failure of any of the conditions specified in Article 9 and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by a Purchaser Party pursuant to this Agreement or a failure to obtain the Financing that would give rise to the failure of any of the conditions specified in Article 9 and such breach, inaccuracy or failure cannot be (or has not been) cured by the Purchaser Parties by the Target Closing Date.

(f) by (i) Purchaser if the condition set forth in Section 9.2(d) has not been satisfied on or before the Target Closing Date or (ii) by Sellers’ Representative if the condition set forth in Section 9.1(d) is not satisfied on or before the Target Closing Date; provided that, if either Party notifies the other Party of its intention to terminate this Agreement pursuant to this Section 12.1(f), the non-terminating Party may, prior to giving effect to such termination, elect by written notice (an “Arbitration Notice”) to submit all unresolved disputes with respect to any Disputed Defect Matters, or Casualty Events (mutatis mutandis) to expert arbitration in accordance with Section 3.2(i), for the sole purpose of determining whether the condition in Section 9.2(d) or Section 9.1(d)

has been satisfied. In such case, the Parties shall select a Title Referee or Environmental Referee within five (5) Business Days of the delivery of the Arbitration Notice, each Party shall submit such Party’s position to the Title Referee or Environmental Referee, as applicable, within ten (10) Business Days of the delivery of an Arbitration Notice, and each Party shall instruct the applicable Defect Referee, as applicable, to deliver its determination of the existence and/or Defect Amounts attributable to all Disputed Defect Matters or disputed Casualty Event amounts, as applicable, within twenty (20) days after the appointment of such Person. If an Arbitration Notice is delivered, no termination pursuant to this Section 12.1(f) shall be effective (and the Initial Outside Date shall be tolled beginning on the date the Arbitration Notice is delivered to the Party seeking to terminate this Agreement pursuant to Section 12.1(f)) until final resolution of such arbitration; provided that no such extension shall prevent a Party from terminating this Agreement pursuant to the terms hereof if Closing has not occurred, or such final resolution has not been obtained, by June 30, 2023. Nothing herein shall prevent Purchaser from electing to waive or withdraw any asserted Defect at any time prior to termination of this Agreement;

provided, however, that no Party shall be entitled to terminate this Agreement under Section 12.1(b) if (A) the Closing has failed to occur as a result of the breach or failure of any of such Party’s representations, warranties or covenants hereunder that would give rise to the failure of any of the conditions specified in Article 9, including, if and when required, such Party’s obligations to consummate the transactions contemplated hereunder at Closing or (B) a Party is entitled to and is enforcing its right to specific performance of this Agreement under Section 12.2(b) or Section 12.2(c) below.

Section 12.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become void and of no further force or effect, except for the provisions of Article 1, Section 2.3, Article 7, Section 8.1(d), Section 8.1(e), Section 8.1(f), Section 8.6, Section 8.22(c), Section 8.24, Article 12 (including provisions relating to liability or damages arising out of any breach by such Party prior to termination of this Agreement) and Article 14, all of which shall survive and continue in full force and effect indefinitely. The Confidentiality Agreement shall survive any termination of this Agreement.

(b) In the event that (i) all conditions precedent to the obligations of each Seller set forth in Section 9.1 have been satisfied or waived in writing by Sellers’ Representative (or would have been satisfied except for the breach or failure of any Seller’s or Subject Company’s representations, warranties or covenants hereunder), and Purchaser Parties are ready, willing and able to perform their obligations under Section 10.3 (or would have been ready, willing and able to perform such obligations except for the breach or failure of any Seller’s or Subject Company’s representations, warranties or covenants hereunder) and (ii) the Closing has not occurred as a result of the breach or failure of any Seller’s or Subject Company’s representations, warranties, or covenants hereunder, including, if and when required, any Seller’s or Subject Company’s obligations to consummate the transactions contemplated hereunder at the Closing, then Purchaser shall be entitled, as the sole and exclusive remedy of the Purchaser Group against any member of the Seller Group for the failure to consummate the transactions contemplated hereunder at the Closing, to either (A) seek specific performance of this Agreement, or (B) terminate this Agreement and receive (x) the entirety of the Performance Deposit for the sole account and use of

Purchaser plus (y) recover from Seller(s) (jointly and severally) an aggregate amount equal to the Purchaser Parties’ and their Affiliates’ actual, documented out-of-pocket costs and expenses incurred in connection with, or in preparation for, the negotiation, diligence, performance, and consummation of the Transaction Documents or the Financing, in an amount up to, but not to exceed Twenty Million Dollars ($20,000,000).

(c) In the event that (i) all conditions precedent to the obligations of the Purchaser Parties set forth in Section 9.2 have been satisfied or waived in writing by the Purchaser Parties (or would have been satisfied except for the breach or failure of any Purchaser Party’s representations, warranties or covenants hereunder or the Purchaser Party’s failure to obtain the Financing), and Sellers and the Subject Companies are ready, willing and able to perform their obligations under Section 10.2 (or would have been ready, willing and able to perform such obligations except for the breach or failure of any Purchaser Party’s representations, warranties or covenants hereunder or the Purchaser Party’s failure to obtain the Financing) and (ii) the Closing has not occurred as a result of the Purchaser Party’s failure to obtain the Financing or the breach or failure of any Purchaser Party’s representations, warranties or covenants hereunder, including, if and when required, the Purchaser Parties’ obligations to consummate the transactions contemplated hereunder at the Closing, then Sellers shall be entitled, as the sole and exclusive remedy of the Seller Group against any member of the Purchaser Group for the failure to consummate the transactions contemplated hereunder at the Closing, to either (A) seek specific performance of this Agreement or (B) terminate this Agreement and receive the entirety of the Performance Deposit for the sole account and use of Sellers as liquidated damages hereunder. Each Seller, Purchaser and Parent acknowledge and agree that (x) Sellers’ actual damages upon the event of such a termination are difficult to ascertain with any certainty, (y) the Performance Deposit is a fair and reasonable estimate by the Parties of such aggregate actual damages of Sellers and (z) such liquidated damages do not constitute a penalty.

(d) In the event that this Agreement is terminated under Section 12.1 and Sellers are not entitled or required to receive the Performance Deposit under Section 12.2(c), Purchaser shall be entitled to receive the entirety of the Performance Deposit for the account of Purchaser.

(e) Promptly, but in no event later than three (3) Business Days after the Termination Date, Sellers’ Representative and Purchaser shall execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to disburse via wire transfer of immediately available funds the entirety of the Performance Deposit to the Party or Parties entitled to receive the Performance Deposit as provided in this Section 12.2. To the extent any Seller is entitled to receive any amounts (including the Performance Deposit) under this Section 12.2, such amounts shall be disbursed to the Persons and account(s) as designated by Sellers’ Representative.

(f) Each Party acknowledges that as express consideration for the Parties entering into this Agreement and such Party’s representations, warranties and covenants set forth herein, each Party covenants and agrees that solely with respect to each Party’s rights under Section 12.2(b) and Section 12.2(c), (i) the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law, (ii) each Party would be irreparably harmed by any breaches by the Other Party of its obligations to consummate the transactions hereunder as and when required by such Party hereunder, (iii) monetary damages would not be a sufficient remedy for any violation of the terms of this Agreement with respect to each Party’s rights under Section 12.2(b) and Section 12.2(c), (iv) the Other Party shall be entitled to equitable relief, including injunction and specific performance (without the posting of any bond and without proof of actual damages), in the event of any breach of the provisions of this Agreement with respect to each Party’s rights under Section 12.2(b) and Section 12.2(c), (v) neither Party, nor its representatives, shall oppose the granting of specific performance as a remedy with respect to each Party’s rights under Section 12.2(b) and Section 12.2(c) and (vi) each Party agrees to waive any requirement for the security or posting of any bond in connection with the remedies described in Section 12.2(b) and Section 12.2(c).

Section 12.3 Return of Documentation and Confidentiality. Upon termination of this Agreement and the final, non-appealable resolution of any disputes relating to this Agreement, Purchaser shall destroy or return to Sellers and the Subject Company Groups all title, engineering, geological and geophysical data, environmental assessments and/or reports, maps and other information furnished by or on behalf of any Subject Company or any Seller to Purchaser or prepared by or on behalf of Purchaser in connection with its due diligence investigation of any Subject Company, the Subject Securities or the Assets, in each case, in accordance with the Confidentiality Agreement and, if Purchaser elects to destroy any such information, an officer of Purchaser shall certify and confirm in writing the destruction of such information to Sellers and the Subject Company Groups in writing.

ARTICLE 13

SURVIVAL; EXCLUSIVE REMEDY; RELEASE

Section 13.1 Seller’s Indemnification Rights. Subject to the terms hereof, from and after the Closing, Purchaser and each Subject Company shall be jointly and severally responsible for, shall pay, and shall jointly and severally indemnify, defend and hold harmless each Seller and its Seller Group from and against all obligations, liabilities, claims, causes of action and Damages suffered or incurred by any member of the Seller Group relating to Third Party Claims caused by, arising out of, attributable to or resulting from the conduct, ownership or operation of the Subject Securities, the Subject Company Groups, the Business and/or the Assets (excluding, however, any and all obligations, liabilities, claims, causes of action and Damages caused by, arising out of, attributable to or resulting from (a) the Seller Reorganization, (b) the ownership, operation or business of any Excluded Subsidiaries, (c) any Excluded Assets or (d) any ongoing business relationship or contractual arrangements between or among Purchaser or any of its Affiliates, on the one hand, and any member of the Seller Group, on the other hand).

EVEN IF ANY SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEES OR THIRD PARTIES.

Section 13.2 Survival; Limitations.

(a) Subject to and without limiting Section 13.4, all representations and warranties of each Seller and/or each Subject Company set forth herein and in the other Transaction Documents (including the corresponding representations and warranties given in the Closing Certificate) shall terminate and expire at Closing. Subject to Section 13.2(c), the covenants and agreements of each Seller and/or each Subject Company or Subsidiary of a Subject Company, and of each Purchaser Party, in each case, to be performed on or prior to Closing shall terminate and expire at Closing. The covenants and agreements of each Seller and/or each Subject Company or Subsidiary of a Subject Company, and of each Purchaser Party, in each case, to be performed after Closing shall survive the Closing indefinitely and terminate when fully performed.

(b) Subject to Article 12 and Section 14.11, the liability of the Purchaser Parties (and each Subject Company after Closing) under this Agreement and the other Transaction Documents shall be without limit.

(c) Each Seller, Subject Company and Purchaser Party each acknowledge and agree that except as expressly set forth in Article 12 and absent Fraud, (i) the payment of money, as limited by the terms of this Agreement and the rights to the proceeds of the R&W Insurance Policy, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement and (ii) each Purchaser Party, each Subject Company and each Seller hereby waive any and all rights to rescind, reform, cancel, terminate, revoke or void this Agreement or any of the transactions contemplated hereby; provided, however, each Party shall have the non-exclusive right to specific performance and other equitable remedies available at law or equity (including injunctive relief) for the breach or failure of the Other Party to perform its obligations hereunder required to be performed after Closing.

Section 13.3 Release.

(a) Effective as of immediately prior to the Closing and except to the limited extent set forth in Section 13.1, each Seller, for itself and on behalf of its Affiliates (excluding the Subject Company Groups) and each of their respective equityholders, successors and assigns (the “Seller Releasing Group”) hereby fully and unconditionally releases, acquits and forever discharges the Purchaser Group, each Subject Company Group, each of their respective direct and indirect equityholders, and its and their Representatives in their capacity as such, and each of their respective successors and assigns from any and all manner of actions, causes of actions, claims obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in Law or equity, of any kind, that any member of the Seller Releasing Group now has or has ever had against the members of the Subject Company Group, in respect of or arising out the ownership, operation, management, administration or use of the Subject Company Groups, the Subject Securities or the Assets prior to Closing (including with respect to any matters pertaining to the Seller Reorganization, and any Affiliate Arrangement incident thereto); provided, however, the foregoing notwithstanding, the release and discharge provided for herein shall not release (i) the members of any Subject Company Group of their respective obligations or liabilities, if any, pursuant to this Agreement or the Transaction Documents, (ii) the members of any Subject Company Group of any indemnification or exculpation obligations of such Person to Sellers as a manager of such Person, in Seller’s capacity as such, in accordance with Section 8.11, (iii) the members of any Subject Company Group for claims for unpaid amounts that would, prior to Closing, constitute “Permitted Leakage” (provided that any such claim shall be made on or before one hundred twenty (120) days after the Closing Date) or (iv) any Third Party Claim for which Purchaser or any Subject Company is obligated to indemnify any member of the Seller Group pursuant to Section 13.1. Seller hereby irrevocably covenants to refrain from, directly or indirectly (and shall cause each member of the Seller Release Group to refrain from), asserting any claim released pursuant to the foregoing provisions of this Section 13.3(a), or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the released Persons set forth in the first sentence of this Section 13.3(a) in their capacity as such, with respect to any such claim. Each Seller hereby represents to Purchaser that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any such claim.

(b) Effective as of immediately prior to the Closing, each Subject Company, for itself and on behalf of its Subsidiaries and each of their respective equityholders, successors and assigns (the “Subject Company Releasing Group”) hereby fully and unconditionally releases, acquits and forever discharges (i) Sellers and (ii) all directors, managers, officers and agents of such Subject Company and its Subsidiaries holding such position at any time prior to the Closing in their capacity as such from any and all manner of actions, causes of actions, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in Law or equity, of any kind, that any member of the Subject Company Releasing Group now has or has ever had against such Persons, arising out of or relating to (A) in respect of Sellers and their direct and indirect equityholders, Sellers’ ownership of the Subject Securities, and (B) in respect of such directors, managers, officers and agents, for acts and omissions on behalf of such Subject Company or its Subsidiaries or the relationship with such Subject Company or its Subsidiaries, in each case, other than with respect to their respective obligations and liabilities, if any, under this Agreement or the Transaction Documents. The foregoing notwithstanding, the release and discharge provided for herein shall not release any Seller or its Affiliates from any obligations, liabilities, claims, causes of action and Damages directly arising from or relating to the Seller Reorganization, the ownership, operation or business of any Excluded Subsidiaries, or any Excluded Assets. Purchaser, for itself and, following the Closing, on behalf of each Subject Company Group hereby irrevocably covenants to refrain from, directly or indirectly (and shall cause each member of the Subject Company Releasing Group to refrain from), asserting any claim released pursuant to the foregoing provisions of this Section 13.3(b), or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the released Persons set forth in the first sentence of this Section 13.3(b) in their capacity as such, with respect to any such claim.

Section 13.4 Exclusive Remedy and Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement (but subject to and without limiting the last sentence of this Section 13.4), from and after Closing, except in respect of claims of Fraud, Purchaser’s and Purchaser Group’s sole and exclusive remedy against any member of the Seller Group with respect to the Assets, the Business, the Subject Securities, Subject Company Groups, the negotiation, performance, and consummation of the transactions contemplated hereunder, any breach of the representations, warranties, covenants and agreements of any member of the Seller Group contained herein, and the affirmations of such representations, warranties, covenants and agreements contained in the Closing Certificate are (a) the rights to the proceeds of the R&W

Insurance Policy, (b) the rights set forth in Section 3.2(i) with respect to disputed Defects and(c) the right to seek specific performance for the breach or failure of a Seller to perform any covenants required to be performed after Closing. Upon Closing, absent Fraud, each Purchaser Party waives, releases, remises and forever discharges, and shall cause each member of the Purchaser Group to waive, release, remise and forever discharge, each member of the Seller Group from any and all Damages, suits, legal or administrative Actions, claims, demands, losses, costs, obligations, liabilities, interest, charges or causes of action whatsoever, in Law or in equity, known or unknown, which any member of the Purchaser Group might now or subsequently may have, based on, relating to or arising out of the Assets, the Business, the Subject Securities, Subject Company Groups, the negotiation, performance and consummation of this Agreement or the other Transaction Documents or the transactions contemplated hereunder or thereunder, or any member of the Seller Group’s ownership, use or operation of the Assets, or the condition, quality, status or nature of any Assets, or any actions taken by managers or officers of any Subject Company prior to the Closing Date, INCLUDING RIGHTS TO CONTRIBUTION UNDER CERCLA OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY AND IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES, COMMON LAW RIGHTS OF CONTRIBUTION, ANY RIGHTS UNDER INSURANCE POLICIES ISSUED OR UNDERWRITTEN BY ANY MEMBER OF THE PURCHASER GROUP AND ANY RIGHTS UNDER AGREEMENTS AMONG ANY MEMBERS OF THE SELLER GROUP, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, INVITEES OR THIRD PARTIES. Nothing in this Section 13.4 shall be construed to waive or release any member of the Seller Group from its obligations or liabilities to the extent set forth under the Escrow Agreement or the resignations and releases delivered pursuant to Section 10.2(h).

Section 13.5 Indemnification Actions. All claims for indemnification under this Article 13 shall be asserted and resolved as follows:

(a) For purposes of this Article 13, the term “Indemnifying Party” when used in connection with particular Damages means the Party having an obligation to indemnify any member of the Seller Group with respect to such Damages pursuant to this Article 13, and the term “Indemnified Person” when used in connection with particular Damages shall mean the Party and/or other Persons having the right to be indemnified with respect to such Damages by the Indemnifying Party pursuant to Article 13.

(b) To make a claim for indemnification, defense or reimbursement under this Article 13, an Indemnified Person shall notify the Indemnifying Party of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”).

(c) In the event that any claim for indemnification set forth in any Claim Notice is based upon a claim by a Third Party against the Indemnified Person (a “Third Party Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim in such Indemnified Person’s possession or control; provided that the failure of any Indemnified Person to give Notice of any Third Party Claim as provided in this Article 13 shall not relieve the Indemnifying Party of its obligations under this Article 13 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim.

(d) The Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies the Indemnifying Party’s obligation to defend the Indemnified Person against such Third Party Claim under this Agreement. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Party admits or denies its obligation to defend the Indemnified Person against such Third Party Claim under this Agreement, then until such date as the Indemnifying Party admits or it is finally determined by a non-appealable judgment that such right or obligation exists, the Indemnified Person may file any motion, answer or other pleading, settle any Third Party Claim or take any other action that the Indemnified Person deems necessary or appropriate to protect its interest, regardless of whether the Indemnifying Party is prejudiced or adversely impacted by any such actions.

(e) If the Indemnifying Party admits its obligation to defend the Indemnified Person against such Third Party Claim under this Agreement, then the applicable Indemnifying Party shall have (i) the right and obligation to diligently prosecute and control the defense of such Third Party Claim at its sole cost and expense, and (ii) have full control of such defense and proceedings, including any compromise or settlement thereof unless the compromise or settlement does not comply with the last sentence of this subsection (e), in which event such settlement or compromise shall not be effective without the consent of the Indemnified Person, which shall be withheld or delayed in the Indemnified Person’s sole discretion. If requested by the Indemnifying Party, the Indemnified Person agrees at the cost and expense of the Indemnifying Party to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person. The Indemnified Person may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.5(e), provided that the Indemnified Person may file initial pleadings as described in the last sentence of subsection (d) above if required by court or procedural rules to do so within the thirty (30) day period in subsection (d) above. An Indemnifying Party shall not, without the written consent of the Indemnified Person, settle any Third Party Claim or consent to the entry of any judgment with respect thereto that (A) does not result in a final resolution of the Indemnified Person’s liability with respect to the Third Party Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Third Party Claim) or (B) may materially and adversely affect the Indemnified Person (other than as a result of money Damages covered by the indemnity).

(f) If an Indemnifying Party does not admit its obligation to defend the Indemnified Person against such Third Party Claim under this Agreement or admits its obligation but thereafter fails to diligently defend or settle the Third Party Claim, as applicable, then the Indemnified Person shall have the right, but not the obligation, to defend and control the defense against the Third

Party Claim (at the sole cost and expense of the Indemnifying Party if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Party to admit its obligation to defend the Indemnified Person against such Third Party Claim under this Agreement at any time prior to settlement or final determination thereof. If an Indemnifying Party has not yet admitted an Indemnified Person’s right to indemnity and reimbursement right against such Third Party Claim as provided in this Article 13, the Indemnified Person shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to admit its obligation to defend the Indemnified Person against such Third Party Claim under this Agreement, as applicable, and if such right or obligation is so admitted, assume the defense of the Third Party Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Third Party Claim over the objection of the Indemnifying Party after the Indemnifying Party has timely admitted such right or obligation for indemnification in writing and assumed the defense of the Third Party Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to the Third Party Claim.

Section 13.6 Express Negligence/Conspicuous Manner. WITH RESPECT TO THIS AGREEMENT, THE PARTIES AGREE THAT THE PROVISIONS SET OUT IN THIS ARTICLE 13 AND ELSEWHERE IN THIS AGREEMENT COMPLY WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING PURCHASER (AND EACH SUBJECT COMPANY FROM AND AFTER CLOSING) TO BE RESPONSIBLE FOR THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER FAULT OF MEMBERS OF THE SELLER GROUP. PURCHASER REPRESENTS TO THE SELLER GROUP (A) THAT PURCHASER HAS CONSULTED AN ATTORNEY CONCERNING THIS AGREEMENT OR, IF IT HAS NOT CONSULTED AN ATTORNEY, THAT PURCHASER WAS PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO AND (B) THAT PURCHASER FULLY UNDERSTANDS ITS OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE 14

MISCELLANEOUS

Section 14.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to the Other Party (herein collectively called “Notice”) shall be in writing and delivered in person by courier service or U.S. mail requiring acknowledgement of receipt or mailed by certified mail, postage prepaid, and return receipt requested, or by e-mail requesting the recipient to confirm receipt, as follows:

To Sellers’ Representative (on behalf of each Seller and, prior to Closing, each Subject Company):	c/o EnCap Investments L.P. 9651 Katy Freeway, Suite 600 Houston, TX 77024 Attn: Ryan P. Devlin; Jason DeLorenzo Email: [Omitted]; [Omitted]

with a copy (that shall not constitute Notice) to:	Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002 Attn: Bryan Edward Loocke; Mike Marek Email: bloocke@velaw.com; mmarek@velaw.com

with a copy (that shall not constitute Notice) to:	Black Swan Oil & Gas, LLC 2513 South Kelly Ave., Suite 200 Edmond, OK 73013 Attn: Ian Yingling Email: [Omitted]

with a copy (that shall not constitute Notice) to:	PetroLegacy II Holdings, LLC c/o PetroLegacy Energy 6101 W. Courtyard Drive, Suite 2-125 Austin, TX 78730 Attn: Jason Churchill Email: [Omitted]

with a copy (that shall not constitute Notice) to:	Piedra Energy III Holdings, LLC Piedra Energy IV Holdings, LLC c/o Piedra Resources 400 West Illinois, Suite 1070 Midland, TX 79701 Attn: Armand Smith Jr Email: [Omitted]

To Purchaser or Purchaser Parent (or any Subject Company after Closing):	Ovintiv USA Inc. 370 17th Street, Suite 1700 Denver, Colorado 80202 Attention: Legal Department Email Address: [Omitted]

with a copy (that shall not constitute Notice) to:	Ovintiv USA Inc. 370 17th Street, Suite 1700 Denver, Colorado 80202 Attention: Josh Neely Email Address: [Omitted]

with a copy (that shall not constitute Notice) to:

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Attn: David Castro Jr., P.C.; Rahul D. Vashi,

P.C.; Lindsey Jaquillard
Email: david.castro@kirkland.com;

rahul.vashi@kirkland.com;

lindsey.jaquillard@kirkland.com

Notice shall be effective upon actual receipt. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 14.2 Governing Law. This Agreement and the documents delivered pursuant hereto and the legal relations between the Parties shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction; provided, however, in connection with the determination of the existence of any Environmental Defect, the federal Laws of the United States and the Laws of the State of Texas shall govern and control such determination.

Section 14.3 Venue and Waiver of Jury Trial.

(a) Except as to any dispute, controversy, matter or claim arising out of or in relation to or in connection with (i) the calculation or determination of the Adjusted Purchase Price pursuant to Section 2.4, Section 2.5 or Section 2.8 (which shall be resolved exclusively in accordance with Section 2.7(b)) or (ii) the determination of the scope, interpretation and effect of Article 3, or the existence, cure or amount of any Title Benefits, Title Benefit Amounts, Defects or Defect Amounts, or any other Disputed Defect Matters (which shall be resolved exclusively in accordance with Section 3.2(i)), any dispute, controversy, matter or claim between the Parties (each, subject to such exceptions, a “Dispute”), that cannot be resolved between the Parties, will be instituted exclusively in the courts of the State of Texas in and for Harris County, Texas or the United States District Court located in Houston, Texas, and each Party hereby irrevocably consents to the exclusive jurisdiction in connection with any Dispute or Action arising out of this Agreement or any of the transactions contemplated thereby. All Disputes between the Parties to this Agreement and the transactions contemplated hereby shall have exclusive jurisdiction and venue only in the courts of the State of Texas in and for Harris County, Texas or the United States District Court located in Houston, Texas. Each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any Action in the foregoing courts. Each Party agrees that any and all process directed to it in any such Action may be served upon it outside of the State of Texas in and for Harris County United States District Court or the Texas State District Court located in Houston, Texas with the same force and effect as if such service had been made within the State of Texas in and for Harris County or the United States District Court or the Texas State District Court located in Houston, Texas.

(b) To the extent that any Party or any of its Affiliates has acquired, or hereafter may acquire, immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 14.3(a). Further, each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any Action in the foregoing courts. Each Party agrees that any and all process directed to it in any such Action may be served upon it outside of the State of Texas in and for Houston County, Texas or the United States District Court located in Houston, Texas with the same force and effect as if such service had been made within the State of Texas in and for Harris County, Texas or the United States District Court located in Houston, Texas.

(c) The Parties agree that a dispute under this Agreement may raise issues that are common with one or more of the other Transaction Documents or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and interrelated or connected with issues raised in a related dispute, controversy or claim between or among the Parties and their Affiliates. Accordingly, any Party to a new Dispute under this Agreement may elect in writing within fifteen (15) days after the initiation of a new Dispute to refer such new Dispute for resolution by the applicable court together with any existing Dispute arising under this Agreement, other Transaction Documents or other documents executed by the Parties in connection herewith or which are substantially the same or interdependent and interrelated or connected. If the applicable court does not determine to consolidate such new Dispute with the existing Dispute within thirty (30) days of receipt of written request, then the new Dispute shall not be consolidated, and the resolution of the new Dispute shall proceed separately.

(d) EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION, ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 14.4 Headings and Construction. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. The rights and obligations of each Party shall be determined pursuant to this Agreement. Each Party has had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transaction contemplated hereby. This Agreement is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting Party) and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof, it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby and retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

Section 14.5 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by the application of the express terms hereof by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No course of dealing on the part of any Party or its respective officers, employees, agents or Representatives, and no failure by any Party to exercise any of its rights under this Agreement, shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. Except as otherwise expressly provided herein, no waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification of, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided herein. The rights of each Party under this Agreement shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise by such Party of any other right. No consent under this Agreement shall be valid unless set forth in an instrument in writing signed on behalf of such Party.

Section 14.6 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable, and should any terms or provisions, in whole or in part, be held invalid, illegal or incapable of being enforced as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 14.7 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of Purchaser, each Seller and each Subject Company, and any transfer or delegation made without such consent shall be null and void ab initio; provided that nothing in this Section 14.7 shall limit the ability of Purchaser to assign its rights to the R&W Insurer under the R&W Insurance Policy pursuant to the subrogation provisions thereof. Unless expressly agreed to in writing by Purchaser, each Seller and each Subject Company, no permitted assignment of any Party’s rights or duties that is subject to the consent of Purchaser, each Seller and each Subject Company shall relieve or release the assigning Party from the performance of such Party’s rights or obligations hereunder, and such assigning Party shall be fully liable for the performance of all such rights and duties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

Section 14.8 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES AND EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 14.8.

Section 14.9 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by each Seller, each Subject Company and Purchaser and expressly identified as an amendment or modification.

Section 14.10 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than a Party to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 8.1, Section 8.6 (including any employee of any Subject Company), Section 8.11, Article 13 and/or Section 14.13, in each case, only to the extent such rights are exercised or pursued, if at all, by the applicable Seller, Subject Company or Purchaser acting on behalf of such Person (which rights may be exercised in the sole discretion of the applicable Party hereunder). Notwithstanding the foregoing: (a) the Parties reserve the right to amend, modify, terminate, supplement or waive any provision of this Agreement or this entire Agreement without the consent or approval of any other Person and (b) no Party hereunder shall have any direct liability to any permitted Third Party beneficiary, nor shall any permitted Third Party beneficiary have any right to exercise any rights hereunder for such Third Party beneficiary’s benefit except to the extent such rights are brought, exercised, and administered by a Party hereto in accordance with Section 13.4 or by a Non-Recourse Person in connection with the enforcement of Section 14.11.

Section 14.11 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PERSON SHALL BE ENTITLED TO PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND PURCHASER, EACH SUBJECT COMPANY AND EACH SELLER, FOR ITSELF AND ON BEHALF OF ITS RESPECTIVE MEMBERS OF THE PURCHASER GROUP AND SELLER GROUP, RESPECTIVELY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN PUNITIVE DAMAGES SUFFERED BY ANY THIRD PARTY FOR WHICH RESPONSIBILITY IS ALLOCATED AMONG THE PARTIES UNDER THE TERMS HEREOF.

Section 14.12 Time of the Essence; Calculation of Time. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 14.13 Non-Recourse Persons. The Parties acknowledge and agree that no past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, agent, attorney, Representative, Affiliate or financing source (including, without limitation, EnCap Investments L.P., any investment fund managed by EnCap Investments L.P., and any of the foregoing Persons’ respective past, present, or future directors, managers, officers, employees, incorporators, members, partners, stockholders, agents, attorneys, Representatives, Affiliates (other than any of the Parties), or financing sources of any of the Parties to this Agreement (each, a “Non-Recourse Person”)), in such capacity, shall have any liability or responsibility (in contract, tort or otherwise) for any Damages, suits, legal or administrative Actions, claims, demands, losses, costs, obligations, liabilities, interests, charges or causes of action whatsoever, in Law or in equity, known or unknown, which are based on, related to or arise out of the negotiation, performance and consummation of this Agreement or the other Transaction Documents or the transactions contemplated hereunder or thereunder. Each Party hereby waives, releases, remises and forever discharges, and shall cause each member of the Purchaser Group or Seller Group (as applicable) to waive, release, remise and forever discharge, any liabilities, suits, legal or administrative proceedings, claims, demands, losses, costs, obligations, liabilities, interests, charges, causes of action or Damages whatsoever, in Law or in equity, known or unknown, against each Non-Recourse Person which are based on, related to or arise out of the ownership, administration or operation of the Subject Companies, the Subject Securities, the business of the Subject Companies, the Assets and/or the Excluded Assets or negotiation, performance and consummation of the Transaction Documents or the transactions contemplated thereunder. This Agreement may only be enforced against, and any dispute, controversy, matter or claim based on, related to or arising out of this Agreement, or the negotiation, performance or consummation of this Agreement, may only be brought against the entities that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party. For the avoidance of doubt, nothing in this Section 14.13 shall be construed to impair the any Purchaser Parties’ respective rights to enforce the Debt Commitment Letter. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 14.13.

Section 14.14 Relationship of Sellers; Sellers’ Representatives.

(a) Notwithstanding anything herein to the contrary, each Seller shall be severally and not jointly liable for the duties and obligations of each other Seller under this Agreement and any other Transaction Documents and notwithstanding anything herein to the contrary, in no event shall any Seller have, and each Purchaser Party hereby waives and releases any rights and remedies against each Seller hereunder, for any Damages, losses or liabilities arising out of any breach or failure of this Agreement or any other Transaction Document by any other Seller or member of any other Seller’s applicable Subject Company Group.

(b) Each Seller hereby irrevocably constitutes and appoints NMB Seller Representative, LLC, as its true and lawful agent and attorney-in-fact with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated hereby and the exercise of all rights and the performance of all obligations hereunder, including: (i) receiving payments under or pursuant to this Agreement and disbursements thereof to Sellers or such other Person, as contemplated by this Agreement, and setting aside portions of such payments reasonably determined by Sellers’ Representative to be necessary or appropriate as a reserve to make payments required under this Agreement or to fund out-of-pocket expenses (including the fees and expenses of counsel) incurred in connection with the performance of its duties under this Agreement; (ii) receiving and forwarding of Notices and communications pursuant to this Agreement and accepting service of process; (iii) giving or agreeing to, on behalf of all the Sellers or any Seller, any and all consents, waivers and amendments deemed by the Sellers’ Representative, in its reasonable and good faith discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (iv) with respect to any indemnification claims, purchase price adjustment provisions, title and environmental defect processes and all other matters arising under this Agreement, (A) disputing or refraining from disputing, on behalf of any Seller relative to any amounts to be received by any Seller under this Agreement or any agreements contemplated hereby, or any claim made by Purchaser under this Agreement, (B) negotiating and compromising, on behalf of each Seller, any dispute, controversy or dispute that may arise under, and exercise or refrain from exercising any rights or remedies available under, this Agreement and (C) executing, on behalf of each Seller, any settlement agreement, release or other document with respect to such dispute or remedy, except in each case with respect to a dispute between any Seller on the one hand and the Sellers’ Representative on the other hand; and (v) performing those actions or exercising those powers otherwise specifically provided to the Sellers’ Representative pursuant to the terms of this Agreement. Subject to the foregoing, any disbursements of the Closing Payment, Performance Deposit or any other amount received hereunder shall be made to the Sellers as previously agreed to amongst the Sellers. Notices and communications to or from the Sellers’ Representative shall constitute Notice to or from each of the Sellers. Any decision, act, consent or instruction of the Sellers’ Representative (acting in its capacity as the Sellers’ Representative) shall constitute a decision of all Sellers and shall be final, binding and conclusive upon each Seller, and Purchaser may rely upon any such decision, act, consent or instruction. Each Seller hereby agrees that: (A) in all matters in which action by the Sellers’ Representative is required or permitted, the Sellers’ Representative is authorized to act on behalf of such Seller, notwithstanding any dispute or disagreement among the Sellers, and each member of the Purchaser Group shall be entitled to rely on any and all action taken by the Sellers’ Representative under this Agreement without any liability to, or obligation to inquire of, any Seller, notwithstanding any knowledge on the part of any member of the Purchaser Group of any such dispute or disagreement; and (B) the appointment of the Sellers’ Representative is coupled with an interest and shall be irrevocable by each Seller in any manner or for any reason. Each Seller hereby agrees to indemnify, defend, and hold harmless and release Sellers’ Representative from any and all Damages (known or unknown, actual or contingent, or existing or arising hereinafter) incurred or claimed against Sellers’ Representative in connection with its actions (and any inactions) taken or refrained to be taken by Sellers’ Representative in its capacity as agent of such Seller, regardless of fault of Sellers’ Representative.

Section 14.15 Parent Guarantee. Parent hereby irrevocably, absolutely, fully and unconditionally guarantees (the “Parent Guarantee”) to Sellers, the Subject Companies, their Representatives and their respective successors and permitted assigns the prompt and complete performance or payment when and as due of all obligations, including payment obligations, of Purchaser under Section 12.2(c) (the “Guaranteed Obligations”). Parent agrees that the Parent Guarantee is a primary obligation of Parent and that Sellers, the Subject Companies and/or their Representatives may enforce the Parent Guarantee without the necessity at any time of resorting to or exhausting any other security or collateral. This is a guarantee of payment when and as due and not merely of collection. Parent agrees that the guarantee set forth in this Section 14.15 shall not be discharged except by the complete and irrevocable performance of all Guaranteed Obligations or the earlier consummation of the Closing of the transactions contemplated by this Agreement. Parent reserves the right to assert any and all defenses which Purchaser may assert against Sellers under this Agreement with respect to payment or performance of any Guaranteed Obligation. Parent hereby expressly waives diligence, presentment, protest and all notices whatsoever and any requirement that Sellers exhaust any right, power or remedy or proceed against Purchaser under this Agreement or any other agreement or instrument referred to herein or therein.

Section 14.16 Certain Waivers. Purchaser agrees, on its own behalf and on behalf of the other Purchaser Group (including the Subject Company Groups following Closing), that, following the Closing, Vinson & Elkins LLP may serve as counsel to any Seller and its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, including any dispute arising out of or relating to this Agreement and the transactions contemplated hereby, notwithstanding any representation by Vinson & Elkins LLP of any Subject Company prior to the Closing Date. Purchaser, on behalf of itself and the other members of the Purchaser Group (including the Subject Company Groups after the Closing) hereby (a) consents to Vinson & Elkins LLP’s representation of any Seller or its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby (the “Subject Representation”), (b) waives any claim it has or may have that Vinson & Elkins LLP has a conflict of interest or is otherwise prohibited from engaging in such Subject Representation based on its representation of the Subject Company Groups prior to the Closing and (c) agrees that, in the event that a dispute arises between Purchaser, any Subject Company or any of their respective Affiliates, on the one hand, and any Seller and/or its Affiliates, on the other hand, none of Purchaser, any Subject Company or any of their respective Affiliates will object to Vinson & Elkins LLP representing any Seller and/or its Affiliates in such dispute due to the interests of any Seller and its Affiliates being directly adverse to Purchaser, any Subject Company or any of their respective Affiliates or due to Vinson & Elkins LLP having represented any Subject Company in a matter substantially related to such dispute. Purchaser further agrees that, as to all communications among Vinson & Elkins LLP, any Subject Company, any Seller or their respective Affiliates and Representatives prior to the Closing that relate to the Subject Representation, the attorney-client privilege belongs, to the extent such privilege exists, to Seller and its Affiliates and may be controlled by any Seller and each of its Affiliates and will not, with respect to such privileged communications, pass to or be claimed by Purchaser, any Subject Company or any of their respective Affiliates. To the extent that Purchaser, any Subject Company or any of their respective Affiliates has or maintains any ownership of the privilege with respect to these communications, they agree, except as may be required by applicable Law, not to waive or to attempt to waive the privilege without the express written approval of the applicable Seller. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser, any Subject Company and a Third Party (other than a Seller and its Affiliates) or any Governmental Authority after the Closing, any Subject Company may assert the attorney-client privilege against such Third Party to prevent disclosure of confidential communications by or with Vinson & Elkins LLP.

Section 14.17 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 14.18 Concerning Financing Sources. Notwithstanding anything in this Agreement to the contrary, each Party hereby:

(a) agrees that any Action, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source Related Party in any way arising out of or relating to this Agreement, the Debt Commitment Papers, the definitive agreements relating to the Financing, the Financing or any of the other transactions contemplated hereby or thereby (any such Action being referred to as the “Financing Sources Action”) shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom), and agrees not to bring or support, or permit any of its Affiliates to bring or support, any Financing Sources Action in any forum other than in any such court;

(b) irrevocably and unconditionally submits, for itself and its property, with respect to any Financing Sources Action to the jurisdiction of any such court;

(c) irrevocably and unconditionally waives any objection to the laying of venue of any Financing Sources Action brought in any such court or any claim that any Financing Sources Action brought in any such court has been brought in an inconvenient forum;

(d) agrees that services on any Party hereto may be made by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 14.1;

(e) agrees that any Financing Sources Action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise expressly provided in the Debt Commitment Papers or the definitive agreements relating to the Financing; provided, however, that notwithstanding the foregoing, it is understood and agreed that interpretation of the provisions of this Agreement (including with respect to satisfaction of the conditions contained herein, whether the acquisition has been consummated as contemplated by this Agreement, any alleged “Seller Material Adverse Effect” and any determination of whether a “Seller Material Adverse Effect” has occurred (or would reasonably be expected to occur) and whether the representations and warranties made by or on behalf of any Subject Company in this Agreement (including any “Acquisition Agreement Representations” or similar term contained in the Debt Commitment Papers) are accurate and whether as a result of any inaccuracy thereof Parent (or its applicable affiliate) has, under the express terms of this Agreement, the right (taking into account any applicable cure provisions) to terminate its obligations under this Agreement, or the right not to consummate the Transactions pursuant to this Agreement (in each case, without giving effect to notice or lapse of time or both), as a result of any inaccuracy of such representations or warranties in this Agreement, in each case, in accordance with the terms thereof) and all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to the principles of conflicts of law that would result in the application of the law of any other state; provided that in connection with the determination of the existence of any Environmental Defect, the federal Laws of the United States and the Laws of the State of Texas shall govern and control such determination;

(f) expressly and irrevocably waives its right to a jury trial with respect to any Financing Sources Action;

(g) agrees that none of the Financing Sources Related Parties will have any obligation or liability, on any theory of liability, to any of the Sellers, the Subject Companies, the Sellers’ Representative or their respective Affiliates, and none of the Sellers, the Subject Companies, the Sellers’ Representative or their respective Affiliates shall have any rights or claims against any of the Financing Sources Related Parties, in each case, in any way arising out of or relating to this Agreement, the Debt Commitment Papers, the definitive agreements relating to the Financing, the Financing or any of the other transactions contemplated hereby or thereby, whether in law or in equity, whether in contract or in tort or otherwise; provided that following consummation of the Closing, the foregoing will not limit the rights of the parties to the Financing under any definitive agreements relating thereto;

(h) agrees that, notwithstanding anything to the contrary in this Agreement or any document entered into in connection with this Agreement, the Financing Sources are express third party beneficiaries of, and may enforce, this Section 14.18; and

(i) agrees that the provisions in this Section 14.18 (and any definition set forth in, or any other provision of, this Agreement to the extent that an amendment, waiver or other modification of such definition or other provision would amend, waive or otherwise modify the substance of this Section 14.18) shall not be amended, waived or otherwise modified, in each case, in any way adverse to the Financing Sources Related Parties without the prior written consent of the Financing Sources (and any such amendment, waiver or other modification without such prior written consent shall be null and void).

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

BLACK SWAN SELLER:

BLACK SWAN OIL & GAS, LLC

By:	/s/ Ian Yingling
Name:	Ian Yingling
Title:	Chief Executive Officer

BLACK SWAN SUBJECT COMPANIES:

BLACK SWAN PERMIAN, LLC

By:	/s/ Ian Yingling
Name:	Ian Yingling
Title:	Chief Executive Officer

BLACK SWAN OPERATING, LLC

By:	/s/ Ian Yingling
Name:	Ian Yingling
Title:	Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PETROLEGACY SELLER:

PETROLEGACY II HOLDINGS, LLC

By:	/s/ Jason A. Churchill
Name:	Jason A. Churchill
Title:	Chief Executive Officer

PETROLEGACY SUBJECT COMPANIES:

PETROLEGACY ENERGY II, LLC

By:	/s/ Jason A. Churchill
Name:	Jason A. Churchill
Title:	Chief Executive Officer

PEARLSNAP MIDSTREAM, LLC

By:	/s/ Jason A. Churchill
Name:	Jason A. Churchill
Title:	Managing Partner

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PIEDRA III SELLER:

PIEDRA ENERGY III HOLDINGS, LLC

By:	/s/ Armand Smith Jr.
Name:	Armand Smith Jr.
Title:	President

PIEDRA III SUBJECT COMPANY:

PIEDRA ENERGY III, LLC

By:	/s/ Armand Smith Jr.
Name:	Armand Smith Jr.
Title:	President

PIEDRA IV SELLER:

PIEDRA ENERGY IV HOLDINGS, LLC

By:	/s/ Armand Smith Jr.
Name:	Armand Smith Jr.
Title:	President

PIEDRA IV SUBJECT COMPANY:

PIEDRA ENERGY IV, LLC

By:	/s/ Armand Smith Jr.
Name:	Armand Smith Jr.
Title:	President

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER:

OVINTIV USA INC.

By:	/s/ Meghan N. Eilers
Name:	Meghan N. Eilers
Title:	Executive Vice-President, General Counsel & Corporate Secretary

PARENT:

OVINTIV INC.

By:	/s/ Brendan McCracken
Name:	Brendan McCracken
Title:	President & Chief Executive Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

SELLERS’ REPRESENTATIVE:

NMB Seller Representative, LLC, solely in its capacity as Sellers’ Representative under Section 14.14

By:	/s/ Jason DeLorenzo
Name:	Jason DeLorenzo
Title:	Authorized Person

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBITS

Exhibit A	Assets
Exhibit A-1	Leases
Annex I	Black Swan Leases
Annex II	PetroLegacy Leases
Annex III	Piedra III Leases
Annex IV	Piedra IV Leases
Exhibit A-2	Wells
Annex I	Black Swan Wells
Annex II	PetroLegacy Wells
Annex III	Piedra III Wells
Annex IV	Piedra IV Wells
Exhibit A-3	DSUs
Annex I	Black Swan DSUs
Annex II	PetroLegacy DSUs
Annex III	Piedra III DSUs
Annex IV	Piedra IV DSUs
Exhibit A-4	Surface Rights and Rights of Way
Annex I	Black Swan Surface Rights and Rights of Way
Annex II	PetroLegacy Surface Rights and Rights of Way
Annex III	Piedra III Surface Rights and Rights of Way
Annex IV	Piedra IV Surface Rights and Rights of Way
Exhibit A-5	Water Midstream Systems
Annex I	Black Swan Water Midstream Systems
Annex II	PetroLegacy Water Midstream Systems
Annex III	Piedra III Water Midstream Systems
Annex IV	Piedra IV Water Midstream Systems
Exhibit B	Form of Assignment of Subject Securities
Exhibit C	Form of Excluded Asset Assignment
Exhibit D	R&W Conditional Binder
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Resignation and Release
Exhibit G	Form of Standstill Agreement

EXHIBITS

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April 3, 2023 (this “Agreement”), is by and among Ovintiv Inc., a Delaware corporation (the “Company”), and the parties listed on the signature page hereof (the “Initial Holders”).

RECITALS

WHEREAS, as of [•], 2023, the Company entered into a Securities Purchase Agreement by and among the Initial Holders and certain of their respective subsidiaries, Ovintiv USA Inc., a Delaware corporation, the Company and EnCap Investments, L.P., a Delaware limited partnership (the “Purchase Agreement”);

WHEREAS, under the Purchase Agreement, the Initial Holders will receive shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, resales by the Initial Holders of the Common Stock may be required to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, depending upon the status of an Initial Holder or the intended method of distribution of the Common Stock.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS

1.1 Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1; provided, however, that capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person. “Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Business Day” means any day on which the NYSE is open for trading.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of the Company’s voting securities if, after such transfer, such Person or group of affiliated Persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Holder” means (i) any Initial Holder and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of a Holder, who has been assigned the rights of the transferor Holder under this Agreement in accordance with Section 2.8.

“NYSE” means the New York Stock Exchange.

“Permitted Transferees” means, with respect to any Person, (i) any Affiliate of such Person, or (ii) any of such Person’s related investment funds or vehicles controlled or managed by such Person or an Affiliate of such Person.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“Overnight Underwritten Offering” means an underwritten offering that is launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, the Common Stock issued to the Initial Holders pursuant to the Purchase Agreement, including any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) (a) they have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (b) with respect to any Holder, once such Holder (together with its Affiliates) owns less than 5% of the then-outstanding Common Stock and may legally distribute all of such Holder’s in one transaction without regard to Rule 144 (or any successor provision) under the Securities Act or the “current public information” requirements thereof, or (iii) they have been transferred or sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the performance of or compliance with this Agreement, including: (i) SEC, stock exchange, Financial Industry Regulatory Authority, Inc. and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants, reserve engineers, and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE (or NASDAQ or any other national securities exchange on which the Common Stock may then be listed, including the Toronto Stock Exchange) or the quotation of Registrable Securities on any inter-dealer quotation system; (vi) the reasonable documented fees and expenses incurred in connection with the road show, if any, for a Marketed Underwritten Shelf Takedown; and (vii) reasonable documented fees and expenses of counsel to the Holders; provided that, with respect to any offering, Registration Expenses shall only include such fees and expenses of one counsel to the Holders and one local counsel to the Holders per jurisdiction with respect to any offering (which, in each case, shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.

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“Required Shelf Filing Deadline” means the date that is eighty-five (85) days following the date of this Agreement; provided, however, that if the Company is not (or the Company or the Holders reasonably expect that the Company will not be) a WSKI at any time during the period between the date of this Agreement and such eighty-fifth day, then the Required Shelf Filing Deadline shall be the date as near as possible to the date of such determination but in any event no later than the date that is thirty (30) days following the date of this Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Same-Day Offering” means an underwritten offering that is launched before the open of trading on one trading day and priced before the open of trading or after the close of trading on such same trading day.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Selling Expenses” means the underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions and any transfer taxes, in each case, applicable to all Registrable Securities registered by the Holders and the fees and expenses of counsel engaged by any Holder (other than expenses for counsel that are the Company’s expense under the definition of Registration Expenses).

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“WKSI” means a well-known seasoned issuer (as defined in SEC Rule 405).

(b) For purposes of this Agreement, the following terms have the meanings set forth in the Sections indicated:

Term	Section
Advice	2.3
Agreement	Introductory Paragraph
ASR Filing	2.1(a)
Company Preemption	2.2(t)
Blackout Period	2.2(s)
Common Stock	Recitals
Company	Introductory Paragraph
Company Notice	2.1(c)
Demand Request	2.1(b)
Financial Counterparty	2.2(s)
Holder Lock-Up Period	2.14
Initial Holders	Introductory Paragraph
Lock-Up Period	2.5
Marketed Underwritten Shelf Takedown	2.1(b)
Material Adverse Effect	2.6(b)
Participating Majority	2.1(d)
Piggyback Underwritten Offering	2.6(a)
Purchase Agreement	Recitals
Records	2.2(l)
Requesting Holder	2.1(c)
Securities Act	Recitals
Seller Affiliates	2.6
Suspension Period	2.7(a)
Suspension Notice	2.3
Underwritten Shelf Takedown	2.1(b)

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1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e) All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

ARTICLE II - REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) The Company will prepare and, on or prior to the applicable Required Shelf Filing Deadline, file (to the extent not previously filed) with the SEC a Shelf Registration Statement, registering for resale the Registrable Securities under the Securities Act subject to compliance by the Holders of the Registrable Securities with their obligations hereunder, including specifically those obligations set forth in Section 2.1(h). If at the time of such filing, the Company is a WKSI, then the Shelf Registration Statement shall be an Automatic Shelf Registration Statement on Form S-3 that becomes effective upon filing with the SEC in accordance with SEC Rule 462(e) (an “ASR Filing”). If the Shelf Registration Statement does not qualify as an ASR Filing, the Company shall use its commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof and, in any event, within thirty (30) days after the filing thereof in the case of a Shelf Registration Statement on Form S-3 that is not an ASR Filing or, if Form S-3 is not then available, within forty-five (45) days after the filing thereof in the case of a Shelf Registration Statement on Form S-1 (or, in the case of either a Form S-3 that is not an ASR Filing or Form S-1, within sixty (60) days after the filing thereof if the SEC notifies the Company that it will “review” the Shelf Registration Statement; provided that, the Company will promptly respond to any and all comments received from the SEC, with a view towards causing such Shelf Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request promptly following the resolution or clearance of all SEC comments). Following the effective date of the Shelf Registration Statement that is not an ASR Filing, the Company shall notify the Holders of the effectiveness of such Shelf Registration Statement. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. Until such time as all Registrable Securities cease to be Registrable Securities, the Company is no longer eligible to maintain a Shelf Registration Statement, or the provisions of this Agreement terminate in accordance with Section 3.1, the Company shall use its reasonable best efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic

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Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Holders, in the aggregate, will be entitled to make a demand (a “Demand Request”) for a total of only three Underwritten Shelf Takedowns in the aggregate and no more than two of such three Underwritten Shelf Takedowns during any 12-month period, and only if the proceeds from the sale of Registrable Securities in any such Underwritten Shelf Takedown (before the deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $200 million. At the request of such Holders, the plan of distribution for the Underwritten Shelf Takedowns shall include a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period not to exceed 24 hours (a “Marketed Underwritten Shelf Takedown”). Subject to the other limitations contained in this Agreement, the Company shall not be obligated hereunder to effect an Underwritten Shelf Takedown within 90 days after the closing of an Underwritten Shelf Takedown. If an Underwritten Shelf Takedown is not a Marketed Underwritten Shelf Takedown, the Company and its management will not be required to participate in a roadshow or other marketing effort. For the avoidance of doubt, an Underwritten Shelf Takedown shall not include an “at the market” program.

(c) The Demand Request for an Underwritten Shelf Takedown shall be made by the Holder or Holders making such request (the “Requesting Holder”) by giving written notice to the Company. The Demand Request shall specify the approximate number of Registrable Securities to be sold in such Underwritten Shelf Takedown and the expected price range of securities to be sold in such Underwritten Shelf Takedown. Within three Business Days (or one Business Day if the Demand Request is for an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”) after receipt of any Demand Request, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days (or one Business Day if the Demand Request is for an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”) after sending the Company Notice.

(d) The Company shall propose four or more nationally prominent firms of investment bankers reasonably acceptable to the Requesting Holder(s) to act as the managing underwriter or as other underwriters in connection with such Underwritten Shelf Takedown, from which the Participating Majority shall select the managing underwriter and the other underwriters.. The “Participating Majority” shall mean, with respect to an Underwritten Shelf Takedown, the Holder(s) of a majority of the Registrable Securities requested to be included in such Underwritten Shelf Takedown. All Holders proposing to distribute their securities through such underwriting shall enter into a customary underwriting agreement with such underwriter or underwriters in accordance with Section 2.1(g). The Company will use its reasonable best efforts to cause members of senior management to cooperate with the underwriter(s) in connection with an Underwritten Shelf Takedown and make themselves available to participate in the marketing process in connection with such Underwritten Shelf Takedown as requested by the managing underwriter(s) and providing such additional information reasonably requested by the managing underwriter(s) (in addition to the minimum information required by law, rule or regulation) in any prospectus relating to an Underwritten Shelf Takedown.

(e) If the managing underwriter(s) for an Underwritten Shelf Takedown advise the Company and the participating Holders in writing that, in their opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the marketability of the offering, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among the participating Holders, (i) first among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities

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held by such Holders requested to be included in such underwriting and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the participating Holders have been included, to any other Persons pursuant to contractual registration rights as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (as defined in the contractual registration rights) held by such other Persons requested to be included in such underwriting. The Company shall prepare preliminary and final prospectus supplements for use in connection with the Underwritten Shelf Takedown, containing such additional information as may be reasonably requested by the underwriter(s).

(f) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time not to exceed the periods specified in Section 2.2(u) (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if: (i) the Company receives any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (ii) the SEC issues any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any United States jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) the board of directors, President & Chief Executive Officer or Executive Vice President & Chief Financial Officer of the Company determines in its reasonable good faith judgment that the Registration Statement contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading or that any Prospectus includes an untrue statement of a material fact or omits any fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall use its good faith efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless the board of directors, President & Chief Executive Officer or Executive Vice President & Chief Financial Officer of the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company. The Holders acknowledge and agree that written notice of any Suspension Period may constitute material non-public information regarding the Company and shall keep the existence and contents of any such written notice confidential.

(g) If requested by the managing underwriter(s) for an Underwritten Shelf Takedown, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be in form and substance (including with respect to representations and warranties by the Company) as is customarily given by the Company to underwriters in an underwritten public offering, and to contain indemnities generally to the effect and to the extent provided in Section 2.7. The Holders of Registrable Securities participating in such Underwritten Shelf Takedown shall be parties to such underwriting agreement and shall be required to make customary representations and warranties, in each case subject to the reasonable and customary requirements of the managing underwriter(s), in connection with any such registration or transfer. No Holder may participate in an Underwritten Shelf Takedown unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, beneficial ownership information, powers of attorney, customary indemnities and other documents reasonably required by the managing underwriter(s) under the terms of such underwriting agreement. Each participating Holder may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.

(h) Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commission as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of Registrable Securities covered by the Registration Statement from the Holder and (c) if reasonably requested by the Company, to notify the Company of any sale of Registrable Securities by such Holder.

2.2 Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

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(a) if the Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable, provided, however, such Registration Statement must become effective within the timeframes specified in Section 2.1(a);

(b) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c) after the Registration Statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Article II hereof;

(e) furnish to the selling Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f) use its reasonable best efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holders and any underwriter(s) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g) use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h) enter into such customary agreements and take such other actions as the Holders shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities (including, in the case of a Underwritten Shelf Takedown or Piggyback Underwritten Offering, to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements with the underwriters thereof to the extent reasonably requested by the managing underwriters(s), subject to exceptions for permitted sales by directors and executive officers during such period consistent with underwritten offerings previously conducted by the Company);

(i) provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(j) use its reasonable best efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) an engineers’ reserve report letter as of such date, from the independent petroleum engineers of the Company, in form and substance as is customarily given by independent petroleum engineers to underwriters in an underwritten public offering, addressed to the underwriters;

(k) if requested by the Holders, cooperate with the Holders and the managing underwriter(s) (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

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(l) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Company to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(m) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company reasonably requested (collectively, “Records”), and use reasonable best efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, that Records that the Company determines, in good faith, to be confidential and that it notifies the selling Holders are confidential shall not be disclosed by the selling Holders unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(n) promptly notify the selling Holders and any underwriter(s) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(o) promptly notify the selling Holders and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Holders shall deliver such amended, supplemented or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(p) promptly notify the selling Holders and any underwriter(s) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(q) make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly

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notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(r) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(s) until the date that is six months following the date of this Agreement, in connection with any transaction or series of anticipated transactions (i) effected pursuant to the Shelf Registration Statement, (ii) with reasonably anticipated gross proceeds in excess of $75 million or involving Registrable Securities having a fair market value in excess of $75 million and (iii) involving a broker, agent, counterparty, underwriter, bank or other financial institution (a “Financial Counterparty,” it being understood for avoidance of doubt that any Holder shall have the sole and exclusive right to engage any such Financial Counterparty), to the extent reasonably requested by the Financial Counterparty in order to engage in the proposed transaction, the Company will use its commercially reasonable efforts to cooperate with such Holder in allowing the Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company;

(t) take such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities; and

(u) notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement or any amendment thereto (other than the initial filing of the Shelf Registration Statement by the Shelf Filing Deadline as contemplated by Section 2.1(a) of this Agreement and any pre-effective amendment thereto) or effect a requested Underwritten Shelf Takedown (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days (or 30 days during the first six months following the date of this Agreement) if (i) the board of directors determines that a postponement is in the best interest of the Company and its stockholders generally due to a proposed transaction involving the Company and determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the board of directors determines such registration would render the Company unable to comply with applicable securities laws or (iii) the board of directors determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period and/or Suspension Period collectively exceed an aggregate of (i) 30 days in the six-month period following the date of this Agreement or (ii) 120 days in any 12-month period. For the purposes of calculating the number of days of one or more Blackout Periods under this Section 2.2(u) (or Suspension Periods pursuant to Section 2.1(f)), such number shall include any number of days during the applicable period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 2.1(f) and/or 2.3(f) of this Agreement.

2.3 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the occurrence of any event of the kind described in Section 2.2(c), Section 2.2(m), Section 2.2(n), Section 2.2(o) or Section 2.2(s), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either receives the supplemented or amended Prospectus or receives the Advice. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to

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render the Advice as promptly as practicable. The Holders acknowledge and agree that receipt of a Suspension Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such Suspension Notice confidential. Any Underwritten Shelf Takedown which is suspended because of a Suspension Notice shall not be deemed to be a Demand Request for purposes of Section 2.1(b) unless and until a suspension pursuant to this Section 2.3 is concluded and such Underwritten Shelf Takedown is completed.

2.4 Registration Expenses. All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

2.5 Initial Lock-Up Period. Each Initial Holder agrees that, during the period beginning on the date of this Agreement and ending on the 90th day thereafter (the “Lock-Up Period”), such Initial Holder will not offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of the shares of Common Stock issued to such Initial Holder pursuant to the Purchase Agreement; provided, however, that the transfer of Common Stock by an Initial Holder is permitted (i) to Permitted Transferees who shall (A) be subject to the restrictions in this Section 2.5 as if they were the original holders of such Common Stock and (B) promptly transfer such Common Stock back to the applicable Initial Holder if they cease to be a Permitted Transferee for any reason prior to the expiration of the Lock-Up Period, (ii) to other Initial Holders and their Affiliates, (iii) pursuant to a court order or settlement agreement, and (iv) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company (provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement); provided, that nothing herein shall prevent any Holder from participating in a Piggyback Underwritten Offering as further described in Section 2.6 below.

2.6 Piggyback Registration Rights.

(a) If the Company at any time proposes to effect an underwritten primary offering for its own benefit or for the benefit of any of its stockholders other than the Holders (in each case, a “Piggyback Underwritten Offering”) and the form of registration statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than (i) five Business Days prior to the launch of such Piggyback Underwritten Offering or (ii) two Business Days in the case of an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in Section 2.6(b) hereof. Each Holder who desires to have its or his Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within three Business Days of the launch of such Piggyback Underwritten Offering (or one Business Day in the case of an Overnight Underwritten Offering, Same-Day Offering or similar “bought deal”) after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.6(a) by giving written notice to the Company of such withdrawal at any time prior to the execution of an underwriting agreement with respect of such Piggyback Underwritten Offering. Subject to Section 2.6(b) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. For the avoidance of doubt, any registration or offering pursuant to this Section 2.6 shall not be considered an Underwritten Shelf Takedown for purposes of Section 2.1 of this Agreement.

(b) With respect to any registration pursuant to Section 2.6(a), if the managing underwriter(s) advise the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement will materially and adversely affect the marketability of the offering (a “Material Adverse Effect”), the Company will be obligated to include in the Registration Statement (after all such shares for its own account), as to each requesting Holder, only a

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portion of the shares such Holder has requested be registered equal to the product of: (i) the ratio which such Holder’s requested shares bears to the total number of shares requested to be included in such Registration Statement by all Persons (including Holders) who have requested (pursuant to this Agreement or other contractual registration rights) that their shares be included in such Registration Statement; and (ii) the maximum number of Registrable Securities that the managing underwriter advises may be sold in an offering covered by the Registration Statement without a Material Adverse Effect. If, as a result of the provisions of this Section 2.6(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Registration Statement. No Person may participate in any Registration Statement pursuant to Section 2.6(a) unless such Person (i) agrees to sell such person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to (A) make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Person owning his, her or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (2) such Person having power and authority to effect such transfer or sale, (3) such transfer or sale by such Person contemplated by such underwriting agreement, and such Person’s entry into such underwriting agreement, not constituting a breach of any agreements to which such Person is a party or by which such Person is bound, (4) such transfer or sale contemplated by such underwriting agreement, and such Person’s entry into such underwriting agreement, not constituting a breach or violation of such Person’s organizational documents, if the Person is an entity, or any law applicable to such Person and (5) such matters pertaining to compliance with securities laws as may be reasonably requested, or (B) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7.

2.7 Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including attorneys’ fees and disbursements except as limited by Section 2.7(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact (a) contained in any Registration Statement or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) included in any Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 2.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any Registration Statement or Prospectus covering the sale of Registrable Securities in which a Holder that is a seller of Registrable Securities is participating, each such Holder will (i) cooperate with and furnish to the Company such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or any filings with any state securities commissions, (ii) to the extent required by the Securities Act, deliver or cause delivery of the Prospectus to any purchaser of the Registrable Securities covered by such Prospectus from such Holder and (iii) if requested by the Company, notify the Company of any sale of Registrable Securities by such Holder, and to the fullest extent permitted by law, each such seller will indemnify

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the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the (a) Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished by such Holder or any of its Seller Affiliates in writing expressly for inclusion in the Registration Statement or Prospectus; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement or Prospectus.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the Holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such

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Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

(e) No indemnifying party shall be liable for any settlement effected without its written consent. Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent (which consent may not be unreasonably delayed or withheld), consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

(f) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.8 Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to EnCap Investments, L.P. or its Permitted Transferees; provided, however, that, without the written consent of the Company, no such transfer or assignment may be made unless (i) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable law.

2.9 Free Writing Prospectuses. The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of each participating Holder and any underwriter. No Holder shall, or permit any officer, manager, underwriter, broker or any other person acting on behalf of such Holder to, use any free-writing prospectus in connection with any registration statement covering Registrable Securities, without the prior written consent of the Company.

2.10 Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (i) for as long as the Common Stock is registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Exchange Act, use its reasonable best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) if it is not required to file such reports, make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities to the public without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

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2.11 Company Obligations Regarding Transfers. The Company shall instruct the transfer agent to remove (and shall cooperate with the transfer agent with respect to the removal of) any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is sold pursuant to an effective registration statement under the Securities Act, (ii) a registration statement covering the resale of the Registrable Securities is effective under the Securities Act and the applicable holder of such Registrable Securities delivers to the Company a representation letter agreeing that such Registrable Securities will be sold under such effective registration statement, (iii) is sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (iv) is eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company reasonably deems necessary to determine that the legend, notation or similar designation is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Common Stock for ones bearing an appropriate restrictive legend) and regarding the length of time the Common Stock has been held. Any fees of the Company, the transfer agent and Company counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

2.12 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Underwritten Shelf Takedown, Piggyback Underwritten Offering, the withdrawal of any Underwritten Shelf Takedown or Piggyback Underwritten Offering or any event that would lead to a Suspension Period, Blackout Period or Suspension Notice as contemplated by Section 2.3; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any such notice to such Holder pursuant to this Agreement and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a Suspension Notice was previously delivered (or would have been delivered but for the provisions of this Section 2.12) and the suspension period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period, and thereafter will provide such Holder with the related notice of the conclusion of such suspension period immediately upon its availability.

2.13 No Conflict of Rights. The Company represents and warrants that it is not subject to any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby. The Company shall not, prior to the termination of this Agreement, grant any registration rights that conflict with, would prevent the Company from performing, or are superior to or inconsistent with, the rights granted to the Holders hereby.

2.14 Holder Lock-Up Period. In connection with any Underwritten Offering, all participating Holders shall agree to such “lock-up” arrangements with the underwriters thereof, to the extent reasonably requested by the managing underwriter(s) and subject to customary exceptions, equal to the shorter of (A) the shortest number of days that any Holder, any other stockholder of the Company participating in such Underwritten Offering, the Company or any director or executive officer of the Company contractually agrees to with such managing underwriter(s) of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (B) 60 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering (each such period, a “Holder Lock-Up Period”).

ARTICLE III—TERMINATION

3.1 Termination. The provisions of this Agreement shall terminate and be of no further force and effect upon the first date on which the Holders hold in the aggregate Registrable Securities consisting of less than 1.0% of the issued and outstanding shares of Common Stock and all of such Registrable Securities may be sold freely without restriction and without regard to the current public information or other requirements of Rule 144.

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ARTICLE IV—MISCELLANEOUS

4.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

If to the Company:	Ovintiv Inc. 370 17th Street, Suite 1700 Denver, Colorado 80202 (303) 623-2300 Attention: Meghan N. Eilers Michael Liedtke Email: [Omitted] [Omitted]

With copies to (which shall not constitute notice):	Gibson, Dunn & Crutcher LLP 811 Main St., Suite 3000 Houston, Texas 77002-4995 Attention: Cynthia M. Mabry Hillary H. Holmes Email: cmabry@gibsondunn.com hholmes@gibsondunn.com

If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2 Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

(b) All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the Company or Holder, as the case may be, is to receive notice in accordance with Section 4.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 2.7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.7.

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4.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.”

4.5 Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Holders who then own beneficially more than 50% of the Registrable Securities.

4.8 Entire Agreement. This Agreement contains the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9 Remedies; Specific Performance.

(a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Ovintiv Inc.

By:
Name:
Title:

Signature Page to the Registration Rights Agreement

Black Swan Oil & Gas, LLC

By:
Name:
Title:

Address:

[•]

Attention:	[•]
Email:	[•]

With copies to (which shall not constitute notice):

Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002
Attention:	Bryan Loocke Jackson O’Maley
Email:	bloocke@velaw.com jomaley@velaw.com

Signature Page to the Registration Rights Agreement

PetroLegacy II Holdings, LLC

By:
Name:
Title:

Address:

[•]
Attention:	[•]
Email:	[•]

With copies to (which shall not constitute notice):

Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002
Attention:	Bryan Loocke Jackson O’Maley
Email:	bloocke@velaw.com jomaley@velaw.com

Signature Page to the Registration Rights Agreement

Piedra III Holdings, LLC

By:
Name:
Title:

Address:

[•]
Attention:	[•]
Email:	[•]

With copies to (which shall not constitute notice):

Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002
Attention:	Bryan Loocke Jackson O’Maley
Email:	bloocke@velaw.com jomaley@velaw.com

Signature Page to the Registration Rights Agreement

Piedra Energy IV Holdings, LLC

By:
Name:
Title:

Address:

[•]
Attention:	[•]
Email:	[•]

With copies to (which shall not constitute notice):

Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002
Attention:	Bryan Loocke Jackson O’Maley
Email:	bloocke@velaw.com jomaley@velaw.com

Signature Page to the Registration Rights Agreement